SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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GENERAL FINANCE CORPORATION

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4)	Proposed maximum aggregate value of transaction: $90,400,000

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GENERAL FINANCE CORPORATION
260 South Los Robles, Suite 217
Pasadena, California 91101

To the Stockholders of General Finance Corporation:

You are cordially invited to attend a special meeting of our stockholders to be held at 9:00 a.m., local time, on March 26, 2007, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California.

At the meeting, you will be asked to consider and vote upon our proposed acquisition of all of the outstanding capital stock of RWA Holdings Pty Limited, an Australian company, or RWA. We refer to RWA and its subsidiaries collectively as “Royal Wolf.” Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, Royal Wolf’s management believes Royal Wolf is the market leader in Australia for container-based storage and accommodation products. Royal Wolf operates customer service centers in every state in Australia, is represented in all major business centers in Australia, and, as such, is the only container leasing and sales company in Australia with a nationally integrated infrastructure and work force.

The aggregate consideration for the acquisition is $91.0 million, which is subject to adjustment relating to the levels of Royal Wolf’s working capital, net tangible assets and container rental equipment, and outstanding obligations under a certain container lease program as determined as of the closing of the acquisition, as well as the costs and expenses incurred by Royal Wolf in connection with any acquisitions completed prior to the closing. We refer to the foregoing closing adjustments and possible increases in the aggregate consideration as the “consideration adjustments.”

Of the aggregate consideration for the acquisition, we will pay the shareholders of RWA at the closing cash in the amount of $87.1 million, as adjusted by the consideration adjustments, less the net debt of Royal Wolf as of the closing of the acquisition. Net debt for this purposes includes, among other items of indebtedness, obligations under finance leases, dividends and distributions paid by Royal Wolf after the date of the acquisition agreement, any deferred purchase price and future payment obligations under any acquisition agreements, amounts paid by Royal Wolf to eliminate outstanding stock options, and transaction expenses of the RWA shareholders paid by Royal Wolf. Based upon the consideration adjustments and the net debt of Royal Wolf as of December 31, 2006, we estimate that the cash payable by us will be approximately $48.7 million. The actual cash payable at the closing will be different. The remaining $3.9 million of consideration will consist of $1.6 million of shares of our common stock to be issued at the closing to one of the RWA shareholders and a total of $2.3 million payable in cash in two equal installments on the first and second anniversaries of the closing for a non-compete covenant from the RWA shareholders. Our shares of common stock will be valued for this purpose based upon the average of the closing sale prices of our common stock as reported on the American Stock Exchange during the 20 trading days ending two days prior to the closing of the acquisition. Based upon the $7.90 closing sale price of our common stock as reported on the American Stock Exchange on February 22, 2007, we would issue approximately 202,500 shares at the closing.

We have paid the shareholders of RWA deposits of $1,005,000. If the closing occurs, the deposits will be applied to reduce the cash portion of the consideration payable by us at the closing. If the closing does not occur, the deposits are refundable to us only in certain limited circumstances.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition. Whether or not you plan to attend the meeting, we urge you to read these materials carefully.

Our board of directors has unanimously approved our acquisition of RWA and determined that it is in the best interests of us and our stockholders. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations. Our board of directors unanimously recommends that you vote or give instruction to vote “FOR” approval of the acquisition.

Under our certificate of incorporation, we can complete the acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the special meeting with respect to the acquisition, as well as the holders of a majority of the shares of our common stock that were originally issued in our initial public offering, or IPO, that are voted. Notwithstanding these approvals, our certificate of incorporation provides that we cannot complete the acquisition if the holders of 20% or more of our IPO shares (1,725,000 or more shares) vote against it and demand that their shares be converted into the right to receive a pro rata portion of the funds presently held in the trust account established at the time of our IPO. If you exercise your conversion rights and the acquisition of Royal Wolf is completed, then you will be irrevocably electing to exchange your shares of our common stock for the right to receive cash of not less than approximately $7.80 per IPO share and will no longer own these shares. If you wish to exercise your conversion rights, you must affirmatively vote against approval of the acquisition and follow the procedures described in detail beginning on pages xii and 30 of the enclosed proxy statement. If the acquisition is completed, the foregoing provisions of our certificate of incorporation will no longer apply.

Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “GFN.U,” “GFN” and “GFN.WS,” respectively. On February 22, 2007, the closing sale price of our common stock was $7.90. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

Our officers and directors hold shares of our common stock acquired prior to our IPO that represent approximately 17.9% of our outstanding shares. They have agreed to vote these shares with respect to the acquisition as the holders of a majority of our IPO shares that are voted at the special meeting.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Ronald F. Valenta
Chief Executive Officer

GENERAL FINANCE CORPORATION
260 South Los Robles, Suite 217
Pasadena, California 91101

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 26, 2007

To the Stockholders of General Finance Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of General Finance Corporation, a Delaware corporation, will be held at 9:00 a.m., local time, on March 26, 2007, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California, for the following purposes:

(1) to consider and vote upon a proposal to approve our acquisition of RWA Holdings Pty Limited, an Australian company, or RWA; and

(2) in the event that there are insufficient votes present at the meeting for approval of the RWA acquisition, to consider and act upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition.

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of our common stock at the close of business on February 22, 2007 are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. Proxy cards that are returned to us in time for the special meeting will be voted by the proxy holders named therein as instructed on the proxy cards. If no instructions are given, they will be voted “FOR” approval of the Royal Wolf acquisition and the other proposal described above. By returning the enclosed proxy card, you also will be granting the proxy holders discretionary authority to consider and act upon such other matters incident to the conduct of the meeting as may be properly presented at the meeting and any adjournment or postponement of the meeting.

The holders of shares of our common stock that were originally issued in our initial public offering, or IPO, are entitled to vote against approval of the acquisition and demand that their shares be converted into the right to receive a pro rata portion of the funds held in the trust account established at the time of the IPO. If you wish to exercise your conversion rights, you must affirmatively vote against approval of the acquisition and follow the procedures described in detail beginning on pages xii and 30 of the enclosed proxy statement.

By Order of the Board of Directors

Ronald F. Valenta
Chief Executive Officer

March [  ], 2007

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IN ORDER TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

GENERAL FINANCE CORPORATION
260 South Los Robles, Suite 217
Pasadena, California 91101

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of General Finance Corporation for use at the special meeting of our stockholders to be held at 9:00 a.m., local time, on March 26, 2007, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California. The accompanying notice of special meeting describes the purposes of the meeting. The proxies will be used at the meeting and at any postponement or adjournment of the meeting.

This proxy statement and accompanying proxy solicitation materials were first mailed on or about March [•], 2007 to our shareholders entitled to vote at the meeting.

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Acquisition and the Special Meeting” and “Summary of the Proxy Statement,” summarizes certain material information contained in this proxy statement. You should carefully read this entire proxy statement for a more complete understanding of the matters to be considered at the special meeting of stockholders.

•	Pursuant to an acquisition agreement, General Finance Corporation (referred to below as “we” or “our”) will acquire RWA Holdings Pty Limited and its subsidiaries (collectively referred to as “Royal Wolf”). For more information about the acquisition, see the section entitled “The Acquisition Agreement” beginning on page 49 and the acquisition agreement, as amended (referred to in Australia as a share sale deed), that is attached as ANNEX A to this proxy statement.

•	At the special meeting of stockholders to be held on March 26, 2007, you will be asked to approve the acquisition. For more information about the special meeting, see the section entitled “The Special Meeting” beginning on page 28.

•	We are a special-purpose acquisition company organized under the laws of Delaware on October 14, 2005. We were formed to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. For more information about us, see the section entitled “Other Information About Us” beginning on page 63.

•	Royal Wolf is an Australian company that leases and sells portable storage containers, portable container buildings and freight containers in Australia. Based upon its own internal analysis, Royal Wolf’s management believes Royal Wolf is the market leader in Australia for container-based storage and accommodation products. For more information about Royal Wolf, see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Information About Royal Wolf,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royal Wolf” beginning on pages 56, 68, and 79, respectively. Also see Royal Wolf’s financial statements beginning on page F-2.

•	At the closing of the acquisition, we will purchase all of the outstanding shares of Royal Wolf from its shareholders in exchange for aggregate consideration of $91.0 million, which amount is subject to adjustment in accordance with the terms of the acquisition agreement. Of this aggregate consideration, we will pay the shareholders of Royal Wolf at the closing cash in the amount of $87.1 million, subject to various consideration adjustments specified in the acquisition agreement, and less the net debt (as defined) of Royal Wolf as of the closing of the acquisition. The remaining $3.9 million of consideration will consist of $1.6 million shares of our common stock to be issued at the closing to one of the shareholders and a total of $2.3 million payable in cash in two equal installments on the first and second anniversaries of the closing for a non-competition covenant from the sellers. We have paid the shareholders of RWA deposits of $1,005,000. If the closing occurs, the deposits will be applied to reduce the cash portion of the consideration payable by us at the closing. If the closing does not occur, the deposits are refundable to us only in certain limited circumstances. For more information about the acquisition consideration, see the section entitled “The Acquisition Agreement — Acquisition Consideration; Payment of Consideration” beginning on page 49.

•	At the closing, $5.5 million of the cash consideration payable by us to the sellers will be deposited in a separate bank account requiring signatures of us and the sellers for withdrawals. The purpose of this account is to provide a source of funds to pay the sellers’ indemnification obligations. The acquisition agreement provides that 25% of these funds will be released to the sellers 12 months after the closing and the balance will be released to the sellers 18 months from the closing. In addition, the shares of our common stock issued to one of the sellers is intended to serve a source of repayment for indemnity claims, and will be subject to restrictions on transfer for similar 12-month and 18-month periods. For more information about these escrow provisions and transfer restrictions, see the section entitled “The Acquisition Agreement — Indemnification and Escrow Provisions” beginning on page 53.

•	After we complete the acquisition of Royal Wolf, our management and board of directors will continue as before the acquisition. Royal Wolf also will continue to be managed largely by its existing officers. For more information about management, see the section entitled “Directors and Management Following the Acquisition” on page 94.

•	Our management considered various factors in determining to acquire Royal Wolf and to sign the acquisition agreement. For more information about our management’s decision-making process, see the section entitled “Consideration of the Acquisition” beginning on page 33.

•	Our acquisition of Royal Wolf involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 19.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION
AND THE SPECIAL MEETING

The following questions and answers address briefly some commonly asked questions regarding our proposed acquisition of RWA Holdings Pty Limited, or RWA, and the special meeting of our shareholders. These questions and answers may not address all questions that may be important to you as our stockholder. The answers below are qualified by reference to the more detailed information contained elsewhere in this proxy statement.

References in this proxy statement to “Royal Wolf” mean RWA and its subsidiaries, Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited.

References in this proxy statement to “GFN Australasia” mean GFN Australasia Finance Pty Ltd., a newly formed company organized by us under the laws of Australia and wholly owned subsidiary of GFN Australasia Holdings Pty Ltd, which is a newly formed company also organized by us under the laws of Australia and our wholly owned subsidiary. References in this proxy statement to “we,” “us,” “our,” and “ours” mean General Finance Corporation and its subsidiaries.

References in this proxy statement to the “sellers” mean Equity Partners Two Pty Limited, Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TCWE Pty Limited, the current shareholders of RWA, along with Paul Jeffery, James Warren, Michael Baxter and Peter McCann, who constitute the majority of the directors and executive officers of RWA.

The financial terms and provisions of the acquisition agreement are denominated in Australian dollars, as are the historical consolidated financial statements of RWA included in this proxy statement. However, for convenience, the financial terms and provisions of the acquisition agreement, as well as the dollar amounts included in the sections entitled “Consideration of the Acquisition” and “Information About Royal Wolf,” have been converted throughout the text of this proxy statement into U.S. dollars. Unless otherwise indicated, all amounts have been converted based upon the currency exchange rate in effect on January 12, 2007 of 0.7812 U.S. dollar for one Australian dollar. The currency exchange rate in effect as of the closing of the acquisition or at any future date may differ. Because Royal Wolf’s business is presently conducted entirely within Australia, assuming the acquisition is completed, our future consolidated financial results stated in U.S. dollars will fluctuate in accordance with changes in currency exchange rates.

The Following Questions and Answers are of Interest to All Stockholders

Q.	Why am I receiving this proxy statement?

A.	We have agreed to acquire RWA in a “business combination” within the meaning of our certificate of incorporation. Under our certificate of incorporation, the acquisition must be approved by our stockholders, which is the purpose of the special meeting. This proxy statement contains important information about the acquisition and the special meeting of our stockholders.

Q.	What vote is required in order to approve the acquisition?

A.	Under our certificate of incorporation, we can complete the acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote with respect to the acquisition, as well as the holders of a majority of the shares of our common stock that were originally issued in our initial public offering, or IPO, that are voted with respect to the acquisition. Notwithstanding these approvals, our certificate of incorporation provides that we cannot complete the acquisition if the holders of 20% or more of our IPO shares (1,725,000 or more shares) vote against it and demand that their shares be converted into a pro rata portion of the net proceeds of our IPO presently held in the trust account established for this purpose at the time of our IPO. These rights of holders of our IPO shares to vote against the acquisition and demand conversion of their shares are referred to in this proxy statement as “conversion rights” and described elsewhere in this proxy statement. If the acquisition is completed, the foregoing provisions of our certificate of incorporation will no longer apply.

Q.	Are we being asked to consider any other matter?

A.	Yes. We are asking our stockholders to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition in the event that there are insufficient votes for its approval present at the special meeting.

Q.	What will happen in the proposed acquisition?

A.	GFN Australasia will acquire from the sellers all of the outstanding shares of RWA, and we will own and carry on Royal Wolf’s existing business and operations following the acquisition.

Q.	What is the consideration for the Royal Wolf acquisition?

A.	The aggregate consideration for the acquisition is $91.0 million, but will be reduced by the costs and expenses incurred by Royal Wolf in connection with any acquisition completed prior to the closing and will be subject to adjustments based upon to the levels of Royal Wolf’s working capital, net tangible assets and container rental equipment and outstanding obligations under a certain container lease program as of the closing of the acquisition compared to agreed upon levels specified in the acquisition agreement. We refer to the foregoing closing adjustments and possible increases in the aggregate consideration as the “consideration adjustments.” The acquisition agreement included as ANNEX A to this proxy statement includes as Schedule 12 some samples of how the aggregate consideration payable by us is to be calculated.

Of the aggregate consideration in the acquisition, we will pay the sellers at the closing cash in the amount of $87.1 million, as adjusted by the consideration adjustments, less the net debt of Royal Wolf as of the closing of the acquisition. Net debt for these purposes includes, among other items of indebtedness, obligations under finance leases, dividends and distributions paid by Royal Wolf after the date of the acquisition agreement, any deferred purchase price and future payment obligations under any acquisition agreements, amounts paid by Royal Wolf to eliminate outstanding stock options, and transaction expenses of the sellers paid by Royal Wolf. Royal Wolf has not acquired any business or operations since the date of the acquisition agreement, and we do not expect it to do so prior to the closing of the acquisition. Based upon the consideration adjustments and the net debt of Royal Wolf as of December 31, 2006, we estimate that the cash payable by us will be approximately $48.7 million. The actual cash payable at the closing will be different. The remaining $3.9 million of consideration will consist of $1.6 million of shares of our common stock to be issued at the closing to one of the sellers and a total of $2.3 million payable in cash in two equal installments on the first and second anniversaries of the closing for a non-compete covenant from the sellers. Our shares of common stock will be valued for this purpose based upon the average of the closing sale prices of our common stock as reported on the American Stock Exchange during the 20 trading days ending two days prior to the closing of the acquisition. Based upon the $7.90 closing sale price of our common stock as reported on the American Stock Exchange on February 22, 2007, we would issue approximately 202,500 shares at the closing.

Q.	Is any financing necessary to fund the total consideration payable under the acquisition agreement?

A.	No. Assuming the acquisition had been completed as of December 31, 2006, the cash consideration payable to the sellers would have been approximately $46.1 million, without regard to any consideration adjustments, and we believe that the funds held in the trust account established at the time of our IPO will be sufficient to pay the cash portion of the consideration payable at the closing. We may refinance the existing indebtedness of Royal Wolf and seek to obtain additional debt or equity financing for growth in connection with the acquisition of Royal Wolf, Any such additional financing also may be used to acquire other businesses or assets in pursuit of our business plan disclosed in our IPO prospectus of identifying, acquiring and consolidating under our holding company additional specialty finance businesses in the U.S., Europe and Asia. We do not yet have any binding commitments for such refinancing or additional financing or any present understandings, arrangements or commitments regarding any other acquisition.

Q.	Is the consideration subject to change?

A.	Yes. The actual total consideration for the acquisition will depend upon the consideration adjustments. The cash portion of the consideration will also change based upon the consideration adjustments and the net debt of Royal Wolf as of the closing of the acquisition.

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In addition, the financial terms and provisions of the acquisition agreement are denominated in Australian dollars, which, for convenience, have been converted throughout the text of this proxy statement into U.S. dollars based upon the currency exchange rate in effect on January 12, 2007 of 0.7812 U.S. dollar for one Australian dollar. The currency exchange rate in effect as of the closing of the acquisition may differ.

Q.	Why are you proposing the acquisition?

A.	We were organized to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Although we were not limited to a particular industry, we stated our intention to focus our efforts on the specialty finance industry and in areas where our management has significant expertise. Our management has been focused primarily on accomplishing the Royal Wolf acquisition since, until we complete our initial business combination, we can engage in no business or operations. We have not yet developed a business strategy beyond continuing to implement Royal Wolf’s own business plan and considering how Royal Wolf may serve as our platform company for possible future growth. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. The acquisition of RWA will provide us and our stockholders the opportunity to own and operate Royal Wolf and expand upon its existing business and operations.

Q.	Are there risks involved in the acquisition?

A.	Yes. There are risks related to the acquisition, including the following:

• Our working capital will be reduced to the extent our stockholders exercise their conversion rights, which would reduce our cash reserves after the acquisition.

• Our current directors and executive officers own shares of common stock and have interests in the acquisition that are different from yours, and if the acquisition is not approved, the shares of common stock acquired by them prior to our IPO may become worthless.

• The aggregate consideration for the acquisition will increase if the value of the U.S. dollar compared to the Australian dollar decreases before the closing due to currency exchange rate fluctuations.

• If we do not complete our acquisition, we may not be successful in identifying another suitable business combination, in which case we may be forced to liquidate. In a liquidation, our stockholders will receive less than $8.00 per share for their shares of our common stock and their warrants to purchase our common stock will become worthless.

• The market price of our common stock will depend upon the operations of Royal Wolf and may, as a result, be highly volatile and subject to wide fluctuations.

• Our failure to complete the acquisition could negatively impact the market price of our common stock and may make it more difficult for us to attract another acquisition candidate.

• The proposed acquisition of Royal Wolf may result in additional Sarbanes-Oxley Act of 2002 costs, issues and control procedures of our combined reporting company.

• We may have difficulty establishing adequate management, legal and financial controls over Royal Wolf.

• With some exceptions, we have not yet established the compensation that will be payable to our directors and executive officers following the acquisition, and our stockholders will not have this information in deciding how to vote their shares with respect to the acquisition.

Following the acquisition, we will be subject to all of the risks related to ownership of Royal Wolf’s business and operations, including the following:

• General or localized economic downturns or weakness may adversely affect Royal Wolf’s customers, which may cause the demand for Royal Wolf’s products and services to decline and therefore harm our future revenues and results of operations.

• Royal Wolf faces significant competition. If Royal Wolf is unable to compete successfully, it could lose customers and our future revenues and results of operations could be adversely affected.

• Royal Wolf has depended to a large extent on the sales of its containers, which sales may fluctuate significantly in the future.

• Royal Wolf’s leasing revenues, which constitute approximately one-quarter of its total revenues, depend upon Royal Wolf’s ability to re-lease containers. The failure of Royal Wolf to effectively and quickly re-lease containers could materially and adversely affect our future results of operations.

• Governmental regulations could impose substantial costs or restrictions on Royal Wolf’s operations that could harm our future results of operations.

• We may not be able to effectively implement our growth strategy for Royal Wolf by identifying or completing transactions with attractive acquisition candidates, which could impair our growth.

• Our failure to retain key Royal Wolf personnel could adversely affect our operations and could impede our ability to execute our business plan and growth strategy.

• Any failure of Royal Wolf’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs.

• Significant increases in Royal Wolf’s raw material costs could increase our operating costs and adversely affect our results of operations.

• The failure of Royal Wolf’s Chinese manufacturers to sell and deliver products to Royal Wolf in timely fashion may harm our reputation and our financial condition.

• Royal Wolf’s growth plan includes a possible expansion into markets outside of Australia, including in the Asia-Pacific, which may not prove successful.

• Royal Wolf’s planned growth may strain our management resources, which could disrupt the development of new products and new applications of Royal Wolf’s existing products and Royal Wolf’s customer service centers and other facilities.

• We may need additional debt or equity financing to sustain Royal Wolf’s growth, but have no commitments or arrangements to obtain such financing.

Q.	Does the board of directors of General Finance Corporation recommend voting for the acquisition?

A.	Yes. After careful consideration of the business and operations of Royal Wolf and the terms and provisions of the acquisition agreement, our board of directors has unanimously approved the acquisition of RWA and determined that it is in the best interests of us and our stockholders. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations. Our board of directors unanimously recommends that our stockholders vote “FOR” approval of the acquisition.

Q.	Has General Finance Corporation received a valuation or fairness opinion with respect to the acquisition?

A.	No. Our board of directors has determined that the fair market value of Royal Wolf exceeds 80% of our net assets, which is one of the requirements of our initial business combination as set forth in the prospectus relating to our IPO. The terms of the acquisition were determined based upon arm’s-length negotiations between us and the sellers, who had no prior dealings with us or our officers or directors. Some of our officers and directors, including Ronald A. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, have extensive industry and deal-making experience, and obtaining a valuation or fairness opinion is not required under our certificate of incorporation. Under the circumstances, our board of directors believed that the aggregate consideration for the acquisition appropriately reflected Royal Wolf’s fair market value and that obtaining a valuation or fairness opinion was unnecessary. Our board of directors determined based upon our management’s valuation analyses that the fair value of Royal Wolf was between $75 million and $95 million, which exceeded 80%, or $52 million, of our net assets as of September 30, 2006.

The board’s determination was based primarily upon valuation analyses utilizing the projected results of operations of Royal Wolf for the fiscal year ending June 30, 2007. Some of the valuation results produced by analyses utilizing Royal Wolf’s actual fiscal 2006 results indicated that the fair value of Royal Wolf may be below 80% of our net assets. It is possible that stockholders could challenge our board’s determination, in which event we could be subject to possible stockholder claims and could incur substantial costs and expenses in defending such claims. The time and attention of our management and board of directors also could be diverted from the management and operation of our business in the event of claims by our stockholders.

Q.	Do the directors and officers of General Finance Corporation have interests in the acquisition that are different from mine?

A.	Yes. If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be required to liquidate as soon as reasonably practicable. In that event, the shares of our common stock acquired by our officers and directors prior to our IPO for an aggregate purchase price of $250,000 will become worthless, because our officers and directors have waived their rights to receive any liquidation distribution with respect to these shares. As of February 22, 2007, the aggregate market value of the shares of our common stock owned by our officers and directors was $14,812,500.

Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, hold warrants to purchase an aggregate of 1,477,833 shares of our common stock that they acquired for an aggregate purchase price of $1,400,000, which also will become worthless upon our liquidation. As of February 22, 2007, the aggregate market value of these warrants was $2,586,208.

Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $2,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At February 28, 2007, the outstanding amount of principal and accrued interest under the line of credit was $1,317,050. We will continue to borrow funds under the line of credit to pay expenses through the closing of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit.

All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our executive officers following the acquisition. At present, we do not compensate our officers or directors other than Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. We will have employment agreements with only Messrs. Barrantes and Allan. Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided that he is employed on the last day of such year. Mr. Allan receives a base annual salary of $234,350 and is eligible to receive an annual performance bonus not to exceed $78,120 based upon the achievement of specified performance indicators. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million. If the acquisition is completed, we may compensate our officers and adopt a plan of compensation for directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there are no present commitments or understandings, regarding our future compensation of officers or directors, so our stockholders will not have this information deciding how to vote their shares with respect to the acquisition.

Q.	What is the legal structure of the acquisition?

A.	The acquisition will be accomplished by GFN Australasia’s purchase from the sellers of all of the outstanding shares of RWA under the acquisition agreement. As a result, RWA will become a direct, wholly owned subsidiary of GFN Australasia, and RWA and its subsidiaries will become our indirect subsidiaries.

A copy of the acquisition agreement, as amended, which is referred to in Australia as a share sale deed, is attached to this proxy statement as ANNEX A. We encourage you to read the acquisition agreement in its entirety, because it, and not this proxy statement, is the legal contract that governs the acquisition.

Q.	Does the acquisition require any change in the certificate of incorporation of General Finance Corporation?

A.	No. Our certificate of incorporation need not be amended and will remain in effect, without change, following the acquisition. If the acquisition is completed, however, the provisions of our certificate of incorporation relating to our initial business combination and related matters such as conversion rights will no longer apply.

Q.	Are there contractual conditions to completion of the acquisition?

A.	Yes. The respective obligations of us and sellers to complete the acquisition are subject to the satisfaction or waiver of a number of conditions. These include, among others, the following:

• The approval of the acquisition by our stockholders by March 26, 2007.

• Receipt of written consents from various third parties to Royal Wolf’s contracts.

• No occurrence of events that would have a material adverse effect on Royal Wolf’s assets, liabilities or profitability since June 30, 2006.

• Cancellation of all outstanding options to purchase shares in Royal Wolf.

Q.	Can the acquisition agreement be terminated?

A.	Yes. The acquisition agreement can be terminated prior to completion of the acquisition in some circumstances, including the following:

• By the sellers if we have not obtained Securities and Exchange Commission clearance of this preliminary proxy statement by February 26, 2007 or the acquisition is not approved by our stockholders by March 26, 2007.

• By any party after March 17, 2007 if any of the other conditions to the closing of the acquisition has not been satisfied and the terminating party has used reasonable efforts to satisfy the conditions.

Q.	Will any finder’s fee be paid in connection with the acquisition?

A.	No.

Q.	Could payment of termination fees be required?

A.	No. There is no termination or breakup fee payable in connection with the termination of the acquisition agreement; however, we have paid the sellers deposits of $1,005,000. If the closing occurs, the deposits will be applied to reduce the cash portion of the consideration payable to by us at the closing. If the closing does not occur, the deposits are refundable to us only in certain limited circumstances.

Q.	Is the acquisition subject to any regulatory requirements?

A.	Yes. It is subject to review by the Treasurer of the Commonwealth of Australia, which issued its notice of non-objection to the acquisition on September 29, 2006. The acquisition is not subject to any regulatory approvals in the U.S.

Q.	How do the General Finance Corporation insiders intend to vote their shares?

A.	Our officers and directors hold shares of our common stock acquired prior to our IPO that represent approximately 17.9% of our outstanding shares. They have agreed to vote these shares with respect to the acquisition as the holders of a majority of our IPO shares that are voted at the special meeting. Our officers and directors own no IPO shares.

Q.	How will the acquisition affect my securities of General Finance Corporation?

A.	Following the acquisition, you will continue to hold the shares of our common stock that you owned prior to the acquisition, except to the extent that you exercise your conversion rights. The percentage of our outstanding common stock represented by your shares immediately before and after the acquisition will be different, however, to the extent our stockholders exercise their conversion rights and, to a lesser extent, because of the issuance of shares of our common stock to one of the sellers as part of the total consideration for the acquisition.

If the acquisition is completed, our outstanding warrants will become exercisable on April 5, 2007. Otherwise, the acquisition will have no affect on any of our warrants to purchase common stock that you may own.

Q.	If I object to the proposed acquisition, do I have appraisal rights?

A.	No. You have no appraisal rights in connection with the acquisition under applicable Delaware corporation law or otherwise.

Q.	What will happen to the funds held in the trust account after the acquisition?

A.	If the acquisition is completed, a portion of the funds held in the trust account established at the time of our IPO will be used to pay the cash portion for the acquisition and costs of the acquisition. Based upon the consideration adjustments and the net debt of Royal Wolf as of December 31, 2006, we estimate that the cash payable by us will be approximately $48.7 million. The actual cash payable at the closing will be different. We also will use the funds held in the trust account to repay the outstanding principal balance, which we estimate will be $2,000,000, plus accrued interest, under our line of credit with Mr. Valenta. Based upon the amount of funds held in the trust account as of December 31, 2006, this would leave available in the trust account after the acquisition a maximum of approximately $15.9 million, assuming no exercise of conversion rights, and a minimum of approximately $2.7 million, assuming the maximum conversion rights are exercised. Following the acquisition, the trust account will be closed and our stockholders who properly exercise their conversion rights will receive their pro rata portion of the funds held in the trust account; including a pro rata share of the contingent underwriting discount and a pro rata share of any interest earned, net of taxes. Any remaining funds in the trust account, less payment of the contingent underwriting discount payable to the underwriters of our initial IPO, will be released to us. We intend to use a portion of the remaining funds to repay Mr. Valenta for all amounts owing to him under our line of credit and for working capital and general corporate purposes. Following the acquisition, there will be no further restrictions on our use of these funds.

Q.	Who will manage General Finance Corporation and Royal Wolf after the acquisition?

A.	After the acquisition, all of our current directors and officers will continue to serve in the capacities described under “Directors and Management Following the Acquisition.”

Royal Wolf also will continue to be managed largely by its existing officers, including Robert Allan, its Chief Executive Officer, Peter McCann, its Chief Financial Officer, and James Warren, its Chief Operating Officer. Each of Messrs. Allan, McCann and Warren is party to an employment agreement which is terminable upon advance notice by either party. In connection with the acquisition, Ronald F. Valenta and John O. Johnson will be appointed as directors of RWA, and Michael Baxter, a founder and Executive Director of RWA, will become a consultant to Royal Wolf under a 360-day consulting agreement, under which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

Q.	Will our business plan change as a result of the acquisition of Royal Wolf?

A.	No. Our business plan and strategy disclosed in our IPO prospectus is to seek to identify, acquire and consolidate under our holding company specialty finance businesses in the U.S., Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, has successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for

x

significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. If we complete the Royal Wolf acquisition, our present strategy is to seek to acquire other equipment leasing companies in North America, Asia and Europe and to consider acquisitions of other companies in the special finance business (such as payday lending companies). We also will continue Royal Wolf’s strategy of consolidating small equipment leasing companies in the region. Before we entered into the acquisition agreement, we entered into confidentiality agreements and conducted preliminary due diligence with respect to a number of other possible initial business combinations. We and Royal Wolf also previously entered into a confidentiality agreement and conducted preliminary due diligence with respect to one smaller Australian equipment leasing company that Royal Wolf considered to be a suitable acquisition for it. We are not in current discussions or negotiations, or currently conducting due diligence, regarding any of the entities with which we signed confidentiality agreements prior to entering into the Royal Wolf acquisition agreement, and neither we nor Royal Wolf has any present understandings, arrangements or commitments with respect to any possible future acquisition. There is no assurance that we or Royal Wolf will be able to identify, negotiate or complete any future acquisitions, or, if completed that any such acquisitions will be successful.

Q.	What happens if the acquisition is not completed?

A.	If the acquisition is not completed, we will resume our search for another business combination to present to our stockholders for their approval. If we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will liquidate as soon as practicable. In any liquidation, the funds held in the trust account will be distributed pro rata to the holders of our IPO shares only. Our officers and directors have waived any right to any liquidation distribution with respect to shares of our common stock acquired by them prior to our IPO. In a liquidation, holders of our outstanding warrants would not receive any value for their warrants.

We cannot liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation in accordance with the procedures described in this proxy statement. Accordingly, there will be a delay (which may be substantial) beyond October 5, 2007 or April 5, 2008, as the case may be, in our liquidation and the distribution to our public stockholders of the funds in our trust account as part of any plan of dissolution and liquidation.

Q.	When do you expect the acquisition to be completed?

A.	We presently expect the acquisition to close on March 31, 2007, assuming the acquisition is approved at the special meeting on March 26, 2007.

Q.	What do I need to do now?

A.	We urge you to read carefully and consider all of the information contained in this proxy statement, including ANNEX A, to fully understand how the acquisition will affect you as a stockholder of General Finance Corporation. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of our common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote them.

Q.	Is there a deadline for submitting my proxy?

Yes. Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved. Furthermore, any proxies or other demand received after the voting at the special meeting will not be effective to exercise your conversion rights.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide voting instructions in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What will happen if I abstain from voting or fail to vote?

A.	Under our certificate of incorporation, we are allowed to complete the Royal Wolf acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock that were issued in the IPO and that are voted on the proposal. Therefore, your abstention or failure to vote will not be counted toward the vote total on the acquisition proposal. Furthermore, your abstention or failure to vote will not be sufficient to exercise your conversion rights.

Q.	Can I change my vote or revoke my proxy after I have mailed my signed proxy form.

A.	Yes. To change your vote, you may send a later-dated, signed proxy card to our address set forth in this proxy statement so that it is received prior to the voting at the special meeting or, if you are a record holder, attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to us prior to the voting at the special meeting.

Q.	What should I do if I receive more than one set of proxy materials?

A.	You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to vote all of your shares.

Q.	Who can help answer my questions?

A.	If you have questions about the acquisition, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

John O. Johnson	OR	MacKenzie Partners, Inc.
Chief Operating Officer		105 Madison Avenue
General Finance Corporation		New York, New York 10016
260 South Robles, Suite 217		Telephone: (800) 322-2885
Pasadena, California 91101
Telephone: (626) 584-9722

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled “Where You Can Find More Information.”

The Following Questions and Answers are of Interest Primarily to Stockholders Who May be Inclined to Exercise their Conversion Rights

Q.	What are my conversion rights?

A.	If you hold IPO shares, you have the right to vote against the acquisition and demand that, if the acquisition is completed, your IPO shares be converted into a pro rata portion of the funds held in the trust account established at the time of our IPO.

Q.	How do I exercise my conversion rights?

A.	If you wish to exercise your conversion rights, you must:

• Affirmatively vote against approval of the acquisition; and

• Demand that your IPO shares be converted into cash in accordance with the procedures described in this proxy statement; and

• No later than 12:00 P.M., New York City time, on March 26, 2007 (the time of the special meeting of stockholders to be held on March 26, 2007):

• present the physical stock certificate (together with necessary stock powers, letter of instructions and the certificate referred to below) to Continental Stock Transfer Trust Company, 17 Battery Place, New York, New York 10004, Attention: Mark Zimkind, Tel. 212-845-3287, Fax 212-616-7616, together with written instructions that you wish to convert your shares into your pro rata share of the trust account; and

• provide to Continental Stock Transfer & Trust Company, along with the stock certificate, a written certificate addressed to us to the effect that you have held the shares that you seek to convert since the record date and that you will continue to hold the shares through the closing date of the acquisition.

Any action that does not include an affirmative vote against approval of the acquisition will be insufficient to exercise your conversion rights.

Q.	What additional conversion procedures are required if my shares are held in “street name”?

A.	If you hold your shares in “street name,” you must follow additional procedures that are designed to enable us to effectively match your vote against approval of the acquisition with any election to convert your shares.

If your shares are held in “street name,” in order to convert your shares you must obtain from the account executive at your bank or broker a so-called legal proxy to vote your shares held in “street name” as of the record date and instruct the account executive to withdraw the shares from your account and request that a physical stock certificate be issued in your name, which we refer to as “certification” of your shares. You should consult your account executive about any costs associated with this certification process. As described below, Continental Stock Transfer & Trust Company can assist with this process and reduce the movement of physical certificates.

We urge stockholders whose shares are held in “street name” and who you may wish to convert their shares to promptly contact the account executive at their bank or broker to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

Q.	Why are these additional procedures being required?

A.	All of our IPO shares, representing approximately 82% of our outstanding common stock, is held in “street name.” We are asking stockholders who wish to exercise their conversion rights to have their shares certificated and to present their physical share certificates to our transfer agent in order to enable us to match the stockholders who vote against the acquisition proposal with those electing also to have their shares converted, since stockholders are entitled to vote against the acquisition proposal without electing to convert their shares. We are informed by our transfer agent that there has been considerable confusion among stockholders of other special purpose acquisition companies in seeking to exercise their conversion rights in connection with their companies’ initial business combinations. According to our transfer agent, in some cases there were many more votes cast against the proposal than there were conversion elections. Where share certificates were not submitted with the written conversion elections, for example, where they were held in “street name,” there was no means of confirming which of the stockholders who voted against the business combination transaction also had properly exercised their conversion rights. The problem was compounded by the fact that stockholders who purported to exercise their conversion rights transferred their shares prior to or after the vote with respect to the transaction. Our conversion procedures will prevent such transfers. General Finance is aware that other issuers, including Federal Services Acquisition Corp., Fortress American Acquisition Corp., and Acquiror Technology, Inc., have recently employed similar certification procedures in order to seek to avoid these problems in implementing the conversion of shares by objecting stockholders.

Q.	How much time will I have to determine whether to exercise my conversion rights?

A.	There will be approximately [ ● ] days between the first date this proxy statement is being mailed and the deadline of March 26, 2007 to exercise your conversion rights. Our transfer agent will endeavor to process requests for certification of shares and conversion elections on a same-day basis. In order to ensure the timeliness of the exercise of your conversion rights, however, we recommend that you not wait until this deadline.

Q.	Why were these conversion procedures established?

A.	As referred to above, the requirements to have shares certificated and to tender the share certificates before the special meeting of stockholders are intended to improve the conversion election process. Without this, or some other means, we may be unable to identify the stockholders who are legitimately entitled to the conversion amount. It also is possible that, without these procedures, we may not be able to determine whether or not the Royal Wolf acquisition has been validly approved at the special meeting. We note that, as reported on the front page of the Wall Street Journal on January 26, 2007, many issuers also have experienced problems associated with voting of borrowed shares. Although avoiding these problems was not the principal reason for requiring these new conversion procedures, the procedures also may serve to alleviate these sorts of problems.

Q.	Is there a charge for following the conversion procedures?

A.	No. Our transfer agent, however, charges a customary fee of approximately $35 to brokers and other custodians for reissuing “street name” shares in the name of the stockholder. You should consult your broker or other custodian as to whether or not this charge will be passed on to you if you choose to exercise your conversion rights.

Q.	What is the deadline for tendering my stock certificate?

A.	Certificates that have not been tendered in accordance with these procedures by 12:00 P.M., New York City time, on March 26, 2007 will not be converted into cash. In the event you tender your shares and later decide that you do not want to convert the shares, you will need to make arrangements with Continental Stock Transfer & Trust Company, at the telephone number stated above, to withdraw the tender. In order to be effective, withdrawals of previously tendered shares must be completed by 12:00 P.M., New York City time, on March 26, 2007.

Stockholders who wish to convert and tender their shares may contact Mark Zimkind of Continental Stock Transfer & Trust Company at (212) 845-3287, for assistance in making the necessary arrangements. Stockholders are urged to contact Mark Zimkind as early as possible and in any event by March 26, 2007.

Stockholders who have questions concerning the proposed acquisition or any other aspect of the special meeting should contact John O. Johnson at (626) 584-9722 or MacKenzie Partners, Inc. at (800) 322-2885.

Q.	How can I remedy an improper exercise of my conversion rights?

A.	If you:

• Return your proxy with directions to vote for approval of the acquisition, but then wish to vote against it and demand conversion of your shares; or

• Return your proxy with directions to vote against approval of the acquisition and wish to demand conversion of your shares, but do not check the appropriate box on the proxy card demanding conversion or send a written request to us to demand conversion; or

• Return your proxy with directions to vote against approval of the acquisition, but later wish to vote for it;

you may request that we send you another proxy card on which you may indicate your intended vote and, if that vote is against approval of the acquisition, demand conversion of your shares by checking the box provided for that purpose on the proxy card. You may request another proxy card by contacting us at the phone number or address listed in this proxy statement. Any corrected or changed proxy card or written demand to convert your shares must be submitted to us so that it is received prior to the voting at the special meeting.

Q.	What is the estimated conversion amount?

A.	If you comply with the foregoing procedures and, notwithstanding your affirmative vote against the acquisition, it is completed, you will be entitled to receive a pro rata portion of the funds held in the trust account established at the time of our IPO, including any earned interest, calculated as of the date two business days prior to the closing of the acquisition. As of December 31, 2006, there was approximately $68.1 million in the trust account after deduction of the contingent underwriting discount and taxes on earned interest, or approximately $7.80 for each IPO share. If you exercise your conversion rights and acquisition of Royal Wolf is completed, then you will be irrevocably electing to exchange your shares of our common stock for the right to receive cash of not less than approximately $7.80 per IPO share and will no longer own these shares.

Q.	How does the estimated conversion amount compare to the recent market price of common stock?

A.	On February 22, 2007, the closing sale price of our common stock was $7.90 as reported on the American Stock Exchange. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

Q.	When will I receive the cash amount?

A.	If you properly exercise your conversion rights, you will be entitled to receive cash for your shares only if:

• The acquisition is completed; and

• You tender your stock certificates to our transfer agent as described in this proxy statement and continue to hold your shares through the closing of the acquisition.

Q.	When do I need to send in my stock certificates?

A.	In order to exercise your conversion rights, you must tender your stock certificates to our transfer agent as described in this proxy statement not later than 12:00 P.M., New York City time, on March 26, 2007. You also must continue to hold your shares through the closing of the acquisition.

Q.	If I exercise my conversion rights, what will happen to my warrants?

A.	Nothing. The exercise of your conversion rights will not affect any warrants to purchase our common stock that you may own, which will continue to be outstanding and exercisable following the acquisition and any exercise of your conversion rights.

Q.	What are the federal income tax consequences of exercising my conversion rights?

A.	If you properly exercise your conversion rights and the acquisition is completed, you will generally be required to recognize capital gain or loss upon the conversion of your IPO shares if such shares were held as a capital asset on the date of the acquisition. Such gain or loss will be measured by the difference between the amount of cash you receive and your tax basis in your converted IPO shares. The gain or loss will be short-term gain or loss if the acquisition closes as scheduled, but may be long term gain or loss if the closing is postponed.

There will be no federal income tax consequences to non-converting stockholders as a result of the acquisition.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information regarding our proposed acquisition of Royal Wolf that is more fully discussed elsewhere in this proxy statement. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement for a more complete understanding of the acquisition. You also should read the acquisition agreement, as amended, which is referred to in Australia as a share sale deed, attached as ANNEX A to this proxy statement. The acquisition agreement is the legal contract that governs the acquisition.

The Companies

General Finance Corporation (page 63)

We are a special-purpose acquisition company organized as a corporation under the laws of Delaware on October 14, 2005. We were formed to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. On April 11, 2006, we completed our initial public offering of securities, or IPO, from which we derived net proceeds of approximately $65.55 million. Of the net proceeds, $65 million, along with proceeds of $700,000 from the private placement of units to our officers and directors, were placed in a trust account while we sought to identify and complete our initial business combination. Accordingly, such funds, together with the earned interest, are to be released to us in connection with the closing of the acquisition, less amounts payable to the holders of our IPO shares who exercise their conversion rights as described in this proxy statement and less the amount of the contingent underwriting discount payable to the underwriters of our IPO. The maximum contingent underwriting discount is $1,380,000, which is subject to reduction by the amount of $0.16 per share for each IPO share that is converted in connection with the acquisition.

The remainder of the net proceeds of our IPO, or approximately $550,000, was used by us to pay offering expenses incurred in connection with our IPO. Since our IPO, we have relied for the payment of our operating expenses upon the proceeds from the sale of $250,000 of our shares to our officers and directors prior to our IPO and borrowings under a $2,000,000 line of credit made available to us by Ronald F. Valenta, our Chief Executive Officer and a director. Other than our IPO and pursuit of a business combination, we have not engaged in any business to date.

If we do not enter into an agreement in principle or a definitive agreement with respect to a business combination by October 5, 2007, or having done so we fail to complete the business combination by April 5, 2008, we are required under our certificate of incorporation to take all actions necessary to dissolve and liquidate as soon as reasonably practicable. In any liquidation, the funds held in the trust account will be distributed pro rata to the holders of our IPO shares only. Our officers and directors have waived any right to any liquidation distribution with respect to shares of our common stock acquired by them prior to our IPO. In a liquidation, holders of our outstanding warrants would not receive any value for their warrants.

Our common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock at a purchase price of $6 per share) are listed on the American Stock Exchange under the symbols “GFN,” “GFN.WS” and “GFN.U,” respectively.

The mailing address of our principal executive office is 260 South Los Robles, Suite 217, Pasadena, California 91101, and our telephone number is (626) 584-9722.

GFN Australasia Finance Pty Limited (page 63)

GFN Australasia Finance Pty Limited, or GFN Australasia, is a newly formed company organized by us under the laws of Australia and wholly owned subsidiary of GFN Australasia Holdings Pty Limited, which is a newly formed company organized by us under the laws of Australia and our wholly owned subsidiary. GFN Australasia and GFN Australasia Holdings Pty Limited were formed by us for the sole purpose of facilitating our acquisition of RWA, and have not engaged in any business other than in connection with the acquisition.

References in this proxy statement to “we,” “us,” “our,” and “ours” mean General Finance Corporation and our subsidiaries.

GFN Australasia’s mailing address is c/o Robert Barnes, Level 2, 222 Clarence Street, Sydney, New South Wales, Australia 2000, and its telephone number is 001-612-9266-0077.

RWA Holdings Pty Limited (page 68)

RWA Holdings Pty Limited, or RWA, is a company organized under the laws of Australia and a holding company for Royal Wolf Trading Australia Pty Limited, its principal operating subsidiary acquired in December 2003, and its only other subsidiary, Hi-Tech Pty Limited, which is engaged in substantially the same business and activities as Royal Wolf Trading Australia Pty Limited. RWA engages in no significant business activities apart from its ownership of Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited. RWA and its subsidiaries are collectively referred to in this proxy statement as “Royal Wolf.” The separate financial statements of Royal Wolf Trading Australia Pty Limited as of and for the year ended December 31, 2003 are included elsewhere in this proxy statement.

The mailing address of RWA is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077, and its telephone number in Australia is 011-612-9482-3466. Royal Wolf maintains a website at www.royalwolf.com.au. The information maintained or made available by Royal Wolf on its website is not part of this proxy statement.

Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, including discussions with its customers and competitors and informal observations about the size of container fleets on site at competitors’ locations and in container depots and listed in telephone directories in each major metropolitan area, Royal Wolf’s management believes Royal Wolf is the market leader in Australia for container-based storage and accommodation products. Royal Wolf currently has more than 150 employees and operates 15 customer service centers located in every state in Australia. It is represented in all major business centers in Australia and, as such, is the only container leasing and sales company in Australia with a nationally integrated infrastructure and work force.

Royal Wolf serves both small to mid-size retail customers and large corporate customers in the following sectors: road and rail; moving and storage; mining and defense; and portable buildings. Royal Wolf’s present revenue mix is approximately 69% sales and 31% leasing.

Royal Wolf’s products include:

Portable Storage Containers:  Royal Wolf leases and sells portable containers for on-site storage by customers that include retail outlets and manufacturers, government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public. Royal Wolf’s products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

Portable Container Buildings:  Royal Wolf also leases and sells portable container buildings as site offices and for temporary accommodations. Royal Wolf entered the portable building market in August 2005 with 20-foot and 40-foot portable buildings manufactured from steel container platforms which it markets to a subset of its portable storage container customer base.

Freight Containers:  Royal Wolf also leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf’s freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

The Sellers (page 68)

The shareholders from whom GFN Australasia will acquire the shares of RWA are Equity Partners Two Pty Limited, Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TCWE Pty Limited. They, along with Paul Jeffery, James Warren, Michael Baxter and Peter McCann, who constitute the majority of the directors and executive officers of RWA, are collectively referred to in this proxy statement as the “sellers.”

Consideration and Funding (page 49)

The aggregate consideration for the acquisition is $91.0 million, but will be reduced by the costs and expenses incurred by Royal Wolf in connection with any acquisitions completed prior to the closing and will be subject to adjustment based upon to the levels of Royal Wolf’s working capital, net tangible assets and container rental equipment, and outstanding obligations under a certain container lease program as determined as of the closing of the acquisition compared to agreed upon levels specified in the acquisition agreement. To the extent any of these amounts are less than the stated amount, the consideration will be reduced by the difference. For container rental equipment, to the extent that amount is greater than the stated amount, the consideration will be increased by the difference. We refer to the foregoing closing adjustments and possible increases in the aggregate consideration as the “consideration adjustments.” The acquisition agreement included as ANNEX A to this proxy statement includes as Schedule 12 some samples of how the aggregate consideration payable by us is to be calculated.

Of the aggregate consideration in the acquisition, we will pay the shareholders of RWA at the closing cash in the amount of $87.1 million, as adjusted by the consideration adjustments, less the net debt of Royal Wolf as of the closing of the acquisition. Net debt for this purpose includes, among other items of indebtedness, obligations under finance leases, dividends and distributions paid by Royal Wolf after the date of the acquisition agreement, any deferred purchase price and future payment obligations under any acquisition agreements, amounts paid by Royal Wolf to eliminate outstanding stock options, and transaction expenses of the RWA shareholders paid by Royal Wolf. Royal Wolf has not acquired any business or operations since the date of the acquisition agreement, and we do not expect it to do so prior to the closing of the acquisition. Based upon the consideration adjustments and the net debt of Royal Wolf as of December 31, 2006, we estimate that the cash payable by us will be approximately $48.7 million. The actual cash payable at the closing will be different. The remaining $3.9 million of consideration will consist of $1.6 million of shares of our common stock to be issued at the closing to one of the sellers and a total of $2.3 million payable in cash in two equal installments on the first and second anniversaries of the closing for a non-compete covenant from the sellers. Our shares of common stock will be valued for this purpose based upon the average of the closing sale prices of our common stock as reported on the American Stock Exchange during the 20 trading days ending two days prior to the closing of the acquisition. Based upon the $7.90 closing sale price of our common stock as reported on the American Stock Exchange on February 22, 2007, we would issue approximately 202,500 shares at the closing.

We have paid the sellers deposits of $1,005,000. If the closing occurs, the deposits will be applied to reduce the cash portion of the consideration payable by us at the closing. If the closing does not occur, the deposits are refundable to us only in circumstances where the sellers fail to comply with their obligations to use reasonable efforts to satisfy the conditions to completion of the acquisition or the acquisition has not been completed by March 31, 2007 notwithstanding that the following closing conditions were timely satisfied:

•	Our preliminary proxy statement relating to the special meeting was filed with the Securities and Exchange Commission within three business days after we received from KPMG its signed audit reports with respect to Royal Wolf’s audited financial statements included in this proxy statement;

•	This proxy statement was cleared by the Securities and Exchange Commission by February 26, 2007;

•	Our shareholders approved the acquisition by March 26, 2007; and

•	The Treasurer of the Commonwealth of Australia issued notice by not later than November 30, 2006 that it does not object to the acquisition.

The Acquisition

Acquisition Agreement (page 49)

GFN Australasia will acquire from the sellers all of the outstanding shares of RWA pursuant to an acquisition agreement, as amended, which is referred to in Australia as a share sale deed, a copy of which is attached to this proxy statement as ANNEX A.

Recommendation of our Board of Directors; Reasons for the Acquisition (page 33)

After careful consideration of the business and operations of Royal Wolf and the terms and conditions of the acquisition agreement, our board of directors has unanimously approved the acquisition of RWA and determined that it is in the best interests of us and our stockholders. No fairness opinion was sought or obtained by our board of directors in reaching its determination.

In considering the acquisition, our board of directors, in working with management:

•	Reviewed certain internal financial information relating to the business and financial prospects of Royal Wolf, including financial projections provided by Royal Wolf’s management that were not publicly available;

•	Conducted discussions with members of the senior management of Royal Wolf concerning its business and financial prospects;

•	Reviewed drafts of the acquisition agreement and certain other agreements related thereto; and

•	Conducted financial studies and industry data, analyses, and considered such other information, as they and our management deemed appropriate.

During the course of reaching its decision to approve the acquisition, our board of directors considered a number of factors and consulted our management and outside legal and due diligence advisors. The factors considered by our board of directors included, among others, the following:

•	Discussions with our management regarding Royal Wolf’s established business, record of growth and potential for future growth, the industry in which it competes, and current industry conditions, all of which led our board of directors to conclude that the acquisition presented an opportunity for us and our stockholders to realize value through the acquisition;

•	The experience of our management, in particular, Mr. Valenta, in building and consolidating similar businesses in the U.S. and Europe;

•	The experience of Royal Wolf’s management, including Robert Allan, Royal Wolf’s Chief Executive Officer, and James Warren, its Chief Operating Officer in building and operating Royal Wolf’s business;

•	Royal Wolf’s ability to execute its business plan using its own financing resources, since some of our stockholders may exercise their conversion rights in connection with the acquisition and thereby reduce the funds in the trust account available to us following the acquisition;

•	Royal Wolf’s financial results, including revenue growth and expanding operating margins;

•	The aggregate consideration for the acquisition represented an approximate run-rate adjusted earnings before interest, taxes and depreciation, or EBITDA, multiple of 7.9x the projected adjusted 2007 EBITDA;

•	The financial presentations of our management to our board of directors that, based upon and subject to the assumptions made, procedures followed, factors considered and limitations upon its review set forth as the date of the presentation, the acquisition consideration for the acquisition satisfied the 80% test represented in the prospectus relating to our IPO as described under “Satisfaction of 80% Test” below;

•	The belief by our board of directors that we had paid the fair market value and the lowest price that the sellers were willing to accept, taking into account the terms resulting from extensive negotiations between the parties;

•	The advice of our legal advisors, Troy & Gould Professional Corporation in the U.S. and Barnes & Wenden in Australia, and our due diligence advisors, Ernst & Young LLP Australia as to tax and structuring matters, La Rue, Corrigan and McCormick LLP as to accounting matters, and Consulting Earth Scientists as to environmental matters; and

•	The terms of the acquisition agreement, including:

•	The inclusion of a “material adverse effect” clause in our favor, which includes any effect that results or is reasonably likely to result in a decline in Royal Wolf’s EBITDA of 15% or more in any twelve-month period; and

•	The inclusion of customary representations and warranties of the sellers and indemnification and escrow provisions in our favor.

In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors, including:

•	The risks relating to Royal Wolf’s business set out in this proxy statement in the section entitled “Risk Factors” beginning on page 19;

•	That Royal Wolf has no current business or operations in the U.S. or outside of Australia;

•	That Royal Wolf only recently began generating operating income;

•	That Royal Wolf’s portable storage sales business is maturing and is not likely to grow at the same rate as its leasing business; and

•	That the deposit provisions of the acquisition agreement may result in our forfeiture of substantial deposits if there are undue delays in completing the acquisition.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but sets forth the principal factors considered by the board. After evaluating the foregoing factors and consulting with its legal counsel and its other advisers, our board of directors unanimously determined that the acquisition is in the best interests of us and our stockholders and approved the acquisition in light of the various factors described above and other factors that our directors present concluded were appropriate. No fairness opinion was sought or obtained by our board of directors in reaching its determination. In view of the variety of factors considered by our board of directors in connection with its evaluation of the acquisition and the complexity of these matters, our board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors. Rather, our board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Accordingly, our board of directors unanimously recommends that stockholders vote “FOR” approval of the acquisition.

Management and Strategy (page 94)

After the acquisition, all of our current directors and officers will continue to serve in the capacities described under “Directors and Management Following the Acquisition.” Our management team will continue to execute our business plan and strategy disclosed in our IPO prospectus of identifying, acquiring and consolidating under our holding company other specialty finance businesses in the U.S., Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, has successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. We have no present understandings, arrangements or commitments, however, with respect to any other acquisition.

Royal Wolf also will continue to be managed largely by its existing officers, including Robert Allan, its Chief Executive Officer, Peter McCann, its Chief Financial Officer, and James Warren, its Chief Operating Officer.

Mr. Allan will be deemed to be one of our executive officers following the acquisition and Messrs. McCann and Warren will be key employees. Each of Messrs. Allan, McCann and Warren is a party to an employment agreement with Royal Wolf which is terminable by either party upon not less than six months’ notice in the case of Mr. Allan and upon not less than three months’ notice in the cases of Messers. McCann and Warren. In connection with the acquisition, Ronald F. Valenta and John O. Johnson will be appointed as directors of RWA, and Michael Baxter, a founder and Executive Director of RWA, will become a consultant to us and Royal Wolf under a 360-day consulting agreement, under which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of a Compensation Committee of our Board of Directors to be established. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million.

Except as described above, there is no current understanding or arrangement, however, with respect to any such compensation, and our stockholders will have no information with respect to any such future compensation in deciding how to vote their shares with respect to the acquisition.

Our management has been focused primarily on accomplishing the Royal Wolf acquisition since, until we complete our initial business combination, we can engage in no business or operations. We have not yet developed a business strategy beyond continuing to implement Royal Wolf’s own business plan and considering how Royal Wolf may serve as our platform company for possible future growth. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. The acquisition of RWA will provide us and our stockholders the opportunity to own and operate Royal Wolf and expand upon its existing business and operations.

Our Inside Stockholders (page 100)

On the record date, our officers and directors owned an aggregate of 1,875,000 shares of our common stock, or approximately 17.9% of our outstanding shares, that they acquired prior to our IPO. They have agreed to vote these shares with respect to the acquisition as the holders of a majority of our IPO shares that are voted at the special meeting. Our officers and directors own no IPO shares,

Date, Time and Place of Special Meeting of Our Stockholders (page 28)

The special meeting of our stockholders will be held at 9:00 A.M., local time, on March 26, 2007 at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th floor, Los Angeles, California.

Record Date; Voting Power (page 28)

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on February 22, 2007, which is the record date for the special meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. On the record date, there were 10,500,000 shares of our common stock outstanding, of which 8,625,000 shares were IPO shares.

Approval of the RWA Shareholders (page 68)

The shareholders of RWA approved the acquisition by virtue of their execution of the acquisition agreement, and no further action by the RWA shareholders is needed for approval of the acquisition.

Quorum and Vote of General Finance Stockholders (page 28)

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the special meeting if a majority of the shares of our common stock outstanding as of the record date are presented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the acquisition will require the approval of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting with respect to the acquisition, as well as the holders of a majority of our IPO shares voted with respect to the acquisition. Notwithstanding these approvals, the acquisition will not be completed if the holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights.

Abstentions and broker non-votes will have the same effect as a vote against approval of the acquisition. Please note, however, that you cannot exercise your conversion rights unless you affirmatively vote against approval of the acquisition.

Conversion Rights (page 30)

Under our certificate of incorporation, stockholders holding IPO shares may vote against approval of the acquisition and demand that we convert such shares into a pro rata share of the funds held in the trust account established at the time of our IPO. Demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided. Demand may also be made in any other writing that clearly states that conversion is demanded and is delivered so that it is received by us at any time prior to the vote at the special meeting with respect to the acquisition. In addition to voting against approval of the acquisition and making a demand for conversion of your IPO shares, you must tender your share certificate in accordance with the instructions in this proxy statement prior to the special meeting of stockholders.

If conversion rights are exercised properly and the acquisition is completed, we will convert each IPO share into a pro rata portion of the funds held in the trust account as of the date two business days prior to completion of the acquisition. We anticipate that this would amount to not less than approximately $7.80 per IPO share based upon the funds in the trust account as of December 31, 2006. This compares to the closing sale price of our common stock of $7.90 as reported on the American Stock Exchange on February 22, 2007. The actual conversion amount will vary. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own the shares. If you properly exercise your conversion rights, you will be entitled to receive cash for your shares only if you tender your stock certificate to our transfer agent as described in this proxy statement not later than 5:00 p.m., New York City Time, on March 23, 2007 and continue to hold these shares through the completion of the acquisition . If the acquisition is not completed, these shares will not be converted into cash. An improper exercise of conversion rights may be remedied at any time until the special meeting.

If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be forced to liquidate.

We cannot complete the acquisition if holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights.

If the acquisition is completed, the foregoing provisions of our certificate of incorporation will no longer apply.

Appraisal Rights (page 31)

Our stockholders do not have appraisal rights in connection with the acquisition.

Proxies (page 31)

Proxies may be solicited by mail, telephone or in person. We have engaged MacKenzie Partners, Inc. to assist us in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy at or before the special meeting.

Interests of Our Directors and Officers in the Acquisition (page 48)

When you consider the recommendation of our board of directors “FOR” approval of the acquisition, you should keep in mind that our officers and directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular:

•	If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be required to liquidate. In that event, the 1,875,000 shares of common stock held by our officers and directors that were acquired prior to the IPO for an aggregate purchase price of $250,000 will be worthless, because our officers and directors have waived all rights to receive any liquidation proceeds with respect to such shares. As of February 22, 2007, the aggregate market value of the shares of our common stock owned by our officers and directors was $14,812,500.

•	Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, own warrants to purchase an aggregate of 1,477,833 shares of our common stock that they acquired for an aggregate purchase price of $1,400,000, which also will become worthless upon our liquidation. As of February 22, 2007, the aggregate market value of these warrants was $2,586,208.

•	Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $2,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At February 28, 2007, the outstanding amount of principal and accrued interest under the line of credit was $1,317,050. We will continue to borrow funds under the line of credit to pay expenses through the completion of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition or other business combination is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amount owed to him under the line of credit.

•	All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our officers following the acquisition and Peter McCann and James Warren, Royal Wolf’s Chief Financial Officer and Chief Operating Officer, respectively, will be key employees. At present, we do not compensate our officers or directors other than Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. We will have employment agreements with only Messrs. Barrantes and Allan. Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided that he is employed on the last day of such year. Mr. Allan receives a base annual salary of $234,360 and is eligible to receive an performance annual bonus not to exceed $78,120 based upon the achievement of specified performance indicators. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves a annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million. If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there is no current understanding or arrangement with respect to any future compensation to our officers or directors.

Except as set forth above, none of our officers or directors or their associates has any interest in the acquisition.

Conditions to the Completion of the Acquisition (page 53)

The completion of the acquisition is conditioned upon our stockholders approving the acquisition no later than March 26, 2007. Notwithstanding their approval, if the holders of 20% or more of our IPO shares exercise their conversion rights, the acquisition cannot be completed.

In addition, the completion of the acquisition is conditioned upon, among other things:

•	Obtaining consents of the landlords under certain Royal Wolf leases and of the parties to certain other Royal Wolf contracts, including the licensor of the “Royal Wolf” name and trademark;

•	The absence of any event that has a material adverse effect on the assets, liabilities or profitability of Royal Wolf from June 30, 2006 to the closing;

•	Cancellation of all outstanding options to purchase shares in RWA and RWA’s repurchase of certain outstanding shares of RWA;

•	The termination of a shareholders’ agreement among the sellers and RWA governing the operation of Royal Wolf;

•	Termination of the employment agreement between Royal Wolf and Michael P. Baxter with Mr. Baxter’s waiver of all claims against Royal Wolf as a result of the termination; and

•	Amendment of the employment agreements between Royal Wolf and each of Robert Allan, Peter McCann and James Warren to eliminate references to any shareholders agreement and share option plans, and confirmation by these individuals that Royal Wolf is not in default under such agreements and that they have no claims against Royal Wolf other than as provided in such agreements.

Except for the stockholder approval condition, any of the foregoing closing conditions may be waived by the party entitled to the benefit of the condition. We may waive one or more of the closing conditions if we deem it advisable to do so.

Indemnification and Escrow Provisions (page 53)

Each of the sellers agreed in the acquisition agreement to indemnify us against claims (as defined) due to breach of the sellers’ warranties, subject to certain limitations. The sellers have no liability for a claim unless the amount of the claim is at least $15,668 and until the aggregate of all claims in excess of $15,668 exceeds $293,774, in which event we can claim the whole amount, not just the amount in excess of $293,774. The sellers will have no liability for breach of warranty unless the claim arises within 18 months after the date of the acquisition agreement (five years after the date of the acquisition agreement for breach of certain warranties relating to corporate organization, outstanding shares and share capitalization, compliance with legal requirements, tax, and the environment).

The acquisition agreement provides that, at the closing, $5.5 million of the cash consideration payable by us to the sellers will be deposited in a separate bank account requiring signatures of us and the sellers for withdrawals. The purpose of this account is to provide a source of funds to pay the sellers’ indemnification obligations. The acquisition agreement provides that 25% of these funds will be released to the sellers 12 months after the closing and the balance will be released to the sellers 18 months from the closing, in each case, subject to any paid or pending indemnity claims by us. In addition, the shares of our common stock issued to one of the sellers is intended to serve a source of repayment for indemnity claims, and will be subject to restrictions on transfer for similar 12-month and 18-month periods. The acquisition agreement provides that these funds and shares can be released prior to such 12-month and 18-month periods if the sellers obtain warranty insurance in such amount and on such other terms as we may approve.

Consulting and Employment Agreements (page 53)

In connection with the acquisition, Michael Baxter, the executive director and a founder of Royal Wolf, will enter into a 360-day consulting agreement pursuant to which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf for total fee of approximately $39,060. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

Robert Allan, James Warren and Peter McCann, the three principal executives of Royal Wolf, will continue to serve in these capacities following the acquisition under their existing employment agreements. For more details regarding the terms of these employment agreements, see the discussion under the caption “Consulting and Employment Agreements” on page 53 of this Proxy Statement.

Termination, Amendment and Waiver (pages 54 and 55)

The acquisition agreement may be terminated as follows:

•	By the sellers if the Securities and Exchange Commission has not cleared this proxy statement by February 26, 2007 or the acquisition is not approved by our stockholders by March 26, 2007; and

•	By any party after March 17, 2007 if any of the other conditions to the closing of the acquisition has not been satisfied and the terminating party has used reasonable efforts to satisfy the conditions.

There is no termination or breakup fee payable in connection with the termination of the acquisition agreement; however, we have paid the sellers deposits of $1,005,000. If the closing occurs, the deposits will be applied to reduce the cash portion of the consideration payable by us at the closing. If the closing does not occur, the deposits are refundable to us only in certain limited circumstances. The acquisition agreement does not specifically address any other rights of a party in the event of a wrongful refusal or failure of the other party to complete the acquisition. In that event, such party would be entitled to assert its legal rights for breach of contract against the wrongful party.

If permitted under applicable law, either we or the sellers may waive any inaccuracies in the representations and warranties made to us or the sellers contained in the acquisition agreement and waive compliance with any agreements or conditions for the benefit of us or the sellers contained in the acquisition agreement. We cannot assure you that any or all of the conditions will be satisfied or waived. The conditions that the acquisition be approved by our stockholders and that the holders of fewer than 20% of our IPO shares exercise their conversion rights cannot be waived.

Non-Compete Covenants (page 54)

Under the acquisition agreement, the sellers have agreed not to compete with Royal Wolf in Australia or New Zealand for the five-year period following the closing. They also have agreed to refrain from inducing Royal Wolf employees to leave its employ during the two-year period following the closing.

Listing on AMEX (page 49)

Following the acquisition, our outstanding common stock, warrants and units will continue to be listed for trading on the American Stock Exchange.

Tax Consequences (page 55)

There will be no tax consequences to our stockholders resulting from the acquisition, except to the extent they exercise their conversion rights.

A stockholder who exercises conversion rights will generally be required to recognize capital gain or loss upon the conversion, if such shares were held as a capital asset on the date of the acquisition. This gain or loss will be measured by the difference between the amount of cash received and the stockholder’s tax basis in the converted shares. The gain or loss will be short-term gain or loss if the acquisition closes as scheduled, but may be long term gain or loss if the closing is postponed.

Finder’s Fees (page 55)

No finder’s fees will be paid in connection with the acquisition.

Accounting Treatment (page 55)

The acquisition will be accounted for as a reverse acquisition and equity recapitalization, with us treated as the “acquired” company for financial reporting purposes. The acquisition consideration paid to the sellers will be reflected as a distribution to them, and will result in a reduction in stockholders’ equity.

Regulatory Matters (page 55)

The acquisition is subject to review by the Treasurer of the Commonwealth of Australia, which issued its notice of non-objection on September 29, 2006. The acquisition is not subject to any regulatory approvals in the U.S.

Risk Factors (page 19)

Before you grant your proxy or vote or instruct the vote with respect to the acquisition, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on us and Royal Wolf.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995, although the safe-harbor provisions of that act do not apply to statements made in this proxy statement. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and Royal Wolf that may cause the actual future business and financial results of us and Royal Wolf to be materially different from prior results or any results expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a difference include, but are not limited to, those described in the “Risk Factors” section and elsewhere in this proxy statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included in this proxy statement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the financial information in this section to assist you in your analysis of the financial aspects of the acquisition. The information in this section is only a summary, and should be read in conjunction with the historical financial statements and related notes. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of us and our consolidated subsidiaries, including Royal Wolf, following the acquisition.

General Finance Corporation Selected Historical Information

The following table sets forth selected historical financial information derived from our audited consolidated financial statements as of and for the period from October 14, 2005 (inception) to December 31, 2006 and as of and for the year ended December 31, 2006.

Statement of Operations Information:

		October 14, 2005
	Year Ended	(inception) to
	December 31,	December 31,
	2006	2006
	(In thousands except share information)

General and administrative expenses	$1,171	$1,175
Operating (loss)	(1,171)	(1,175)
Other income:
Interest expense	(21)	(21)
Interest income	1,889	1,889
Net income	457	453

Net income per share:
Basic	$0.06
Diluted	0.05

Weighted average shares outstanding:
Basic	8,151,000
Diluted	9,637,000

Balance Sheet Information:

December 31, 2006
(In thousands)

Cash	$38
Cash equivalents held in trust	68,055
Total assets	69,128
Deferred underwriting fees	1,380
Total liabilities	3,797
Common stock subject to possible conversion	13,168
Stockholders’ equity	52,163

RWA Selected Historical Consolidated Financial Information

The following table sets forth, in Australian dollars, selected historical financial information of RWA derived from RWA’s audited consolidated financial statements as of and for the year ended June 30, 2006, the six months ended June 30, 2005 and the year ended December 31, 2004 contained elsewhere in this proxy statement. The information as of and for the year ended December 31, 2003 was derived from the audited financial statements of Royal Wolf Trading Australia Pty Limited, or RWT, Royal Wolf’s principal operating subsidiary, contained elsewhere in this proxy statement. The information as of and for the years ended December 31, 2002 and 2001 was derived from the unaudited financial statements of RWT that are not contained in this proxy statement. RWA changed its fiscal year-end to June 30 from December 31 commencing with the six months ended June 30, 2005 and the fiscal year ended June 30, 2006. The audited consolidated financial statements of RWA as of and for the year ended June 30, 2006 and December 31, 2004 and as of and for the six months ended June 30, 2005 were prepared in accordance with Australian accounting standards. International financial reporting standards, or IFRS, form the basis of Australian accounting standards, and are referred to in this proxy statement as Australian equivalents to IFRS, or AIFRS, to distinguish them from Australian generally accepted accounting principles, or AGAAP, which were in effect for periods prior to 2004. AIFRS became effective for accounting periods beginning on or after January 1, 2005. Royal Wolf’s first financial statements prepared in accordance with AIFRS were for the six months ended June 30, 2005, with comparative information for the year ended December 31, 2004 restated accordingly. The other financial statements of RWT referred to above were prepared in accordance with AGAAP. AIFRS and AGAAP are not comparable, and both AIFRS and AGAAP differ in some respects from U.S. generally accepted accounting principles, or U.S. GAAP, and are not comparable to U.S. GAAP. However, a reconciliation to U.S. GAAP of the consolidated financial results of RWA and the December 31, 2003 financial statements of RWT is set forth in the notes to the respective consolidated financial statements of RWA and the financial statements of RWT included in this proxy statement.

The consolidated financial statements of RWA for each period presented and the financial statements of RWT for the year ended December 31, 2003 have been restated due to a correction of an error in accounting for income taxes as set forth in the notes to the respective consolidated financial statements of RWA and the financial statements of RWT included in this proxy statement.

The summarized information below should be read together with the historical financial statements and accompanying notes contained elsewhere in this proxy statement.

Consolidated Statement of Operations Information:

	Year Ended	Six Months Ended
	June 30,	June 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
	(Restated)	(Restated)	(Restated)	(Restated)	(Unaudited)	(Unaudited)
	(In thousands of Australian dollars)

Sale and modification of containers	$46,097	$17,534	$35,463	$25,973	$22,526	$16,358
Hire of containers	21,290	9,339	16,756	13,089	10,574	9,653
Total revenues	67,387	26,873	52,219	39,062	33,100	26,011
Results from operating activities	2,656	613	3,517	2,176	2,867	1,701
Other income (expense), net	(3,512)	(856)	(3,042)	747	(4,482)	(2,769)
Income tax (benefit)	(525)	(30)	(4)	312	203	(4)
Net income (loss)	(331)	(213)	479	2,611	(1,412)	(1,697)

Consolidated Balance Sheet Information:

	June 30,		December 31,
	2006	2005	2004	2003	2002	2001
	(Restated)	(Restated)	(Restated)	(Restated)	(Unaudited)	(Unaudited)
	(In thousands of Australian dollars)

Cash and cash equivalents	$777	$695	$3	$1,788	$788	$942
Trade and other receivables	10,206	7,876	7,024	5,205	5,339	3,831
Inventories	7,498	4,023	2,140	3,880	2,487	1,576
Total assets	66,406	47,152	39,390	34,917	24,696	21,171
Total current liabilities	22,710	11,807	14,190	12,015	14,296	11,069
Non-current interest bearing loans and borrowings	37,194	30,175	20,614	15,438	5,409	7,785
Equity	4,829	4,816	4,151	6,388	3,777	2,265

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information is designed to show how our acquisition of RWA might have affected our historical financial statements if the acquisition had been completed at an earlier time. The following summary unaudited pro forma condensed combined financial information was prepared based on the historical financial results of us and RWA. The historical results for RWA have been adjusted to conform with U.S. GAAP and converted to U.S. dollars at the average exchange rate during the periods presented in the statements of income and at December 31, 2006 for the balance sheets. The following should be read in connection with “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 56 and the historical financial statements of RWA that are contained elsewhere in this proxy statement.

The unaudited pro forma balance sheet data assumes that the acquisition took place on December 31, 2006 and combines RWA’s December 31, 2006 unaudited consolidated balance sheet data with our audited December 31, 2006 balance sheet data. The unaudited pro forma statements of operations data for the twelve months ended December 31, 2006 gives effect to the acquisition as if it had occurred on January 1, 2006, and combines the results of operations of us and RWA for the periods indicated.

The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of our combined financial condition or results of operations for future periods or the combined financial condition or results of operations that actually would have been realized had we acquired and owned RWA during these periods:

	Pro Forma
	Twelve Months Ended
	December 31, 2006
	Assuming No	Assuming Maximum
	Conversions(1)	Conversions(2)
	(In thousands except per share data)

Statement of Operations Data:
Revenues and other operating income	$59,489	$59,489
Net loss	(817)	(1,240)
Net income (loss) per share:
Basic	(0.08)	(0.14)
Diluted	(0.08)	(0.14)

	Pro Forma
	December 31, 2006
	Assuming No	Assuming Maximum
	Conversions(1)	Conversions(2)
	(In thousands)

Balance Sheet Data:
Cash and cash equivalents	$19,464	$6,296
Total assets	85,614	72,446
Long-term notes payable	43,412	43,412
Other long-term liabilities	3,977	3,977
Stockholders’ equity	12,454	(714)

(1)	Assumes that none of our stockholders exercises conversion rights.

(2)	Assumes that 19.99% of our IPO shares, or 1,724,138 shares, are converted into their pro rata share of the funds held in the trust account.

COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth audited historical and unaudited pro forma per share ownership information of us after giving effect to the acquisition, assuming both no conversions and maximum conversions by our stockholders. You should read this information in conjunction with our selected historical financial information. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes beginning on page 56.

The unaudited pro forma condensed earnings per share information below does not purport to represent the earnings per share that would have been achieved had we acquired and owned RWA during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma book value per share information below does not purport to represent what our value would have been had we acquired and owned RWA.

Year Ended
December 31, 2006

Historical:
Basic income per share	$0.06
Diluted income per share	0.05

Twelve Months Ended
December 31, 2006

Pro Forma Consolidated:
Basic loss per share assuming no conversions(1)	$(0.08)
Diluted loss per share assuming no conversions(1)	(0.08)
Basic loss per share assuming maximum conversions(2)	(0.14)
Diluted loss per share assuming maximum conversions(2)	(0.14)
Shares Used to Compute Basic Per Share Data:
Assuming no conversions(1)	10,696,000
Assuming maximum conversions(2)	8,972,000
Shares Used to Compute Diluted Per Share Data:
Assuming no conversions(1)	10,696,000
Assuming maximum conversions(2)	8,972,000

December 31, 2006

Historical Book Value of Stockholders’ Equity Per Share	$4.97
Pro Forma Book Value of Stockholders’ Equity Per Share:
Assuming no conversions(1)	$1.16
Assuming maximum conversions(2)	$(0.08)

(1)	Assumes that none of our stockholders exercises conversion rights.

(2)	Assumes that 19.99% of our IPO shares, or 1,724,138 shares, are converted into their pro rata share of the funds held in the trust account.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “GFN.U,” “GFN” and “GFN.WS,” respectively. The following table sets forth the range of high and low sales prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on April 10, 2006, and since the common stock and warrants commenced public trading separately on June 13, 2006:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

2007:
First Quarter (through February 22)	$9.50	$8.50	$7.95	$7.46	$1.80	$1.10
2006:
Fourth Quarter	$8.00	$7.81	$7.70	$7.25	$1.15	$0.62
Third Quarter	$8.45	$7.75	$7.36	$7.22	$0.85	$0.63
Second Quarter	$8.06	$7.75	$7.35	$7.24	$0.80	$0.63

The closing sales prices for our units, common stock and warrants as reported on the American Stock Exchange on February 22, 2007 were $9.50, $7.90 and $1.75, respectively. Holders of our units, common stock, and warrants should obtain current market quotations for their securities. The market price of our units, common stock, and warrants may vary at any time before the closing of the acquisition.

Holders

As of February 22, 2007, the record date for the special meeting, there were one holder of record of our units, eight holders of record of our common stock and one holder of record of our warrants. All of our IPO shares, representing approximately 82% of our outstanding common stock, is held in “street name.” We believe that there are hundreds of beneficial holders of our common stock, units and warrants.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination.

It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends subsequent to a business combination will be within the discretion of our then board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you vote or instruct your vote with respect to the approval of the acquisition.

Risks Related to Our Business and Operations Following Our Acquisition of Royal Wolf

General or localized economic downturns or weakness may adversely affect Royal Wolf’s customers, in particular those in the mining and moving and storage industries, which may reduce demand for Royal Wolf’s products and services to decline and negatively impact our future revenues and results of operations.

A significant portion of Royal Wolf’s revenues is derived from customers who are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the mining and moving and storage industries, which constituted approximately 9% and 6%, respectively, of Royal Wolf’s revenues in the fiscal year ended June 30, 2006. Although the variety of Royal Wolf’s products, the breadth of its customer base and its geographic diversity throughout Australia limits its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Royal Wolf’s products and negatively impact our future revenues and results of operations.

Royal Wolf faces significant competition in the portable buildings industry and regional competition in the portable storage market. Royal Wolf also faces potentially significant competition from modular industry companies who have portable storage offerings, especially from several national competitors in Australia who have greater financial resources and pricing flexibility than Royal Wolf does. If Royal Wolf is unable to compete successfully, it could lose customers and our future revenues could decline.

Although Royal Wolf’s competition varies significantly by market, the portable buildings markets in which Royal Wolf competes is dominated by three or four large participants and is highly competitive. In addition, Royal Wolf competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular space industry is highly competitive and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage offerings are less leveraged than Royal Wolf, and have greater financial resources and pricing flexibility than Royal Wolf does. If they focus on portable storage, Royal Wolf could lose customers and our future revenues could decline. If Royal Wolf is unable to compete successfully, it could lose customers and our future revenues could decline.

Because Royal Wolf has depended to a large extent on the success of its leasing operations, the failure of Royal Wolf to effectively and quickly remarket lease units that are returned could materially and adversely affect our results of operations.

Royal Wolf’s average monthly lease fleet utilization has historically exceeded 80%, with the typical lease being for an average period of over twelve months. The high utilization rate and the length of the average lease has provided Royal Wolf with a predictable revenue stream. However, should a significant number of Royal Wolf’s lease units be returned during any short period of time, Royal Wolf would have to re-lease a large supply of units at similar rates in order to maintain historic revenues from these operations. Royal Wolf’s failure to effectively remarket a large influx of units returning from leases could have a material adverse effect on our results of operations.

Royal Wolf operates with a high amount of debt, a substantial portion of which is secured by all or substantially all of the company’s assets and is subject to variable interest rates.

As of December 31, 2006, excluding non-interest bearing trade payables and other similar current liabilities, Royal Wolf had approximately $40.2 million of indebtedness, of which approximately $33.0 million bears interest at variable rates ranging from 7.3% to 15% per annum. A significant amount of Royal Wolf’s debt bears interest at a variable rate that adjusts periodically. Royal Wolf’s debt obligations require it to dedicate a significant portion of its cash flow from operations to payments on the indebtedness, which could reduce the availability of cash flow for future working capital, capital expenditures, acquisitions and other general corporate purposes. In addition, Royal

Wolf’s debt load increases its vulnerability to general adverse economic and industry conditions, limits its flexibility in planning for, or reacting to, changes in its business and its industry, and subjects it to certain restrictive covenants that influence its operations and its ability to borrow additional funds. These periodic interest rate adjustments could expose Royal Wolf’s operating results and cash flows to periodic fluctuations. Although Royal Wolf uses interest rate hedging arrangements and swap agreements to limit its exposure to interest rate volatility, no assurance can be given that Royal Wolf will not remain subject to unexpected interest expenses. Failing to comply with its debt service obligations and the debt covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In addition, since Royal Wolf’s bank loans are secured by a lien on all or substantially all of Royal Wolf’s container fleet and other assets, a default under Royal Wolf’s bank debt could result in the foreclosure of all of these assets, which would materially and adversely affect Royal Wolf’s operations and ability to continue its current operations.

The supply and cost of used ocean-going containers fluctuates, which fluctuation could affect Royal Wolf’s pricing and our ability to grow.

Royal Wolf currently purchases, refurbishes and modifies used ocean-going containers in order to replenish and expand its lease fleet. Various freight transportation companies, freight forwarders and commercial and retail storage companies also purchase used ocean-going containers. Many of these other companies have greater financial resources than Royal Wolf does. As a result, if the number of available containers for sale decreases, these competitors may be better able to absorb an increase in the cost of containers. If used ocean-going container prices increase substantially, Royal Wolf may not be able to purchase enough new units to maintain or increase the size of its fleet. These price increases also could increase Royal Wolf’s acquisition costs and operating expenses and adversely affect our results of operations and reduce our earnings. Conversely, an oversupply of used ocean-going containers may cause container prices to fall, which may result in competitors then lowering the lease rates on their storage units. As a result, Royal Wolf may need to lower its lease rates to remain competitive, which would cause our future revenues to decline.

Sales of storage units constitute a significant portion of Royal Wolf’s revenues. Failure to continue to sell units at historic rates could adversely affect our ability to grow Royal Wolf’s lease fleet.

Sales of storage units constituted approximately 56% and 53% of Royal Wolf total revenues for the twelve months ended June 30, 2006 and June 30, 2005, respectively. Revenues from sales of storage units have been used to fund increases in the size of our lease fleet. As a result, the failure to continue to sell a significant number of units may adversely affect our ability to increase the size of Royal Wolf’s lease fleet or to otherwise take advantage of business and growth opportunities available to it.

Governmental regulations could impose substantial costs and restrictions on Royal Wolf’s operations that could harm our future results of operations.

Royal Wolf is subject to various Australian federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Any failure to comply with these laws or regulations could result in capital or operating expenditures or the imposition of severe penalties or restrictions on its operations. In addition, these laws and regulations could change in a manner that materially and adversely affects Royal Wolf’s ability to conduct its business. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs. If Royal Wolf is unable to pass these increased costs on to its customers, our future operating results could be negatively impacted.

Royal Wolf may not be able to facilitate its growth strategy by identifying or completing transactions with attractive acquisition candidates, which could impair the growth and profitability of its business.

Since December 2005, Royal Wolf has completed four acquisitions. An important element of our growth strategy for Royal Wolf is to continue to seek additional acquisitions in order to add new customers within existing geographic markets and branch locations, or CSC’s, and to expand Royal Wolf’s operations into new markets. Any future growth through acquisitions will be partially dependent upon the continued availability of suitable acquisition candidates at favorable prices, upon advantageous terms and conditions and upon successful integration of the acquired businesses. However, future acquisitions may not be available at advantageous prices or upon favorable terms and conditions. In addition, acquisitions involve risks that the businesses acquired will not perform in accordance with expectations, that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect, that the acquired businesses may not be integrated successfully and that the acquisitions may strain Royal Wolf’s management resources. Future acquisitions and any necessary related financings also may involve significant transaction-related expenses. If Royal Wolf is unable to complete additional acquisitions or successfully integrate any businesses that it does acquire, our future growth and operating results would be adversely impacted.

Failure to retain key personnel could adversely affect Royal Wolf’s operations and could impede our ability to execute our business plan and growth strategy.

After the completion of the acquisition, Royal Wolf will continue to be managed largely by its existing officers, including Robert Allan, its Chief Executive Officer, Peter McCann, its Chief Financial Officer, and James Warren, its Chief Operating Officer. The continued success of Royal Wolf will depend largely on the efforts and abilities of these executive officers and certain other key employees, many of who have over eight years of experience with Royal Wolf. These officers and employees have knowledge and an understanding of Royal Wolf and its industry that cannot be readily duplicated. Each of Messrs. Allan, McCann and Warren has an employment agreement which is terminable under certain circumstances upon notice to him. The loss of any member of Royal Wolf’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Any failure of Royal Wolf’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs, which could negatively impact our results of operations.

Royal Wolf depends on its management information systems to actively manage its lease fleet, control new unit capital spending and provide fleet information, including leasing history, condition and availability of our units. These functions enhance Royal Wolf’s ability to optimize fleet utilization, rentability and redeployment. The failure of Royal Wolf’s management information systems to perform as we anticipate could disrupt its business and could result in, among other things, decreased leases or sales and increased overhead costs, which could negatively impact our results of operations.

A write-off of all or a part of our goodwill would hurt our operating results and reduce our stockholders’ equity.

As a result of four acquisitions completed by Royal Wolf since December 2005, we will have significant intangible assets related to goodwill, which represents the excess of the total purchase price of the acquisitions over the fair value of the net assets acquired. We are not permitted to amortize goodwill under the U.S. accounting standards and instead are required to review goodwill at least annually for impairment. In the event impairment is identified, a charge to earnings would be recorded. Although it does not affect our cash flow, a write-off in future periods of all or a part of our goodwill would hurt our operating results and stockholders’ equity. We are unable to currently estimate if and when it may become necessary to write-off goodwill or the effect such a write-off may have on our financial results or the market prices of our securities.

Significant increases in raw material costs could increase our operating costs significantly and harm our stockholders’ equity.

Royal Wolf purchases raw materials, including metals, lumber, siding and roofing and other products, to perform periodic refurbishment of its units and to modify containers to its customers’ requirements. During periods of rising prices for raw materials, and in particular when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases in our operating costs and may not be able to pass price increases through to our customers in a timely manner, which could harm our future results of operations.

Failure by Royal Wolf’s Chinese manufacturers to sell and deliver products to Royal Wolf in timely fashion may harm Royal Wolf’s reputation and our financial condition.

Royal Wolf currently purchases new container products directly from container manufacturers in China. Although Royal Wolf is not dependent on any one manufacturer and is able to purchase products from a variety of suppliers, the failure of one or more of its suppliers to timely manufacture and deliver containers to Royal Wolf could adversely affect its operations. Royal Wolf purchases new container products under purchase orders issued to container manufacturers, which the manufacturers may or may not accept or be able to fill. Royal Wolf has no contracts with any supplier. If these suppliers do not timely fill Royal Wolf’s purchase orders, or do not properly manufacture the ordered products, our reputation and financial condition also could be harmed.

Royal Wolf’s growth plan includes a possible expansion of Royal Wolf’s operations into markets outside of Australia, including Asia/Pacific markets. Such international expansion may not prove successful, and may divert significant capital, resources and management’s time and attention and adversely affect Royal Wolf’s on-going operations in Australia.

To date, Royal Wolf has conducted all of its business within Australia. However, Royal Wolf has plans to enter international markets, including the Asia/Pacific market, in the future, which will require meaningful amounts of management time and attention. Royal Wolf’s products and its overall marketing approach may not be accepted in other markets to the extent needed to make its international expansion profitable. In addition, the additional demands on its management from these activities may detract from Royal Wolf’s efforts in the Australian market and adversely affect its operating results in its principal market. Any international expansion will expose Royal Wolf to the risks normally associated with conducting international business operations, including unexpected changes in regulatory requirements, changes in foreign legislation, possible foreign currency controls, currency exchange rate fluctuations or devaluations, tariffs, difficulties in staffing and managing foreign operations, difficulties in obtaining and managing vendors and distributors, potential negative tax consequences and difficulties collecting accounts receivable.

Royal Wolf’s planned growth could strain our management resources, which could disrupt our development of new Royal Wolf customer service centers.

Our future performance will depend in large part on our ability to manage Royal Wolf’s planned growth. Royal Wolf’s growth could strain our existing management, human and other resources. To successfully manage this growth, we must continue to add managers and employees and improve Royal Wolf’s operating, financial and other internal procedures and controls. We also must effectively motivate, train and manage Royal Wolf’s employees. If we do not manage Royal Wolf’s growth effectively, some of its new customer service centers and acquisitions may lose money or fail, and we may have to close unprofitable locations. Closing a customer service center would likely result in additional expenses that would adversely affect our future operating results.

We may need additional debt or equity to sustain our growth, but we do not have commitments for such funds.

We may finance Royal Wolf’s growth through a combination of borrowings, cash flows from operations and equity financing. The ability of Royal Wolf to grow will depend in part on our ability to obtain either additional debt or equity financing to fund the costs of such growth. The availability and terms of any debt and equity financing will vary from time to time, and will be influenced by Royal Wolf’s performance and by external factors, such as the economy generally and developments in the market, that are beyond our control. Also, additional debt financing or the sale of additional equity securities may adversely affect the market price of our securities. If we are unable to obtain additional debt or equity financing on acceptable terms, we may have to curtail Royal Wolf’s growth by delaying new customer service center openings or expansion of its lease fleet.

Some zoning laws restrict the use of Royal Wolf’s storage units and therefore limit its ability to offer its products in all markets.

Most of Royal Wolf’s customers use Royal Wolf’s storage units to store goods on their own properties. Local zoning laws in some of Royal Wolf’s geographic markets prohibit customers from maintaining portable storage units on their properties or require that portable storage units be located out of sight from the street. If local zoning laws in one or more of Royal Wolf’s geographic markets were to ban or restrict portable storage units stored on customers’ sites, Royal Wolf’s business in that market will suffer.

Unionization by some or all of Royal Wolf’s employees could cause increases in operating costs.

Royal Wolf’s employees are not presently covered by collective bargaining agreements. However, from time to time various unions have attempted to organize some of Royal Wolf’s employees. We are unable to predict the outcome of any continuing or future efforts to organize Royal Wolf’s employees, the terms of any future labor agreements, or the effect, if any, those agreements might have on our operations or financial performance.

Risks Related to the Acquisition

In performing its valuation analyses of Royal Wolf, our management relied on projections for Royal Wolf as provided by its management. No assurance can be made that the projections our management used in its analyses will be achieved.

Royal Wolf did not publicly disclose internal management projections of the type provided to our management in connection with our management’s analysis of the acquisition, and the projections utilized were not prepared with intent for public disclosure or prepared in accordance with generally accepted accounting principles, the published guidelines of the Securities and Exchange commission or the American Institute of Certified Public Accountants’ guidelines for projections or forecasts. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and industry conditions and competitive activity. Actual results could vary significantly from those set forth in the projections used by our management. For all of these reasons, stockholders should not place undue reliance on these projections as summarized elsewhere in this proxy statement.

We obtained no fairness opinion in connection with our acquisition of Royal Wolf, and some of the valuation methods we utilized indicated that the fair value of Royal Wolf may be below 80% of our net assets. It is possible, therefore, that stockholders could challenge our determinations regarding the acquisition.

Our board of directors approved our acquisition of Royal Wolf and determined that it is in the best interests of us and our stockholders, and believes that the acquisition is fair to us and our stockholders. Our board also determined that the fair market value of Royal Wolf exceeds 80% of our net assets, which is one of the requirements for our initial business combination as set forth in the prospectus relating to our IPO. In making these determinations, our board of directors relied upon the industry and deal-making experience of our officers and directors, including Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer. Our board of directors did not seek or obtain a fairness opinion from an independent advisor to support its determinations. Some of the valuation methods utilized by our management and board of directors in evaluating the Royal Wolf acquisition indicated that the fair value of Royal Wolf may be below 80% of our net assets. It is possible, therefore, that stockholders could challenge this determination, in which event we could be subject to possible stockholder claims and could incur substantial costs and expenses in defending such claims. The time and attention of our management and board of directors also could be diverted from the management and operation of our business in the event of claims by our stockholders.

Our working capital will be reduced to the extent our stockholders exercise their conversion rights. This would reduce our cash reserves after the acquisition.

We are not permitted to complete the acquisition if holders of 20% or more of our IPO shares exercise their conversion rights. Based upon the funds held in the trust account as of December 31, 2006, the amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $13.2 million, or approximately 20% of the funds then held in the trust account after deduction of the contingent underwriting discount and taxes on earned interest. To the extent our stockholders exercise their conversion rights, there will be a corresponding reduction in the amount of funds available to us following the acquisition. Depending on the net price paid by our various stockholders for the outstanding IPO shares and other financial considerations, it may be in the best interests of some stockholders to convert their shares or to permit the liquidation of this company. Since we cannot currently predict how many stockholders will exercise their conversion rights, we do not know if the acquisition of RWA will be effected, and if so, what amount of funds will be disbursed to stockholders who exercise their conversion rights.

The aggregate consideration we will pay for RWA may increase due to currency exchange rate fluctuations.

Based on the currency exchange rate of 0.7812 U.S. dollar for one Australian dollar prevailing on January 12, 2007, the aggregate consideration for the acquisition is $91.0 million, subject to the consideration adjustments. Of the aggregate consideration, we will pay at the closing cash in the amount of $87.1 million, as adjusted by the consideration adjustments, less the net debt of Royal Wolf as of the closing date. Based upon the net debt of Royal Wolf as of December 31, 2006, and as adjusted by the consideration adjustments relating to working capital and net tangible assets as of December 31, 2006, we estimate that the cash payable by us will be approximately $45.8 million. The actual cash payable at the closing will be different. The foregoing payment is required to be made in Australian dollars. The exchange rate between the U.S. dollar and the Australian dollar is subject to market fluctuations, and the U.S. dollar generally has weakened recently compared to the Australian dollar. In the event that the value of the Australian dollar appreciates compared to the U.S. dollar prior to the closing of the acquisition, the amount of U.S. dollars that we will have to exchange into Australian dollars at that time could be significantly higher, thereby making the actual amount of aggregate consideration paid by us higher. For example, if the value of the Australian dollar increased relative to the U.S. dollar by one U.S. cent ($0.01), the amount of aggregate consideration will increase by over $900,000. (The actual amount of the aggregate consideration paid by us will be lower if the Australian dollar depreciates compared to the U.S. dollar.) We have not entered into any hedge agreements to limit our exposure to currency rate fluctuations, and no assurance can be given that the currency exchange rate between the U.S. dollar and the Australian dollar will not be less favorable to us at the closing of the acquisition.

Our directors and officers own shares of common stock and have interests in the acquisition that are different from yours. If the acquisition is not approved, the shares of common stock acquired by them prior to our IPO may become worthless.

Our directors and officers own 1,875,000 shares of our common stock purchased by them for an aggregate purchase price of $250,000 prior to our IPO as to which they have waived any right to receive any of the cash proceeds that may be distributed upon our liquidation. If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will liquidate and such shares held by our officers and directors will become worthless. As of February 22, 2007, the aggregate market value of the shares of our common stock owned by our officers and directors was $14,812,500.

Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, hold warrants to purchase an aggregate of 1,477,833 shares of our common stock that they acquired for an aggregate purchase price of $1,400,000. These warrants also will become worthless if the acquisition is not completed and we fail to enter into an agreement in principle or a definitive agreement with respect to another business combination, or fail to complete another business combination, as described above. As of February 22, 2007, the aggregate market value of these warrants was $2,586,208.

Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $2,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At February 28, 2007 the outstanding amount of principal and accrued interest under the line of credit was $1,317,050. We will continue to borrow funds under the line of credit through the closing of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit.

These financial interests of our directors and officers may have influenced their decision to approve our acquisition of Royal Wolf. In considering the recommendations of our board of directors for approval of the acquisition, you should consider these interests.

We have not established the compensation of some of our officers or our directors, so stockholders will not have this information in deciding how to vote.

Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA OF $40 million.

If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there is no current understanding or arrangement with respect to any such compensation, and our stockholders will have no information with respect to any such future compensation in deciding how to vote their shares with respect to the acquisition.

If we do not complete our acquisition of Royal Wolf, we may not be successful in identifying another suitable business combination.

If we do not complete the acquisition, we will immediately resume our search for another suitable business combination to present to our stockholders for their approval. We have no commitments or understandings with respect to any other business combination, and there is no assurance that whether or on what terms we may be able to negotiate another business combination. Because of the costs incurred in connection with the proposed acquisition of Royal Wolf and other expenses, the $2,000,000 revolving line of credit that we have been using to fund our operations may be fully utilized, thereby reducing our ability to fund another acquisition. As of February 28, 2007, we had the capacity to borrow an additional $720,000 under our line of credit and had current accounts payable and accrued expenses of approximately $337,500.

If we do not complete our acquisition of Royal Wolf and are forced to dissolve and liquidate, third parties may bring claims against us and, as a result, the proceeds held in our trust account could be reduced and the per-share liquidation price received by our public stockholders could be less than $7.80 per share.

If we fail to complete the acquisition of Royal Wolf and also fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete another business combination by April 5, 2008, we will be required by our certificate of incorporation to initiate proceedings to dissolve and liquidate the assets held in our trust account to the holders of our IPO shares.

Based upon the funds held in the trust account as of December 31, 2006, the per-share liquidation price as of that date would have been approximately $7.80, or $0.20 less than the per-unit offering price of $8.00 in our IPO. This compares to the closing sale prices of our common stock of $7.90 as reported on the American Stock Exchange on February 22, 2007. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, and there is no assurance that the actual per-share liquidation price will not be less than $7.80 due to such claims.

Creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and senior to claims of our public stockholders.

If we do not complete our acquisition of Royal Wolf and are forced to dissolve and liquidate, payments from the trust account to our public stockholders may be delayed.

If we are forced to initiate our dissolution as a result of our failure to complete the acquisition of Royal Wolf or of another business by the deadline of October 5, 2007 or April 5, 2008, as applicable, we will be unable to liquidate the trust account and distribute the proceeds to our public stockholders unless and until our stockholders approve our plan of dissolution and liquidation following our compliance with procedures mandated by the Delaware General Corporation Law and the federal securities laws. Among other things, we will be required to prepare and file with the Securities and Exchange Commission a proxy statement regarding our plan of dissolution and liquidation. Accordingly, there will be a delay (which may be substantial) beyond October 5, 2007 or April 5, 2008, as the case may be, in our liquidation and the distribution to our public stockholders of the funds in our trust account as part of any plan of dissolution and liquidation.

If the acquisition is not completed and Mr. Valenta is unable to satisfy his obligation to indemnify us for claims of creditors, the amounts in our trust account available for distribution to our public stockholders would be reduced.

If the acquisition is not completed and we dissolve and liquidate prior to the consummation of a business combination, Mr. Valenta has agreed, pursuant to a written agreement executed in connection with the IPO, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us and target businesses who have entered into written agreements with us and who have not waived all of their rights to make claims against the proceeds in the trust account. Some of our creditors, including our legal counsel and our independent public accounting firm (for certain non-attest services rendered and subsequently paid), have waived in writing their rights to make claims against the proceeds in the trust account. Amounts owing to these creditors totaled $113,300 at February 28, 2007. Other creditors have not been willing to waive such rights, and we cannot assure you that there will be no claims of creditors against the proceeds in the trust account at the time of any dissolution and liquidation. Amounts owing to these creditors totaled $224,200 at February 28, 2007. At February 28, 2007, we had borrowed $1,280,000 under our $2,000,000 line of credit provided by Mr. Valenta, leaving additional available credit of $720,000. Mr. Valenta also has agreed under his indemnification agreement to satisfy all such claims, and our board of directors would have a fiduciary obligation to seek indemnification from Mr. Valenta. If Mr. Valenta were not to have the financial ability to indemnify us, and if pursuing indemnification therefore would be futile and costly, our board of directors might determine not to seek to enforce our rights to indemnification. If Mr. Valenta were unable financially to satisfy all claims of our creditors, his indemnification agreement may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Our stockholders may be held liable for claims by third parties to the extent of liquidation distributions received by them.

All claims by creditors and other third parties must be paid or provided for prior to any distributions to any stockholders upon dissolution and acquisition, and under Sections 280 through 282 of the Delaware General Corporation Law, our stockholders may be held liable for claims by third parties against us to the extent of distributions received by the stockholders in connection with our dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of each such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. As a result, our stockholders would potentially be liable for any claims to the extent of distributions received by them in connection with our dissolution and any liability of our stockholders may extend beyond the third anniversary of the dissolution.

A substantial number of our shares will become eligible for future resale in the public market after the acquisition, which could result in dilution and an adverse effect on the market price of those shares.

If the acquisition is completed, our outstanding warrants to purchase 10,708,333 shares of common stock, including warrants issued in connection with the IPO, will become exercisable on April 5, 2007. Moreover, 1,875,000 shares of our common stock purchased by our directors and officers prior to the IPO will be released from escrow one year after the completion of the acquisition and be eligible for resale in the public market, subject to compliance with applicable laws. In addition, as part of the consideration for the acquisition, we will issue to one of the sellers $1.6 million of shares of our common stock, or approximately 202,500 shares based on the closing sale price for our common stock as reported on the American Stock Exchange on February 22, 2007 of $7.90. These shares will be subject to restrictions on transfer for at least one year after the closing. Consequently, at various times after completion of the acquisition, a substantial number of additional shares of our common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market prices of our securities.

The proposed acquisition of Royal Wolf may result in additional Sarbanes-Oxley Act of 2002 costs, issues and control procedures of our combined reporting company.

Royal Wolf is a private Australian company that to date has not been subject to the requirements of the Sarbanes-Oxley Act of 2002. Royal Wolf’s existing internal controls and procedures are not compliant with the Act, in general, or Section 404 of the Act, in particular. Although we are not aware of any significant weaknesses in internal controls and procedures or in the disclosure controls and procedures of Royal Wolf, it is possible that such weaknesses may exist. We understand, for example, that there were adjustments proposed by the auditors and made to the audited financial statements included elsewhere in this proxy statement and a restatement of previously released financial statements. Also, management of Royal Wolf may not have the expertise or time to properly document, assess, test and remedy the control structure of Royal Wolf, to timely identify any material control weaknesses or to disclose to us any such weaknesses in time to comply with our reporting requirements under the Act. We expect to incur significant costs in implementing additional controls and procedures at Royal Wolf in order to comply with the Act.

We may have difficulty establishing adequate management, legal and financial controls over Royal Wolf.

The internal financial and accounting staff at Royal Wolf currently does not have the ability to prepare financial statements in accordance with U.S. GAAP. Accordingly, we will have to establish U.S. financial reporting concepts and practices at Royal Wolf, as well as implement public company financial control systems. We may have difficulty in hiring, training and retaining a sufficient number of qualified employees with the required expertise. In addition, no assurance can be given that Royal Wolf will be able to prepare and deliver to us the quarterly and annual financial information necessary for us to prepare consolidated financial statements in time to meet the Security and Exchange Commission filing deadlines.

THE SPECIAL MEETING

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement provides you with the information we believe you should know to be able to vote or instruct your vote at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on March 26, 2007 at 9:00 a.m., local time, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California.

Purpose of the Special Meeting

At the special meeting, we are asking stockholders to:

•	Approve our acquisition of Royal Wolf; and

•	Grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition if that there are insufficient votes present at the meeting for its approval.

Recommendation of Our Board of Directors

Our board of directors:

•	Has unanimously approved the acquisition and determined that it is in the best interests of us and our stockholders; and

•	Unanimously recommends that our common stockholders vote “FOR” approval of the acquisition.

No fairness opinion was sought or obtained by our board of directors in reaching its determination to approve the acquisition.

Record Date; Who is Entitled to Vote

We have fixed the close of business on February 22, 2007, as the record date for determining the stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on February 22, 2007, there were 10,500,000 shares of our common stock outstanding. Each share of our common stock is entitled to one vote with respect to each of the matters to be acted upon at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of the shares of our common stock outstanding as of the record date constitutes a quorum for the transaction of business.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” with respect to the acquisition or other proposal will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter, however, will not be treated as shares entitled to vote any proposal to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, under the rules of the National Association of Securities Dealers, Inc., your broker may not vote your shares with respect to the acquisition. Since stockholders must affirmatively vote against approval of the acquisition in order to exercise their conversion rights, stockholders who fail to vote, or who abstain from voting, may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against approval of the acquisition may exercise their conversion rights. See the information set forth under “Special Meeting — Conversion Rights” below.

Vote of Our Stockholders Required

The approval of the acquisition will require the approval of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting with respect to the acquisition, as well as the holders of a majority of our IPO shares voted with respect to the acquisition. Notwithstanding these approvals, our certificate of incorporation provides that we cannot complete the acquisition if the holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights.

The approval of the proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition in the event that there are insufficient votes for its approval present at the special meeting will require the affirmative vote of the holders of a majority of our common stock present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on this proposal. Therefore, they will have the same effect as a vote against the proposal. Broker non-votes, however, are not deemed entitled to vote on this proposal and will have no effect on the outcome of the vote on this proposal.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of our common stock at the special meeting:

•	You can vote by completing, dating, signing and returning the enclosed proxy card. If you vote by proxy card, the proxy holders whose names are listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors “FOR” the approval of the acquisition and the other proposal described in this proxy statement; and

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved. Furthermore, any proxies or other demand received after the voting at the special meeting will not be effective to exercise conversion rights.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send us another proxy card with a later date;

•	You may notify John O. Johnson, our Chief Operating Officer, in writing before the special meeting that you revoke your proxy; or

•	You may attend the special meeting, revoke your proxy and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call John O. Johnson, our Chief Operating Officer, at (626) 795-0040. You also may call MacKenzie Partners, Inc. at (800) 322-2885.

Adjournment

In the event there are an insufficient number of shares of our common stock present in person or by proxy at the special meeting to approve our acquisition of Royal Wolf, our board of directors intends to adjourn the special meeting to a later date provided a majority of the shares present and voting on the motion vote is in favor of such adjournment. The place and date to which the special meeting would be adjourned would be announced at the special meeting. Proxies voted against the approval of the acquisition will not be voted to adjourn the special meeting. Abstentions and broker non-votes also will not be voted on this matter. If it is necessary to adjourn the special meeting and the adjournment is for a period of not more than 30 days from the original date of the special meeting, no notice of the time and place of the adjourned meeting need be given to our stockholders, other than by an announcement made at the special meeting.

The effect of any such adjournment would be to permit us to solicit additional proxies for approval of the acquisition. Such an adjournment would not invalidate any proxies previously filed as long as the record date remains the same for the subsequent meeting. We do not anticipate that we would change the meeting’s record date if we seek an adjournment of the special meeting. In the unlikely event that our board of directors exercised its right under the Delaware General Corporation Law to set a new record date for the meeting, we would mail notices of the new meeting date to our stockholders of record.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of our acquisition of Royal Wolf and the related proposal described in this proxy statement. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting.

By signing and returning the enclosed proxy card, you will be deemed to grant the proxy holders discretionary authority to consider and act upon such other matters as may properly presented incident to the conduct of the meeting and any adjournment or postponement of the meeting.

Conversion Rights

Any stockholder holding shares of our common stock originally issued in our IPO who affirmatively votes “against” approval of our acquisition of Royal Wolf may demand that we convert such shares into a pro rata portion of the funds held in the trust account pursuant to Article Sixth of our certificate of incorporation. If demand is made and the acquisition is consummated, we will convert these shares into a pro rata portion of the funds held in the trust account, including earned interest (net of taxes on such interest), as of the date two business days prior to the closing of the acquisition. Stockholders who seek to exercise their conversion rights must affirmatively vote against the acquisition.

The closing sale price of our common stock as reported on the American Stock Exchange on February 22, 2007, the record date, was $7.90. The funds held in the trust account on December 31, 2006 were approximately $7.80 per IPO share after deduction of the contingent underwriting discount and taxes on earned interest. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

If the holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights, we cannot complete the acquisition notwithstanding its approval by our stockholders at the special meeting.

Exercise of Conversion Rights

If you wish to exercise your conversion rights, you must:

•	Affirmatively vote against approval of the acquisition;

•	Demand that your IPO shares be converted into cash in accordance with the procedures described in this proxy statement; and

•	No later than 12:00 P.M., New York City time, on March 26, 2007 (the time of the special meeting of stockholders to be held on March 26, 2007);

•	present the physical stock certificate (together with necessary stock powers, letter of instructions and the certificate referred to below) to Continental Stock Transfer & Trust Company, or transfer agent, at the following address: Continent Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attention: Mark Zimkind, Tel. 212-845-3287, Fax 212-616-7616, together with written instructions that you wish to convert your shares into your pro rata share of the trust account; and

•	provide to Continental Stock Transfer & Trust Company, along with the stock certificate, a written certificate addressed to us to the effects that you have held the shares that you seek to convert since the record date and that you will continue to hold the shares through the closing date of the acquisition.

Any action that does not include an affirmative vote against approval of the acquisition will be insufficient to exercise your conversion rights.

If you hold your shares in “street name,” you must follow procedures that are designed to enable us to effectively match your vote against approval of the acquisition with any election to convert your shares. If your shares are held in “street name,” in order to convert your shares you must obtain from the account executive at your bank or broker a so-called legal proxy to vote your shares held in “street name” as of the record date and instruct the account executive to withdraw the shares from your account and request that a physical stock certificate be issued in your name. As described below, Continental Stock Transfer & Trust Company can assist with this process and reduce the movement of physical certificates. You should consult your account executive about any costs associated with this certification process. We urge stockholders whose shares are held in “street name” and who you may wish to convert their shares to promptly contact the account executive at their bank or broker to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

Certificate that have not been tendered in accordance with these procedures by 12:00 P.M. New York City time, on March 26, 2007 will not be converted into cash. In the event you tender your shares and later decide that you do not want to convert the shares, you will need to make arrangements with Continental Stock Transfer & Trust Company, at the telephone number stated above, to withdraw the tender. In order to be effective, withdrawals of previously tendered shares must be completed by 12:00 P.M., New York City time, on March 26, 2007.

Stockholders who wish to convert and tender their shares may contact Mark Zimkind of Continental Stock Transfer & Trust Company, at (212) 845-3287, for assistance in making the necessary arrangements. Stockholders are urged to contact Mark Zimkind as early as possible date, and in any event by March 26, 2007. Our transfer agent will endeavor to process requests for certification of shares and conversion elections on a same-day basis. There is no guarantee, however, that our transfer agent will be able to certificate your shares and exercise your conversion rights on a same-day basis, so we urge stockholders who may wish to exercise their conversion rights to do so promptly following receipt of this proxy statement.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you tender your stock certificate to us and continue to hold those shares through the completion of the acquisition. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated. If the acquisition is not completed, these shares will not be converted into cash.

No Appraisal Rights

Stockholders of have no appraisal rights in connection with the acquisition under applicable Delaware corporation law or otherwise.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We have engaged Mackenzie Partners, Inc. to assist in the mailing of this proxy statement and responding to questions from stockholders. For these services, we will pay Mackenzie Partners, Inc. a fee of $5,000, plus reasonable out-of-pocket charges. Such costs will be paid initially with borrowings under the line of credit made available to us by Mr. Valenta, which borrowings will be repaid to Mr. Valenta if the acquisition (or other business combination) is completed.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Householding of Special Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to John O. Johnson, our Chief Operating Officer, at General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101, (626) 795-0040, we will provide a separate copy of the annual reports and proxy statements. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to our Chief Operating Officer at the address and telephone number stated above.

Voting Agreement

As of the record date, Ronald F. Valenta, John O. Johnson, James B. Roszak, Lawrence Glascott, Manuel Marrero, David M. Connell, and Marc Perez, each of whom is our director or executive officer, owned an aggregate of 1,875,000 shares of our common stock, or approximately 17.9% of our outstanding shares. In connection with our IPO, they agreed to vote these shares with respect to our initial business combination as the holders of a majority of the IPO shares that are voted. Our officers and directors own no IPO shares.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN. WE SINCERELY DESIRE YOUR PRESENCE AT THE SPECIAL MEETING. HOWEVER, SO THAT WE MAY BE SURE THAT YOUR VOTE WILL BE INCLUDED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Stockholders who have questions concerning the proposed acquisition or any other aspect of the special meeting should contact John O. Johnson at (626) 584-9722 or MacKenzie Partners, Inc. at (800) 322-2885.

CONSIDERATION OF THE ACQUISITION

The terms of the acquisition and the acquisition agreement were determined based upon arm’s-length negotiations between us and the sellers. The following is a summary of our consideration of the acquisition.

Background

We are a special-purpose acquisition company organized on October 14, 2005 to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. In April 2006, we completed our initial public offering, or IPO, from which we derived net proceeds of approximately $65.55 million. Of the net proceeds, $65 million, along with proceeds of $700,000 from the private placement of securities to our Chief Executive Officer and Chief Operating Officer, were placed in a trust account. Such funds, together with the interest earned thereon, will be released to us upon completion of our initial business combination, less any amount payable to our stockholders who exercise their conversion rights in connection with the business combination and less the contingent underwriting fee payable to the underwriters of our IPO. If we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to a business combination, or having done so we fail to complete the business combination by April 5, 2008, then, in accordance with our certificate of incorporation, we must take all actions necessary to dissolve and liquidate as soon as reasonably practicable.

As we represented in the prospectus relating to our IPO, we had no specific business combination under consideration and did not contact any prospective business target or have any discussions, directly or indirectly, in this regard prior to the effectiveness of our IPO registration statement and completion of the initial distribution and sale our IPO securities on April 5, 2006. We also did not engage in any other activities, directly or indirectly, prior to our IPO regarding specific business targets or combinations, including the possible acquisition of Royal Wolf. After completion of our IPO, we began contacting investment bankers, private equity firms and other business contacts in order to generate ideas about a suitable business combination. We also received unsolicited inquiries from several investment banking firms, including CIBC, Inc., RBC Dain Rauscher and Jump Securities, LLC, private equity firms such as LightYear Capital and Guiliani Partners, LLC, and other business intermediaries. These sources regularly track the progress of registered public offerings by special purpose acquisition companies such as ours, as well as Securities and Exchange Commission filings by other public companies that indicate that the filers will be seeking to accomplish an acquisition or other strategic transaction. We informed these contacts that, as described in the prospectus relating to our IPO, we were seeking an operating business in the specialty finance area for our initial business combination. We also asked the lead underwriter of our IPO, Morgan Joseph & Co. Inc., to tell us of any candidates that it might view as appropriate for our initial business combination. We did not retain an investment banking firm or fairness or valuation advisor to conduct a formal search for an initial business combination, and we did not maintain a complete list of all of the potential target businesses. In general, however, we followed up with potential business targets until they were deemed either unsuitable or potentially too expensive. Criteria for suitability included our management’s assessment of the competitive strengths and weaknesses of the potential business targets, the outlook for the sectors in which the targets operated, the strength of the management team, and the quality of the assets to be acquired. Certain potential targets were considered unsuitable because they operated in sectors of the specialty finance industry that our management believed did not have good economic potential. Other targets were considered by management to have too great a level of business risk due to poor asset quality or poor or erratic financial results.

Through these contacts, we identified and reviewed information with respect to more than 20 target companies, including a number that were based outside of the U.S. We signed nondisclosure agreements in order to obtain confidential information regarding 19 possible target companies in addition to Royal Wolf. These contacts and communications continued through August of 2006. Apart from these confidentiality agreements, we did not enter into agreements with any of these contacts other then Royal Wolf. We have not, and will not, pay any finder’s fees to any of these contacts or other persons. We provided four of these companies, including three based in Germany, with written indications of interest or verbal indications of value as follows:

•	In May 2006, we approached the owner of and commenced discussions with a California provider of modular buildings that had revenue in excess of $6 million in its most recent fiscal year. We were provided summary financial information, along with a management presentation. Although we furnished the company with a written indication of interest, the parties were unable to agree upon the value of the company and discussions terminated in June 2006.

•	In May 2006, we were contacted by an investment bank representing three German providers of portable storage containers and offices. We were provided with a summary information memorandum that led to discussions of value. The three companies had combined revenues in excess of $20 million in the most recent fiscal year. We determined that the German providers were either too small or too heavily reliant upon sales rather than leasing, which led to the termination of the negotiations in June 2006.

On April 11, 2006, approximately one week after the effectiveness of our IPO registration statement, Ronald F. Valenta, our Chief Executive Officer and a director, was contacted by telephone by Michael Baxter, a founder and Executive Director of RWA, who introduced himself to Mr. Valenta. Mr. Baxter told Mr. Valenta that he had been referred to Mr. Valenta by an industry acquaintance, Robert Skinner, the Chief Executive Officer of Royal Wolf, Inc., the former U.S. parent company of Royal Wolf. Mr. Baxter worked with Mr. Skinner at Royal Wolf, Inc., and the two men remained acquaintances after Mr. Baxter and the other sellers purchased Royal Wolf in 2003. According to Mr. Baxter, in or about March, 2006, Mr. Skinner informed Mr. Baxter that we had filed a registration statement relating to our IPO. None of our officers, directors or affiliates previously was acquainted or had any connection with Mr. Baxter. There were no contacts, directly or indirectly, between us or our officers, directors or affiliates and Mr. Skinner. Although Mr. Valenta has known Mr. Skinner for more than 15 years, he had no discussions with Mr. Skinner regarding General Finance prior to our IPO. None of our other officers or directors previously was acquainted or had any connection with Mr. Skinner. There also is no affiliation between us and RWA or our respective officers, directors or affiliates. Prior to Mr. Baxter’s unsolicited telephone call to Mr. Valenta on April 11, 2006, none of our directors or officers had any contacts or dealings with Mr. Baxter or any of Royal Wolf’s other officers, directors affiliates or representatives. We are not aware that Mr. Baxter or Mr. Skinner took any actions, preliminary or otherwise, regarding a possible transaction with us prior to Mr. Baxter’s telephone call to Mr. Valenta. No finder’s fee or other compensation has been or will be paid to Mr. Skinner in connection or related to our acquisition of RWA, and we do not have, and have never had, any contracts or agreements with Mr. Skinner.

Mr. Baxter has advised us that the purpose of his telephone call to Mr. Valenta on April 11, 2006 was to find out more about our business plan. During the telephone call, Mr. Valenta explained to Mr. Baxter that he had extensive experience in the portable services industry, and that we intended to focus our search for an initial business combination on companies in the specialty financing industry. Mr. Baxter discussed briefly with Mr. Valenta Royal Wolf’s plans to introduce new products and seek to acquire businesses or assets in Australia in order to grow Royal Wolf and position it for a possible sale or other strategic transaction. Mr. Baxter indicated, however, that Royal Wolf was not for sale and was perhaps a year away from considering any strategic transaction.

Following April 11, 2006, Mr. Valenta had several follow-on telephone calls with Mr. Baxter. During these calls, Mr. Valenta became interested in the possibility of acquiring Royal Wolf in our initial business combination and asked Mr. Baxter to share with us more information regarding Royal Wolf’s business and prospects. Mr. Baxter initially expressed reluctance to share confidential information based upon his previous advice that Royal Wolf was perhaps a year away from considering a possible strategic transaction, but he eventually agreed to do so. On May 2, 2006, we executed a non-disclosure agreement with Royal Wolf and began exchanging information with RWA.

On May 8 and 9, 2006, Mr. Valenta met in the Sydney, Australia, offices of Equity Partners Management Pty Limited, or Equity Partners, the private equity sponsor and majority shareholder of RWA, with Mr. Baxter, Dr. Richard Peter Gregson, Managing Director of Equity Partners, Mr. Rajeev Dhawan, Executive Director of Equity Partners, Paul Henry Jeffery, Non-Executive Director of RWA and James Warren, Chief Operating Officer of RWA. The representatives discussed their respective companies and the valuation parameters of a potential transaction. Following this meeting, Mr. Valenta advised Mr. Baxter that we were interested in continuing discussions relating to a possible acquisition of RWA.

On May 11, 2006, we convened a telephonic meeting of our board of directors at which, among other things, management reviewed with our directors the status of our discussions with RWA regarding a possible acquisition of RWA. At the meeting, management conveyed its preliminary view that Royal Wolf was a leading company in its sector and geographic market with a strong management team and significant growth potential.

Over the next several days, Messrs. Baxter and Dhawan and Mr. Peter McCann, Chief Financial Officer of RWA, had several communications with Mr. Valenta regarding our preliminary due diligence requests and a due diligence timetable.

On May 15, 2006, we delivered a preliminary non-binding indication of interest to Messrs. Gregson and Dhawan. After several subsequent communications between Messrs. Dhawan and Baxter and Mr. Valenta, on May 23, 2006, we delivered a revised non-binding indication of interest, which was executed on May 26, 2006.

On June 26, 2006, we engaged LaRue, Corrigan and McCormick LLP, or LCM, to review the audit work papers of Royal Wolf’s auditors and undertake other specific financial accounting due dililgence procedures.

On July 3, 2006, LCM began its due diligence procedures at Equity Partners’ headquarters in Sydney, Australia. On July 7, 2006, we engaged Ernst & Young LLP Australia to perform tax due diligence and advise us with respect to structuring of the possible acquisition. During these procedures, management of Royal Wolf provided us with the following financial estimates and summary projections for Royal Wolf’s fiscal year ending June 30, 2007. These summary projections were provided in connection with the valuation of the transaction only, and these results may not actually be obtained. For this reason, stockholders should not place undue reliance upon such projections:

	Year Ending June 30, 2007(1)	Year Ending June 30, 2006(1)
	(In millions)	(In millions)

Revenue	$67.6	$48.8
Revenue growth	38.7%	23.7%
EBITDA(2)	$10.7	$5.2
Margin	15.8%	10.0%
Net capital expenditures	$6.2
Number of containers	17,027	16,739

(1)	Translated at exchange rate of 0.7239 AUD to USD

(2)	Excludes transaction costs

On July 10, 2006, we engaged Barnes & Wenden as our Australian legal counsel in connection with the acquisition.

On July 11, 2006, Mr. Valenta and John O. Johnson, our Chief Operating Officer, met with senior managers of Royal Wolf at the offices of Equity Partners to review our preliminary due diligence findings and discuss various aspects of a possible acquisition. Over the course of approximately one week, succeeding drafts of a non-binding term sheet were prepared in response to comments and suggestions of the parties and their respective counsel, with management and counsel for both companies engaging in numerous telephonic conferences and negotiating sessions. On July 18, 2006, we engaged Consulting Earth Scientists, an environmental services firm, to conduct environmental site assessments on each of the leased facilities of RWA.

On July 28, 2006, our board of directors met to discuss the proposed acquisition of RWA. Present at the meeting were all of our directors, as well as Mr. Johnson, Marc Perez, our Controller, and Alan B. Spatz of Troy & Gould Professional Corporation, our corporate counsel. Prior to the meeting, financial, operational and descriptive information about Royal Wolf was sent to each of our directors. Messrs. Valenta and Johnson described Royal Wolf’s business and operations and the structure of the possible acquisition, and led a discussion among the directors and our outside counsel. Messers. Valenta and Johnson indicated that their due diligence and the on-site presentation by Royal Wolf’s management reinforced their preliminary view expressed in the May 11 board meeting, and they recommended proceeding with the possible acquisition on this basis. Following the discussion, our board of directors directed Messrs. Valenta and Johnson to continue pursuing the acquisition as outlined and to keep the board of directors apprised of their progress.

Following the July 28, 2006 board meeting, our management and legal advisors continued to negotiate with representatives of RWA. On August 3, 2006, we signed a non-binding term sheet by which RWA granted us an exclusive period extending through August 31, 2006 to perform more in-depth due diligence and to discuss the terms of a definitive acquisition agreement. Several conversations took place over the next several days between us, RWA and our respective legal advisors regarding the outline of a definitive acquisition agreement.

From August 14 to August 16, 2006, Mr. Johnson was present in Sydney, Australia, to conduct further due diligence with respect to potential tax and corporate structure with Ernst & Young LLP Australia, to review the legal due diligence with Mr. Barnes of Barnes & Wenden and the environmental due diligence with Consulting Earth Scientists, and to continue to evaluate financial and accounting information of Royal Wolf. During this same three-day period, several negotiations were held between Barnes & Wenden and counsel to the sellers, resulting in the preparation of a draft definitive acquisition agreement.

On August 29, 2006, a special meeting of our board of directors was convened in Glendale, California, at which our board reviewed the internal valuation analyses of Royal Wolf prepared by our management and discussed the various terms of the draft definitive acquisition agreement. Representatives of the sellers also were present at the beginning of the meeting, and presented Royal Wolf’s 2007 business plan and answered questions posed by our directors prior to the directors’ deliberations regarding approval of the acquisition. After further review and discussion, the acquisition agreement was unanimously approved by our board of directors, subject to modifications to be negotiated to address the directors’ comments on the draft agreement.

Additional negotiations regarding adjustments to the definitive acquisition agreement took place in person on August 30, 2006 and telephonically over the several days after that, which discussions resulted in the preparation of the proposed final definitive agreement.

On September 1, 2006, a telephonic meeting of our board took place at which the board was updated regarding ongoing developments and approved the final modifications to the terms of the acquisition agreement.

The parties signed the acquisition agreement on September 12, 2006. On September 12, 2006, we issued a press release and filed a Current Report on Form 8-K announcing the signing of the acquisition agreement and certain other matters.

Our Board of Directors’ Reasons for the Approval of the Acquisition

Based upon its evaluation, our board of directors has unanimously approved our acquisition of RWA and determined that it is in the best interests of us and our stockholders. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations.

In the prospectus relating to our IPO, we stated our intention to focus our pursuit of a business combination on targets in the specialty finance industry and in areas where our management has significant expertise. We believe that the RWA acquisition meets these investment objectives.

Our board of directors also considered a wide variety of other factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, our board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of our board of directors may have given different weight to different factors.

Our board of directors considered the nature of RWA’s business and assets, its current capitalization an resulting operating losses, the extent of the liabilities to be assumed and the factors below, in addition to the factors discussed in the section entitled “Risk Factors” described beginning on page 18, in reaching its conclusion that the acquisition agreement is fair to and in the best interests of GFN’s stockholders and to approve the acquisition and enter into the acquisition agreement.

In considering the acquisition, our board of directors gave considerable weight to the following positive factors:

Royal Wolf’s established business, strong management team, record of growth and potential for future growth

Our board of directors considered it to be important that our initial business combination target have an established business and significant growth potential. Royal Wolf has been in business since 1995, has strong current business operations and is a market leader in the Australian domestic portable storage and container industries. It has achieved significant historical growth, both internally and through acquisitions, and has in place its infrastructure to support additional growth with minimal additional overhead investments. Royal Wolf has been successful in developing new applications for portable containers, and has grown revenues from $28.3 million in fiscal 2003 to $48.8 million in fiscal 2006 (which figures are based upon an exchange rate of .7239 Australian Dollar to 1 U.S. Dollar). Royal Wolf has completed three business acquisitions since December 2005, demonstrating its ability to grow through acquisitions. Our board of directors believes that Royal Wolf will be able to continue to grow domestically within Australia, because:

•	Royal Wolf has customer service centers in each state in Australia;

•	Royal Wolf has average monthly lease container utilization rates of between 81% and 91%; and

•	Royal Wolf has over 12,000 active customers in numerous industries.

Our board also believes that Royal Wolf can grow by expanding into new geographic markets in the Asia-Pacific, and that our capital resources may be used to facilitate this growth.

The experience of our management

Our board of directors considered the experience of our management in building and consolidating specialty finance businesses in the U.S. and Europe. Mr. Valenta, in particular, has extensive management experience in the portable storage industry that lends itself to the planned growth of Royal Wolf’s business and operations.

The experience of Royal Wolf’s management

Another important criteria to our board of directors was that the company have a seasoned management team. Royal Wolf’s management has extensive experience in the container, transportation and portable storage industries. Mr. Robert Allan and Mr. Warren each have more than 30 years of experience managing companies in related industries and more than ten years each as Regional Directors of U.S.-based container leasing companies. Mr. McCann has nearly three years of experience at Royal Wolf, and many of Royal Wolf’s operating managers also have long tenure with Royal Wolf or other companies in the portable storage and container industry. The management team has demonstrated its ability to grow both internally and through acquisition and is capable of managing this industry segment globally for us.

Royal Wolf’s ability to execute its business plan after the acquisition using its own financing resources, since part of the cash held in our trust account may be used to pay our stockholders who exercise their conversion rights

Our board of directors considered the fact that our stockholders may exercise their conversion rights in connection with the acquisition, and thereby reduce the amount of cash available to us following the acquisition. If the acquisition is completed, a portion of the funds held in the trust account established at the time of our IPO will be used to pay the cash portion for the acquisition and costs of the acquisition, which we estimate will be approximately $48.7 million, and to repay the outstanding principal balance, which we estimate will be $2,000,000, plus accrued interest, under our line of credit with Mr. Valenta. Based upon the amount of funds held in the trust account as of December 31, 2006, this would leave available in the trust account after the acquisition a maximum of approximately $15.9 million, assuming no exercise of conversion rights, and a minimum of approximately $2.7 million, assuming the maximum conversion rights are exercised. Our board of directors believes that Royal Wolf will be able to fully implement its business plan, even if not all the funds currently in the trust account are available to us after the acquisition.

Financial results

Our board of directors reviewed Royal Wolf’s historical revenue and profitability. Royal Wolf achieved $48.8 million(1) in revenue for the fiscal year ended June 30, 2006. Royal Wolf’s gross profit on an absolute basis improved from $13.5 million(1) to $16.7 million(1) from 2004 to 2006, although it declined as a percentage of revenue in 2006, because of new product introductions. This improvement reflects the operating leverage in Royal Wolf’s business model, the overhead structure being utilized more efficiently, and a $0.5 million(1) reduction in depreciation due to a revision of the useful lives and residual values of certain fixed assets. This is supported by both the trailing twelve months and the current year-to-date revenues and the resulting operating profit, which on an annualized basis meets or exceeds the summary projections that RWA management provided to us as described above. Our board of directors also considered Royal Wolf’s historic lack of profitability, which is attributable to its leveraged capital structure and investment in infrastructure.

Favorable industry dynamics

Our board of directors considered positive long-term capital spending trends in Australia, such as the growing demand for portable services in the mining and construction industries. Our board of directors believes that similar trends underway in developing Asia-Pacific markets are favorable to the expansion of Royal Wolf’s business into new geographic markets.

Competitive position and acceptance of its services

Royal Wolf’s leading market share in Australia, reputation in its industry and among its clients, and its involvement in high-profile projects were considered by our board of directors to be favorable factors in approving the acquisition.

Barriers to entry

Duplicating Royal Wolf’s nationwide consumer service center network would require a large cadre of experienced industry personnel, which we believe is not readily available to a potential entrant in the Australian portable storage industry and represents a competitive advantage of Royal Wolf.

Regulatory environment of the industry

Royal Wolf’s business currently is not subject to burdensome regulatory requirements, although these requirements are subject to future change and could worsen. We believe that Royal Wolf has satisfactory regulatory compliance procedures in place.

Costs associated with effecting the business combination

Our board of directors determined that the transactions costs of acquiring RWA would be of the same order of magnitude as would be encountered with other possible business combinations, including business combinations with much smaller companies. A favorable factor was that RWA’s historical financial statements were audited in accordance with practices applicable to Australian private companies by a reputable and experienced accounting firm, and that RWA was able to furnish the financial and other information required for the preparation of this proxy statement in accordance with Securities and Exchange Commission requirements.

The terms of the acquisition agreement contain customary provisions for transactions of this type.

Our board of directors believes that the acquisition agreement contains customary provisions for transactions of this type, including customary representations and warranties and indemnification and escrow provisions in our

(1)  Translated at exchange rate of .7239 AUD to USD

favor. It was important to our board of directors that the acquisition agreement include these customary provisions to protect us against the risks associated with possible unknown liabilities or similar potential problems at Royal Wolf. The sellers’ willingness to agree to an escrow of a portion of the acquisition consideration to satisfy potential indemnification claims by us was viewed favorably by our board.

Material Negative Factors Considered by Our Board of Directors

Our board of directors believes that each of the above factors supports its determination and recommendation to approve the acquisition. Notwithstanding these positive factors, our board of directors also considered negative factors and potential risks in its deliberations, including the following:

•	The risks relating to Royal Wolf’s business set out in this proxy statement in the section entitled “Risk Factors” beginning on page 19;

•	The fact that Royal Wolf has no current business or operations in the U.S. or outside of Australia was perceived as more difficult to manage than a U.S. domestic operation and that Royal Wolf had operations throughout Australia but had no business presence beyond that marketplace;

•	The fact that Royal Wolf currently was unprofitable, had experienced fluctuations in its operating income and not been able to achieve consistent or improved operating margins even with increasing year-over-year revenues. While revenues grew substantially, Royal Wolf experienced net losses for the last two fiscal years and a slight decline in the gross margin for the year ended June 30, 2006. The losses in the most recent fiscal year were primarily attributable to higher costs from the introduction of several new products during the fiscal year, coupled with the higher interest expense and debt load. In our directors’ view, this was offset by the strong revenue increase in those products in the later part of the fiscal year along with the interim periods. In addition, the annual revenues of the business asset purchases that were made in 2006 were not fully reflected in the previous financial statements. Our board of directors also took into consideration the view of our management that Royal Wolf’s branch infrastructure was underutilized;

•	The fact that Royal Wolf’s container sales business was maturing and was not likely to grow at the same rate as its other businesses. Royal Wolf appeared to have captured much of the market opportunity, but had been under-capitalized over the past three years. With our focus on a better capital structure, the board of directors believed that we will be able to create more leasing or acquisition opportunities which is historically a higher margin business, thereby increasing gross margins; and

•	The fact that the deposit and termination provisions of the acquisition agreement may result in our forfeiture of substantial deposits or the termination of the acquisition agreement if there are delays in completing the acquisition.

Our board of directors gave no particular weight to the foregoing negative factors, but believes that they are outweighed by the positive factors it considered. Our board of directors did not consider other possible negative factors, or consider further these negative factors.

Due Diligence and Valuation

Several members of our management or board of directors have extensive experience in due diligence evaluations of acquisition targets and in valuing companies. Ronald A. Valenta, our Chief Executive Officer and a director, has been a board member of ten other companies in a number of industries, and has extensive experience in the portable services industry and as a private investor. John O. Johnson, our Chief Operating Officer, has extensive experience as an investment analyst, investment banker and financial advisor. Other members of the board, including David Connell and James Roszak, are experienced in the investment, securities and capital management industries.

In determining to approve the acquisition agreement relating to RWA, our board of directors relied on financial, industry, customer, capital markets (equity valuations), product, business and legal information relating to Royal Wolf compiled by our management and upon the advice of our legal advisors, Troy & Gould Professional Corporation in the U.S. and Barnes & Wenden in Australia, and our due diligence advisors, Ernst & Young LLP

Australia as to tax and structuring matters, La Rue, Corrigan and McCormick LLP as to accounting matters, and Consulting Earth Scientists as to environmental matters. In addition to reviewing financial information of RWA and the portable storage and container industry, in general, our board of directors reviewed publicly-available information of companies with business and operations that the board considered to be similar to those of Royal Wolf and publicly-available information related to acquisition or merger transactions similar to the acquisition. None of the companies reviewed were identical to RWA, nor were any of the transactions reviewed identical to the acquisition. In fact, the companies reviewed are all based in the U.S., whereas Royal Wolf is based and operates exclusively in Australia. Our board of directors nonetheless believes that such companies and transactions were relevant in analyzing the acquisition, because they involved companies that operate primarily in the portable storage and container industry and because we are a U.S.-based company. Stockholders should note that analyses of comparable companies and comparable transactions are not purely mathematical, but involve subjective business judgments concerning the differences between those companies and transactions and Royal Wolf and the acquisition.

Further, the estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty, and cannot anticipate future events. Management believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by management in connection with the preparation of its conclusion.

Our board of directors did not rely on any single analysis or upon any one particular set of industry information in evaluating the acquisition, but reviewed the totality of the information presented to it, including, among other items, the valuation analyses done by our management. Further, based on our board of directors’ belief that its members have the skill and experience to properly evaluate the acquisition, our board determined that obtaining a valuation or fairness opinion was unnecessary.

Valuation Analyses

The following is a summary of the material financial analyses performed by our management in connection with the acquisition. We performed the valuation analysis in accordance with our undertaking in the prospectus relating to our IPO that the business acquired by us in our initial business combination would have a fair market value equal to at least 80% of our net assets at the time of the transaction, including the funds held in the trust account. Based upon our total net assets, including funds held in the trust account, of approximately $65 million as of September 30, 2006, 80% of our net assets at the time of the transaction is approximately $52 million. The following summary does not purport to be a complete description of the financial analyses performed by our management, and the order of analyses described below does not necessarily represent the relative importance or weight given to those analyses by our management. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data and currency exchange notes as they existed on or before August 29, 2006 and is not necessarily indicative of current market conditions.

In performing its analyses, our management relied on projections for Royal Wolf as provided by its management as summarized below and above in this section under “Background:”

	Actual Year Ended June 30, 2006		Year Ending June 30, 2007(1)
	(In millions, except %)

Revenue		$48.8	$67.6
Revenue growth(2)		23.7%	38.7%
EBITDA(3)		$5.2	10.7
Margin		10%	15.8%
Net capital expenditures	$		6.2
Number of containers		$16,739	17,027

(1)	Translated at exchange rate of 0.7239 AUD to USD

(2)	Revenue growth percentage is 2007 FYE projected versus 2006 FYE actual. The estimated revenue growth is based upon anticipated benefits of new products, increased large government sales and full-year benefit of 2006 acquisitions.

(3)	Excludes transaction costs

No assurance can be made that the Royal Wolf projections our management used in its analyses will be achieved. Further, Royal Wolf did not publicly disclose internal management projections of the type provided to our management in connection with our management’s analysis of the acquisition, and the projections utilized were not prepared with intent for public disclosure or prepared in accordance with generally accepted accounting principles, the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants’ guidelines for projections or forecasts. These fiscal 2007 projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including without limitation, factors related to general economic and industry conditions and competitive activity and the following:

•	Continued market penetration and customer acceptance of Royal Wolf’s full product range;

•	Full-year benefit from Royal Wolf’s newer products introduced during the 2006 fiscal year;

•	Integration and full-year benefits from competitor fleet acquisitions made during January through June of 2006; and

•	Selling, general and administrative expense savings driven by restructuring of Royal Wolf’s facilities operations.

Actual results could vary significantly from those set forth in the projections used by our management. For all of these reasons, stockholders should not place undue reliance on these projections.

Our management used the following valuation methodologies:

•	Discounted cash flow, or DCF, analysis;

•	Comparable companies analysis; and

•	Precedent transactions.

The following factors, among others, were considered in determining Royal Wolf’s earning power for each methodology employed:

•	Revenue and EBITDA for the year ended June 30, 2006;

•	Revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA, with EBITDA adjusted to exclude certain non-recurring costs, including transactions costs to be incurred by Royal Wolf in connection with the acquisition, provided by Royal Wolf’s management, for the last twelve-month period, or LTM, ended June 30, 2006;

•	June 30, 2007 FYE projections provided to the board of directors by RWA; and

•	Projections beyond June 30, 2007, up to and including the fiscal year ending June 30, 2010, as prepared by our management team with assistance of Royal Wolf’s management (such extended projections were used only in the DCF analysis); including revenue and adjusted EBITDA estimates.

Although not necessary in order to evaluate the satisfaction of the 80% test, our board of directors considered the relative valuation multiples implied by the actual total consideration to be paid by us compared to both historical and projected revenues and EBITDA for Royal Wolf. This comparison formed a part of our board of director’s determination that the purchase price was fair to us and our shareholders. The resulting implied multiples for Royal

Wolf from this analysis were as follows, assuming $85 million aggregate consideration (based upon the 0.7239 exchange rate utilized in the board presentation) and that the aggregate consideration equals EV:

At $85 Million
Aggregate
Consideration

• EV to LTM FY 2006 — Actual revenue	1.74x
• EV to FY 2007 — Management projected revenue	1.26x
• EV to LTM FY 2006 — Actual adjusted EBITDA	10.90x
• EV to FY 2007 — Management projected adjusted EBITDA	7.94x

“EV” means “enterprise value.” For public companies referenced herein, EV is the fully diluted equity value plus straight and convertible debt, less cash, options and warrant proceeds. “LTM” means last twelve months, “FY” means fiscal year, and “EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure that is used because of its wide acceptance as a measure of operating profitability and financial performance before nonoperating expenses (interest and taxes) and non-cash charges (depreciation and amortization), exclusive of transaction costs.

The expected aggregate value or enterprise value at closing represents 7.9 times Royal Wolf’s EBITDA and 1.3 times Royal Wolf’s projected revenues for the fiscal year ended June 30, 2007. Our management and board of directors relied upon that the projected adjusted 2007 EBITDA amount more than the actual adjusted 2006 EBITDA, because they believed that the financial results in 2006 and 2005 were adversely impacted by certain factors, such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which they considered to be unusual events or not likely to recur at the same levels. In addition, fiscal year 2007 will include the full benefits of the competitor fleet acquisitions made during that later part of fiscal year 2006. This is further supported by both the trailing twelve months and the year-to-date revenues and the resulting operating profit, which is on an annualized basis meets or exceeds the summary projections that Royal Wolf’s management provided to us as described above.

As part of its analysis regarding the fairness of the Royal Wolf acquisition to us and our stockholders, our management compared the multiples in the table above with those of other selected comparable public companies and with selected comparable transactions (see “Selected Companies Analysis” and “Selected Transactions Analysis” below”).

Discounted Cash Flow Analysis.

Management utilized a discounted cash flow analysis, an income valuation approach, for the purpose of calculating the present value of projected future cash flows of Royal Wolf.

A discounted cash flow analysis estimates present value based upon a company’s projected future unlevered after-tax free cash flow, typically for a period of five years, discounted at a rate of return reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments as well as for growth capital investments after providing for ongoing business operations. To account for the value of the enterprise at the end of the projection period and beyond, a terminal value is calculated and discounted to the present and then added to the value of the discounted unlevered free cash flows derived from the projections.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

The discounted cash flow analysis determines a net present value of future cash flows (including a theoretical terminal value) of Royal Wolf. This analysis starts with a net cash flow for each year of the projection period (through 2010) equal to Royal Wolf’s EBITDA less cash taxes, capital expenditures and changes in working capital, which we refer to as unlevered free cash flows. In addition, a terminal value is computed in 2010 as a multiple of 2010 EBITDA using the range of the low to the mean (7x to 9x) of the public comparable LTM EBITDA multiples. The annual net cash flow and terminal value are converted into a present value as of June 30, 2006 using a discount rate of 15% to 20%, which our management believed to be a reasonably conservative range based upon the risk characteristics of Royal Wolf. Cash balances are added and debt balances are subtracted as of June 30, 2006 from the present value to arrive at net equity value of Royal Wolf.

In using the 15% to 20% discount rate, management first considered the long-term interest rates on risk-free securities, generally considered to be those obligations backed by the full faith and credit of the U.S. government. To this “risk free” rate, management added a premium to reflect the fact that an investment in Royal Wolf is not without risk(s) and would represent the risks of an investment in equity securities, as well as the specific risks of an investment in Royal Wolf, including these described under the caption “Risk Factors” in this proxy statement. The determination of the discount rate is an estimate only, based upon required rates of return that management has witnessed in similar transactions in which it participated either as an investor or as an advisor, and in some cases as an informed observer of transactions completed by other parties. While the estimate of the discount rate involves certain subjective judgements, it should be noted that utilizing higher discount rates would result in lower net present values.

Our management extended the summary 2007 projections provided by Royal Wolf as set forth above to forecast free cash flows for the business over the five-year period from 2006 through 2010. The projections represented Royal Wolf management’s judgement as of the date the information was provided to us (late June 2006), and our management’s extension of these projections, and incorporated the following principal assumptions:

•	Revenue: Revenue growth did not include acquisitions or changes to the current business model, but was adjusted to reflect the current run rate of several new products, new government contracts and additional Royal Wolf fleet inventory spending and asset purchases as follows:

2007	2008	2009	2010
38.7%	13.4%	11.5%	10%

•	Gross margins: Gross margins not include changes to the mix between sales and rental stream and were expected to remain constant as follows:

2007	2008	2009	2010
38%	38%	38%	38%

•	Costs: Input costs were inflation adjusted based on Royal Wolf management’s inflation estimates, but lower than revenue growth as a result of the impact of leveraging the sales/leasing growth against the infrastructure put into place in 2004-2006.

Management believes these assumptions to be reasonable based upon its knowledge of the industry and its due diligence with respect to Royal Wolf’s business operations.

Our management discounted Royal Wolf’s future free cash flows through 2010 using discount rates reflecting RWA’s weighted-average cost of capital ranging from 15% to 20% and a terminal-year EBITDA of $22.5 million multiplied by a terminable-year EBITDA multiple of 7 to 9 times, which is within the low to mid-point of public comparable valuations. This resulted in an estimated enterprise value of Royal Wolf in the range of $66.7 million to $99.1 million and an average enterprise value of $82.9 million.

Selected Companies Analysis.

Our management utilized the selected comparable company analysis, a market valuation approach, for the purposes of compiling guidelines for comparable company statistics and developing valuation metrics based on prices at which stocks of similar companies are trading in a public market.

Our management reviewed and compared financial information of Royal Wolf to corresponding financial information, ratios and public market multiples for the publicly-traded companies that were selected because they have operations that we considered reasonably similar to the operations of Royal Wolf. All three of these companies, however, are profitable and larger than Royal Wolf, and our management and board of directors did not do a comparison of these companies to Royal Wolf based on either profitability or asset size. While our management did not necessarily include all companies or businesses that could be deemed comparable to Royal Wolf and all of the companies are of greater (and some are substantially greater) size than Royal Wolf, our management believes that this list provides the most meaningful information from which to imply a valuation for the Royal Wolf transaction. Additionally, for these selected companies, while not comparable to Royal Wolf based solely on size or net income, were considered by management to be comparable based on industry profile, and because the stock of these companies are generally widely held and actively traded, they were believed by management to present a reasonable indication of how investors value companies in the storage container and modular/container building sectors. The companies our management selected for its analyses were:

• Mobile Mini Inc.	Nasdaq NMS — MINI
• Williams-Scotsman	Nasdaq NMS — WLSC
• McGrath Rentcorp	Nasdaq NMS — MGRC

			Enterprise Value /
	Last Twelve Months(1)		LTM	FY1	LTM	FY1
Company	Revenue	EBITDA	Revenue	Revenue	EBITDA	EBITDA

Mobile Mini, Inc.	$254.6	$110.7	5.1x	4.7x	11.7x	11.0x
McGrath Rentcorp	$274.0	$125.1	3.5x	3.5x	7.7x	7.7x
Williams Scotsman International, Inc.	$678.8	$217.5	2.6x	2.6x	8.1x	7.9x
High			5.1x	4.7x	11.7x	11.0x
Mean			3.7x	3.6x	9.1x	8.9x
Median			3.5x	3.5x	8.1x	7.9x
Low			2.6x	2.6x	7.7x	7.7x

(1)	Source: Company SEC filings & CapitalIQ.

Our management calculated and compared financial information and various financial market multiples and ratios of the selected companies based on historical information it obtained from Securities and Exchange Commission filings and consensus estimates from publicly available sources reporting such data. With respect to Royal Wolf and each of the selected companies, our management calculated:

•	EV as a multiple of actual fiscal year 2006 and management projected 2007 revenue; and

•	EV as a multiple of actual fiscal year 2006 and management projected 2007 EBITDA.

Historical LTM financial results utilized by our management for purposes of this analysis were based upon information contained in the applicable company’s most recent publicly available financial statements prior to August 1, 2006. For the selected companies, LTM refers to the last twelve-month period available from the most recently publicly available financial information prior to August 1, 2006. “FY1” refers to the first fiscal year to be completed after August 2006

All companies were selected because they served the modular building or container rental/leasing markets. However, all of the companies operate exclusively or primarily in the U.S. and all are profitable and have substantially more assets than Royal Wolf. As a result, any conclusions from this analysis must involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies selected and other factors that would affect the market values of publicly-traded companies. At the lower end of the range of value indicated by one measurement, LTM EV to EBITDA, the fair value of Royal Wolf is less than 80% of our net assets as of September 30, 2006.

The results of these analyses are summarized in the following tables:

	Mean	Median	Range	Valuation Range(2)	Transaction
				(In Millions)

Selected Companies:
EV to Revenue
LTM(x)	3.7	3.5	2.6 to 5.1	$126.9 to $248.9	1.76x
Estimated 2006(1)	3.6	3.5	2.6 to 4.7	$175.8 to $317.7	1.26x
EV to EBITDA
LTM(x)	8.1	9.1	7.7 to 11.7	$40.4 to $60.8	10.90x
Estimated 2006(1)	7.9	8.9	7.7 to 11.1	$82.4 to $118.8	7.94x

(1)	Because of differences in year end between the public companies with fiscal years ending December 31 and Royal Wolf with a June 30 fiscal year, the “Estimated 2006” data for Royal Wolf will be for the year ended June 30, 2007.

(2)	Translated at exchange rate of 0.7239 AUD to USD.

In evaluating the results of the comparable company analysis, management placed more reliance on the valuation results using the estimated 2006 revenues and EBITDA for Royal Wolf than the LTM numbers. This is because management believes that the financial results in LTM 2006 were adversely impacted by factors such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which management considered to be unusual or not likely to recur. In addition, estimated 2006 will include the full benefits of the competitor fleet acquisitions made in future by Royal Wolf during that latter part of LTM 2006.

Selected Transactions Analysis.

The comparable transactions analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (e.g., a strategic buyer might be willing to pay more than a financial buyer) and potential differences in the transaction process (e.g., the competitiveness at the time among potential buyers).

Our management also analyzed certain available information relating to merger and acquisition transactions involving companies that were selected because they have operations or operated in sectors that management considered reasonably similar to the operations of Royal Wolf. In addition, many of these companies are profitable and larger than Royal Wolf, and only limited financial information of some of these companies was available to management. Our management and board of directors did not do a comparison to Royal Wolf based on profitability or asset size. This group of sellers consisted solely of private companies, although the buyers in two of the transactions were public companies. No other comparable public transactions were relevant. Multiples used in this analysis were derived from both public and non-public data. Because of the private nature of the transactions, only pieces of each transaction were available, and our management used the group averages of multiples of revenues and EBITDA to EV. The transactions are, however, in the opinion of our management and based upon its general knowledge of the industry and the companies, a representative sampling and are comparable to the Royal Wolf acquisition, and no other announced transactions were considered. Our management analyzed the following transactions:

Date	Target	Acquirer	Deal Value	Nature of Acquirer

8/04/06	Pac Van, Inc	Mobile Office Acquisition Corp	$100 million	Private
8/04/06	Mobile Storage Group, inc	Welsh, Carson, Anderson & Stowe	$608.5 million	Private
3/13/06	Royal Wolf Portable Storage	Mobile Mini Inc.	$48.5 million	Public
3/06/06	Comark Building Systems	Carlyle Group	$—	Private
1/17/06	Waco International Limited	Asia Opportunity Fund/JP Morgan	$893.3 million	Private
12/01/05	Bennett’s Trailer Company	New Acton Mobile Industries	$—	Private
11/28/05	Skanska Modul AB	3i Group plc	$45 million	Private
10/17/05	Baker Tanks, Inc	Lightyear Capital, LLC	$500 million	Private
10/05/05	A-One Storage, LLC	Mobile Mini, Inc.	$7 million	Public
3/04/05	Mobile Space, Inc.	Williams Scotsman, Inc.	$—	Public

The list of recently publicly-announced acquisitions set forth above is not an exhaustive list of comparable acquisitions in the portable storage container and modular building and office rental/leasing industry. The transactions are, however, in the opinion of our management, a representative list of companies that were deemed comparable and no other announced transactions were considered.

Our management reviewed these transactions identified in order to compare the total transaction value to the EBITDA based on latest twelve months of operations (“LTM EBITDA”) of the respective acquired companies. The multiples were applied both to Royal Wolf’s LTM EBITDA and estimated 2006 EBITDA(1) using publicly-available information, which is necessarily limited because of many of the above companies are privately held. All data were provided from publicly available sources reporting such data. The table below, excluding transactions where observations were not available, summarizes the mean, median, and range of the set of selected comparable acquisition and merger transactions:

	Implied
	Transaction Multiple:
	LTM	LTM
	Revenue(x)	EBITDA(x)

Mean	1.7	8.3
Median	1.7	8.8
Range	.8 - 2.8	6.9 - 9.1

Valuation Range(2)
(In millions)
LTM	LTM
Revenue	EBITDA

$39.0 - $136.6	$35.9 - $47.3

Estimated 2006(1)	Estimated 2006(1)
Revenue	EBITDA

$54.1 - $189.3	$73.8 - $97.4

(1)	Because of differences in year-end between the public companies with fiscal years ending December 31 and Royal Wolf with a June 30 fiscal year, the “Estimated 2006” date for Royal Wolf will be for the year ended June 30, 2007.

(2)	Translated at exchange rate of 0.7239 AUD to USD

Although the selected transactions were used for comparison purposes, none of the selected transactions nor the companies involved in them was either identical or directly comparable to the acquisition. Further, all multiples for the selected transactions were based on public information available at the time of each transaction, and do not take into account differing market and other conditions during which the selected transaction occurred. In addition, each transaction involved companies with differing financial and operating characteristics, potential for synergies, and other factors which would necessarily affect the transaction multiples. As a result, any conclusions from this analysis must involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies selected, the timing of the transaction, and other factors that would affect the market values of merger and acquisition transactions. The entire range of fair value indicated by the measurements based upon LTM revenues and EBITDA is below 80% of our net assets as of September 30, 2006. However, in evaluating the results of the selected transactions analysis, management placed more reliance on valuation results using estimated 2006 revenues and EBITDA for Royal Wolf than LTM numbers. This is because management believes that the financial results in LTM 2006 were adversely impacted by factors such as the introduction of several new products at one time and heavy infrastructure costs and buildout, which they considered to be unusual or not likely to recur. In addition, estimated 2006 will include the full benefits of the competitor fleet acquisitions made by Royal Wolf during that latter part of LTM 2006.

Satisfaction of 80% requirement

We represented in the prospectus relating to our IPO that the business acquired by us in our initial business combination would have a fair market value equal to at least 80% of our net assets at the time of the transaction, including the funds held in the trust account. Based on the financial analysis it used generally in evaluating and approving the acquisition, our board of directors determined that the acquisition of Royal Wolf meets this requirement.

Our board of directors has determined that the fair market value of the assets being purchased is between approximately $75 million and $95 million. This determination is based on the foregoing valuation analyses and an analysis of Royal Wolf’s current and projected revenue and EBITDA, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions in the storage container and modular building/office rental/leasing industry that have recently been publicly announced or completed. In addition, a leveraged buyout/discounted cash flow analysis was performed to determine the present economic value of the assets being acquired. The range of the fair market value exceeds $52 million, which is 80% of our net asset value of approximately $65 million as of September 30, 2006.

The terms of the acquisition were determined based upon arm’s-length negotiations between us and the sellers, who had no prior dealings with us or our officers or directors. Under the circumstances, our board of directors believes that the total consideration for the acquisition appropriately reflects the fair market value of RWA. In light of the financial background and experience of several members of our management and board of directors, our board also believes it is qualified to determine whether the acquisition of RWA meets this requirement. Our board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the acquisition is fair, from a financial point of view, to our stockholders or the 80% test has been met.

Some of the valuation methods utilized by our management and board of directors in evaluating the Royal Wolf acquisition indicated that the fair value of Royal Wolf may be below 80% of our net assets. However, the valuation methods that indicated this possibility were based primarily on capitalizing revenues and earnings for Royal Wolf for LTM 2006. Our board of directors believe this understates the true value of Royal Wolf, because they believe that the financial results in LTM 2006 were adversely impacted by factors such as the introduction of several new products at one time and heavy infrastructure costs and buildout, which they considered to be unusual or not likely to recur. In addition, estimated 2007 results include the full benefits of the competitor fleet acquisitions made by Royal Wolf during that latter part of 2006. Our board of directors determined based upon our management’s valuation analyses that the fair value of Royal Wolf was between $75 million and $95 million, which exceeded 80%, or $52 million, of our net assets as of September 30, 2006. The board’s determination was based primarily upon valuation analyses utilizing the projected results of operations of Royal Wolf for fiscal 2007. Some of the valuation results produced by analyses utilizing Royal Wolf’s actual fiscal 2006 results indicated that the fair value of Royal Wolf may be below 80% of our net assets. It is possible that stockholders could challenge our board’s determination, in which event we could be subject to possible stockholder claims and could incur substantial costs and expenses in defending such claims. The time and attention of our management and board of directors also could be diverted from the management and operation of our business in the event of claims by our stockholders.

Interests of Our Directors and Officers in the Acquisition

When you consider the recommendation of our board of directors “FOR” approval of the acquisition, you should keep in mind that our officers and directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular:

•	If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be required to liquidate. In that event, the 1,875,000 shares of common stock held by our officers and directors that were acquired prior to the IPO for an aggregate purchase price of $250,000 will be worthless, because our officers and directors have waived all rights to receive any liquidation proceeds with respect to such shares. As of February 22, 2007, the aggregate market value of the shares of our common stock owned by our officers and directors was $14,812,500.

•	Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, own warrants to purchase an aggregate of 1,477,833 shares of our common stock that they acquired for an aggregate purchase price of $1,400,000, which also will become worthless upon our liquidation. As of February 22, 2007, the aggregate market value of these warrants was $2,586,208.

•	Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $2,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At February 28, 2007, the outstanding amount of principal and accrued interest under the line of credit was $1,317,050. We will continue to borrow funds under the line of credit to pay expenses through the completion of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition or other business combination is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amount owed to him under the line of credit.

•	All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our officers following the acquisition and Peter McCann and James Warren, Royal Wolf’s Chief Financial Officer and Chief Operating Officer, respectively, will be key employees. At present, we do not compensate our officers or directors other than Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. We will have employment agreements with only Messrs. Barrantes and Allan. Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided that he is employed on the last day of such year. Mr. Allan receives a base annual salary of $234,360 and is eligible to receive an performance annual bonus not to exceed $78,120 based upon the achievement of specified performance indicators. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million. If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of a compensation committee of our board of directors to be established. Except as described above, there is no current understanding or arrangement with respect to any future compensation to our officers or directors.

Except as set forth above, none of our officers or directors or their associates has any interest in the acquisition.

THE ACQUISITION AGREEMENT

The following is a summary of selected provisions of the acquisition agreement, as amended, which is referred to in Australia as a share sale deed. While we believe this description covers the material terms of the acquisition agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the acquisition agreement attached as ANNEX A to this proxy statement. We urge you to read the acquisition agreement in its entirety.

The acquisition agreement contains representations, warranties, covenants and other agreements that we, GFN Australasia and the sellers made to one another. The assertions embodied in those representations, warranties, covenants and other agreements are qualified by information in confidential disclosure schedules that the sellers have delivered in connection with signing the acquisition agreement. We do not believe that the disclosure schedules contain information that materially modifies the acquisition agreement or that otherwise is material to a stockholder’s understanding of the proposed acquisition. Information concerning the subject matter of the representations, warranties, covenants and other agreements may have changed since the date of the acquisition agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Structure of Acquisition

The acquisition agreement provides that GFN Australasia Finance Pty Limited will acquire all of the outstanding shares of capital stock of RWA Holdings Pty Limited from the shareholders of RWA.

Listing on AMEX

Following the acquisition, our common stock, warrants and units will continue to be listed for trading on the American Stock Exchange.

Closing and Effective Time of the Acquisition

The closing of the acquisition will take place on the last day of the month in which the conditions to closing have been satisfied or waived, or such other date and time as we and the sellers agree. We expect to close the acquisition on March 31, 2007, assuming it is approved at the special meeting on March 26, 2007.

Acquisition Consideration; Payment of Consideration

The aggregate acquisition consideration is $91.0 million, subject to certain adjustments, as follows:

•	Net Tangible Assets. If the total assets less all intangibles and liabilities of Royal Wolf, excluding the amount required to cash out outstanding options, the bonus to the former chairman and costs and expenses of the acquisition is less than $2,109,000 at the closing, the aggregate consideration will be decreased by the amount of the shortfall.

If the acquisition would have closed at December 31, 2006, the adjustment for net tangible assets would have been:

Total assets	$63,333,000
Less:
Intangible assets	4,004,000
Total liabilities	58,521,000

Net tangible assets	808,000
Threshold	2,109,000

Reduction in aggregate consideration	$(1,301,000)

•	Working Capital. If the current assets (excluding cash and deposits relating to a specified contract) less the current liabilities (excluding interest bearing debt, other than in relation to assets acquired by Royal Wolf in satisfaction of its obligations under a specified contract, if awarded, finance leases, overdrafts and bank vendor financing) is less than $1,694,000, the aggregate consideration will decrease by the amount of the shortfall.

If the acquisition would have closed at December 31, 2006, the adjustment for working capital would have been:

Current assets	$18,897,000
Current liabilities	21,942,000
Less:
Bank overdraft	2,221,000
Bank vendor (receivable) financing	514,000
Secured bank loan	2,524,000
Finance leases	487,000

16,196,000

Working capital	2,701,000

Threshold	1,694,000

Reduction in aggregate consideration	$1,007,000

•	Container Rental Equipment. If gross amount of container rental equipment at the closing is greater than the specified amount, the purchase price will be increased by the amount of such excess, and if the gross amount of container rental equipment at the closing is less than the specified amount, the purchase price will be decreased by the amount of such deficiency. At December 31, 2006, Royal Wolf had gross amount of container rental equipment of $39,639,000, which was greater than the specified amount of $36,720,000 by $2,919,000.

•	Acquisition Costs. If Royal Wolf incurs costs and expenses in making any business acquisitions after the date of the acquisition agreement but prior to the consummation of this acquisition, the purchase price will be reduced by the amount of such costs and expenses incurred.

•	Container Lease. If the outstanding balance at the closing owing under a particular container lease program exceeds certain specified amounts, the aggregate consideration will be reduced by the amount of such excess.

We have paid the sellers deposits of $1,005,000. If the closing occurs, the deposits will be applied to reduce the amounts payable to the sellers at the closing. If the closing does not occur, the deposits are refundable to us only in circumstances where the sellers fail to comply with their obligations to use reasonable efforts to satisfy the conditions to completion of the acquisition or the acquisition has not been completed by March 31, 2007 notwithstanding that the following closing conditions were timely satisfied:

•	Our preliminary proxy statement relating to the special meeting was filed with the Securities and Exchange Commission within three business days after we received from KPMG its signed audit reports with respect to Royal Wolf’s audited financial statements included in this proxy statement;

•	This proxy statement was cleared by the Securities and Exchange Commission by February 26, 2007;

•	Our shareholders approved the acquisition by March 26, 2007; and

•	The Treasurer of the Commonwealth of Australia issued notice by not later than November 30, 2006 that it does not object to the acquisition.

Of the aggregate consideration in the acquisition, we will pay the sellers at the closing cash in the amount of $86.5 million, as adjusted by the consideration adjustments and less the net debt of Royal Wolf as of the closing date. Based upon the consideration adjustments and the net debt of Royal Wolf as of December 31, 2006, we estimate that the cash payable by us will be approximately $48.7 million. The actual cash payable at the closing will be different. The remaining $3.9 million of consideration will consist of $1.6 million of shares of our common stock to be issued to one of the sellers and a total of $2.3 million payable in cash in two equal installments on the first and second anniversaries of the closing for a non-compete covenant from the sellers. Our shares of common stock to be issued to the sellers will be valued for this purpose based upon the average of the closing sale prices of our common stock as reported on the American Stock Exchange during the 20 trading days ending two days prior to the closing of the acquisition. Based upon the $7.90 closing sale price of our common stock as reported on the American Stock Exchange on February 22, 2007, we would issue approximately 202,500 shares at the closing.

Net debt of Royal Wolf is defined to include the following:

•	The aggregate amount of outstanding indebtedness for borrowed money and finance leases ($34.6 million at December 31, 2006);

•	The aggregate principal amount owed on the non-convertible notes held by one of the sellers ($5.6 million at December 31, 2006);

•	Amount of outstanding, deferred purchase price, consulting or non-compete or earn-out payment obligations under acquisition agreements;

•	Declared but undistributed dividends or other distributions;

•	The amounts required to cancel outstanding options;

•	Amounts owing in relation to a lease relating to 12 refrigerated containers;

•	Costs and expenses incurred by the sellers of negotiating, preparing and executing the acquisition agreement that are paid by Royal Wolf;

•	The outstanding bonus amount agreed to be paid to a former chairman of Royal Wolf; and

•	Any premium paid in relation to insurance obtained to support warranties of the sellers in the acquisition agreement.

Net debt does not include the following:

•	Moneys owing to suppliers in the ordinary course of business;

•	Amounts owing under any operating leases;

•	Any off-balance sheet debt disclosed by the sellers before the acquisition agreement in relation to the lease for 70 curtainsider containers, and any liabilities associated with that lease; and

•	Any amounts owing by Royal Wolf in relation to any assets acquired in satisfaction of its obligations under specified contract, less any deposits and other amounts received by Royal Wolf in relation to the contract.

Warranties

The acquisition agreement contains warranties of each of us, GFN Australasia and the sellers relating, among other things, to:

•	Proper corporate organization and similar corporate matters; and

•	The authorization, performance and enforceability of the acquisition agreement.

The acquisition agreement also contains representations and warranties of the sellers relating, among other things, to:

•	No conflict or breach of any material contracts;

•	Liquidation, insolvency or defaults of any of the sellers;

•	Ownership of Royal Wolf shares; and

•	No option, right to acquire or encumbrance of or affecting the shares;

The acquisition agreement also contains representations and warranties of the sellers relating to Royal Wolf, including:

•	Proper corporate organization and similar corporate matters of RWA and its subsidiaries;

•	No insolvency event;

•	Subsidiaries;

•	Shares; shares in the subsidiaries; no issuance of dividends;

•	Lack of any other subsidiary, partnership, joint venture or unincorporated association, or any other business entity;

•	Title to and ownership of properties and assets, including intellectual property rights;

•	Accuracy, maintenance and possession of records;

•	Financial information;

•	Compliance; required filings;

•	Tax matters;

•	Litigation;

•	Environmental matters;

•	Labor matters;

•	Material contracts;

•	Insurance; and

•	Leased property.

Covenants

We and the sellers have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. The sellers have agreed, to the extent within their respective powers as shareholders of Royal Wolf and through their board representation, to continue the management and conduct of business of Royal Wolf and its subsidiaries in the ordinary course prior to the closing and not to take the following actions without our prior written consent or except in accordance with Royal Wolf’s budget:

•	Enter into, terminate or alter any term of any material contract or commitment with a value equal to or greater than $78,120;

•	Incur any material liability of $39,060 or more outside the ordinary course of the business;

•	Dispose of, agree to dispose of, encumber or grant an option over any of its assets outside the ordinary course of the business;

•	Hire or terminate any senior employee or alter the terms of employment of any senior employee whose salary package is valued at $117,180 or more;

•	Allot or issue or agree to allot or issue any share or any security convertible into any share;

•	Declare or pay any dividends or make any other distribution of assets or profits;

•	Alter or agree to alter the constitution; or

•	Pass any special resolution.

Conditions to Closing of the Acquisition

The completion of the acquisition is conditioned upon our stockholders approving the acquisition no later than March 26, 2007. Notwithstanding their approval, if the holders of 20% or more of our IPO shares exercise their conversion rights, the acquisition cannot be completed.

In addition, the completion of the acquisition is conditioned upon, among other things:

•	Obtaining consents of the landlords under certain Royal Wolf leases and of the parties to certain other Royal Wolf contracts including the licensor of the “Royal Wolf” name and trademark;

•	The absence of any event that has a material adverse effect on the assets, liabilities or profitability of Royal Wolf from June 30, 2006 to the closing;

•	Cancellation of all outstanding options to purchase shares in RWA and RWA’s repurchase of certain outstanding shares of RWA;

•	The termination of a shareholders’ agreement among the sellers and RWA governing the operation of Royal Wolf;

•	Termination of the employment agreement between Royal Wolf and Michael P. Baxter with Mr. Baxter’s waiver of all claims against Royal Wolf as a result of the termination; and

•	Amendment of the employment agreements between Royal Wolf and each of Robert Allan, Peter McCann and James Warren to eliminate references to any shareholders agreement and share option plans, and confirmation by these individuals that Royal Wolf is not in default under such agreements and that they have no claims against Royal Wolf other than as provided in such agreements.

If permitted under applicable law, either we or the sellers may waive any inaccuracies in the representations and warranties made to us or the sellers contained in the acquisition agreement and waive compliance with any agreements or conditions for the benefit of us or the sellers contained in the acquisition agreement. We cannot assure you that any or all of the conditions will be satisfied or waived. The conditions that the acquisition be approved by our stockholders and that the holders of fewer than 20% of our IPO shares exercise their conversion rights cannot be waived. We may waive one or more of the closing conditions if we deem it advisable to do so.

Indemnification and Escrow Provisions

Each of the sellers has agreed to indemnify us against claims (as defined) due to breach of the seller’s warranties, subject to certain limitations. The sellers have no liability for a claim unless the amount of the claim is at least $15,624 and until the aggregate of all claims in excess of $15,624 exceeds $292,950, in which event we can claim the whole amount, not just the amount in excess of $292,950. The sellers will have no liability for breach of warranty unless the claim arises within 18 months after the date of the acquisition agreement (five years after the date of the acquisition agreement for breach of certain warranties relating to corporate organization, outstanding shares and share capitalization, compliance with legal requirements, tax, and the environment).

At the closing, $5.5 million of the cash consideration payable by us to the sellers will be deposited in a separate bank account requiring signatures of us and the sellers for withdrawals. The purpose of this account is to provide a source of funds to pay the sellers’ indemnification obligations. The acquisition agreement provides that 25% of these funds will be released to the sellers 12 months after the closing and the balance will be released to the sellers 18 months from the closing, in each case, subject to any paid or pending indemnity claims by us. In addition, the shares of our common stock issued to one of the sellers is intended to serve a source of repayment for indemnity claims, and will be subject to restrictions on transfer for similar 12-month and 18-month periods. The acquisition agreement provides that these funds and shares can be released prior to such 12-month and 18-month periods if the sellers obtain warranty insurance in such amount and on such other terms as we may approve.

Consulting and Employment Agreements

In connection with the acquisition, Michael Baxter, the executive director and a founder of Royal Wolf, will enter into a 360-day consulting agreement pursuant to which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf for total fee of approximately $39,060. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

Robert Allan, James Warren and Peter McCann, the three principal executives of Royal Wolf, will continue to serve in these capacities following the acquisition under their existing employment agreements. The employment agreements will continue indefinitely, unless terminated upon six months’ notice by either party in the case of Mr. Allan and three months’ notice in the cases of Messrs. McCann and Warren, or unless an individual’s employment is terminated by Royal Wolf for “cause” (as defined). Messrs. Allan, McCann and Warren are entitled under their respective agreements to a base annual salary of $234,360, $195,300 and $175,770, respectively, and to an annual performance bonus based upon the achievement of specified performance indicators not to exceed $78,120, $27,342 and $117,195, respectively. The maximum annual performance bonuses are subject to increase annually based upon consumer price index increases. The agreements provide for no severance or similar payments, except that Royal Wolf may pay six months’ compensation to Mr. Allan and three months’ compensation to either Mr. McCann or Mr. Warren in lieu of providing notice of termination of their employment as described above.

Termination

The sellers may terminate the acquisition agreement if we do not obtain Securities and Exchange Commission clearance of this preliminary proxy statement by February 26, 2007 or the acquisition is not approved by our stockholders by March 26, 2007. Either party may terminate the acquisition agreement if any of the other closing conditions are not satisfied by March 17, 2007, provided that it such party has used reasonable efforts to satisfy its conditions and kept the other party informed of its progress in satisfying its conditions.

Fees and Expenses

All fees and expenses incurred in connection with the acquisition agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the acquisition is consummated. If the acquisition is consummated, however, any transaction fees of the sellers that are paid by Royal Wolf will be included in the calculation of Royal Wolf’s net debt and reduce the cash consideration in the acquisition accordingly.

No finder’s fees will be paid in connection with the acquisition.

Confidentiality; Access to Information

Royal Wolf will afford to us and our financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of its respective properties, books, records and personnel to obtain all information concerning the business, provided that we do so in a manner that does not disrupt the business of Royal Wolf.

Non-compete Covenants

The sellers have agreed that following the closing, within Australia or New Zealand, they will not:

•	Engage in a business that competes with Royal Wolf for a period of five years after the closing;

•	Solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on the closing a customer of Royal Wolf with a view to obtaining their business that is in competition with the business of Royal Wolf for a period of four years after the closing;

•	Interfere with the relationship between Royal Wolf and its customers, employees or suppliers for a period of three years after the closing;

•	Induce or help to induce a Royal Wolf employee to leave their employment for a period of two years after the closing; or

•	Disclose or use to their advantage or to Royal Wolf’s disadvantage, itself or by any of its subsidiaries, agents, or representatives, any of the trade secrets or any confidential information relating to Royal Wolf or its business at any time after the closing.

The acquisition agreement provides that the consideration for these covenants is $2.4 million, payable in two equal installments on the first and second annual anniversaries of the closing.

Amendment

The acquisition agreement may be further amended by the parties thereto only by writing signed on behalf of each of the parties.

Regulatory Matters

The acquisition is subject to review by the Treasurer of the Commonwealth of Australia, which issued its notice of non-objection on September 29, 2006. The acquisition is not subject to any regulatory approvals in the U.S.

Tax Consequences

There will be no tax consequences to our stockholders resulting from the acquisition, except to the extent they exercise their conversion rights.

A stockholder who exercises conversion rights will generally be required to recognize capital gain or loss upon the conversion, if such shares were held as a capital asset on the date of the acquisition. This gain or loss will be measured by the difference between the amount of cash received and the stockholder’s tax basis in the converted shares. The gain or loss will be short-term gain or loss if the acquisition closes as scheduled, but may be long-term gain or loss if the closing is postponed.

Finder’s Fees

No finder’s fees will be paid in connection with the acquisition.

Accounting Treatment

The acquisition will be accounted for as a reverse acquisition and equity recapitalization, with us treated as the “acquired” company for financial reporting purposes. The acquisition consideration paid to the sellers will be reflected as a distribution to them, and will result in a reduction in stockholders’ equity.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines our historical audited balance sheet as of December 31, 2006 and the historical unaudited balance sheet of Royal Wolf as of December 31, 2006, giving effect to the acquisition as if it had occurred on December 31, 2006.

The following unaudited pro forma condensed combined statements of operations combine (i) the historical audited statements of operations of us and the unaudited statements of operations of Royal Wolf for the twelve months ended December 31, 2006, giving effect to the acquisition as if it had occurred on January 1, 2006. The unaudited statements of operations of Royal Wolf for the twelve months ended December 31, 2006 were derived by combining the results for the six-month period from January 1, 2006 to June 30, 2006 with the period from July 1, 2006 to December 31, 2006, as Royal Wolf’s fiscal year end is June 30. In addition, all unaudited pro forma condensed combined financial information presented for Royal Wolf has been adjusted to conform with U.S. GAAP and converted into U.S. dollars at the average exchange rate during the periods in the pro forma income statements and at the exchange rate at December 31, 2006 for the pro forma balance sheets. The conversion using these historical exchange rates would result in different U.S. dollar amounts from those appearing elsewhere in this proxy statement due to the more current January 12, 2007 exchange rate used elsewhere in this proxy statement.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined statements;

•	Separate historical financial statements of Royal Wolf for the periods ended June 30, 2006 included elsewhere in this proxy statement; and

•	Our separate historical financial statements for the year ended December 31, 2006, which are not included in this proxy statement but can be obtained as described in the section “Where You Can Find More Information.”

The unaudited pro forma condensed combined balance sheet at December 31, 2006 and unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2006 have been prepared using two different levels of approval of the acquisition by our stockholders, as follows:

•	Assuming No Conversions: This presentation assumes none of our stockholders exercises their conversion rights; and

•	Assuming Maximum Conversions: This presentation assumes that 19.99% of our stockholders exercise their conversion rights.

This information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.

For accounting purposes, pursuant to paragraphs 16 and 17 of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the acquisition has been treated as a reverse acquisition, with Royal Wolf as the larger operating entity recognized as the accounting acquirer and us, the legal acquirer, as the acquired company. A reverse acquisition occurs if a company other than the legal acquirer is deemed to be the “accounting acquirer” in a business combination effected by the issuance of equity interests. In addition, the merger of Royal Wolf, a private operating company, into us, a nonoperating public corporation with nominal net assets, would be viewed as a capital transaction in substance, rather than as a business combination. That is, the transaction is equivalent to Royal Wolf issuing stock for our net monetary assets, accompanied by a recapitalization. Accordingly, our assets and liabilities have been presented at their historical cost, and no goodwill or other intangible assets have been recorded, nor has there been an increase in stockholders’ equity as a result of the business combination. The consideration paid by us for the equity interests of Royal Wolf will be reflected as a distribution to the sellers.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006
Assuming No Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash	$38	$484	$68,055	(a)	$19,464
			(47,733	)(b)
			(1,380	)(b)
Cash held in trust account	68,055	—	(68,055	)(a)	—
Other current assets	19	19,077	—		19,096

Total current assets	68,112	19,561	(49,113)		38,560
Property and equipment, net	3	39,447	—		39,450
Intangible assets, net	—	3,785	2,368	(b)	6,853
			700	(b)
Other assets	1,013	549	(811	)(b)	751

Total assets	$69,128	$63,342	$(46,856)		$85,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$462	$11,809	$—		$12,271
Accrued expenses	77	3,126	—		3,903
			700	(b)
Other current liabilities	3,258	7,719	(1,380	)(b)	9,597

Total current liabilities	3,797	22,654	(680)		25,771

Long term liabilities:
Notes payable	—	34,781	8,631	(b)	43,412
Non-compete payable	—	—	2,368	(b)	2,368
Other long term liabilities	—	1,609	—		1,609

Total long term liabilities	—	36,390	10,999		47,389

Common stock subject to possible conversion, 1,724,138 shares at conversion value	13,168	—	(13,168	)(b)	—

Stockholders’ equity:
Common stock	1	3,591	(3,591	)(b)	1
Retained earnings	453	707	(453	)(b)	1,035
			328	(b)
Additional paid-in capital	51,709	—	1,579	(b)	11,418
			(183	)(c)
			13,168	(b)
			(54,855	)(b)

Total stockholders’ equity	52,163	4,298	(44,007)		12,454

Total liabilities and stockholders’ equity	$69,128	$63,342	$(46,856)		$85,614

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006
Assuming Maximum Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash	$38	$484	$68,055	(a)	$6,296
			(47,733	)(b)
			(1,380	)(b)
			(13,168	)(b)
Cash held in trust account	68,055	—	(68,055	)(a)	—
Other current assets	19	19,077	—		19,096

Total current assets	68,112	19,561	(62,281)		25,392
Property and equipment, net	3	39,447	—		39,450
Intangible assets, net	—	3,785	2,368	(b)	6,853
			700	(b)
Other assets	1,013	549	(811	)(b)	751

Total assets	$69,128	$63,342	$(60,024)		$72,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$462	$11,809	$—		$12,271
Accrued expenses	77	3,126	—		3,903
			700	(b)
Other current liabilities	3,258	7,719	(1,380	)(b)	9,597

Total current liabilities	3,797	22,654	(680)		25,771

Long term liabilities:
Notes payable	—	34,781	8,631	(b)	43,412
Non-compete payable	—	—	2,368	(b)	2,368
Other long term liabilities	—	1,609	—		1,609

Total long term liabilities	—	36,390	10,999		47,389

Common stock subject to possible conversion, 1,724,138 shares at conversion value	13,168	—	(13,168	)(b)	—

Stockholders’ equity:
Common stock	1	3,591	(3,591	)(b)	1
Retained earnings	453	707	(453	)(b)	1,035
			328	(b)
Additional paid-in capital	51,709	—	1,579	(b)	(1,750)
			(183	)(c)
			(54,855	)(b)

Total stockholders’ equity	52,163	4,298	(57,175)		(714)

Total liabilities and stockholders’ equity	$69,128	$63,342	$(60,024)		$72,446

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Twelve Months Ended December 31, 2006
Assuming No Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share and per share data)

Revenue	$—	$59,489	$—		$59,489
Cost of sales	—	36,792	—		36,792

Gross margin	—	22,697	—		22,697
Operating expenses	1,171	14,663	—		15,834
Depreciation and amortization	—	3,158	1,100	(e)	4,258

Operating (loss)/income	(1,171)	4,876	(1,100)		2,605
Interest income	(1,889)	—	935	(g)	(954)
Interest expense	21	3,292	845	(d)	4,285
			127	(f)
Other expenses	—	39	—		39

Total other expenses/(income)	(1,868)	3,331	1,907		3,370

Income/(loss) before provision for income taxes	697	1,545	(3,007)		(765)
Provision/(credit) for income taxes	240	757	(945	)(h)	52

Net income/(loss)	$457	$788	$(2,062)		$(817)

Net loss per share:
Basic					$(0.08)

Diluted					$(0.08)

Weighted average shares outstanding:
Basic					10,696,000 (i)

Diluted					10,696,000 (i)

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Twelve Months Ended December 31, 2006
Assuming Maximum Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share and per share data)

Revenue	$—	$59,489	$—		$59,489
Cost of sales	—	36,792	—		36,792

Gross margin	—	22,697	—		22,697
Operating expenses	1,171	14,663	—		15,834
Depreciation and amortization	—	3,158	1,100	(e)	4,258

Operating (loss)/income	(1,171)	4,876	(1,100)		2,605
Interest income	(1,889)	—	1,580	(g)	(309)
Interest expense	21	3,292	845	(d)	4,285
			127	(f)
Other expenses	—	39	—		39

Total other expenses/(income)	(1,868)	3,331	2,552		4,015

Income/(loss) before provision for income taxes	697	1,545	(3,652)		(1,410)
Provision/(credit) for income taxes	240	757	(1,167	)(h)	(170)

Net income/(loss)	$457	$788	$(2,485)		$(1,240)

Net loss per share:
Basic					$(0.14)

Diluted					$(0.14)

Weighted average shares outstanding:
Basic					8,972,000 (i)

Diluted					8,972,000 (i)

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(Amounts in thousands, except share data)

For purposes of these unaudited pro forma condensed combined financial statements, we have assumed the acquisition consideration at December 31, 2006 to be:

Unadjusted acquisition consideration(1)	$91,954
Transaction costs	1,295
Adjustments:
Container rental equipment	2,950
Net tangible assets	(1,315)
Working capital	1,019

Adjusted acquisition consideration	$95,903

(1)	AUD $116,500 converted at exchange rate on December 31, 2006

The adjusted acquisition consideration will be satisfied as follows:

Cash from trust account	$47,733
Deposit paid to Royal Wolf sellers	811
Contemplated financing:
Amended revolver	27,626
Mezzanine financing	15,786

43,412

Non-compete agreement	2,368
Issuance of our common stock	1,579

$95,903

Adjustments included in the column under the heading “Pro Forma Adjustments” include adjustments:

(a) To record the reclassification of funds held in trust by Continental Stock Transfer & Trust Company;

(b) Of $47,733 to reflect the cash payment portion of the acquisition (net of $811 deposit paid); $1,380 to reflect the payment for deferred underwriters commission; $2,368 to reflect the contractual consideration payable for non-compete agreement that will be entered into with the sellers; $700 to reflect the estimated deferred financing costs; $8,631 to reflect the adjustment for the contemplated financing of a portion of the acquisition consideration ($27,626 in a refinanced revolver and $15,786 in new mezzanine financing); $13,168 (i) assuming no conversions to reflect the increase in equity, and (ii) assuming maximum conversions to reflect the payment in cash to our converting stockholders; $3,591 to reflect the reclassification of Royal Wolf’s common stock to additional paid-in capital; $453 to reflect the elimination of our retained earnings; $328 to increase Royal Wolf’s retained earnings for direct costs of the acquisition incurred through December 31, 2006; $1,579 of shares of our common stock that we will issue to one of the sellers; and $54,855 to reflect the offset to capital of the foregoing adjustments under the reverse acquisition application of the equity recapitalization method of accounting;

(c) To reflect the estimated direct costs of the acquisition subsequent to December 31, 2006;

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

(d) To adjust interest expense to 8.0% on the amended revolver and 13.0% on the mezzanine financing based upon a contemplated financing, as follows:

	Twelve months ended December 31, 2006
	No Conversions	Maximum Conversions

Estimated interest on contemplated financing:
Amended revolver	$2,117	$2,117
Mezzanine financing	1,965	1,965

	4,082	4,082

Other interest — financing leases	55	55

Estimated interest related to Royal Wolf	4,137	4,137
Interest expense recorded	3,292	3,292

Pro forma adjustment	$845	$845

The contemplated financing is based on our undertaking of the financial market and preliminary discussions with potential lenders;

(e) To reflect the amortization over two years of the non-compete intangible asset;

(f) To reflect amortization expense over five and one-half years of the estimated deferred financing costs;

(g) To adjust interest income based on reduction of cash in trust after acquisition; and

(h) To adjust provision for income taxes based on adjustment of interest income, interest expense and amortization expense.

(i) Weighted average shares outstanding are comprised of the following:

	For the twelve months ended December 31, 2006
	No Conversion	Maximum Conversion

Common stock issued to initial stockholder	1,875,000	1,875,000
Common stock issued in connection with the IPO	7,500,000	7,500,000
Common stock issued in connection with underwriters’ over-allotment option	1,125,000	1,125,000
Common stock issued to one seller of Royal Wolf	196,000	196,000
Common stock converted to cash	—	(1,724,000)

	10,696,000	8,972,000

As a result of the net loss reflected in the unaudited pro forma condensed combined statements of income, basic and diluted shares used are the same.

OTHER INFORMATION ABOUT US

Business of General Finance Corporation

We were incorporated on October 14, 2005, to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Prior to executing the acquisition agreement relating to the acquisition of Royal Wolf, our efforts were limited to organizational activities, completion of our IPO and the evaluation of possible business combinations, including the acquisition.

GFN Australasia Finance Pty Limited, or GFN Australasia, is a newly formed company organized by us under the laws of Australia and wholly owned subsidiary of GFN Australasia Holdings Pty Ltd, which is a newly formed company organized by us under the laws of Australia and our wholly owned subsidiary. GFN Australasia and GFN Australasia Holdings Pty Ltd were formed by us for the sole purpose of facilitating our acquisition of RWA, and have not engaged in any business other than in connection with the acquisition.

GFN Australasia’s mailing address is c/o Robert Barnes, Level 2, 222 Clarence Street, Sydney, New South Wales, Australia 2000, and its telephone number is 001-612-9266-0077.

Our business plan and strategy disclosed in our IPO prospectus is to seek to identify, acquire and consolidate under our holding company specialty finance businesses in the U.S., Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, has successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. If we complete the Royal Wolf acquisition, our present strategy is to seek to acquire other equipment leasing companies in North America, Asia and Europe and to consider acquisitions of other companies in the special finance business. We also will continue Royal Wolf’s strategy of consolidating small equipment leasing companies in the region. Before we entered into the acquisition agreement, we entered into confidentiality agreements and conducted preliminary due diligence with respect to a number of other possible initial business combinations. We and Royal Wolf also previously entered into a confidentiality agreement and conducted preliminary due diligence with respect to one smaller Australian equipment leasing company that Royal Wolf considered to be a suitable acquisition for it. We are not in current discussions or negotiations, or currently conducting due diligence, regarding any of the entities with which we signed confidentiality agreements prior to entering into the Royal Wolf acquisition agreement, and neither we nor Royal Wolf has any present understandings, arrangements or commitments with respect to any possible future acquisition. There is no assurance that we or Royal Wolf will be able to identify, negotiate or complete any future acquisitions, or, if completed that any such acquisitions will be successful.

Offering Proceeds Held in Trust

The registration statement relating to our IPO was declared effective on April 5 2006, and we completed our IPO on April 11, 2006. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $65.55 million. Of that amount, $65 million was placed in the trust account and invested in government securities. The remaining proceeds, along with proceeds of $700,000 from the private placement of units to our officers and directors, were used by us to pay the underwriting discount (excluding the contingent underwriting discount) of $4,830,000 and other offering expenses in connection with our IPO as follows:

• Legal fees and expenses	$331,650
• Printing and engraving expenses	96,059
• Accounting fees and expenses	30,600
• SEC registration fee	23,928
• NASD filing fee	20,850
• AMEX filing fee	78,125
• Initial Trustee’s fee	1,000
• Miscellaneous expenses	12,505

Total other offering expenses	$594,717

The actual total offering expenses of $5,424,717 were $44,717 in excess of the estimated offering expenses of $5,380,000, as set forth in the prospectus relating to our IPO. These amounts include the contingent underwriting discount of $1,380,000. The primary reasons for this excess was the net result of greater than estimated printing and engraving expenses ($46,059), accounting fees and expenses ($5,600) and AMEX filing fee ($13,125); somewhat offset by less than estimated legal fees and expenses ($18,350), miscellaneous expenses ($1,693) and SEC registration fee ($24). The funds in the trust account will not be released to us until the earlier of the completion of a business combination or our liquidation. The trust account contained approximately $68.1 million as of December 31, 2006. We will pay the cash portion of the acquisition consideration payable at the closing with a portion of the net proceeds of our IPO held in the trust account. Any remaining net proceeds in the trust account, less any amounts payable to our stockholders who exercise their conversion rights and after the payment of a contingent underwriting discount to the underwriters of our IPO, will be released to us for use in our business without further restriction. The maximum contingent underwriting discount is $1,380,000, which is subject to reduction by $0.16 per share for each IPO share that is converted in connection with the acquisition. The released funds will be used by us to repay our outstanding indebtedness to Mr. Valenta under the line of credit agreement and for working capital and general corporate purposes, including possible acquisitions, and there will be no further restrictions on our use of such funds.

Our expenses during the search for a target business were paid from, initially, the $250,000 proceeds received from the sale of common stock to officers and directors prior to the IPO and, subsequently, from borrowings under the line of credit described below provided by Mr. Valenta. Our actual expenses incurred since the IPO totaled $1,163,000 through December 31, 2006, and have been primarily for costs related to the proposed business combination with Royal Wolf ($784,000), accounting ($35,000), legal ($49,000) and other professional expenses ($23,000), liability insurance ($57,000), payroll and related ($72,000), Board fees ($36,000), printing and filing fees ($27,000) and dues and subscriptions ($4,000).

Line of Credit Agreement

We have a limited recourse revolving line of credit with Ronald F. Valenta, a director and our Chief Executive Officer, pursuant to which we may from time to time borrow up to $2,000,000 outstanding at any time. The limited recourse revolving line of credit terminates upon the earliest to occur of completion of a business combination, the liquidation of the company and April 5, 2008, except that advances may be made after April 5, 2008 solely to pay reasonable costs and expenses in connection with the liquidation of any company. The limited recourse revolving line of credit bears interest at the rate of 8% per annum and has no recourse against the funds in the trust account. Without the consent of Mr. Valenta, the limited recourse line of credit may only be used for ordinary and reasonable operating costs and expenses, including our SEC reporting obligations, the audit and review of our financial statements, identifying and investigating potential targets for a business combination, negotiating and closing the business combination, legal and other professional fees and expenses, fees, salaries and compensation for directors, officers, employees, consultants and advisors, and insurance premiums, and the reasonable cost and expenses in connection with the liquidation of the company if a business combination is not consummated.

At February 28, 2007, the outstanding amount of principal and accrued interest under the line of credit were $1,280,000 and $37,050 respectively, leaving additional available credit of $720,000. Borrowings under the line of credit will become due and payable upon the first to occur of our initial business combination, an “event of default” (as defined), our liquidation or dissolution, and April 5, 2008, provided, however, that Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit. Subject to this limitation on recourse to the funds in the trust account, amounts outstanding under the line of credit may be repaid in whole or in pat at any time without penalty or premium. Neither Mr. Valenta nor our other officers or directors has any obligation to provide us any additional financing.

Liquidation If No Business Combination

Our certificate of incorporation provides that we must liquidate as soon as practicable if we do not complete a business combination by October 5, 2007, or by April 5, 2008 if certain extension criteria have been satisfied.

In connection with such liquidation, we will distribute pro rata to the holders of our IPO shares the amount in the trust account, including any earned interest (net of taxes on such interest). Our directors and officers who acquired their shares of our common stock prior to our IPO have waived their rights to participate in any liquidation distribution with respect to these shares of common stock. There also will be no distribution from the trust account with respect to our warrants.

If we fail to complete the acquisition of Royal Wolf and if we also fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will dissolve and liquidate as soon as practicable pursuant to Section 275 of the Delaware General Corporation Law.

We currently anticipate that our dissolution and liquidation would proceed in approximately the following manner:

•	Our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out our plan of dissolution and liquidation as well as the board’s recommendation of the plan;

•	We will then promptly file our preliminary proxy statement with the Securities and Exchange Commission;

•	If the Securities and Exchange Commission does not review the preliminary proxy statement, then, approximately ten days following the filing of the preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and approximately thirty days following the mailing of such definitive proxy statement, we will convene a meeting of our stockholders, at which they will vote on our plan of dissolution and liquidation; and

•	If the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately thirty days after the filing of the proxy statement; we will then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty and which may be substantial) and we will convene a meeting of our stockholders at which they will vote on our plan of dissolution and liquidation.

We cannot liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation in accordance with the procedures described above. Accordingly, there will be a delay (which may be substantial) beyond October 5, 2007 or April 5, 2008, as the case may be, in our liquidation and the distribution to our public stockholders of the funds in our trust account as part of any plan of dissolution and liquidation.

Our stockholders holding IPO shares will be entitled to receive funds from the trust account only in the event of our liquidation or if they exercise their conversion rights in connection with the acquisition of Royal Wolf or other business combination completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

We expect that all costs associated with implementing our dissolution and liquidation of our assets held in our trust account will be funded by borrowings under our $2,000,000 limited recourse line of credit provided by our Chief Executive Officer, Ronald F. Valenta, which permits borrowings for this purpose. We currently anticipate that the costs of our dissolution and liquidation will not exceed $50,000. The line of credit bears interest at 8% and, as of February 28, 2007, we have borrowed $1,280,000, leaving us the capacity to borrow an additional $720,000. Also at February 28, 2007, we had current accounts payable and accrued expenses of approximately $337,500. We cannot assure you that we will have sufficient funds to cover the costs of our dissolution and liquidation and, if funds available to us outside the trust account are insufficient to pay the costs of our dissolution and liquidation, we will be required to use funds held in the trust account to pay such costs.

Based upon the funds held in the trust account as of December 31, 2006, the per-share liquidation price as of that date would have been approximately $7.80, or $0.20 less than the per-unit offering price of $8.00 in our IPO. This compares to the closing sale prices of our common stock of $7.90 as reported on the American Stock Exchange on February 22, 2007. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, and there is no assurance that the actual per-share liquidation price will not be less than $7.80 due to such claims.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and senior to claims of our public stockholders. Any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with the Delaware General Corporation Law’s procedures and federal securities laws and regulations.

All claim by creditors and other third parties must be paid or provided for prior to any distributions to any stockholders upon dissolution and acquisition, and under the Delaware General Corporation Law, our stockholders could be liable for any claims against the corporation to the extent of the distribution received by them after dissolution. We anticipate that all payments to any creditors will be funded from the limited recourse line of credit provided by Mr. Valenta, which provides for such payments. However, if we do not have sufficient funds for those purposes, the amounts distributed to our public stockholders may be less than the estimate of $7.80 per share described above. If we dissolve and liquidate prior to the consummation of a business combination, Mr. Valenta has agreed, pursuant to a written agreement executed in connection with the IPO, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us and target businesses who have entered into written agreements with us and who have not waived all of their rights to make claims against the proceeds in the trust account. Some of our creditors, including our legal counsel and our independent public accounting firm (for certain non-attest services rendered and subsequently paid) have waived in writing their rights to make claims against the proceeds in the trust account. Amounts owing to these creditors totaled $113,300 at February 28, 2007. Other creditors have not been willing to waive such rights, and we cannot assure you that there will be no claims of creditors against the proceeds in the trust account at the time of any dissolution and liquidation. Amounts owing to these creditors totaled $224,200 at February 28, 2007. At February 28, 2007, we had borrowed $1,280,000 under our $2,000,000 line of credit provided by Mr. Valenta, leaving additional available credit of $720,000. Mr. Valenta also has agreed under his indemnification agreement to satisfy all such claims, and our board of directors would have a fiduciary obligation to seek indemnification from Mr. Valenta. If Mr. Valenta were not to have the financial ability to indemnify us, and if pursuing indemnification therefore would be futile and costly, our board of directors might determine not to seek to enforce our rights to indemnification. If Mr. Valenta were unable financially to satisfy all claims of our creditors, his indemnification agreement may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of each such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. As a result, our stockholders would potentially be liable for any claims to the extent of distributions received by them in connection with our dissolution and any liability of our stockholders may extend beyond the third anniversary of the dissolution.

Our stockholders holding IPO shares will be entitled to receive funds from the trust account only in the event of our liquidation or if they exercise their conversion rights in connection with the acquisition or other business combination completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

INFORMATION ABOUT ROYAL WOLF

Business Overview

RWA Holdings Pty Limited, or RWA, is a company organized under the laws of Australia and a holding company for Royal Wolf Trading Australia Pty Limited, its principal operating subsidiary acquired in December 2003 and its only other subsidiary, Hi-Tech Pty Limited, which is engaged in the same business and activities as Royal Wolf Trading Australia Pty Limited. RWA engages in no significant business activities apart from its ownership of Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited. RWA and its subsidiaries are collectively referred to in this proxy statement as “Royal Wolf.”

The mailing address of RWA is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, Hi-Tech, New South Wales, Australia 2077, and its telephone number is 011-612-9482-3466. Royal Wolf maintains a website at www.royalwolf.com.au. The information maintained or made available by Royal Wolf on its website is not part of this proxy statement.

The shareholders from whom GFN Australasia will acquire the shares of RWA are Equity Partners Two Pty Limited, Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TCWE Pty Limited. They, along with Paul Jeffery, James Warren, Michael Baxter and Peter McCann, who constitute the majority of the directors and executive officers of RWA, are the sellers referred to in this proxy statement. The sellers approved the acquisition by virtue of their execution of the acquisition agreement, and no further action by the RWA shareholders is needed for approval of the acquisition.

Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, including discussions with its customers and competitors and informal observations about the size of container fleets on site at competitors’ locations and in container depots and listed in telephone directories in each major metropolitan area, Royal Wolf’s management believes that Royal Wolf is the market leader in Australia for container-based storage and accommodation products. Royal Wolf currently has more than 150 employees and operates 15 customer service centers located in every state in Australia. It is the only portable container lease and sales company represented in all major business centers in Australia and, as such, is the only company with a nationally integrated infrastructure and work force.

Royal Wolf serves both small to mid-size retail customers and large corporate customers in the following sectors: road and rail; moving and storage; mining and defense; and portable buildings. Royal Wolf’s present revenue mix is approximately 69% sales and 31% leasing.

Royal Wolf’s products include the following.

Portable Storage Containers:  Royal Wolf leases and sells portable containers for on-site storage by retail outlets and manufacturers, local councils and government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and individual customers. Royal Wolf’s portable storage products include general purpose-dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

The amount and percent of Royal Wolf’s total sales and leasing revenues attributable to the market for the fiscal year ended June 30, 2006 were as follows:

	U.S.$	Percent
	(In millions)

Sales revenues	$21.4	42%
Leasing revenues	$7.5	15%
Containers in lease fleet	8,988	66%

Portable Container Buildings:  Royal Wolf leases and sells portable container buildings for use as site offices, housing accommodations and for other purposes. Royal Wolf entered the portable building market in August 2005 with 20’and 40’ portable buildings manufactured from steel container platforms, which it markets primarily to mine operators, construction companies and the general public.

The amount and percent of Royal Wolf’s total sales and leasing revenues attributable to the market for the fiscal year ended June 30, 2006 were as follows:

	U.S.$	Percent
	(In millions)

Sales revenues	$3.7	7%
Leasing revenues	$5.5	11%
Containers in lease fleet	4,205	31%

Freight Containers:  Royal Wolf also leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, domestic freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf’s freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

The amount and percent of Royal Wolf’s total sales and leasing revenues attributable to the market for the fiscal year ended June 30, 2006 were as follows:

	U.S.$	Percent
	(In millions)

Sales revenues	$3.9	8%
Leasing revenues	$0.3	1%
Containers in lease fleet	400	3%

History

Royal Wolf Trading Australia Pty Ltd, RWA’s principal operating subsidiary, was founded in mid-1995 as an Australian subsidiary of Triton Holdings Limited. Triton is headquartered in the U.S. with business activities that include Triton Container International, the world’s largest lessor of marine cargo containers to the international shipping industry.

Royal Wolf Trading Australia Pty Ltd’s business initially consisted of selling used shipping containers from third party container depots. With internal Triton financing, it entered the retail container leasing and sales market in 1997 through its acquisition of AA Shipping, a Melbourne-based container leasing and sales business. The acquisition more than doubled the company’s fleet of containers for lease and provided the company with its first retail facility in Australia and a platform from which to grow nationally.

In late 2003, the senior management team completed a management buyout of the company with backing from Equity Partners Two Pty Limited, an Australian private equity firm, and local banks.

During 2004 and 2005, Royal Wolf made significant investments in its customer service center infrastructure and its personnel in preparation for new product introductions that were made in August 2005, possible subsequent acquisitions of competing businesses, and in the organic growth of its existing programs.

Since December 2005, Royal Wolf has completed four acquisitions as follows:

•	In December 2005, Royal Wolf acquired the assets of Cairns-based Cape Containers for a purchase price of $641,000. This purchase resulted in the acquisition of 173 portable storage units and the related customer base;

•	In March 2006, Royal Wolf purchased the remaining shares of Royal Wolf-Hi Tech, a Newcastle-based joint venture, for $655,000, which added a further 676 portable storage units to the Royal Wolf lease fleet;

•	In April 2006, Royal Wolf acquired the assets of Melbourne-based Australian Container Network, or ACN, for $4.3 million. This acquisition added a further 891 units to Royal Wolf’s lease fleet and eliminated the second-largest portable storage supplier in Melbourne (next to Royal Wolf) from the market; and

•	In August 2006, Royal Wolf purchased container units from Townsville-based Bohle Containers for $155,000. This was a small but strategically important transaction that added a further 57 units to Royal Wolf’s lease fleet.

These acquisitions contributed to the 17,473 total units in Royal Wolf’s lease fleet as of September 30, 2006.

Portable Storage Container Market

The use of shipping containers, known as “containerization,” is an important element of the logistics revolution that changed cargo handling in the last half of the 20th century. The trailer transport of shipping containers began in North America during the mid-1950s and spread internationally during the late 1960s and early 1970s. The world’s fleet of ocean-borne and domestic/overland freight containers recently surpassed the 15 million TEU mark, having grown by almost 1 million TEU in the preceding year, according to figures in the latest annual World Container Census (2002), produced by Containerisation International (part of the Informa Publishing Group) per the World Container News April 2002 edition. The census survey presents a detailed snapshot of world container inventories as of the middle of 2001, together with a comparison with earlier years and some forecasting. Figures show that the maritime component of the fleet number 14.5 million TEU at mid-2001, and the domestic or regional fleet at 750,000 units. It is the majority of which are standard 20’ and 40’ steel general purpose containers. Container ownership is predominantly divided between shipping lines and international and domestic container leasing companies. Other container information and references, are contained or referenced to in the following sources:

http://en.wikipedia.org/wiki/Containerization
http://www.reference.com/browse/wiki/Containerization
http://www.spiegel.de/international/spiegel/0,1518,386799,00.html

Although the foregoing industry information is several years old, we are not aware of any changes in the portable storage container market that would be adverse to this information.

The domestic portable storage, freight and accommodation container market slowly emerged with the maturing of the international cargo container business during the mid-1980s. As containers were removed from international service due to retirement or surplus inventory, alternate uses were developed.

The retired cargo containers initially were utilized primarily for packaging of one-way shipments, for project work, or for use as cheap storage on farms or construction sites. By the late 1980s, retired containers that were previously sold in an “as-is” condition were being refurbished into secure portable storage containers that were leased or sold to customers.

Through the 1990s, new uses for containers were developed that involved converting or customizing a refurbished cargo container for a particular application, such as a workshop or site office. Containers offer a relatively inexpensive and plentiful building template that is durable, cuttable, movable and long lasting. During this period, containerization was also gaining market acceptance in Australia as a means of more securely transporting freight by road and rail, gradually replacing older and less efficient forms of freight transportation such as trucks and rail wagons.

Since the mid-1990s, the domestic container industry in Australia has developed into a stable market structure with set competitive models analogous to the marine container business 20 or 25 years ago. Marine containerization displaced less efficient and more expensive specialized equipment. In the same way, portable storage, freight and accommodation containers are increasingly being substituted for more expensive, less flexible, purpose-built space. We believe that there are many more uses for portable storage, freight and accommodation containers still to be developed. Containers provide a simple solution that displace more expensive, less flexible, purpose-built space. Containers also provide a relatively cheap and plentiful building template that is strong, cuttable, movable and long-lasting. As containers continue to gain market acceptance, new use for Royal Wolf’s products are being developed. Some examples being:

•	As rapid deployment storage for the military, emergency services, and disaster relief;

•	As portable work camps for the mining and resources industry, including accommodations, ablution and kitchen containers;

•	As low-cost accommodations for remote communities and caravan parks;

•	As offices, workshops or storerooms in a growing range of sizes and configurations;

•	As an economical alternative to fixed-site mini storage; and

•	As cost-effective farm storage for cattle feed, farm equipment, fertilizers, and other items.

Part of Royal Wolf’s market opportunity is to develop and service these new applications. During the fiscal year ended June 30, 2006 and the six months ended June 30, 2005, Royal Wolf expended approximately $305,000 and $49,000, respectively, on product development relating to new container applications. Such expenditures were negligible in the fiscal year ended December 31, 2004.

We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, Royal Wolf’s management estimates that the portable storage market in Australia currently generates annual revenues of approximately U.S. $150 million, with an estimated 60% derived from sales of portable storage containers. Royal Wolf’s management anticipates that, as the market matures, rental revenue will account for an increasing proportion of the total revenue. This analysis was based upon management’s observations of the following:

•	Senior management informal estimates and internal surveys (see tables below) of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf General Managers, senior marketing management, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors; and

•	Informal estimates of competitor rental fleet and sale volumes were converted into annual revenue numbers using the following formula:

•	Rental revenues: number of containers in rental fleet at an assumed industry-wide utilization rate of 75% times the average standard 20’ container rental rate for the region times 365 days. Management’s estimate of the 75% industry-wide container utilization rate was determined by discounting Royal Wolf’s actual historical utilization rate, which management believes is higher than the average utilization rate in the industry based upon its informal observations and its own ability to efficiently distribute and rehire fleet due to its national branch infrastructure. The competitor utilization rate was internally generated by conversations with corporate customers and larger users, as well as suppliers of used boxes and conversations with competitors. The 20’ foot sales rate was determined by Royal Wolf management after discussions with wholesalers, shipping lines, and container leasing companies, as well as its own experience in selling boxes year to date. We have no independent corroboration of this information, and there is no assurance that this internally-generated information is accurate or complete; and

•	Sales revenues: number of containers sold annually times average standard 20’ Container retail sale price for the region.

The portable storage market has experienced steady growth since the mid-1990s. Although there is no official forecast of industry growth rates or the future potential size market for portable storage in Australia, we believe that a number of factors suggest that the market will continue to grow:

•	The level of knowledge among potential customers regarding the availability and benefits of containerized storage in key Australian markets, such as the construction and mining industries, is still low;

•	Suppliers and customers continue to develop further uses for portable containers, thereby broadening the market for portable containers; and

•	As the market leader in Australia, Royal Wolf has consistently achieved organic growth and based, in part, on growth in the market as a whole.

Royal Wolf’s competition in this market is regionalized and highly fragmented. In most locations, Royal Wolf competes with several mid-sized to large-sized regional competitors, including SimplyContainers, Macfield, GE Seaco and ANL CGM, as well as smaller, full and part-time operators. Local competitors are regionally focused, and are usually more capital-constrained. In general, most are therefore heavily reliant on monthly sales performance, have slowly growing rental fleets and limited ability to transact larger deals.

The following table summarizes information about Royal Wolf and its principal competitors in the portable storage container market:

		Estimated
	Scope of	Lease
Competitor	Operations	Containers

Royal Wolf	National	17000
GE Seaco	National	7000
Simply Containers	Regional	7000
Macfield	Regional	7000
ANL CGM	Regional	2000

The foregoing table summarizes information regarding Royal Wolf and its principal competitors in the portable buildings market. This information was compiled by management based upon senior management informal estimates and internal surveys of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf general managers and senior marketing personnel, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

Portable Buildings Market

The portable buildings market in Australia is estimated to have generated revenue totalling $760 million in the year ending June 2006, of which approximately $450 million(1) relates to the markets in which Royal Wolf offers a competing product. The portable buildings market consists of the following:

•	Engineering, construction and resources — approximately 50%.

•	Non-residential building construction — approximately 35%.

•	Recreation and holiday market — approximately 15%.

Within the engineering, construction and resources market, portable buildings are used for site offices, toilet and shower facilities, and worker housing and temporary accommodation blocks. This market is influenced by trends in public and private sector spending on infrastructure, generally, and, particularly, mine development and road and pipeline construction.

Demand from the non-residential buildings market principally stems from the demand for work sheds, site offices, industrial garages and temporary warehousing. Demand can be significantly affected by special projects such as the 2000 Olympic Games and 2006 Commonwealth Games hosted in Australia.

The recreation and holiday market is increasingly becoming an important source of demand, particularly for the supply of fitted out cabins to be used as rental accommodations and second homes on purchased blocks of land. Growth in demand has been driven by growth in disposable income and increased leisure time associated with an aging population.

We believe that the portable buildings market will grow over the medium term, driven in part by a cyclical expansion in the mining and construction markets. We also believe that differentiation and new portable building

(1)  Source — IBISWorld Industry Report — Prefabricated Metal Building Manufacturing in Australia — C2911 30th March 2006. This Report may be obtained for a fee by contacting IBIS World Pty. Ltd.

products such as the hazardous materials unit and containerized portable office and portable housing units introduced by Royal Wolf in 2005 will act as a stimulus for longer-term growth in the market as older style products are replaced.

The lease and sale of containerized portable buildings have major advantages over traditional portable buildings in terms of transportability, security and flexibility. We believe that Royal Wolf’s launch of its portable buildings line of products in late 2005 represents a significant new market and growth opportunity for Royal Wolf.

In the portable buildings markets, Royal Wolf competes with three or four other large participants who manufacture their own units and most of whom offer units for both lease and sale to customers. These competitors include Coats, ATCO, Ausco, Nomad and Fleetwood. At present, Royal Wolf has a negligible presence in this market. The major barrier to entry for new participants is the degree of market penetration necessary to create a wide profile with contractors and clients. Penetrating and competing with the range of products and number of depots and agencies offered by incumbent operators tends to inhibit new entrants. As Royal Wolf already has a national sale and distribution network, established supply channels and a strong profile in its target markets, many of the barriers to entry applicable to other new entrants are not applicable to it.

The following table summarizes information regarding Royal Wolf and its principal competitors in the portable buildings market. This information was compiled by management using the IBIS Report previously referenced, as well as and senior management informal estimates and internal surveys of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf general managers and senior marketing personnel, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

		Estimated
	Scope of	Lease
Competitor	Operations	Buildings

Coates	National	22000
Ausco	National	15000
Nomad	National	10000
Atco	National	8500
Royal Wolf	National	500

Freight Container Market

Based upon its own internal analysis, RWA’s management estimates that the freight container market in Australia generates approximately $29 million in aggregate annual lease and sales revenues. The rate of growth in this industry has been slow compared with the portable container storage and portable buildings market, which reflects the relative maturity of this industry.

Although there is potential for growth in the freight container market as more road and rail carriers recognize the efficiencies of containerization, Royal Wolf’s present strategy is to maintain rather than grow its container fleet investment and dependence upon this sector of its business activities. Competitors include MacField, GESeaco, Cronos, and Simply Containers.

The following table summarizes information regarding Royal Wolf and its principal competitors in the freight container market. The information in the table below was derived from Royal Wolf senior management informal estimates and internal surveys of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf general managers and senior marketing personnel, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

		Estimated
	Scope of	Lease
Competitor	Operations	Containers

Macfield	National	3500
Royal Wolf	National	2400
Cronos	National	1250
Simply Containers	National	1250

Leasing versus Sale

Royal Wolf’s business model is focused on both the leasing and sale of its products.

Monthly lease rates typically range from approximately $64 to $110 (higher for portable buildings and more specialized containers). Average monthly lease fleet utilization has historically ranged from 81% to 91%. Lease contracts range from 30-day short-term leases to long-term leases with a minimum commitment ranging from two-to-five years and average more than twelve months.

Royal Wolf has a strong and scaleable lease platform with significant geographical reach and a recognizable brand identity. Royal Wolf’s lease fleet has grown from 8,171 units in June 2003 to approximately 16,000 units in June 2006.

Economics of container rental model

Royal Wolf estimates that its container lease fleet products have economic lives of up to 30 years. Customers typically request the products by size or intended application, not by age or condition. As a result, standardized products historically have generated comparable lease rates throughout their useful lives.

Sales activity

Historically, capital constraints have limited the extent to which Royal Wolf has been able to grow its lease fleet, so Royal Wolf has pursued a hybrid model — funding growth in the lease fleet through container sales. Sales not only help fund Royal Wolf’s lease fleet growth, but also provide a vehicle for profitably disposing of surplus or aging lease fleet equipment. Royal Wolf has enjoyed a consistent sale market for its products, with sales averaging 12,000 or more units each year since 2003.

Branch network

Royal Wolf leases and sells its products from an Australia-wide network of 15 Customer Service Centers, or CSCs, the largest branch network in Australia of any company in the business of selling and leasing portable storage containers. Royal Wolf is represented in all major locations, and is the only container leasing and sales company with a nationally integrated infrastructure and work force. A typical Royal Wolf CSC consists of a leased site of approximately two-to-five acres with a sales office, forklifts and all-weather container repair workshop. CSC office staffing ranges from two to 15 people and consists of a Branch Manager supported by the appropriate level of sales, operations and administrative personnel. Yard and workshop staffing usually ranges between one and 12 people and can consist of welders, spray painters, boilermakers, forklift drivers and production supervisors. CSC inventory holding ranges between 100 and 500 containers at any one time, depending on market size and throughput demand.

The following illustrates Royal Wolf’S existing CSC locations:

Products

Royal Wolf is the only container company in Australia with both the national presence and product range capable of servicing all sectors of the domestic rental & sales market. The Company’s key products include:

Portable storage containers:	10’, 20’ & 40’ general purpose units
Mini Cube units
Dangerous Goods containers
Refrigerated containers
Portable container buildings:	Site offices & Cabins
Workforce accommodation unit
Luxury accommodation unit
Ablutions block
Freight Containers:	Curtain-side containers
20’ & 40’ Hi-cube containers
20’ & 40’ two pallet-wide containers
Side-opening door containers

Customers

Royal Wolf has a broad base of over 12,000 active customers, with no single customer constituting more than 3% of the Company’s annual revenue for the fiscal year ended June 30, 2006. Our customer base includes the retail and manufacturing sectors, councils and government departments, the farming and agricultural community, the building and construction industry, clubs and sporting associations, the mining sector and the general public. In order to minimize the effect from a financial downturn in any particular industry sector, the Company spreads its business activities across the largest number of customers and widest number of industry sectors possible.

Royal Wolf provides its customers a solutions-orientated approach, with high reliability in equipment quality and supply, with prompt and efficient delivery and pick-up, and with superior service and product knowledge. This is supported by a highly responsive national marketing team, in-house finance, control and engineering expertise, plus nationally linked fleet management and accounting systems. Royal Wolf is the largest and only truly national supplier of container products in Australia, and the only container company with the scale, capacity and geographical spread to service a full range of customers; from small local accounts right through to the largest national corporations.

Employees

As of June 30, 2006, Royal Wolf employed approximately 167 persons on a full-time basis, including employees of its CSC locations, as follows:

•	Operations — 49;

•	Sales — 36;

•	Production — 35;

•	Management — 20;

•	Finance — 19; and

•	Support — 8.

None of Royal Wolf’s employees are covered by a collective bargaining agreement. Royal Wolf’s management believes its relationship with its employees is good. Royal Wolf has never experienced any material labor disruption, and its management is not aware of any efforts or plans to organize its employees.

Sales and Marketing

Royal Wolf’s sales and marketing strategy is designed to reach thousands of potential customers. Communication with potential customers is predominantly generated through a combination of Yellow Pages and print media advertising, phone sales and cold calling, web-site, word of mouth, walk-ins and direct mail.

The customer hiring or buying process is being driven by customer awareness of the products combined with moderate price shopping. Typical customers may shop two, perhaps three suppliers, but they do not spend much time doing it — the value of the transaction being relatively low to the value of their time. The key is for Royal Wolf to be one of the suppliers that a potential customer calls.

Product Procurement

Royal Wolf purchases out-of-service marine cargo containers from a wide variety of international shipping lines and container leasing companies, plus new container products directly from container manufacturers in China. Royal Wolf is the largest buyer of both new and used container products for the Australian market.

The majority of used containers purchased are standard 20’ and 40’ units which Royal Wolf converts, refurbishes and customizes. Royal Wolf also purchases new containers directly from container manufacturers.

Each of the following material suppliers was the source of 5% or more of Royal Wolf’s container purchases during the fiscal year ended June 30, 2006:

Nanton CIMC	22%
Triton Container	18%
Shanghai Baoshan	12%
GlobeStar Shipping	6%
TAL International Container	6%
Florens Container	5%

Royal Wolf purchases new container products under purchase orders issued to container manufacturers, which the manufacturers may or may not accept or be able to fill. Royal Wolf has no contracts with any supplier. There are several alternative sources of supply of containers, and Royal Wolf is not dependant upon any one manufacturer and is able to purchase products from a variety of suppliers. The failure of one or more of its suppliers to timely deliver containers to Royal Wolf could adversely affect its operations. If these suppliers do not timely fill Royal Wolf’s purchase orders, or do not properly manufacture the ordered products, Royal Wolf’s reputation and financial condition also could be harmed.

Fleet Management

Royal Wolf regularly needs to re-locate containers between its CSCs to meet peaks in regional demand and optimize individual CSC inventory levels. Royal Wolf has close relationships with the national road and rail haulage companies that enable it to transport the majority of containers interstate at attractive rates.

Royal Wolf’s management information systems are instrumental to our fleet management and targeted marketing efforts. Fleet information is updated daily at branch level which provides management with on-line access to utilization, leasing and sale fleet unit levels and revenues by branch or geographic region.

Growth Strategy and Opportunities

Royal Wolf’s experienced senior management team has demonstrated consistent execution of its growth strategy and has successfully positioned Royal Wolf to capitalize on further growth opportunities. With average monthly lease fleet utilization exceeding 80%, reliable sales revenues, expanding market opportunity for its growing product range, acquisition and new site development strategies, we believe Royal Wolf is well-positioned to continue its growth while leveraging its existing infrastructure to enhance margins.

The principal components of Royal Wolf’s growth strategy include:

•	Lease fleet growth through rate increases, utilization and volume growth;

•	Potential to implement transport services to improve service and access pick up/ drop off benefits;

•	In-market acquisitions;

•	Geographic expansion — Regional and Asia/Pacific;

•	Complementary products;

•	Further penetration of mining industry; and

•	Further penetration of defence industries

The container storage and portable building industry is a relative young industry in Australia, the youth of the market presenting significant growth opportunities for Royal Wolf. Although container use for portable storage, domestic freight movement and portable building applications is increasing, there are still considerably more uses for containers still to be developed. Royal Wolf’s market opportunity is to fully develop and service these applications, part of the attraction being that public awareness of these products is still relatively low.

Regulatory Matters

Royal Wolf must comply with various federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Royal Wolf believes that it is in substantial compliance with these laws and regulations. In addition to compliance costs, Royal Wolf may incur costs related to alleged environmental damage associated with past or current properties owned or leased by it. Royal Wolf believes that its liability, if any, for any environmental remediation will not have a material adverse effect on its financial condition. However, we cannot be certain that the discovery of currently unknown matters or conditions, new laws and regulations, or stricter interpretations of existing environmental laws will not have a material adverse effect on Royal Wolf’s business or operations in the future.

Trademarks

Royal Wolf is a party to a licensing agreement with Triton CSA International B.V. for the use of the “Royal Wolf” name and trademark in connection with its retail sales and leasing of intermodal cargo containers and other container applications in the domestic storage market within Australia and surrounding islands in the Pacific Islands region. The license was entered into in December 2003 in connection with RWA’s purchase of Royal Wolf from Triton in consideration of a nominal $1.00 payment by Royal Wolf. The license is royalty-free to Royal Wolf and exclusive within this territory. The license will continue in perpetuity as long as Royal Wolf continues to use the “Royal Wolf” name and trademark as the exclusive name for its business and mark for its products, subject to the termination provisions of the license. The license may be terminated by the licensor upon 30 days notice in the event Royal Wolf breaches its obligations under the license. The license will terminate automatically if Royal Wolf becomes insolvent or ceases to sell products under the trademark for a continuous period of 30 months. The license is nontransferable by Royal Wolf without the consent of the licensor, and obtaining the licensor’s consent is a condition to our obligations to complete the acquisition of Royal Wolf. Royal Wolf has represented to us that it believes that it is in compliance with the agreement and there are no claims pending against Royal Wolf challenging its right to use the “Royal Wolf” name and trade mark within Royal Wolf’s region of business.

Legal Proceedings

Currently, Royal Wolf is not involved in any material lawsuits or claims arising out of the normal course of our business. The nature of the Royal Wolf’s business is such that disputes can occasionally arise with vendors including suppliers and subcontractors, and customers over warranties, contract specifications and contract interpretations among other things. Royal Wolf assesses these matters on a case-by-case basis as they arise. Reserves are established, as required, based on its assessment of its exposure. Royal Wolf has insurance policies to cover general liability and workers compensation related claims. In the opinion of Royal Wolf’s management, the ultimate amount of liability not covered by insurance, if any, under pending litigation and claims will not have a material adverse effect on Royal Wolf’s financial position or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ROYAL WOLF

You should read the following discussion and analysis of Royal Wolf’s consolidated financial condition and results of operations together with Royal Wolf’s “Selected Historical Consolidated Financial Information” and consolidated financial statements and notes thereto that appear elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

The historical consolidated financial results of Royal Wolf described below are presented in Australian dollars.

Royal Wolf

Royal Wolf was formed by a management buyout with Equity Partners in December of 2003. The original and ongoing capital structure reflects the leveraged nature of the balance sheet as a result of the management buyout, and the large debt service payments for interest impaired Royal Wolf’s results of operations, significantly contributing to the net losses experienced during the year ended June 30, 2006 and six months ended June 30, 2005. Operating cash flow was utilized to grow the rental fleet from under 12,000 to 17,000 units currently as well as invested into product development and the addition of CSCs to deliver a full geographic venue for product across all of the states in Australia. However, the capital constraints of the buyout limited Royal Wolf’s opportunity to further grow its rental fleet. During 2004 and 2005, the growth of fleet inventory and working capital requirements were financed with additional indebtedness.

The last half of 2005 and the first six months of 2006 were marked by several product introductions such as a hazardous materials container unit, a containerized portable office unit and a containerized portable housing unit. The sales of these products was initially slow, and has increased during the last nine months leading to record level revenues and gross margin for the fiscal year ended June 30, 2006. The infrastructure requirements having been met, additional sales and leasing revenues were and are the objective of the management team along with acquiring and integrating local acquisitions which should provide additional synergies in future periods.

In 2005, Royal Wolf changed its financial reporting year-end date from December 31 to June 30. The periods compared in the following tables and in the following description of Royal Wolf’s “Results of Operations” are the twelve months ended June 30, 2006, the six months ended June 30, 2005, and the twelve months ended December 31, 2004. The results of operations for all periods have been derived from Royal Wolf’s audited historical financial statements and accompanying notes contained elsewhere in this proxy statement.

	12 Months	6 Months	12 Months
	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	December 31, 2004
	(In millions of Australian dollars)

Revenues:
Leasing	$17.5	$7.7	$14.2
Sale:
New units	6.8	0.4	—
Rental equipment	30.8	13.3	29.5
Other	12.3	5.5	8.5

Total revenues	67.4	26.9	52.2
Cost of Revenues:
Leasing	4.5	2.4	4.7
Sale:
New units	5.0	0.3	—
Rental equipment	23.5	9.6	20.0
Other	11.4	4.3	8.9

Gross profit	23.0	10.3	18.6

Operating Expenses:
Selling, general and administrative	20.3	9.3	14.9
Financial expenses (net)	3.5	1.0	3.1
Other	—	0.2	0.1

Profit (loss) before income taxes	(0.8)	(0.2)	0.5
Income tax (benefit)	(0.5)	—	—

Net profit (loss)	$(0.3)	$(0.2)	$0.5

The following table sets forth certain income and expenditure items as a percentage of total revenues for the periods indicated:

	12 Months	6 Months	12 Months
	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	December 31, 2004

Revenues:
Leasing	25.9%	28.6%	27.2%
Sales:
New units	10.2%	1.5%	0.0%
Rental equipment	45.6%	49.4%	56.5%
Delivery, installation and other	18.3%	20.5%	16.3%

Total revenues	100.0%	100.0%	100.0%

	12 Months	6 Months	12 Months
	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	December 31, 2004

Cost of sales and services:
Leasing	6.5%	8.9%	9.0%
Sales:
New units	7.4%	1.1%	0.0%
Rental equipment	34.8%	35.7%	38.3%
Other	17.1%	16.0%	17.1%

Gross profit	34.0%	38.3%	35.6%
Selling, general and administrative expenses	30.1%	34.6%	28.5%
Financial expenses (net)	5.2%	3.8%	5.9%
Other operating expenses	0.0%	0.6%	0.3%

Profit (loss) before income taxes	(1.3)%	(0.7)%	0.9%
Income tax (benefit)	(0.8)%	(0.0)%	0.0%

Net profit (loss)	(0.5)%	(0.7)%	0.9%

Results of Operations

Twelve Months Ended June 30, 2006 Compared with the Six Months Ended June 30, 2005 (Annualized)

Revenues for the twelve months ended June 30, 2006 were $67.4 million, a $13.6 million or 25.3% increase from revenues of $53.8 million in the annualized six-month period ended June 30, 2005. The increase resulted from a $4.2 million or 15.8% increase in sales of rental equipment, a $6.0 million increase in sales of new products, and a $2.1 million or 13.6% increase in leasing revenue. Other revenues, which consist primarily of revenues derived from the delivery and installation of Royal Wolf’s products, increased by $1.3 million or 11.8% from annualized six-month period of 2005. The foregoing increases include approximately $2.2 million of additional revenues generated by the assets that Royal Wolf acquired since December 2005.

The increases in revenues from sales and leasing are largely due to the continued growth in the industries that Royal Wolf serves, Royal Wolf’s penetration of those markets, and the enhanced capability of Royal Wolf to modify its containers, thereby increasing the potential market and uses of its products. The increase in sales of new products is primarily attributable to the launch of new products in late 2005.

The increase in leasing revenues for the year ended June 30, 2006 resulted primarily from an increase in the number of products Royal Wolf had available for lease during the year and, to a lesser extent, to the increased utilization of the available products and increased rental rates. During the year ended June 30, 2006, the number of products available for lease increased by approximately 3,800 units, of which approximately 1,700 units were acquired through the three acquisitions of businesses that Royal Wolf completed during the second half of the year. The increased number of products available during the current year is expected to continue to result in higher leasing revenues. Average core fleet utilization also contributed to increased leasing revenues, as the utilization rate for the year ended June 30, 2006 increased by approximately 3% from the same period of the prior year to approximately 88%. The average monthly rental rate for the year ended June 30, 2006 was up approximately 3% from the same period of the prior year.

Other revenues, including delivery and installation revenues, increased by $1.3 million for the year ended June 30, 2006 from the annualized six-month period ended June 30, 2005. The foregoing increase was primarily the result of significant additional revenues derived from delivery and installation activities, which increases were partially offset by a decrease in revenues from storage, repairs, commission and other miscellaneous items related to the acquisition of the remaining shares in the Royal Wolf Hi-Tech joint venture company in March 2006 and other operational changes.

Cost of revenues for the twelve months ended June 30, 2006 were $44.4 million, a $11.2 million or 33.7% increase from cost of revenues for the annualized six-month period ended June 30, 2005. The increase resulted from a $4.3 million or 22.4% increase in cost of sales of rental equipment, a $4.4 million increase in cost of sales of new products; offset by a $0.3 million or 6.3% decrease in leasing revenue cost of sales. Other revenue cost of sales, which consist primarily of cost of revenues derived from the delivery and installation of Royal Wolf’s products, increased by $2.8 million or 32.6% from annualized six-month period of 2005.

Gross profit for the year ended June 30, 2006 was $23.0 million, a $2.4 million or 11.7% increase from the annualized six month period ended June 30, 2005 due to the increase in revenues. Gross profit margin as a percentage of sales decreased from 38.3% for the annualized six month period ended June 30, 2005 to 34.0% in 2006 due to overall competitive pricing pressures and lower margins on revenues generated from the sale of the company’s containers. The decrease in gross margins in sales activities was partially offset by in increase in the gross margin percentage in leasing activities. Leasing gross profit for the year increased by $2.4 million while leasing gross profit margin percentage increased by an additional 5.5% on an absolute basis. Of the increased leasing gross profit, $0.7 million related to the impact of the reduction in depreciation charge in 2006 due to revision of asset useful lives and residual values of container assets

Selling, general and administrative expenses for the year ended June 30, 2006 increased approximately $1.7 million, or 9.1%, to $20.3 million from $18.6 million for the annualized six-month period ended June 30, 2005. The following table gives a further breakdown by category:

	12 Months Ended	12 Months Ended
	June 30,	June 30,	Increase
	2006	2005	(Decrease)

Manpower	$9.9	$9.6	$0.3
Rent	0.3	0.1	0.2
CSC operating costs	3.1	3.9	(0.8)
Business promotion	1.1	0.7	0.4
Travel and meals	0.9	0.8	0.1
IT and Telco	0.6	0.5	0.1
Professional costs	1.0	1.0	0.0
Other	0.9	0.5	0.4
Other depreciation and amortization	2.5	1.5	1.0

	$20.3	$18.6	$1.7

This increase is primarily due to employee-related costs of $0.3 million from the increased number of employees resulting from both the additional businesses Royal Wolf acquired during 2006 and from additional employees hired by Royal Wolf as it positioned itself for future growth at various of its customer service centers; and increased rent expense of $0.2 million due to the growth as a result of acquiring additional premises through business acquisition.

The increases in headcount were as follows:

Corporate Division — National Mining & Defense	2

Customer Service Centers
NSW	4	(acquisitions)
Victoria	8	(acquisitions)
Western Australia	5
Queensland	9
Northern Territory	2

	30

The additional persons employed by Royal Wolf as a result of acquisitions (including 2 at Queensland) occurred primarily during the last quarter of the year ended June 30, 2006.

Royal Wolf incurred additional business promotional expenses directed at new products of $0.4 million through greater yellow pages, newspapers and direct marketing costs. Other depreciation and amortization were greater in the year ended June 30, 2006 by $1.0 million primarily from additional container hire assets and increased infrastructure capital expenditures on branch display/showrooms, equipment, leasehold improvements and management information systems. These increases were offset somewhat by more efficient operations at customer service centers (CSC) which resulted in reduced costs of $0.8 million.

Financial expenses for the year ended June 30, 2006 increased by $1.5 million or 75.0% to $3.5 million from $2.0 million in the annualized six-month period of June 30, 2005 due primarily to an increase in the amount borrowed during the year ended June 30, 2006 and to an increase in the rate of interest paid by Royal Wolf for some of the outstanding debt. As of June 30, 2006, Royal Wolf had $46.1 million of interest bearing indebtedness outstanding, compared to $38.4 million outstanding as of June 30, 2005. In addition, during the year ended June 2006, Royal Wolf refinanced $10.0 million of indebtedness that bore interest at a rate of 7% per annum with indebtedness that bears interest at an annual rate of 15%.

The net loss for the year ended June 30, 2006 of $0.3 million is slightly less than the annualized $0.4 million for the six months ended June 30, 2005 primarily as a result of increased revenues and profitability from both leasing revenues and rental equipment sales and the benefit from the utilization of previously unrecognized deferred income tax assets. This increased profitability in 2006 was substantially offset by higher selling, general and administrative expenses incurred for growth positioning and increased financial expenses. Royal Wolf has been highly leveraged as a result of its management buyout in 2003.

Six Months Ended June 30, 2005 (Annualized) Compared with the Twelve Months Ended December 31, 2004

Revenues for the annualized six-month period ended June 30, 2005 were $53.8 million, a $1.6 million or 3.1% increase from revenues of $52.2 million in the twelve months ended December 31, 2004. The increase resulted from a $2.9 million or 9.8% decrease in sales of rental equipment, a $0.8 million increase in sales of new equipment, a $1.2 million or 8.5% increase in leasing revenue, and a $2.5 million or 29.4% increase in delivery, installation and other miscellaneous revenues from the twelve months ended December 31, 2004.

The decreases in sales of rental equipment is a result of the annualization process not taking into account the fact that the December six months is usually higher than the first six months. The corresponding increase in delivery and installation revenues are largely due to continued growth in the industry Royal Wolf serves and the enhanced capability of Royal Wolf’s container modification business. In addition, in the six-month annualized period ended June 30, 2005, Royal Wolf introduced new products for sale that were not offered in year ended December 31, 2004.

Leasing revenues increased due to an increase of an average for the periods of approximately 700 units on rent and to higher utilization rates and rental rates. Average core fleet utilization of leasing products for the six-month period ended June 30, 2005 decreased by approximately 1% to approximately 83% compared to the twelve months ended December 31, 2004. The average monthly rental rate for the six months ended June 30, 2005 was up approximately 7% from the twelve months ended December 31, 2004.

Other revenue, which includes revenues primarily from delivery and installation services, as well as revenues from storage, repairs, commission and other miscellaneous items, increased by $2.5 million in the annualized six-month period ended June 30, 2005 over the twelve month period ended December 31, 2004 due primarily to increased modification work activities, which are more time and labor intensive.

Cost of revenues for the annualized six-month period ended June 30, 2005 were $33.2 million, a $0.4 million or 1.2% decrease from cost of revenues for the twelve month period ended December 31, 2004. The decrease resulted from a $0.8 million or 4.0% decrease in cost of sales of rental equipment, a $0.6 million increase in cost of sales of new products, and a $0.1 million or 2.1% increase in leasing revenue cost of sales. Other revenue cost of sales, which consist primarily of cost of revenues derived from the delivery and installation of Royal Wolf’s products, decreased by $0.3 million or 3.4% from twelve months ended December 31, 2004.

Gross profit for the annualized six-month period ended June 30, 2005 was $20.6 million, a $2.0 million or 10.8% increase from the twelve months ended December 31, 2004. Gross profit margin percentage from the sales of rental equipment decreased in the annualized six-month period ended June 30, 2005 to 27.8% from 32.2% in the twelve months ended December 31, 2004. Gross margin as a percentage of sales increased primarily as leasing gross profits for the annualized six-month period ended June 30, 2005 increased by $1.1 million and the gross profit margin percentage on the company’s leasing activities increased by 1.9% on an absolute basis.

Selling, general and administrative expenses for the annualized six-month period ended June 30, 2005 increased approximately $3.7 million, or 24.8%, to $18.6 million from $14.9 million for the year ended December 31, 2004. the following table gives a further breakdown by category:

	12 Months Ended	12 Months Ended
	June 30,	December 31,	Increase
	2006	2004	(Decrease)

Manpower	$9.6	$7.5	$2.1
Rent	0.1	0.1	0.0
CSC operating costs	3.9	2.6	1.3
Business promotion	0.7	0.5	0.2
Travel and meals	0.8	0.7	0.1
IT and Telco	0.5	0.7	(0.2)
Professional costs	1.0	0.7	0.3
Other	0.5	0.0	0.5
Other depreciation and amortization	1.5	2.1	(0.6)

	$18.6	$14.9	$3.7

Selling, general and administrative expense for the annualized six-month period ended June 30, 2005 increased approximately $3.7 million or 24.8% to $18.6 million from $14.9 million for the year ended December 31, 2004. This increase is primarily associated with increased employee-related costs of $2.1 million and expansion of the customer service center infrastructure of $1.3 million, as Royal Wolf prepared for the launch of the new products and the full year impact of post management buyout operation.

The increases in headcount were as follows:

Corporate Division
Road & Rail	3
Removalist	1
National Mining & Defense	2

6

Customer Service Centers
NSW	8
Victoria	13
Western Australia	3
South Australia	1
Queensland	5
Northern Territory	5

35

Operations	2

43

Financial expenses for the annualized six-month period ended June 30, 2005 decreased by $1.1 million or 35.5% to $2.0 million from $3.1 million in the twelve month period ended December 31, 2004 due primarily to an exchange gain of $0.7m.

The net loss for the annualized six months ended June 30, 2005 of $0.4 million compares unfavorably to a net profit of $0.5 million for the year ended December 31, 2004 primarily as a result of higher selling, general and administrative expenses incurred for growth positioning, offset somewhat by reduced financial expenses. Royal Wolf has been highly leveraged as a result of its management buyout in 2003.

Liquidity and Capital Resources

Cash Flow for Fiscal 2006, 2005 and 2004

During 2004, 2005 and 2006, Royal Wolf’s principal sources of funds consisted of cash generated from its operations, borrowings (including core debt and a non-converting note) from Australia and New Zealand Banking Group Limited, or ANZ, Royal Wolf’s prime bankers, funds received from the issuance of B Class Notes and A Class shares of stock. Royal Wolf also financed a smaller portion of its capital requirements through finance leases and lease-purchase contracts.

Cash flow from operating activities of $5.8 million in 2004, $1.9 million in 2005 and $14.0 million in 2006 were largely generated by the rental of units from Royal Wolf’s lease fleet, the associated delivery and installation services from rental and sales activities and other products. The decrease in cash flow from operating activities for the six months ended June 30, 2005 was substantially the result of increased purchases of inventories and a decrease in payables. Other factors that contributed to the decrease in net cash provided by operating activities from 2004 to 2005 included increases in selling, general and administrative expense as Royal Wolf made significant investments in CSC infrastructure improvements and headcount growth in preparation for new product introduction and expanded operations.

Cash flow used in investing activities was $13.1 million in 2004, $13.1 million in 2005 and $25.9 million in 2006. Royal Wolf’s primary capital expenditures during these periods were for the discretionary purchase of new and used container fleet units for the lease fleet and units purchased through acquisitions of assets of complimentary businesses. During the twelve months ended June 30, 2006, funds expended in investing activities included the acquisition of assets of three complementary businesses, consisting of the following: In December 2005, Royal Wolf acquired the assets of Cairns-based Cape Containers for a purchase price of $0.8 million; in March 2006 Royal Wolf purchased the remaining 50% interest in Royal Wolf- Hi Tech, a Newcastle-based joint venture in which it already owned a 50% equity interest, for $1.1 million; and in April 2006, Royal Wolf acquired the assets of Melbourne-based Australian Container Network for $5.7 million. The purchase price of each of the foregoing acquisitions was paid by means of borrowings from ANZ.

Other capital expenditures included purchases of additional products for the lease fleet in the amounts of $12.0 million, $7.7 million and $18.1 million in 2004, 2005 and 2006, respectively, and capital expenditures of $1.3 million, $1.9 million and $1.1 million in 2004, 2005 and 2006, respectively, for branch display/showrooms, equipment, leasehold improvements and management information systems.

Net cash provided by financing activities was $5.0 million in 2004, $12.4 million in 2005, and $9.9 million in 2006. Net cash provided by financing activities for the three years consisted of net borrowings under Royal Wolf’s ANZ credit facility, term loans, notes and vendor financing arrangements, which were used to supplement cash flow from operating activities in the funding of capital expenditures, as well as the fleet purchases as described above.

Royal Wolf has also funded its liquidity needs through rental agreements and non-recourse loans involving its customers and Royal Wolf’s banks. In August 2004, Royal Wolf entered into two rental agreements with K&S Freighters Pty Limited, or K&S, with a total equipment value of approximately $2.0 million. The rental agreements have a term of five years and three years (with an option to extend for two years) and are funded in the form of an undisclosed principal/agency arrangement with BankWest (Royal Wolf’s bankers in 2004). Under these agreements, K&S pays a monthly rental until the end of the rental agreements, and BankWest bear 100% of the credit risk of the transaction. Royal Wolf has the option to purchase the equipment either upon the expiration of the rental term for $1, or if K&S defaults, for the amount shown as the amortized principal amount outstanding to BankWest. The rental agreement is assignable to Royal Wolf if BankWest’s debt is extinguished in full before the expiration of the lease term. The assignability of the rental agreement is applicable to both K&S transactions, where there is a five-year rental agreement but BankWest’s debt is extinguished in full inside the five-year period. The transactions between Royal Wolf and K&S apply to (i) a 70 curtainsider transaction in which BankWest’s debt is scheduled to be repaid full within 49 months, and (ii) a 12 Reefer transaction, in which BankWest’s debt is scheduled to be paid off in 58 months. At the end of these periods, the rental agreement will be assigned to Royal Wolf to receive full benefit of the remaining rental payments.

Royal Wolf has also entered into a $0.9 million non-recourse transaction with Wridgways Australia Limited, or Wridgways, a publicly-listed company in the moving and storage industry that is one of Royal Wolf’s five largest customers. The transaction is essentially a non-recourse loan from ANZ that Royal Wolf used to purchase 300 high cube containers. Royal Wolf then leased those containers to Wridgways using ANZ-specific leasing documentation. There is approximately $76,000 in surplus cash above the monthly P&I non-recourse payment due to RWA over the 60-month term, which is excess cash sweep. The containers are reflected as an asset on Royal Wolf’s balance sheet, subject to depreciation. The loan bears interest at a rate of 8.85%per annum and is amortized over a period of five years. ANZ has a security interest (a mortgage) in the lease agreement between Royal Wolf and Wridgways.

Current Financing Arrangements

Pursuant to a five-year senior debt facility, dated December 17, 2004, as amended,Australia and New Zealand Banking Group (“ANZ”) has extended the following credit facilities to Royal Wolf:

Bank Overdraft.   Royal Wolf has a bank overdraft facility of $1.0m to cover normal working capital needs. Interest on bank overdrafts is charged at the prevailing market rates, which is effectively the Australian bank bill reference rate (“BBSW”) plus 1.65%, on the amount outstanding from time to time. At June 30, 2006, the bank overdraft balance was $0.9 million, all due during fiscal year 2007.

Receivables Financing Facility.  Royal Wolf has an accounts receivables working capital facility that allows the company, subject to certain terms, to access up to $7.5 million. The facility bears interest at a variable rate equal to base rate plus 1.65% per annum and a monthly fee of $5,000. At June 30, 2006, the receivables financing facility balance was $1.2 million, all due during fiscal year 2007.

Secured Bank Loans.   ANZ has agreed to make up to $43.0 million of secured bank loans available to Royal Wolf. The bank loans are payable either in December 2009 or June 2011 with various levels of loan amortization payment obligations. The availability of the secured loans is subject to annual review. The loans bear interest at the banks’ prime rates plus 1.10% - 1.35%, with interest payable quarterly. The bank loans are secured by a first ranking fixed and floating charge over the assets and undertakings of Royal Wolf. Under the terms of the Facility Agreement with ANZ, Royal Wolf is required to ensure compliance with numerous covenants in relation to various financial ratios, including consolidated interest coverage; consolidated reworked adjusted leverage; and consolidated debt service coverage. All of Royal Wolf’s containers are subject to the bank’s liens and are therefore restricted within the shores of Australia. At June 30, 2006, the secured bank loan balance was $23.9 million, of which $5.8 million is due during fiscal year 2007 and $18.1 million is due during fiscal years 2008-2010.

The significant covenants of the ANZ credit facilities are as follows:

Financial Reports:

Annually

•	The consolidated audited financial statements as soon as they are available, but not later than 120 days after the end of each financial year.

•	The consolidated annual projected balance sheet, profit and loss and cash flow forecast at the start of each financial year for the ensuing 12 months.

•	The annual certificate signed by two Directors certifying compliance with consolidated financial undertakings as soon as it is available, but not later than 120 days after the end of each financial year.

•	The consolidated CAPEX (Capital Expenditure) budget detailing non-discretionary and discretionary CAPEX at the start of each financial year for the ensuing 12 months.

•	Board approved business plan/budget for the ensuing 12 months, as soon as they are available but no later than 15 days before June 30 each year for consolidated entities.

Quarterly

•	The consolidated management accounts (balance sheet and profit and loss accounts) within 30 days after the end of each financial quarter (i.e., March, June, September, December).

•	The consolidated aged debtor, creditor and stock listings to be provided as soon as they are available but not later than 30 days after the end of each financial quarter (i.e., March, June, September, and December).

Financial Covenants

(a) Consolidated Interest Cover:  The consolidated interest cover ratio for each financial quarter on a rolling 12-month basis will not, as at the compliance dates, be less than:

•	1.75:1 as at March 31, 2006.

•	2.00:1 as at June 30, 2006, and thereafter.

(b) Consolidated Adjusted Gearing Ratio:  The consolidated adjusted gearing ratio for each financial year will not, as at the compliance date, exceed:

•	2.50:1 as at June 30, 2006, and thereafter.

(c) Consolidated Debt Services Cover:  The consolidated debt service cover for each financial quarter on a rolling 12-month basis as shown below will not, as at the compliance date, fall below:

•	01.75:1 as at March 31, 2006, and thereafter.

Other Covenants

•	Dividend payments are not to be made without prior written consent from ANZ.

•	All containers are to be restricted within the shores of Australia and the company’s Lease/Rental documentation should include this limitation. Any movement of containers outside the shores of Australia will require ANZ’s prior written consent.

•	Any additional off or on balance sheet liabilities are not to be made without prior written consent from ANZ.

•	Detailed schedule of containers with following information as soon as they are available, but no later than 30 days after the end of each financial month:

•	Held for hire/lease outlining type, number, acquisition cost and book value.

•	Held for sale outlining type, number, acquisition cost and book value.

•	A review of Royal Wolf’s inventory management systems to be conducted as at June 30 each year as part of the general audit. a copy of the report to be provided within 120 days.

•	Provision of loans or advances to directors, shareholders, related or associated companies is not to be made without prior written consent from ANZ.

•	Fair market value of orderly liquidated value of leased/hire containers is to be undertaken by a valuer appointed by and acceptable to Australia and New Zealand Banking Group as at June 30 of each year.

•	No interest or repayments to be paid to Equity Partners and ANZ Private Equity without written consent from ANZ.

B Class Notes

In December 2003, Royal Wolf issued $4.1 million of B Class Notes to Equity Partners Two Pty Limited, as Trustee of Equity Partners 2 Trust, in connection with the management buyout of the company. The holders of these B Class Notes are entitled to receive cumulative interest of 15% per annum on the issue price of their notes. These notes do not give their holders any voting rights. The B Class Notes are unsecured obligations that mature upon the occurrence of a sale event or as agreed between the B Class Note holders and Royal Wolf. Interest is either paid annually or compounds on a semi-annual basis. Under the senior debt facility agreement with ANZ, any payment of interest to the B Class Note holders must be approved by ANZ. In the event of a liquidation of Royal Wolf, the holders of B Class Notes rank above all shareholders and behind the holder of Royal Wolf’s non-convertible note, and are entitled to the proceeds of liquidation to the extent of the face value of the notes and any accumulated interest. At June 30, 2006, the B Class Notes balance (all noncurrent) was $6.7 million.

Non-Convertible Note

In September 2005, Royal Wolf issued a five-year, $10.0 million Non-Convertible Note to ANZ. The note bears interest at a rate of 15% per annum, with interest either paid annually or compounded on an annual basis. The Non-Convertible Note could mature earlier upon the occurrence of a sale event or as agreed between the issuer and Royal Wolf. In the event of a liquidation of Royal Wolf, ANZ, as the holder of the non-convertible note, ranks above all shareholders and ahead of the holders of B Class Notes, and therefore is entitled to the proceeds of liquidation to the extent of the face value of the notes and any accumulated interest. At June 30, 2006, the Non-Convertible Note balance (all noncurrent) was $10.9 million.

The significant covenants of the Non-Convertible Note are as follows:

The issuer covenants that in respect of Royal Wolf (unless the Noteholder has given the Issuer its prior written consent to a variation to these covenants), if no moneys are owing under the ANZ Senior Debt Facility:

(a) Consolidated Interest Cover.  The consolidated interest cover ratio for each financial quarter on a rolling 12-month basis will not, as at the compliance dates, be less than:

Quarter ended:	Covenant value:

December 2005	0	.85:1
March 2006	1	.25:1
June 2006	1	.5:1
September 2006, and thereafter	2.00

•	Consolidated Reworked Adjusted Gearing Ratio: The consolidated reworked adjusted gearing ratio for each financial year will not, as at the compliance date, exceed 2.00:1 as at June 30, 2006: and 1.50:1 as at June 30, 2007.

•	Consolidated Debt Service Cover Ratio: The consolidated debt service cover ratio for each financial quarter on a rolling 12-month basis, as shown below, will not, as at the compliance date, fall below:

Quarter ended:	Covenant value:

December 2005	1.75
March 2006, and thereafter	2.00

•	Consolidated actual revenue at the end of each financial quarter (i.e., March, June, September and December) will be within 90% of the budgeted consolidated revenue.

In the opinion of management of Royal Wolf and our management, Royal Wolf’s cash from operations, current working capital position and its existing credit facilities will be sufficient to meet Royal Wolf’s operating cash requirements for the fiscal year ending June 30, 2007. However, we will require the consent of ANZ to maintain its credit facilities for the business combination with Royal Wolf. In our discussions with ANZ, it has indicated its willingness to maintain these credit facilities. Further, GFN Australasia, our Australian subsidiary, may seek to obtain third-party subordinated debt financing in order to (i) refinance Royal Wolf’s existing 15% B Class Notes and Non-Convertible Note, and (ii) provide additional growth capital to Royal Wolf. It is our intention to maintain the existing credit facility with ANZ. We are currently in discussions with ANZ regarding amending certain of the provisions of the existing facility, although no assurance can be given that the terms will be amended. If we are able to obtain subordinated debt financing on the terms that we expect, the subordinated debt would have a minimum five-year term, bear interest of approximately 12% to 13% per annum, and provide the lender with warrants to purchase shares of our common stock. We expect that the covenants in the subordinated debt will be similar to the terms of the ANZ credit facility, that the subordinated debt holders will place limitations on our indebtedness and cash distributions, and that there will be an intercreditor agreement between the holders of the subordinated debt and ANZ. We have not, however, entered into any agreements regarding the subordinated debt, and no assurance can be given that we will be able to obtain third-party financing, that the amount of any third-party financing will be sufficient for the foregoing purposes, or that the terms of any such third-party financing will be similar to the terms described above.

Except as described above, Royal Wolf is not a party to any off-balance sheet arrangements and does not engage in trading activities involving non-exchange traded contracts. In addition, Royal Wolf has no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of Royal Wolf’s assets. Royal Wolf is in compliance with all covenants regarding any financing arrangements.

The following is a summary of Royal Wolf’s contractual obligations as of June 30, 2006:

	Payment Due by Fiscal Year Ending June 30,
			2008-	2011-
Contractual Obligations	Total	2007	2010	2013	2014 and Thereafter
	(In thousands)

Facility leases	$2,126	$2,126	$—	$—	$—
Finance leases/arrangements, including interest	2,736	1,096	1,640	—	—
Bank indebtedness and term loans — principal	23,930	5,831	18,099	—	—
Bank indebtedness and term loans — interest	4,168	1,860	2,308	—	—

	28,098	7,691	20,407	—	—

Total	$32,960	$10,913	$22,047	$—	$—

Impact of Inflation

Royal Wolf believes that inflation has not had a material effect on its business.

Seasonality

Although demand from certain specific customer segments can be seasonal, Royal Wolf’s operations as a whole are not seasonal to any significant extent. Royal Wolf experiences a reduction in sales volumes to general industry during Australia’s summer holiday break from mid-December to the end of January, followed by February being a short working day month. However, this reduction in sales typically is counterbalanced by the increased lease revenues derived from the relocations industry, which experiences its seasonal peak of personnel relocations during this same summer holiday break.

Critical Accounting Policies and Estimates

General

Royal Wolf’s financial reports for 2006, 2005 and 2004 are general-purpose financial reports, which was prepared in accordance with the requirements of the Corporations Act 2001 (the Act) and Australian accounting standards adopted by the Australian Accounting Standards Board, or AASB. International Financial Reporting Standards, or IFRSs, form the basis of Australian accounting standards adopted by the AASB, and for the purpose of this report are called Australian equivalents to IFRS, or AIFRS, to distinguish from previous Australian generally accepted accounting principles. The date of transition to AIFRS is for periods commencing on or after January 1, 2005, with a transition date on or after January 1, 2004 (due to restatement of comparatives). On January 20, 2005, ASIC issued a Subsection 340(1) Order granting the Company and its controlled entity relief from paragraph 323D(2)(b) of the Act and allowing a ‘transitional’ financial year of six months from January 1, 2005 to June 30, 2005, with each financial year thereafter being twelve months long. Consequently, due to the change in year end, Royal Wolf was required to adopt AIFRS from the accounting period ending June 30, 2005, with comparatives for the year ended December 31, 2004 and transition balance sheet at January 1, 2004 restated. The transition date to AIFRS is the same date it would have been had Royal Wolf not changed its year end to June 30. This, therefore, did not represent an early adoption of AIFRS.

The preparation of a financial report in conformity with Australian accounting standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by each entity in the consolidated entity.

The U.S. Securities and Exchange Commission defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Royal Wolf’s significant accounting policies are described in Note 1 to the Notes to Royal Wolf’s Consolidated Financial Statements for the year ended June 30, 2006. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However the following policies are considered to be critical within the Securities and Exchange Commission definition:

Revenue

Revenue is generally realized or realizable and earned when all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the seller’s price to the customer is fixed or determinable; and

•	collectability is reasonable assured.

Sale and modification of containers

Revenue from the sale and modification of containers is recognised based on invoiced amounts and is recognised in the income statement (net of returns, discounts and allowances) when the significant risks and rewards of ownership have been transferred to the buyer and it can be measured reliably. Risks and rewards are considered passed to the buyer at the time the goods are delivered to or retrieved by the customer. No revenue is recognised if there is significant uncertainty regarding recovery of the consideration due, the amount cannot be measured reliably, there is a risk of return of goods or there is continuing management involvement with the goods.

Hire of containers

Revenue from hire of containers is recognised in the period earned and is recorded based on the amount and term prescribed in the lease hire agreement. No revenue is recognised if there is significant uncertainty regarding recovery of the rental payments due.

Depreciation

Depreciation is charged to the income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually. The estimated useful lives in the current and comparative periods are as follows:

	2005	2006

Property, plant and equipment
Plant and equipment	3 - 10 years	3 - 10 years
Motor vehicles	3 - 10 years	3 - 10 years
Furniture and fittings	5 - 10 years	5 - 10 years
Container hire fleet
Containers for hire	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (used)	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (new)	25 years (20% residual)	10 - 30 years (20-30% residual)

Impairment of Goodwill

All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired. Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is no longer amortized but is tested annually for impairment. For goodwill assets that have an indefinite useful life, the recoverable amount is estimated at each balance sheet date. Royal Wolf assesses whether goodwill and intangibles with indefinite useful lives are impaired, which assessment occurs at least annually. These calculations involve an estimation of the recoverable amount of the cash-generating units to which the goodwill and intangibles with indefinite useful lives are allocated. Intangible assets are tested for impairment where an indicator of impairment arises. In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate. Negative goodwill arising on an acquisition is recognized directly in profit or loss.

Goodwill acquired has been allocated to one single cash-generating unit, being RWA. Goodwill has been assessed as having an infinite useful life and accordingly is not amortized. This asset is tested for impairment annually using the value in use model. Goodwill arose through the purchase of Royal Wolf Trading Australia Pty Limited from Triton Containers International Limited in 2003, and through the purchases of Royal Wolf Hi-Tech Pty Limited, and the business and assets of Cape Containers Pty Limited and Australian Container Network Pty Limited.

Trade and Other Receivables

Trade and other receivables are stated as amortized cost less impairment losses. The recoverable amount of the consolidated entity’s receivables carried at amortized cost is calculated as the present value of estimated future cash flows, discounted at the original effective interest rate (i.e., the effective interest rate compounded at initial recognition of these financial assets). Receivables with a short duration are not discounted. Impairment of receivables is not recognized until objective evidence is available that a loss event has occurred. Receivables are individually assessed for impairment.

Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realizable value.

Accounting Estimates and Judgments

The estimates and judgments that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Revision of accounting estimates — Container for hire depreciation

The preparation of the financial statements requires the making of estimations and assumptions that affect the recognized amounts of assets, liabilities, revenues and expenses and the disclosure of contingent liabilities. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

At the beginning of the financial year, Royal Wolf revised upwards the useful life of containers for hire. The financial impact of the revision results in depreciation expense for the year ended June 30, 2006 being $696,023 less than what it would have been if the previous useful life estimate had been applied. The financial impact of the revision in future periods is not disclosed as the effect cannot be reliably estimated at this point in time due to uncertainty over the timing of sale and existing containers and purchase of new containers.

Foreign currency risk

Royal Wolf faces transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the unit’s measurement currency. The currency giving rise to this risk is primarily U.S. Dollars.

Royal Wolf has a bank account denominated in U.S. Dollars, into which customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars.

Royal Wolf uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item.

It is Royal Wolf’s policy to negotiate the terms of the hedge derivatives to match the terms of the hedged item to maximize hedge effectiveness. At June 30, 2006, Royal Wolf had hedged 100% of its foreign currency purchases for which firm commitments existed at the balance sheet date, extending to November 2006.

Issued standards not early adopted (AIFRS)

The following standards and amendments were available for early adoption but have not been applied by Royal Wolf in the consolidated financial statements:

•	AASB 7 Financial instruments: Disclosure (August 2005) replacing the presentation requirements of financial instruments in AASB 132. AASB 7 is applicable for annual reporting periods beginning on or after January 1, 2007;

•	AASB 2005-9 Amendments to Australian Accounting Standards (September 2005) requires that liabilities arising from the issue of financial guarantee contracts are recognized in the balance sheet. AASB 2005-9 is applicable for annual reporting periods beginning on or after January 1, 2006;

•	AASB 2005-10 Amendments to Australian Accounting Standards (September 2005) makes consequential amendments to AASB 132 Financial Instruments: Disclosures and Presentation, AASB 101 Presentation of Financial Statements, AASB 114 Segment Reporting, AASB 117 Leases, AASB 139 Financial Instruments: Recognition and Measurement, AASB 1 First-time Adoption of Australian Equivalents to International

Financial Reporting Standards, arising from the release of AASB 7. AASB 2005-10 is applicable for annual reporting periods beginning on or after January 1, 2007.

Royal Wolf plans to adopt AASB 7, AASB 2005-9 and AASB 2005-10 in the 2007 financial year.

The initial application of AASB 7 and AASB 205-10 is not expected to have an impact on the consolidated financial results of Royal Wolf as the standard and the amendment are concerned only with disclosures.

The initial application of AASB 2005-9 could have an impact on the consolidated financial results of Royal Wolf as the amendment could result in liabilities being recognized for financial guarantee contracts that have been provided by Royal Wolf. However, the quantification of the impact is not known or reasonably estimable in the current financial year as an exercise to quantify the financial impact has not been undertaken by Royal Wolf to date.

DIRECTORS AND MANAGEMENT FOLLOWING THE ACQUISITION

All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of executive our officers following the acquisition. Following the acquisition, therefore, our directors and executive officers will be as follows:

Name	Age	Position

Ronald F. Valenta	48	Chief Executive Officer, Secretary and Director
John O. Johnson	45	Chief Operating Officer
Charles E. Barrantes	54	Executive Vice President and Chief Financial Officer
Marc Perez	42	Controller
Robert Allan	50	Chief Executive Officer, Royal Wolf Trading Australia Pty Limited
Lawrence Glascott	72	Chairman of the Board of Directors
David M. Connell	62	Director
Manuel Marrero	49	Director
James B. Roszak	65	Director

Ronald F. Valenta has served as a director and as our Chief Executive Officer, Chief Financial Officer and Secretary since our inception. Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded in 1988 until 2003. In April 2000, Windward Capital Partners acquired a controlling interest in Mobile Services Group, Inc. through a recapitalization transaction. In August 2006, Welsh, Carson, Anderson & Stowe, through another recapitalization transaction, acquired a controlling interest in Mobile Services Group, Inc. Mr. Valenta served as the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. from March 2003 until August 2006, and as a director since that time. Mr. Valenta was the managing member of Portosan Company, LLC, a portable sanitation services company he founded in 1998, until 2004 when a majority of the assets of that company were sold to an affiliate of Odyssey Investment Partners, LLC. Mr. Valenta is currently Chairman of the Board of Directors for CMSI Capital Holdings, Inc., a private investment company he founded in 1991, Mobile Office Acquisition Corporation, the parent company of PacVan, Inc., a U.S. office modular and portable storage company, PV Realty LLC, a real estate company founded in 2000, and United Document Storage, LLC (formerly PortoShred LLC), a document storage and destruction company he formed in 2003. From 2003 to 2006, Mr. Valenta was also a director of the National Portable Storage Association, a not-for-profit entity dedicated to the needs of the storage industry. From 1985 to 1989, Mr. Valenta was a Senior Vice President with Public Storage, Inc., and from 1980 to 1985 Mr. Valenta was a manager with the accounting firm of Arthur Andersen & Co. in Los Angeles.

John O. Johnson has served as our Chief Operating Officer since November 2005. Mr. Johnson is a Managing Director of The Spartan Group, a boutique investment banking firm, which he co-founded in 2002. As a Managing Director, he is responsible for origination and execution of mergers and acquisition advisory work and capital raising for growth companies. Prior to founding The Spartan Group, Mr. Johnson served in multiple positions with Banc of America Securities from 1984 until 2002, culminating in his appointment as Managing Director in 1994. While at Banc of America Securities, he specialized in growth company banking coverage and leveraged buyouts and leveraged finance while ultimately becoming a Group Head. Mr. Johnson has served as an investment banker to various companies owned or operated by Mr. Valenta since 1997.

Charles E. Barrantes became our Executive Vice President and Chief Financial Officer on September 11, 2006. Prior to joining us, Mr. Barrantes was vice president and chief financial officer for Royce Medical Company from early 2005 to its sale in late 2005. From 1999 to early 2005, he was chief financial officer of Earl Scheib, Inc., a public company that operated over 100 retail pain and body shops. Mr. Barrantes has over 25 years of experience in accounting and finance, starting with more than a decade with Arthur Andersen & Co.

Marc Perez has served as our Controller since November 2005. Mr. Perez has served as the controller for Portoshred, LLC, a mobile document destruction company, since September 2005. Prior to joining Portoshred,

Mr. Perez served as controller for Portosan Company, LLC, a portable sanitation services company, from 2000 through September 2005. Prior to joining Portosan, Mr. Perez was a controller for Waste Management, Inc., a provider of comprehensive waste and environmental services in North America, from 1997 to 2000. Mr. Perez began his career out of college in 1988 with Browning Ferris Industries, a sanitation removal company and served as its controller until 1997.

Robert Allan has been the Chief Executive Officer of Royal Wolf Trading Australia Pty Limited since February, 2006 and will continue in that capacity following the acquisition. As such, he will be deemed to be one of our executive officers. Mr. Allan joined Royal Wolf in April 2004 as its Executive General Manager. From 2000 until joining Royal Wolf, he served as Group General Manager of IPS Logistics Pty Ltd, a shipping and logistics company. From 1997 until 2000, Mr. Allan was employed as a Regional Director of Triton Container International, the world’s largest lessor of marine cargo containers to the international shipping industry. Mr. Allan has more than 30 years of experience in the container leasing and logistics industries.

Lawrence Glascott has been the Chairman of the Board of Directors of the Company since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.

David M. Connell has been a director of the company since November 2005. Mr. Connell founded Cornerstone Management Partners, LLC, a consulting and advisory firm, in 1998. Prior to establishing Cornerstone Management Partners in 1998, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1992 to 1998. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 4500 companies. Prior to his services with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson ; Stowe, a New York private equity firm to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of World Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.

Manuel Marrero has been a director of the company since November 2005. Since January 2004, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., and a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999. Precision Specialty Metals is a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People.

James B. Roszak has been a director of the company since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003 and his term expires in 2006. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1062 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is also active as a Board of Trustees member of Chapman University.

In addition to Robert Allan, who will be deemed to be one of our executive officers following the acquisition, Peter McCann and James Warren, the Chief Financial Officer and Chief Operating Officer, respectively, of Royal Wolf, will be key employees of ours.

Peter McCann, age 40, has served as the Chief Financial Officer of Royal Wolf since 2004. From 2002 until joining Royal Wolf, he was the Chief Financial Officer of Strathfield Group Limited, a consumer electronics company, and from 2000 until 2002 was the General Manager-Finance of Qantas Airways Limited, a commercial airline company. Mr. McCann has nearly 10 years of experience as a chief financial officer in both public and private companies and is a Chartered Accountant.

James Warren, age 55, has served as Chief Operating Officer of Royal Wolf since 1998. From 1985 until joining Royal Wolf, he was a Managing Director of Trans America Leasing, an intermodal container leasing company. From 1976 until 1985, he served in the same capacity with Flexi Van, also an intermodal container leasing company. Mr. Warren has over 21 years of operating experience in the container and shipping industries.

Employment Agreements

On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agrees to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes will receive a base annual salary of $200,000, and will be eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided the he is employed on the last day of such year. We will reimburse Mr. Barrantes up to $750 per month for health, dental, vision and supplemental disability premiums for himself and his family, because we do not currently provide employee benefits. Should we provide such benefits in the future, Mr. Barrantes will be entitled to participate on the same basis in all offered benefits or programs as any other employee.

Mr. Barrantes also received options to purchase an aggregate of 225,000 shares of common stock under our 2006 Stock Option Plan as of the date of commencement of his employment. The options have an exercise price of $7.30 per share (the closing sales price of the commons stock on the date of grant), vest in five equal annual installments and expire ten years from the date of grant. The options are subject to stockholder approval of the 2006 Stock Option Plan on or prior to August 28, 2007.

Mr. Barrantes employment agreement will terminate upon his death or in the event of his physical or mental disability which renders him unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Barrantes may terminate his employment agreement at any time upon 30 days notice to us, and we may terminate it at any time upon notice to Mr. Barrantes. Mr. Barrantes will be entitled to a lump-sum severance payment of six months’ base salary if, prior to the later of August 31, 2007 or six months from the completion of our first business combination, we terminate his employment without “cause” or he terminates his employment for “good reason” (each, as defined).

Robert Allan serves as Chief Executive Officer of Royal Wolf Trading Pty Limited under an employment agreement that will continue indefinitely, unless terminated by Mr. Allan or Royal Wolf Trading Pty Limited upon at least six months’ notice. Under his employment agreement, Mr. Allan receives a base annual salary of $234,360 and is eligible to receive an annual performance bonus not to exceed $78,120 based upon the achievement of specified performance indicators. The maximum annual performance bonus is subject to increase based upon consumer price index increases. There is no severance or similar obligation to Mr. Allan under his employment agreement except that Royal Wolf may pay six months’ compensation to Mr. Allan in lieu of providing notice of termination of his employment as described above.

Director and Executive Compensation

Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million.

In addition to the 22,500 shares acquired by each of the directors prior to the offering, at present we pay each of our non-employee directors $1,500 for each meeting they attend. We also reimburse all of our officers and directors for out-of-pocket expenses incurred by them in connection with their activities on our behalf. If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there is no current understanding or arrangement with respect to any compensation to our officers or directors.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

A majority of the directors on our board are “independent directors.” Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Audit Committee

Our board of directors has established an audit committee. The purpose of the audit committee is to represent and assist our board in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The audit committee is directly responsible for the appointment, compensation, retention, oversight and work of our independent auditor.

The audit committee consists of James B. Roszak, as chairman, Manuel Marrero and Lawrence Glascott, each of whom is an independent director and is “financially literate” under the American Stock Exchange listing standards and each of whom we believe qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the Securities and Exchange Commission. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we will certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience of background that results in the individual’s financial sophistication.

Nominating Committee

Our board of directors has established a Nominating Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

The Nominating Committee consists of Manuel Marrero, as chairman, David M. Connell and James B. Roszak, each of whom is an independent director under the American Stock Exchange listing standards.

Compensation Committee

Our board of directors has established a Compensation Committee. The Compensation Committee is responsible for overseeing our executive compensation program.

The Compensation Committee consists of David M. Connell, as chairman, Manuel Marrero and James B. Roszak, each of whom is an independent director under the American Stock Exchange listing standards.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

You should be aware of the following potential conflicts of interest on the part of our directors and certain officers:

•	Neither our directors nor Mr. Valenta or Mr. Johnson is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us and the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those in which our company intends to engage.

•	Ronald F. Valenta, our Chief Executive Officer and Secretary, is the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. and Chairman of the Board of Directors of Port-O-Shred LLC and the managing member of Portosan, LLC. While none of our other existing stockholders has any affiliation with a specialty finance company, they may have such an affiliation in the future.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

To minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company prior to any other entity, any business opportunity which may reasonably be required to be presented to our company under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, our existing stockholders have agreed to vote their shares of common stock they owned prior to this offering in accordance with the majority of the shares of our common stock sold in this offering voted by the public stockholders. In addition, our officers and directors have agreed to waive their rights to participate in any liquidation from the trust account, but only with respect to those shares of common stock acquired prior to this offering. Any common stock acquired by our existing stockholders, officers and directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, our existing stockholders, officers and directors will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Therefore, they may vote such share on a proposed business combination any way they choose.

Summary Compensation Table

At present, we do not compensate any of our officers other than Mr. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. Following the acquisition,

Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our executive officers, and Peter McCann and James Warren may be deemed to be key employees.

The following table sets forth summary information concerning the compensation paid by us or Royal Wolf Trading Pty Limited, as the case may be, during the last three years ended June 30, 2006 to our executive officers and key employees following the acquisition:

Name	Title	Year		Salary	Bonus

Charles E. Barrantes	Chief Financial Officer	2006	(1)	$62,121	$—
Robert Allan	Chief Executive Officer,	2006		$176,036	$7,421
	Royal Wolf Trading Australia Pty	2005		$150,875	$19,802
	Limited	2004	(2)	$6,800	$—
Peter McCann	Chief Financial Officer, Royal Wolf	2006		$203,112	$26,311
	Trading Australia Pty Limited	2005		$195,300	$7,421
		2004	(3)	$24,537	$—
James Warren	Chief Operating Officer, Royal Wolf	2006		$189,832	$39,060
	Trading Australia Pty Limited	2006		$183,582	$105,462
		2004		$175,770	$66,107

(1)	Mr. Barrantes joined us in September 2006.

(2)	Mr. Allan joined Royal Wolf in April 2004.

(3)	Mr. McCann joined Royal Wolf in May 2004.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of February 22, 2007, the record date for the special meeting, by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our current executive officers and directors; and

•	All of our current executive officers and directors as a group; and

Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership	Percent of Class
	Number	Before the		After the
Name	of Shares	Acquisition(1)		Acquisition(1)

Ronald F. Valenta(2)	1,410,000	13.4%		13.2%
John O. Johnson	356,250	3.4%		3.3%
James B. Roszak	22,500	(*	)	(*	)
Lawrence Glascott	22,500	(*	)	(*	)
Manuel Marrero	22,500	(*	)	(*	)
David M. Connell	22,500	(*	)	(*	)
Marc Perez	18,750	(*	)	(*	)
Fir Tree, Inc.(3)	898,525	8.6%		8.4%
535 Fifth Avenue, 31st Floor New York, NY 10017
The Baupost Group, L.L.C.(4)	538,700	5.1%		5.0%
10 St. James Avenue, Suite 2000
Boston, Massachusetts 02116
All officers and directors as a group (eight persons)(5)	1,875,000	17.9%		17.5%

(1)	Based upon 10,500,000 shares of our common stock outstanding on February 22, 2007. Of the aggregate consideration for the acquisition, $1.6 million will be paid to one of the sellers in shares of our common stock. Our shares will be valued for this purpose based upon the average of the closing sale prices of our common stock as reported on the American Stock Exchange during the 20 trading days ending two days prior to the closing of the acquisition. Based upon the closing sale price of our common stock as reported on the American Stock Exchange on February 22, 2007 of $7.90, we would issue approximately 202,500 shares to the seller. The percentage ownership “After the Acquisition” reflects the issuance of these shares.

(2)	Mr. Valenta’s business address is c/o General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101.

(3)	Fir Tree, Inc. is the investment manager of both Fir Tree Recovery Master Fund, L.P., a Cayman Islands exempted limited partnership, and Sapling, LLC, a Delaware limited liability company. Fir Tree Recovery may direct the vote and disposition of 271,894 of the shares shown. Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership, as the sole member of Sapling, LLC, may direct the vote and disposition of the 626,631 of the shares shown. Information is based upon a Schedule 13G filed with respect to our company with the Securities Exchange Commission on April 11, 2006. Based upon a review of other filings with the Securities and Exchange Commission, we have reason to believe that Jeffrey Tannenbaum, the President of Fir Tree, Inc., may be deemed to be a control person of Sapling, LLC and Fir Tree Recovery Master Fund, L.P.

(4)	Information is based upon a Schedule 13G with respect to our company filed with the Securities and Exchange Commission on February 13, 2007. The Baupost Group, L.L.C. is a registered investment advisor, of which SAK Corporation, a Massachusetts corporation, is the Manager. Seth A. Klarman is the sole director of SAK Corporation and a control person of The Baupost Group, L.L.C., and as such may be deemed to beneficially own the shares shown. The shares shown include shares purchased on behalf of various investment limited partnerships.

(5)	Excludes Robert Allan, the Chief Executive Officer of Royal Wolf, who will be deemed to be one of our executive officers after the acquisition, and Peter McCann and James Warren, the Chief Financial Officer and the Chief Operating Officer, respectively, of Royal Wolf, who may be deemed to be key employees following the acquisition. Mr. Allan owns 400 share of our common stock. None of the other individuals owns beneficially any shares of our common stock.

STOCKHOLDER PROPOSALS

Regardless as to whether our acquisition of Royal Wolf is approved, our 2007 annual meeting of stockholders will be held on or about May 8, 2007, unless the date is changed by our board of directors. Any stockholder who intends to have a proposal considered for inclusion in the proxy statement to be distributed by us in connection with the 2007 annual meeting must submit the proposal to us within a reasonable time before we begin to print and mail our proxy materials for the annual meeting, which we anticipate will be on or about 30 days prior to the meeting date. The proposal must also comply with the terms and conditions of Rule 14a-8 of the Securities Exchange Act of 1934 in order to be included in our proxy statement. A proposal that a stockholder intends to present at the annual meeting but does not desire to include in our proxy statement pursuant to Rule 14a-8 will be considered untimely unless it is received by us not less than 60 days nor more than 90 days prior to the date of the annual meeting (provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given by us to our stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). The proposal must also contain the information that is specified in Article I, Section 15 of our bylaws. All proposals described in this paragraph should be sent to Ronald F. Valenta, our Chief Executive Officer and Secretary, at General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to our IPO, we issued an aggregate of 1,875,000 shares of common stock to certain of our current officers and directors as set forth above under “Beneficial Ownership of Securities” at a purchase price of approximately $0.134 per share. These shares are being held in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement between us, our officers and directors and the escrow agent. These shares will not be transferable by our officers and directors, except to their spouses, children or trusts established for their benefit, and will only be released from escrow upon the earlier of one year after the completion of our initial business combination or the completion of a transaction after our initial business combination that results in our stockholders having the right to exchange their shares for cash or other securities.

We currently have an unsecured limited recourse line of credit agreement with Ronald J. Valenta, our Chief Executive Officer and a director, under which we can borrow up to $2,000,000 from time to time at an annual interest rate of 8%. At February 28, 2007, the outstanding amount of principal and accrued interest under the line of credit was $1,317,050. Borrowings under the line of credit will become due and payable upon the first to occur of our initial business combination, an “event of default” (as defined), our liquidation or dissolution, and April 5, 2008, provided, however, that Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit. Subject to this limitation on recourse to the funds in the trust account, amounts outstanding under the line of credit may be repaid in whole or in pat at any time without penalty or premium. Neither Mr. Valenta nor our other officers or directors has any obligation to provide us any additional financing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 100 F Street, N.E., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street N.E., Washington, D.C. 20549. You also may access information on us at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or the proxy card, or if you have questions about the acquisition, you should contact, orally or in writing:

John O. Johnson	OR	MacKenzie Partners, Inc.
Chief Operating Officer		105 Madison Avenue
General Finance Corporation		New York, New York 10016
260 South Robles, Suite 217		Telephone: (800) 322-2885
Pasadena, California 91101
Telephone: (626) 584-9722

Independent audit report to the members of RWA Holdings Pty Limited

The Board of Directors
RWA Holdings Pty Limited

We have audited the accompanying consolidated balance sheets of RWA Holdings Pty Limited and subsidiaries as of June 30, 2006 and 2005, and December 31, 2004, and the related consolidated income statements, statements of recognized income and expense, and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Australia and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RWA Holdings Pty Limited and subsidiaries as of June 30, 2006 and 2005, and December 31, 2004, and the results of their operations and their cash flows for the periods then ended, in conformity with Australian equivalents to International Financial Reporting Standards.

Australian equivalents to International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the consolidated financial statements.

As discussed in Note 1(w), the accompanying consolidated financial statements as of June 30, 2006 and 2005, and December 31, 2004 and for each of the periods in the two and a half year period ended June 30, 2006 have been restated.

/s/ KPMG

Sydney, Australia
October 20, 2006

 RWA Holdings Pty Limited Financial Report

Income statements
For the year ended 30 June 2006

		Restated	Restated	Restated
		30 June	30 June	31 December
		2006	2005	2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		46,097	17,534	35,463
Hire of containers		21,290	9,339	16,756

Total revenue		67,387	26,873	52,219

Other income	3	35	18	31
Changes in inventories of finished goods and WIP		(3,475)	(1,936)	1,740
Purchases of finished goods and consumables used		(40,243)	(14,687)	(34,437)
Employee benefits expense		(10,157)	(4,794)	(7,525)
Depreciation and amortisation expense		(4,480)	(2,041)	(3,943)
Other expenses	4	(6,411)	(2,820)	(4,568)

Results from operating activities		2,656	613	3,517

Financial income	6	552	429	118
Financial expenses	6	(4,064)	(1,457)	(3,252)

Net financing costs		(3,512)	(1,028)	(3,134)

Share of profit of associate	11	—	172	92

Profit/(loss) before tax		(856)	(243)	475
Income tax benefit	7	525	30	4

Profit/(loss) after tax		(331)	(213)	479

Attributable to:
Equity holders of the parent		(331)	(213)	479

The income statements are to be read in conjunction with the notes of the financial statements set out on pages F-7 to F-56.

 RWA Holdings Pty Limited Financial Report

Statements of recognised income and expense
For the year ended 30 June 2006

		Restated	Restated	Restated
		30 June	30 June	31 December
		2006	2005	2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Net income/(loss) recognised directly in equity		—	—	—
Profit/(loss) for the period		(331)	(213)	479

Total recognised income and expense for the period	19	(331)	(213)	479

Attributable to:
Equity holders of the parent		(331)	(213)	479

The statements of recognised income and expense are to be read in conjunction with the notes of the financial statements set out on pages F-7 to F-56.

 RWA Holdings Pty Limited Financial Report

Balance sheets
As at 30 June 2006

		Restated	Restated	Restated
	Note	30 June 2006	30 June 2005	31 December 2004
		A$’000	A$’000	A$’000

ASSETS
Cash and cash equivalents	8	777	695	3
Trade and other receivables	9	10,206	7,876	7,024
Inventories	10	7,498	4,023	2,140

Total current assets		18,481	12,594	9,167

Receivables	9	775	839	1,194
Investments accounted for using the equity method	11	—	427	255
Property, plant and equipment	12	3,599	3,306	1,812
Container hire fleet	13	38,491	25,779	22,447
Intangible assets	14	5,060	4,207	4,515

Total non-current assets		47,925	34,558	30,223

Total assets		66,406	47,152	39,390

LIABILITIES
Trade and other payables	15	12,509	8,228	11,530
Interest-bearing loans and borrowings	16	8,939	2,778	1,425
Current tax liability		—	—	791
Employee benefits	17	962	801	444
Provisions	18	300	—	—

Total current liabilities		22,710	11,807	14,190

Non-current liabilities
Interest bearing loans and borrowings	16	37,194	30,175	20,614
Deferred tax liabilities	7	824	119	119
Employee benefits	17	567	227	308
Provisions	18	282	8	8

Total non-current liabilities		38,867	30,529	21,049

Total liabilities		61,577	42,336	35,239

Net assets		4,829	4,816	4,151

Equity
Issued capital	19	4,550	4,550	3,672
Retained earnings/(accumulated losses)	19	(65)	266	479
Reserves	19	344	—	—

Total equity attributable to equity holders of the parent		4,829	4,816	4,151

The balance sheets are to be read in conjunction with the notes of the financial statements set out on pages F-7 to F-56.

 RWA Holdings Pty Limited Financial Report

Statements of cash flows
For the year ended 30 June 2006

		Restated	Restated	Restated
		30 June 2006	30 June 2005	31 December 2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Cash flows from operating activities
Cash receipts from customers		71,375	29,238	56,324
Cash paid to suppliers and employees		(54,343)	(25,334)	(49,584)

Cash generated from operations		17,032	3,904	6,740
Interest paid		(3,041)	(1,270)	(1,721)
Income taxes received/(paid)		—	(759)	781

Net cash from operating activities	25	13,991	1,875	5,800

Cash flows from investing activities
Proceeds from sale of property, plant and equipment		70	24	74
Interest received		209	104	118
Acquisition of subsidiary, net of cash acquired	24	(6,490)	—	—
Acquisition of property, plant and equipment	12	(1,119)	(1,937)	(1,254)
Acquisition of container hire fleet	13	(18,073)	(7,725)	(12,003)
Acquisition of intangible assets	14	(496)	(25)	(70)
Payment of deferred purchase consideration		—	(3,500)	—

Net cash from investing activities		(25,899)	(13,059)	(13,135)

Cash flows from financing activities
Payment of finance lease liabilities		(756)	(385)	(1,910)
Proceeds from borrowings		24,736	12,987	19,682
Repayment of borrowings		(14,116)	(1,071)	(12,755)
Proceeds from calls made on shares		—	878	—

Net cash from financing activities		9,864	12,409	5,017

Net increase / (decrease) in cash and cash equivalents		(2,044)	1,225	(2,318)
Cash and cash equivalents at beginning of period		695	(530)	1,788

Cash and cash equivalents at 30 June	8	(1,349)	695	(530)

The statements of cash flows are to be read in conjunction with the notes of the financial statements set out on pages F-7 to F-56.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements

1.	Significant accounting policies

RWA Holdings Pty Limited (the ‘company’) is a proprietary company domiciled in Australia.

The consolidated financial report of the company for the financial year ended 30 June 2006 comprise the company and its subsidiaries (together referred to as the ’consolidated entity’) and the consolidated entity’s interest in associates.

The financial report was authorised for issue by the directors on 20 October 2006.

Change in year end

On 20 January 2005 the Australian Securities and Investments Commission (ASIC) issued a Subsection 340(1) Order granting the company and its controlled entity relief from paragraph 323D(2)(b) of the Act and allowing a ‘transitional’ financial year of six months from 1 January 2005 to 30 June 2005, with each financial year thereafter being twelve months long. Consequently, comparative amounts for the income statement, changes in equity, cash flows and related notes are not entirely comparable.

(a)	Statement of compliance

The financial report has been prepared in accordance with the requirements of Australian Accounting Standards (‘AASBs’) adopted by the Australian Accounting Standards Board (‘AASB’). International Financial Reporting Standards (‘IFRSs’) form the basis of AASBs, and for the purpose of this report are called Australian equivalents to IFRS (‘AIFRS’) to distinguish from previous Australian generally accepted accounting principles (“AGAAP”). The financial reports of the consolidated entity also comply with IFRSs and interpretations adopted by the International Accounting Standards Board.

(b)	Basis of preparation

The financial report is presented in Australian dollars.

Issued standards not early adopted

The following standards and amendments were available for early adoption but have not been applied by the consolidated entity in these financial statements:

•	AASB 7 Financial instruments: Disclosure (August 2005) replacing the presentation requirements of financial instruments in AASB 132. AASB 7 is applicable for annual reporting periods beginning on or after 1 January 2007;

•	AASB 2005-9 Amendments to Australian Accounting Standards (September 2005) requires that liabilities arising from the issue of financial guarantee contracts are recognised in the balance sheet. AASB 2005-9 is applicable for annual reporting periods beginning on or after 1 January 2006;

•	AASB 2005-10 Amendments to Australian Accounting Standards (September 2005) makes consequential amendments to AASB 132 Financial Instruments: Disclosures and Presentation, AASB 101 Presentation of Financial Statements, AASB 114 Segment Reporting, AASB 117 Leases, AASB 139 Financial Instruments: Recognition and Measurement, AASB 1 First-time Adoption of Australian Equivalents to International Financial Reporting Standards, arising from the release of AASB 7. AASB 2005-10 is applicable for annual reporting periods beginning on or after 1 January 2007.

The consolidated entity plans to adopt AASB 7, AASB 2005-9 and AASB 2005-10 in the 2007 financial year.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The initial application of AASB 7 and AASB 2005-10 is not expected to have an impact on the financial results of the consolidated entity as the standard and the amendment are concerned only with disclosures.

The initial application of AASB 2005-9 could have an impact on the financial results of the company and the consolidated entity as the amendment could result in liabilities being recognised for financial guarantee contracts that have been provided by the company and the consolidated entity. However, the quantification of the impact is not known or reasonably estimable in the current financial year as an exercise to quantify the financial impact has not been undertaken by the company and the consolidated entity to date.

The financial report is prepared on the historical cost basis except that the following assets and liabilities are stated at their fair value: derivative financial instruments, financial instruments held for trading, and financial instruments classified as available-for-sale.

The Company is of a kind referred to in ASIC Class Order 98/100 dated 10 July 1998 (updated by CO 05/641 effective 28 July 2005 and CO 06/51 effective 31 January 2006) and in accordance with that Class Order, amounts in the financial report and Directors’ Report have been rounded off to the nearest thousand dollars, unless otherwise stated.

The preparation of a financial report in conformity with Australian Accounting Standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by each entity in the consolidated entity.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of Australian Accounting Standards that have a significant effect on the financial report and estimates with a significant risk of material adjustment in the next year are discussed in note 1(v).

The accounting policies set out below have been applied consistently to all periods presented in the consolidated financial report. The accounting policies have been applied consistently by all entities in the consolidated entity.

(c)	Basis of consolidation

(i) Subsidiaries

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(ii) Associates

Associates are those entities in which the company has significant influence, but not control, over the financial and operating policies. The consolidated financial statements includes the consolidated entity’s share of the total

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

recognised gains and losses of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases. When the consolidated entity’s share of losses exceeds its interest in an associate, the consolidated entity’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the consolidated entity has incurred legal or constructive obligations or made payments on behalf of an associate.

The consolidated entity’s investment in its associate is accounted for under the equity method of accounting in the consolidated financial statements. The financial statements of the associate are used by the consolidated entity to apply the equity method of accounting. The reporting dates of the associate and the consolidated entity are identical and both use consistent accounting policies.

The investment in the associate is carried in the balance sheet at cost plus post-acquisition changes in the consolidated entity’s share of net assets of the associate, less any impairment in value. The income statement reflects the consolidated entity’s share of the results of operations of the associate. Where there has been a change recognised directly in the associate’s equity, the consolidated entity recognises its share of any changes and discloses this, when applicable in the statement of changes in equity.

(iii) Transactions eliminated on consolidation

Intragroup balances and any unrealised gains and losses or income and expenses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements.

Unrealised gains arising from transactions with associates and jointly controlled entities are eliminated to the extent of the consolidated entity’s interest in the entity with adjustments made to the ‘Investments accounted for under the equity method’ and ‘Share of profit of associate’ accounts.

Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment. Gains and losses are recognised as the contributed assets are consumed or sold by the associates and jointly controlled entities or, if not consumed or sold by the associate or jointly controlled entity, when the consolidated entity’s interest in such entities is disposed of.

(d)	Foreign currency transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to Australian dollars at foreign exchange rates ruling at the dates the fair value was determined.

(e)	Derivative financial instruments

The consolidated entity may use derivative financial instruments to hedge its exposure to foreign exchange and interest rate risks arising from operating, financing and investing activities. In accordance with its treasury policy, the consolidated entity does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments.

Derivative financial instruments are recognised initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognised immediately in profit or loss.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(f)	Property, plant and equipment

(i) Owned assets

Items of property, plant and equipment are stated at cost less accumulated depreciation (see below) and impairment losses (see accounting policy (l)). The cost of self-constructed assets includes the cost of materials, direct labour, the initial estimate, where relevant, of the costs of dismantling and removing the items and restoring the site on which they are located, and an appropriate proportion of production overheads, where applicable.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

(ii) Subsequent costs

The consolidated entity recognises in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when the cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the consolidated entity and the cost of the item can be measured reliably. All other costs are recognised in the income statement as an expense as incurred.

(iii) Leased assets

Leases under which the substantially all the risks and benefits incidental to ownership of the leased item are assumed by the consolidated entity are classified as finance leases. Other leases are classified as operating leases.

Finance leases

A lease asset and a lease liability equal to the present value of the minimum lease payments, or the fair value of the leased item, whichever is the lower, are capitalised and recorded at the inception of the lease. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income. Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Operating leases

Payments made under operating leases are expensed on a straight-line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property. Where leases have fixed rate increases, these increases are accrued and amortised over the entire lease period, yielding a constant periodic expense for the entire term of the lease.

(iv) Depreciation

Depreciation is charged to the income statement on a straight line basis over the estimated useful lives of each part of an item of property, plant and equipment.

The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The estimated useful lives in the current and comparative periods are as follows:

	2004-2005	2006

Property, plant and equipment
Plant and equipment	3 - 10 years	3 - 10 years
Motor vehicles	3 - 10 years	3 - 10 years
Furniture and fittings	5 - 10 years	5 - 10 years
Container hire fleet
Containers for hire	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (used)	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (new)	25 years (20% residual)	10 - 30 years (20-30% residual)

(g)	Container hire fleet

The consolidated entity has a container hire fleet primarily consisting of refurbished, modified and manufactured shipping containers that are held long term and leased to customers under short-term operating lease agreements with varying terms. Depreciation is provided using the straight-line method over the units’ estimated useful life, after the date the unit is put in service, and are depreciated down to their estimated residual values. For depreciation rates, estimated useful lives and residual values, see above. In the opinion of management, estimated residual values do not cause carrying values to exceed net realisable value. The consolidated entity continues to evaluate these depreciation policies as more information becomes available from other comparable sources and its own historical experience.

Costs incurred on hire fleet containers subsequent to initial acquisition are capitalised when it is probable that future economic benefits in excess of the originally assessed performance of the asset will flow to the consolidated entity in future years, otherwise, expensed as incurred.

Containers in the hire fleet are available for sale, and are transferred to inventory prior to sale. Cost of sales of the hire fleet container is recognised as the depreciated cost at date of disposal.

(h)	Intangible assets

(i) Goodwill

Business combinations prior to 1 January 2004

Goodwill is included on the basis of its deemed cost, which represents the amount recorded under previous GAAP.

Business combinations since 1 January 2004

All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired.

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and not amortised but is tested annually for impairment (see accounting policy (l)). In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate. Negative goodwill arising on an acquisition is recognised directly in profit or loss.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(ii) Other intangible assets

Other intangible assets that are acquired by the consolidated entity are stated at cost less accumulated amortisation (see below) and impairment losses (see accounting policy (l)).

Expenditure on development activities, whereby research findings are assigned to a plan or design for the production of new or substantially improved products and processes is capitalised if the product or process is technically and commercially feasible and the consolidated entity has sufficient resources to complete the development. The expenditure capitalised includes the cost of materials, direct labour and an appropriate portion of overheads. Other development expenditure is recognised in the income statement as an expense when incurred. Capitalised development expenditure is stated at cost less accumulated amortisation (see below) and impairment losses (see accounting policy l).

Expenditure on internally generated goodwill and brands is recognised in the income statement as an expense as incurred.

(iii) Subsequent expenditure

Subsequent expenditure on capitalised intangible assets is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.

(iv) Amortisation

Amortisation is charged to the income statement on a straight-line basis over the estimated useful lives of intangible assets unless such lives are indefinite. Goodwill and intangible assets with an indefinite useful life are systematically tested for impairment at each balance sheet date. Other intangible assets are amortised from the date they are available for use.

The estimated useful lives in the current and comparative periods are as follows:

• Goodwill	indefinite
• Software	3 years
• Development assets	5 years or the products expected life cycle, as appropriate

(i)	Trade and other receivables

Trade and other receivables are stated at amortised cost less impairment losses (see accounting policy (l)).

(j)	Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realisable value.

Costs are assigned to individual items of stock on the basis of specific identification, and include expenditure incurred in acquiring the inventories and bringing them to their existing condition and location.

(k)	Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short term deposits. Bank overdrafts that are repayable on demand and form an integral part of the consolidated entity’s cash management are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(l)	Impairment

The carrying amounts of the consolidated entity’s assets, other than inventories (see accounting policy (j)) and deferred tax assets (see accounting policy (s)), are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated (see accounting policy(l(i))).

For goodwill, assets that have an indefinite useful life and intangible assets that are not yet available for use, the recoverable amount is estimated at each balance sheet date.

An impairment loss is recognised whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement, unless an asset has previously been revalued, in which case the impairment loss is recognised as a reversal to the extent of that previous revaluation with any excess recognised through profit or loss.

Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to cash-generating units and then, to reduce the carrying amount of the other assets in the unit on a pro rata basis.

(i) Calculation of recoverable amount

The recoverable amount of the consolidated entity’s receivables carried at amortised cost is calculated as the present value of estimated future cash flows, discounted at the original effective interest rate (i.e. the effective interest rate compounded at initial recognition of these financial assets). Receivables with a short duration are not discounted.

Impairment of receivables is not recognised until objective evidence is available that a loss event has occurred. Receivables are individually assessed for impairment.

The recoverable amount of the consolidated entity’s other assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

(ii) Reversals of impairment

Impairment losses, other than in respect of goodwill, are reversed when there is an indication that the impairment loss may no longer exist and there has been a change in the estimate used to determine the recoverable amount.

An impairment loss in respect of goodwill is not reversed.

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(m)	Interest bearing borrowings

Interest bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between cost and

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.

(n)	Employee benefits

(i) Defined contribution superannuation funds

Obligations for contributions to defined contribution superannuation funds are recognised as an expense in the income statement as incurred.

(ii) Long-term service benefits

The consolidated entity’s net obligation in respect of long-term service benefits, is the amount of future benefit that employees have earned in return for their service in the current and prior periods. The obligation is calculated using expected future increases in wage and salary rates including related on-costs and expected settlement dates, and is discounted using the rates attached to the Commonwealth Government bonds at the balance sheet date which have maturity dates approximating to the terms of the consolidated entity’s obligations.

(iii) Wages, salaries and annual leave

Liabilities for employee benefits for wages, salaries and annual leave that are expected to be settled within 12 months of the reporting date represent present obligations resulting from employees’ services provided to reporting date, are calculated at undiscounted amounts based on remuneration wage and salary rates that the consolidated entity expects to pay as at reporting date including related on-costs, such as workers compensation insurance and payroll tax.

(iv) Share-based payment transactions

Certain directors and senior officers have been granted options over the ordinary shares of RWA Holdings Pty Limited. Details of the interests of the directors and top five remunerated officers of the consolidated entity have been disclosed in the Directors’ report.

The employee share option plan allows consolidated entity employees to acquire shares of the Company with both the company and employees having the option to settle with a cash equivalent. The fair value of options granted is recognised as an employee expense with a corresponding increase in liabilities. The fair value is initially measured at grant date and spread over the period during which the employees become unconditionally entitled to the options. The liability is remeasured at each balance sheet date and at settlement date.

The fair value of the options granted is measured using a binomial option pricing model, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest. The volatility of the asset value is based upon the volatility of listed companies with a similar profile to the consolidated entity.

(o)	Provisions

A provision is recognised in the balance sheet when the consolidated entity has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(p)	Trade and other payables

Trade and other payables are stated at their amortised cost. Trade payables are non-interest bearing and are normally settled within 60 day terms.

(q)	Revenue

Revenue is generally realised or realisable and earned when all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the seller’s price to the customer is fixed or determinable; and

•	collectability is reasonable assured.

Sale and modification of containers

Revenue from the sale and modification of containers is recognised based on invoiced amounts and is recognised in the income statement (net of returns, discounts and allowances) when the significant risks and rewards of ownership have been transferred to the buyer and it can be measured reliably. Risks and rewards are considered passed to the buyer at the time the goods are delivered to or retrieved by the customer. No revenue is recognised if there is significant uncertainty regarding recovery of the consideration due, the amount cannot be measured reliably, there is a risk of return of goods or there is continuing management involvement with the goods.

Hire of containers

Revenue from hire of containers is recognised in the period earned and is recorded based on the amount and term prescribed in the lease hire agreement. No revenue is recognised if there is significant uncertainty regarding recovery of the rental payments due.

Unearned revenue arises when transport charges for the return retrieval of a hired container or containers is billed in advance, while the actual retrieval has not yet occurred as the container is still on hire. The amount of unearned revenue at balance date was $565,000 (2005: $489,000, 2004: 470,000), and is included in trade and other payables.

(r)	Net financing costs

Net financing costs comprise interest payable on borrowings calculated using the effective interest method, interest receivable on funds invested, dividend income, foreign exchange gains and losses, and gains and losses on hedging instruments that are recognised in the income statement (see accounting policy (e)). Borrowing costs are expensed as incurred and included in net financing costs.

Interest income is recognised in the income statement as it accrues, using the effective interest method. Dividend income is recognised in the income statement on the date the entity’s right to receive payments is established. The interest expense component of finance lease payments is recognised in the income statement using the effective interest method.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(s)	Income tax

Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: initial recognition of goodwill, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend.

Tax consolidation

The Company and its wholly-owned Australian resident entities have formed a tax consolidated group with effect from 24 December 2003 and are therefore taxed as a single entity from that date. The head entity within the tax-consolidated group is RWA Holdings Pty Limited.

Current tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax-consolidated group are recognised in the separate financial statements of the members of the tax-consolidated group using the ’separate taxpayer within group’ approach by reference to the carrying amounts of assets and liabilities in the separate financial statements of each entity and the tax values applying under tax consolidation.

Any current tax liabilities (or assets) and deferred tax assets arising from unused tax losses of the subsidiaries is assumed by the head entity in the tax-consolidated group and are recognised as amounts payable (receivable) to (from) other entities in the tax-consolidated group in conjunction with any tax funding arrangement amounts (refer below). Any difference between these amounts is recognised by the Company as an equity contribution or distribution.

The Company recognises deferred tax assets arising from unused tax losses of the tax consolidated group to the extent that it is probable that future taxable profits of the tax consolidated group will be available against which the asset can be utilised.

Any subsequent period adjustments to deferred tax assets arising from unused tax losses as a result of revised assessments of the probability of recoverability is recognised by the head entity only.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Nature of tax funding arrangements and tax sharing arrangements

The head entity, in conjunction with other members of the tax-consolidated group, has entered into a tax funding arrangement which sets out the funding obligations of members of the tax-consolidated group in respect of tax amounts. The tax funding arrangements require payments to/from the head entity equal to the current tax liability (asset) assumed by the head entity and any tax-loss deferred tax asset assumed by the head entity.

The head entity in conjunction with other members of the tax-consolidated group, has also entered into a tax sharing agreement. The tax sharing agreement provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. No amounts have been recognised in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.

(t)	Goods and services tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the balance sheet.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities that are recoverable from, or payable to, the ATO are classified as operating cash flows.

(u)	Segment reporting

A segment is a distinguishable component of the consolidated entity that is engaged either in providing products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

(v)	Accounting estimates and judgments

Management discussed with the Audit Committee the development, selection and disclosure of the consolidated entity’s critical accounting policies and estimates and the application of these policies and estimates. The estimates and judgments that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Revision of accounting estimates — Container for hire depreciation

The preparation of the financial report requires the making of estimations and assumptions that affect the recognised amounts of assets, liabilities, revenues and expenses and the disclosure of contingent liabilities. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

At the beginning of the financial year, the consolidated entity revised upwards the useful life of containers for hire as outlined in note 1(f)(iv). The financial impact of the revision results in depreciation expense for the current year being $696,023 less than it would have been if the previous useful life estimate had been applied. The effect on net income for the year is an increase of $487,216. The financial impact of the revision in future periods is not disclosed as the effect cannot be reliably estimated at this point in time due to uncertainty over the timing of sale of existing containers and purchase of new containers.

Key sources of estimation uncertainty

Note 1(l) contains information about the assumptions and their risk factors relating to goodwill impairment. In note 20 detailed analysis is given of the foreign exchange exposure of the consolidated entity and risks in relation to foreign exchange movements.

Impairment of goodwill and intangibles with indefinite useful lives

The consolidated entity assesses whether goodwill and intangibles with indefinite useful lives are impaired at least annually in accordance with the accounting policy in note 14. These calculations involve an estimation of the recoverable amount of the cash-generating units to which the goodwill and intangibles with indefinite useful lives are allocated.

(w)	Correction of prior period errors

Where a material prior period error is discovered in a subsequent financial period such errors are corrected retrospectively by restating the comparative amounts for the prior periods presented in which the error occurred. If the error occurred before the earliest prior period presented, the opening balances of assets, liabilities and equity for the earliest prior period presented are restated.

In the year ended 30 June 2006 an error was identified in the originally issued financial statements for the year ended 30 June 2006 relating to the treatment of deferred tax assets and liabilities at 30 June 2006 and at the date of acquisition of Royal Wolf Trading Australia Limited on 24 December 2003, and the subsequent recognition of the impact of tax base step up elections under AASB112 Income Taxes on transition to Australian Equivalents to International Financial Reporting Standards at 1 January 2004. In addition, a trademark with a fair value of $398,000 subsumed within goodwill under previous GAAP has been reflected in the transition balance sheet at 1 January 2004 along with an associated deferred tax liability of $119,000. Accordingly, the opening balances at transition on 1 January 2004 have been amended and the impact of the adjustments reflected in the restated comparative information for the year ended 31 December 2004 and six months ended 30 June 2005 and restated current year information for the year ended 30 June 2006.

The impact of this is to reduce goodwill by $1,003,000, increase trademarks within intangible assets by $398,000 and reduce deferred tax liabilities by $605,000 at 1 January 2004, with no impact on retained earnings.

Australian Accounting Standards require any recognition of the benefit of deferred tax not recognised on a business combination entered into before the transition to AIFRS under the transition rules in AASB1 to be deducted from goodwill by means of a write off through the income statement. The goodwill impairment expense for the year ended 30 June 2006 is therefore increased by $907,000 (period ended 30 June 2005: $127,000; year

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

ended 31 December 2004: $547,000). The tax benefit in the year ended 30 June 2006 is reduced by $2,046,000 (period ended 30 June 2005: $29,000; year ended 31 December 2004: tax expense reduced by $519,000).

The impact on the balance sheet and income statement at and for the periods ended 30 June 2006, 30 June 2005 and 31 December is illustrated below

				Restated
		30 June		30 June
	Note	2006	Restatement	2006
		A$’000	A$’000	A$’000

Current assets		18,481	—	18,481

Other non-current assets		42,865	—	42,865
Deferred tax assets		127	(127)	—
Intangible assets		7,246	(2,186)	5,060

Total non current assets		50,238	(2,313)	47,925

Total assets		68,719	(2,313)	66,406

Total current liabilities		22,710	—	22,710

Deferred tax liability		—	824	824
Other non-current liabilities		38,043	—	38,043

Total non-current liabilities		38,043	824	38,867

Total liabilities		60,753	824	61,577

Net assets		7,966	(3,137)	4,829

Total equity		7,966	(3,137)	4,829

				Restated
		30 June		30 June
	Note	2006	Restatement	2006
		A$’000	A$’000	A$’000

Results from operating activities		3,563	(907)	2,656
Net financing costs		(3,512)	—	(3,512)

Profit/(loss) before tax		51	(907)	(856)
Income tax benefit		2,571	(2,046)	525

Profit/(loss) after tax		2,622	(2,953)	(331)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

				Restated
		30 June		30 June
	Note	2005	Restatement	2005
		A$’000	A$’000	A$’000

Current assets		12,594	—	12,594

Other non-current assets		30,351	—	30,351
Deferred tax assets		—	—	—
Intangible assets		5,486	(1,279)	4,207

Total non current assets		35,837	(1,279)	34,558

Total assets		48,431	(1,279)	47,152

Total current liabilities		11,807	—	11,807

Deferred tax liability		1,214	(1,095)	119
Other non-current liabilities		30,410	—	30,410

Total non-current liabilities		31,624	(1,095)	30,529

Total liabilities		43,431	(1,095)	42,336

Net assets		5,000	(184)	4,816

Total equity		5,000	(184)	4,816

				Restated
		30 June		30 June
	Note	2005	Restatement	2005
		A$’000	A$’000	A$’000

Results from operating activities		740	(127)	613
Net financing costs		(1,028)	—	(1,028)
Share of profit of associate		172	—	172

Loss before tax		(116)	(127)	(243)
Income tax benefit		59	(29)	30

Loss after tax		(57)	(156)	(213)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

				Restated
		31 December		31 December
	Note	2004	Restatement	2004
		A$’000	A$’000	A$’000

Current assets		9,167	—	9,167

Other non-current assets		25,708	—	25,708
Deferred tax assets		625	(625)	—
Intangible assets		5,667	(1,152)	4,515

Total non current assets		32,000	(1,777)	30,223

Total assets		41,167	(1,777)	39,390

Total current liabilities		14,190	—	14,190

Deferred tax liability		1,868	(1,749)	119
Other non-current liabilities		20,894	36	20,930

Total non-current liabilities		22,762	(1,713)	21,049

Total liabilities		36,952	(1,713)	35,239

Net assets		4,215	(64)	4,151

Total equity		4,215	(64)	4,151

				Restated
		31 December		31 December
	Note	2004	Restatement	2004
		A$’000	A$’000	A$’000

Results from operating activities		4,064	(547)	3,517
Net financing costs		(3,134)		(3,134)
Share of profit of associate		92	—	92

Profit before tax		1,022	(547)	475
Income tax benefit/(expense)		(515)	519	4

Profit after tax		507	(28)	479

2.	Segment information

The consolidated entity operates predominantly in one segment, being the sale and leasing of freight containers and container based storage and accommodation products and within one geographical segment, being Australia.

3.	Other income

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Net gain on disposal of property, plant and equipment	28	17	28
Bad debts recovered	7	1	3

	35	18	31

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

4.	Expenses

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Cost of sales	43,718	16,623	32,697

Other expenses
Operating lease payments	1,174	464	793
Sundry occupancy costs	143	48	77
Business promotion expenses	1,148	329	495
Travel & accommodation	859	416	676
IT & telecommunications	559	269	662
Bad & doubtful debts	234	91	55
Office supplies	435	208	321
Inventory write-down	146	97	34
Other	1,713	898	1,455

	6,411	2,820	4,568

5.	Auditors’ remuneration

	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Audit services
Auditors of the Company
KPMG Australia
Audit and review of financial reports	99	95	73

Other services
Auditors of the Company
KPMG Australia
Other assurance services	—	18	—
Taxation services	20	—	35

	20	18	35

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

6.	Net financing costs

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Interest income	209	104	118
Net gain on remeasurement of interest rate swap at fair value through profit or loss	293	—	—
Net foreign exchange gain	50	325	—

Financial income	552	429	118

Interest expense	4,034	1,296	2,862
Net foreign exchange loss	—	—	390
Net loss on remeasurement of forward exchange contracts at fair value through profit or loss	30	—	—
Net loss on remeasurement of interest rate swap at fair value through profit or loss	—	161	—

Financial expenses	4,064	1,457	3,252

Net financing costs	3,512	1,028	3,134

7.	Income tax expense

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
Recognised in the Income Statement	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Current tax benefit
Current year	—	(30)	(4)
Adjustments for prior years	—	—	—

	—	(30)	(4)

Deferred tax expense
Origination and reversal of temporary differences	382	127	547
Benefit from utilisation of unrecognised deferred tax assets	(907)	(127)	(547)

	(525)	—	—

Total income tax benefit in income statement	(525)	(30)	(4)

Numerical reconciliation between tax expense and pre-tax net profit
Profit / (loss) before tax	(856)	(243)	479
Income tax using the domestic corporation tax rate of 30%	(256)	(73)	144
Increase in income tax expense due to:
Goodwill write off arising from benefit from deferred tax assets not recognized at date of previous business combinations	272	38	164
Non-deductible expenses	366	132	235
Decrease in income tax expense due to:
Benefit from utilisation of unrecognised deferred tax asset	(907)	(127)	(547)

Income tax benefit on pre-tax net profit	(525)	(30)	(4)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities

Deferred tax assets and liabilities are attributable to the following:

	Assets			Liabilities			Net
	Restated	Restated	Restated	Restated	Restated	Restated	Restated	Restated	Restated
	2006	2005	2004	2006	2005	2004	2006	2005	2004
	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Property, plant and equipment	—	—		(1,997)	(572)	(321)	(1,997)	(572)	(321)
Interest bearing loans and borrowings	125	48	—	—	—	—	125	48	—
Employee benefits	368	276	214	—	—	—	368	276	214
Other items	65	270	410	(119)	(119)	(119)	(54)	151	291
Tax value of loss carry-forwards	734	885	731	—	—	—	734	885	731
Deferred tax valuation allowance	—	(907)	(1,034)	—	—	—	—	(907)	(1,034)

Tax assets / (liabilities)	1,292	572	321	(2,116)	(691)	(440)	(824)	(119)	(119)

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following:

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Tax losses	—	885	731
Temporary differences	—	22	303

	—	907	1,034

Deferred tax assets were not recognised in respect of these tax losses and temporary differences on the basis that it was not probable that the RWA Holdings Pty Limited tax consolidated group would generate sufficient taxable profit for the losses to be utilised and the deferred tax assets would reverse in the same periods as deferred tax liabilities.

8.	Cash and cash equivalents

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Bank balances	20	777	695	3

Cash and cash equivalents		777	695	3
Bank overdrafts repayable on demand	16	(2,126)	—	(533)

Cash and cash equivalents in the statement of cash flows		(1,349)	695	(530)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

9.	Trade and other receivables

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Current
Trade receivables		9,298	6,637	6,136
Less: Impairment losses		(177)	(102)	(85)

		9,121	6,535	6,051
Receivables from related parties		—	74	89
Lease receivable	20	335	180	165
Loan to related entity		—	260	—
Fair value derivatives		132	—	—
Other receivables and prepayments		618	827	719

		10,206	7,876	7,024

Non-current
Lease receivable	20	775	839	934
Loan to related entity		—	—	260

		775	839	1,194

The loan to the related entity was non-interest bearing and was repaid on 30 March 2006.

10.	Inventories

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Finished goods	6,979	3,740	2,140
Work in progress	519	283	—

	7,498	4,023	2,140

11.	Investments accounted for using the equity method

(a)	Investments in associates

The consolidated entity accounts for investments in associates using the equity method.

The consolidated entity had the following investment in associates:

Name of associate company:	Royal Wolf Hi-Tech Pty Limited
Principal activities:	Sale, hire and modification of containers
Reporting date:	30 June
Ownership interest:	100% (2005: 50%; 2004: 50%) On 30 March 2006, the remaining 50% in Royal Wolf Hi-Tech Pty Limited was acquired by Royal Wolf Trading Australia Pty Limited — refer to the acquisitions of subsidiaries note 24.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Royal Wolf Hi-Tech Pty Limited did not have any capital or other commitments contracted but not provided for or payable (including operating lease commitments) at 30 June 2005. Royal Wolf Hi-Tech Pty Limited did not have any contingent liabilities at 30 June 2005, 31 December 2004. The following is summarized financial information of Royal Wolf Hi-Tech Pty Limited:

	Restated	Restated
	30 June	31 December
	2005	2004
	A$’000	A$’000

Revenues (100%)	1,506	1,558
Gross profit (100%)	1,342	1,092
Pretax profit (100%)	491	262
Profit (100%)	344	184
Share of associates net profit recognised	172	92
Current assets (100%)	492	502
Noncurrent assets (100%)	1,180	938

Total assets (100%)	1,672	1,440

Current liabilities (100%)	644	852
Noncurrent liabilities (100%)	174	78

Total liabilities (100%)	818	930
Net assets as reported by associate (100%)	854	510
Share of associate’s net assets equity accounted	427	255
Results of associates
Carrying value of investment in associate at beginning of year	255	163
Share of associate profit before income tax	246	131
Share of income tax expense	(74)	(39)

Carrying value of investment in associate at end of year	427	255

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

12.	Property, plant and equipment

		Plant and
		Equipment,
		Fixtures
	Note	and Fittings
		A$’000

Cost
Balance at 1 January 2004 (restated)		1,151
Acquisitions		1,254
Disposals		(69)

Balance at 31 December 2004 (restated)		2,336

Balance at 1 January 2005 (restated)		2,336
Acquisitions		1,937
Disposals		(35)

Balance at 30 June 2005 (restated)		4,238

Balance at 1 July 2005 (restated)		4,238
Acquisitions		1,119
Acquisitions through business combinations	24	326
Disposals		(107)

Balance at 30 June 2006 (restated)		5,576

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Plant and
Equipment,
Fixtures and
Fittings
A$’000

Depreciation and impairment losses
Balance at 1 January 2004 (restated)	—
Depreciation charge for the period	(557)
Disposals	33

Balance at 31 December 2004 (restated)	(524)

Balance at 1 January 2005 (restated)	(524)
Depreciation charge for the period	(436)
Disposals	28

Balance at 30 June 2005 (restated)	(932)

Balance at 1 July 2005 (restated)	(932)
Depreciation charge for the period	(1,110)
Disposals	65

Balance at 30 June 2006 (restated)	(1,977)

Carrying amounts
At 1 January 2004 (restated)	1,151

At 31 December 2004 (restated)	1,812

At 1 January 2005 (restated)	1,812

At 30 June 2005 (restated)	3,306

At 1 July 2005 (restated)	3,306

At 30 June 2006 (restated)	3,599

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

13.	Container for hire fleet

	Note	A$’000

Cost
Balance at 1 January 2004 (restated)		17,451
Acquisitions		12,003
Transfers to inventory		(5,448)

Balance at 31 December 2004 (restated)		24,006

Balance at 1 January 2005 (restated)		24,006
Acquisitions		7,725
Transfers to inventory		(3,826)

Balance at 30 June 2005 (restated)		27,905

Balance at 1 July 2005 (restated)		27,905
Acquisitions		18,073
Acquisitions through business combinations	24	6,829
Transfers to inventory		(11,337)

Balance at 30 June 2006 (restated)		41,470

Depreciation and impairment losses
Balance at 1 January 2004 (restated)		—
Depreciation charge for the period		(2,408)
Transfers to inventory		849

Balance at 31 December 2004 (restated)		(1,559)

Balance at 1 January 2005 (restated)		(1,559)
Depreciation charge for the period		(1,272)
Transfers to inventory		705

Balance at 30 June 2005 (restated)		(2,126)

Balance at 1 July 2005 (restated)		(2,126)
Depreciation charge for the period		(1,978)
Transfers to inventory		1,125

Balance at 30 June 2006 (restated)		2,979

Carrying amounts
At 1 January 2004 (restated)		17,451

At 31 December 2004 (restated)		22,447

At 1 January 2005 (restated)		22,447

At 30 June 2005 (restated)		25,779

At 1 July 2005 (restated)		25,779

At 30 June 2006 (restated)		38,491

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

14.	Intangible assets

	Software	Goodwill	Trademarks	Other	Total
	A$’000	A$’000	A$’000	A$’000	A$’000

Cost
Balance at 1 January 2004 (restated)	944	581	398	—	1,923
Acquisitions through business combinations	—	3,500	—	—	3,500
Other acquisitions	70	—	—	—	70

Balance at 31 December 2004 (restated)	1,014	4,081	398	—	5,493

Balance at 1 January 2005 (restated)	1,014	4,081	398	—	5,493
Acquisitions	25	—	—	—	25

Balance at 30 June 2005 (restated)	1,039	4,081	398	—	5,518

Balance at 1 July 2005 (restated)	1,039	4,081	398	—	5,518
Acquisitions through business combinations	—	1,749	—	—	1,749
Other acquisitions	133	—	—	363	496

Balance at 30 June 2006 (restated)	1,172	5,830	398	363	7,763

Amortisation and impairment losses
Balance at 1 January 2004 (restated)	—	—	—	—	—
Amortisation for the period	(431)	—	—	—	(431)
Write off on utilisation of unrecognised tax assets arising from business combinations prior to transition to AIFRS	—	(547)	—	—	(547)

Balance at 31 December 2004 (restated)	(431)	(547)	—	—	(978)

Balance at 1 January 2005 (restated)	(431)	(547)	—	—	(978)
Amortisation for the period	(206)	—	—	—	(206)
Write off on utilisation of unrecognised tax assets arising from business combinations prior to transition to AIFRS	—	(127)	—	—	(127)

Balance at 30 June 2005 (restated)	(637)	(674)	—	—	(1,311)

Balance at 1 July 2005 (restated)	(637)	(674)	—	—	(1,311)
Amortisation for the period	(464)	—	—	(21)	(485)
Write off on utilisation of unrecognised tax assets arising from business combinations prior to transition to AIFRS	—	(907)	—	—	(907)

Balance at 30 June 2006 (restated)	(1,101)	(1,581)	—	(21)	(2,703)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

	Software	Goodwill	Trademarks	Other	Total
	A$’000	A$’000	A$’000	A$’000	A$’000

Carrying amounts
At 1 January 2004 (restated)	944	581	398	—	1,923

At 31 December 2004 (restated)	583	3,534	398	—	4,515

1 January 2005 (restated)	583	3,534	398	—	4,515

30 June 2005 (restated)	402	3,407	398	—	4,207

1 July 2005 (restated)	402	3,407	398	—	4,207

30 June 2006 (restated)	71	4,249	398	342	5,060

Goodwill

Goodwill acquired has been allocated to one single cash generating unit, being the consolidated entity. Goodwill is not amortised but tested for impairment annually using the value in use model. Goodwill arose through the purchase of Royal Wolf Trading Australia Pty Limited from Triton Containers International Limited in 2003, and through the purchases of Royal Wolf Hi-Tech Pty Limited, and the business and assets of Cape Containers Pty Limited and Australian Container Network Pty Limited (refer Note 24).

The recoverable amount of the RWA Holdings Pty Limited cash-generating unit is based on value in use calculations. Those calculations use cash flow projections based on actual operating results and the 5 year budget. Cash flows for a further 5-year period are extrapolated using a 5% growth rate, which the directors consider appropriate because this is a long-term business. A pre-tax discount rate of 13.7% has been used in discounting the projected cash flows.

Software

Software assets are capitalised at cost. This intangible asset has been assessed as having a finite useful life, and is amortised using the straight-line method over a period of 3 years (refer accounting policy (h)(iv)).

Trademarks

Trademarks are capitalised at cost and have been assessed as having an indefinite useful life and are tested for impairment at each period end.

Other

Other assets are capitalised at cost. This intangible asset has been assessed as having a finite useful life, and is amortised using the straight-line method over a period of 5 years (refer accounting policy (h)(iv)).

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

15.	Trade and other payables

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Trade payables		10,565	5,870	4,023
Other payables		1,349	1,708	1,611
Unearned revenue		565	489	470
Deferred consideration for controlled entity		—	—	3,500
Fair value derivative	20	30	161	—
Related party — other payable		—	—	1,926

		12,509	8,228	11,530

16.	Interest bearing loans and borrowings

This note provides information about the contractual terms of the consolidated entity’s interest bearing loans and borrowings. For more information about the consolidated entity’s exposure to interest rate and foreign currency risk, refer note 20.

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Current liabilities
Bank overdraft	8	2,126	—	533
Current portion of bank loans		5,831	1,939	—
Other loans		73	20	343
Current portion of finance lease liabilities		909	819	549

		8,939	2,778	1,425

Non-current liabilities
Bank loan		18,099	22,364	14,489
Non-convertible notes		10,898	—	—
B class notes		6,654	5,422	4,051
Finance lease liabilities		1,543	2,389	2,074

		37,194	30,175	20,614

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Financing facilities

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Bank overdraft	1,020	2,000	1,000
Invoice financing facility	7,500	—	—
Secured bank loans	42,962	29,280	30,800

	51,482	31,280	31,800

Facilities utilised at reporting date
Bank overdraft	934	—	533
Invoice financing facility	1,192	—	—
Secured bank loans	35,349	24,303	14,489

	37,475	24,303	15,022

Facilities not utilised at reporting date
Bank overdraft	86	2,000	467
Invoice financing facility	6,308	—	—
Secured bank loans	7,613	4,977	16,311

	14,007	6,977	16,778

Financing arrangements

Bank overdrafts

The bank overdrafts of the consolidated entity are secured by a floating charge over the consolidated entity’s assets. Interest on bank overdrafts is charged at the prevailing market rates.

Invoice financing facility

The invoice finance facility of the consolidated entity is a facility whereby funds are made available based on a percentage of debtors outstanding net of any disallowed debts. The facility is secured by a floating charge over the debtors ledger. Interest is charged at the bank’s prime rate plus 1.65%.

Bank loans

Bank loans are denominated in Australian dollars. The bank loans amount in current liabilities comprises the portion of the consolidated entity’s bank loan payable within one year. The non-current bank loans are payable on or before 2010 on an equal instalment basis, and are subject to annual review. The loans bear interest at the Australian bank bill reference rate (“BBSW”) plus 1.10% - 1.35% (2005: 1.10%, 2004: 1.35%), payable monthly. Bank loans are secured by lease assets in the container fleet with a written down value of $18,143,000 (2005: $7,994,000, 2004: Nil) and are due and payable over the next five years. In the event of default, the assets revert to the bank.

Finance leases and hire purchase contracts

The consolidated entity’s lease liabilities are secured by the leased assets of $526,000 (2005: $601,000, 2004: 638,000). In the event of default, the assets revert to the lessor.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

B class notes

Holders of B Class Notes are entitled to receive cumulative interest of 15% per annum on the issue price of their notes. These notes do not give their holders any voting rights at shareholders’ meetings.

In the event of winding up of the Company, the holders of B Class Notes rank above all shareholders, but not the holders of non-convertible notes and are entitled to the proceeds of liquidation only to the extent of the face value of the notes and any accumulated interest.

Non-convertible notes

Holders of Non-convertible notes are entitled to receive cumulative interest of 15% per annum on the issue price of their notes. These notes do not give their holders any voting rights at shareholders’ meetings.

In the event of winding up of the Company, the holders of non-convertible notes rank above all shareholders and are entitled to the proceeds of liquidation only to the extent of the face value of the notes and any accumulated interest.

Finance lease liabilities

Finance lease liabilities of the consolidated entity are payable as follows:

	2006			2005			2004
	Restated			Restated			Restated
	Minimum			Minimum			Minimum
	Lease			Lease			Lease
	Payments	Interest	Principal	Payments	Interest	Principal	Payments	Interest	Principal
	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Less than one year	1,096	187	909	1,081	262	819	770	221	549
Between one and five years	1,640	97	1,543	2,666	277	2,389	2,342	268	2,074
More than five years	—	—	—	—	—	—	—	—	—

	2,736	284	2,452	3,747	539	3,208	3,112	489	2,623

The consolidated entity has finance leases and hire purchase contracts for various motor vehicles, containers and other assets. These leases have no terms of renewal or purchase options nor escalation clauses.

Under the terms of the Facility Agreement with Australia and New Zealand Banking Group Limited the consolidated entity undertakes to ensure compliance with covenants in relation to various financial ratios including consolidated interest cover; consolidated reworked adjusted gearing; and consolidated debt service cover.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

17.	Employee benefits

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Current
Liability for annual leave	775	801	444
Liability for long service leave	187	—	—

	962	801	444

Non Current
Liability for long service leave	257	119	272
Cash settled transactions	310	108	36

	567	227	308

Total employee benefits	1,529	1,028	752

Defined contribution superannuation funds

The consolidated entity makes contributions to a defined contribution superannuation fund. The amount recognised as an expense was $789,000 for the financial year ended 30 June 2006 (2005: $321,000 (6 months), 2004: $613,000 (12 months)).

Share based payments

The consolidated entity has an employee share option plan (ESOP) for the granting of non-transferable options to certain key management personnel and senior employees with more than twelve months’ service at the grant date.

Options issued under the ESOP will vest in accordance with time frames specified individually per director or senior executive. No other conditions are precedent to the options vesting.

Other relevant terms and conditions applicable to the options granted under the ESOP include

•	the exercise price for the options is nil for most employees, with one employee having options exercisable at $0.50 per share

•	the options expire on the expiry date or the termination date of the employee, whichever is the earlier

•	upon exercise, the nil price and $0.50 options will be settled in the unissued ordinary shares of RWA Holdings Pty Limited

•	the nil price options can be settled in cash at the option of the company or the holder and are only exercisable on an exercising or realisation event (see below)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The number and weighted average exercise prices of share options is as follows:

	Weighted						Weighted
	Average			Weighted			Average
	Exercise		Number of	Average		Number of	Exercise		Number of
	Price		Options	Exercise Price		Options	Price		Options
	12 Months		12 Months	6 Months		6 Months	12 Months		12 Months
	2006		2006	2005		2005	2004		2004

Outstanding at the beginning of the period	A$	0.08	438,582	A$	0.08	452,982		N/A	—
Granted during the period		—	17,682		—	—	A$	0.08	452,982
Cancelled during the period		—	(17,865)		—	—		—	—
Exercised during the period	A$	0.50	(14,400)	A$	0.50	(14,400)		—	—
Expired during the period		—	—		—	—		—	—

Outstanding at the end of the period	A$	0.08	423,999	A$	0.08	438,582	A$	0.08	452,982

Exercisable at the end of the period		—	212,929		—	126,832		—	144,697

The outstanding balance at 30 June 2006 is represented by:

•	363,117 options over ordinary shares with an exercise price of nil, exercisable as above until 31 August 2014, or earlier as appropriate

•	43,200 options over ordinary shares with an exercise price of $0.50, exercisable as above until 17 May 2009, or earlier as appropriate

•	17,682 options over ordinary shares with an exercise price of nil, exercisable as above until 19 Aug 2015, or earlier as appropriate

The expiry dates for the share options outstanding at 30 June 2006 is between 3 and 9 years (2005: 4 and 9 years).

The nil price options if vested can be converted to ordinary shares in the company in the event of the issuance of a prospectus for the public listing of the company (an “exercising event”) or the sale of the company (a “realisation event”). Both the company and the holder have the option of settling the options in cash based on the issue price or market value of shares in the company.

During the year ended 30 June 2006, 17,682 options (2005: Nil, 2004: 452,982) were granted over ordinary shares.

During year ended 30 June 2006, 14,400 options (2005: 14,400, 2004: Nil) were exercised over ordinary shares already on issue.

During year ended 30 June 2006, 17,865 options (2005: Nil, 2004: Nil) were cancelled over ordinary shares.

The fair value of the options granted is measured using a binomial option pricing method, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest. The volatility of the asset value is based upon the volatility of listed companies with a similar profile to the consolidated entity.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Fair value of share options and assumptions:

	Key Mgmt		Key Mgmt		Key Mgmt
	Personnel		Personnel		Personnel
	30 June		30 June		31 December
	2006		2005		2004

Fair value at measurement date	A$	1.086	A$	0.695	A$	0.575

Share value	A$	1.25	A$	0.77	A$	0.65
Weighted average exercise price	A$	0.08	A$	0.08	A$	0.08
Expected volatility (based on volatility of similar but listed organisations)		29.7%		28.8%		28.1%
Option life (based on date options are expected to be exercised)		2.25 yrs		3.25 years		3.75 years
Risk free rate (based on Australian Government Bonds)		5.79%		5.10%		5.16%

18.	Provisions

	Leasehold
	Makegood	Deferred
	Costs	Consideration	Total
	A$’000	A$’000	A$’000

Balance at 1 January 2004 (restated)	—	—	—
Provisions made during the year	8	—	8

Balance at 31 December 2004 (restated)	8	—	8

Balance at 1 January 2005 (restated)	8	—	8
Provisions made during the year	—	—	—

Balance at 30 June 2005 (restated)	8	—	8

Balance at 1 July 2005 (restated)	8	—	8
Provisions made during the year	—	574	574

Balance at 30 June 2006 (restated)	8	574	582

Balance at 30 June 2006 (restated)
Current	—	300	300
Non-current	8	274	282

	8	574	582

Leasehold makegood costs

An obligation exists to restore a leasehold site after a fit-out at the head office location in Hornsby. The basis for accounting is set out in note (o) of the significant accounting policies.

The expected cost for the restoration is estimated at $10,000, and is expected to occur in 2009. This amount has been discounted using Australian government bond rates with similar maturities (2006: 5.8%, 2005: 5.2%, 2004: 5.2%).

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Deferred consideration

Deferred purchase consideration consists of consideration relating to the purchase of the business and assets of Australian Container Network Pty Limited.

For further information on the acquisition of Australian Container Network Pty Limited refer note 24.

19.	Capital and reserves

Reconciliation of movement in capital and reserves attributable to equity holders of the parent

		Retained
		Earnings/	Asset
	Share	Accumulated	Revaluation	Total
	Capital	Losses	Reserve	Equity
	A$’000	A$’000	A$’000	A$’000

Balance at 1 January 2004 (restated)	3,672	—	—	3,672
Total recognised income and expense	—	479	—	479

Balance at 31 December 2004 (restated)	3,672	479	—	4,151

Balance at 1 January 2005 (restated)	3,672	479	—	4,151
Call on issued shares	878	—	—	878
Total recognised income and expense	—	(213)	—	(213)

Balance at 30 June 2005 (restated)	4,550	266	—	4,816

Balance at 1 July 2005 (restated)	4,550	266	—	4,816
Total recognised income and expense	—	(331)	—	(331)
Revaluation of assets on acquisition of controlled entity	—	—	344	344

Balance at 30 June 2006 (restated)	4,550	(65)	344	4,829

Share capital

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

2,160,000 Ordinary Shares	1,080	1,080		1,080
4,322,590 A Class Shares	3,470	3,470		2,592
100 Class C Shares	—	—		—

	4,550	4,550		3,672

Movement in A Class Shares paid up value		No. ’000	A$	’000

At 1 January 2005		4,323		2,592
During 2005, the consolidated entity took up a call of 20.3 cents per share		—		878

At 30 June 2005		4,323		3,470

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Terms and conditions

Ordinary Shares

Holders of Ordinary Shares rank pari passu with the A Class Shares in the declaration and payment of dividends and are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the Company, ordinary shareholders rank after all other shareholders and creditors and are fully entitled to any proceeds of liquidation.

A Class Shares

Holders of A Class Shares rank pari passu with Ordinary shares in the declaration and payment of dividends and are entitled to one vote per share at shareholders’ meetings limited to 50% of the votes to be cast by shareholders.

In the event of winding up of the Company, A Class shareholders rank above ordinary shareholders and are fully entitled to the greater of any proceeds of liquidation and an amount equal to the issue price of the A Class Shares.

C Class Shares

Holders of C Class Shares are not entitled to receive any dividends prior to conversion to ordinary shares. The C Class shares shall not entitle the holder to a vote prior to conversion to ordinary shares. The C Class shares shall not entitle the holder to any proceeds on liquidation prior to conversion to ordinary shares.

The Company’s C Class shares are not transferable and will convert into ordinary shares in the event that all criteria specified in the shareholders’ agreement are satisfied, subject to the B Class Note holders receiving their return. The number of ordinary shares received on conversion of each C Class share is determined by reference to a profit formula.

20.	Financial instruments

Exposure to credit, interest rate and currency risks arises in the normal course of the consolidated entity’s business. Derivative financial instruments are used to hedge exposure to fluctuations in foreign exchange rates and interest rates.

Credit risk

The consolidated entity trades only with recognised, creditworthy third parties.

It is the consolidated entity’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures.

In addition, receivable balances are monitored on an ongoing basis with the result that the consolidated entity’s exposure to bad debts is not significant.

For transactions that are not denominated in the measurement currency of the relevant operating unit, the consolidated entity does not offer credit terms without the specific approval of the Head of Credit Control.

With respect to credit risk arising from the other financial assets of the consolidated entity, which comprise cash and cash equivalents, available-for-sale financial assets and certain derivative instruments, the consolidated entity’s exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

carrying amount of these instruments. As the counter party for derivative instruments is nearly always a bank, the Board has assessed this as a low risk.

There are no significant concentrations of credit risk within the consolidated entity.

Interest rate risk

The consolidated entity’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations.

The consolidated entity’s policy is to manage its interest cost using a mix of fixed and variable rate debt.

To manage this mix in a cost-efficient manner, the consolidated entity enters into interest rate swaps, in which the consolidated entity agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps are designated to hedge changes in the interest rate of its commercial bill liability. The secured loan and interest rate swap have the same critical terms, including expiry dates. All movements in the fair values of these hedges are taken directly to the income statement.

At 30 June 2006, after taking into account the effect of interest rate swaps, 80.2% (2005: 72.7%, 2004: 97.6%) of the consolidated entity’s borrowings are at a fixed rate of interest.

Effective interest rates and repricing analysis

In respect of income-earning financial assets and interest-bearing financial liabilities, the following table indicates their effective interest rates at the balance sheet date and the periods in which they reprice.

		Effective
		Interest
		Rate	< 1	1-2	2-5	>5
30 June 2006 (Restated)	Note	%	Year	Years	Years	Years	Total
			A$’000	A$’000	A$’000	A$’000	A$’000

Fixed rate
Lease receivable	9	18.1%	335	380	395	—	1,110
Finance lease liabilities	16	9.0%	(909)	(1,104)	(439)	—	(2,452)
Other loans	16	4.2%	(73)	—	—	—	(73)
Non-convertible notes	16	15.0%	—	—	—	(10,898)	(10,898)
B class notes	16	15.0%	—	—	—	(6,654)	(6,654)
Variable rate
Cash and cash equivalents	8	3.3%	777	—	—	—	777
Bank loans	16	BBSW + 1.10%	(4,396)	(1,665)	(10,737)	—	(16,798)
Interest rate swap	9	6.0%	132	—	—	—	132
Bank overdrafts	16	BBSW + 1.65%	(2,126)	—	—	—	(2,126)
Commercial bills	16	6.9%	(1,367)	(1,425)	(4,340)	—	(7,132)

			(7,627)	(3,814)	(15,121)	(17,552)	(44,114)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

		Effective
		Interest
		Rate	< 1	1-2	2-5	>5
30 June 2005 (Restated)	Note	%	Year	Years	Years	Years	Total
			A$’000	A$’000	A$’000	A$’000	A$’000

Fixed rate
Lease receivable	9	18.1%	180	216	623	—	1,019
Finance lease liabilities	16	9.2%	(819)	(893)	(1,496)	—	(3,208)
Other loans	16	3.8%	(20)	—	—	—	(20)
B class notes	16	15.0%	—	—	—	(5,422)	(5,422)
Variable rate
Cash and cash equivalents	8	3.5%	695	—	—	—	695
Bank loans	16	BBSW + 1.10%	(859)	(869)	(7,336)	—	(9,064)
Commercial bills	16	5.7%	(1,080)	(3,980)	(10,179)	—	(15,239)
Interest rate swap	15	5.9%	(161)	—	—	—	(161)

			(2,064)	(5,526)	(18,388)	(5,422)	(31,400)

		Effective
		Interest
		Rate	<1	1-2	2-5	>5
31 December 2004 (Restated)	Note	%	Year	Years	Years	Years	Total
			A$’000	A$’000	A$’000	A$’000	A$’000

Fixed rate
Lease receivable	9	18.1%	165	197	737	—	1,099
Finance lease liabilities	16	9.2%	(549)	(677)	(1,397)	—	(2,623)
Other loans	16	3.8%	(343)	—	—	—	(343)
B class notes	16	15.0%	—	—	—	(4,051)	(4,051)
Variable rate
Cash and cash equivalent	8	3.51%	3	—	—	—	3
Bank overdraft	8	ANZ Ref Rate — 1.0%	(533)	—	—	—	(533)
Commercial bills	16	5.7%	—	(3,479)	(11,010)	—	(14,489)

			(1,257)	(3,959)	(11,670)	(4,051)	(20,937)

Foreign currency risk

The consolidated entity has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the unit’s measurement currency. The currency giving rise to this risk is primarily U.S. Dollars.

The consolidated entity has a bank account denominated in US Dollars, into which customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars.

The consolidated entity uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item.

It is the consolidated entity’s policy to negotiate the terms of the hedge derivatives to match the terms of the hedged item to maximise hedge effectiveness. At 30 June 2006, the consolidated entity had hedged 100% of its foreign currency purchases for which firm commitments existed at the balance sheet date, extending to November 2006.

Forecasted transactions

The consolidated entity classifies its forward exchange contracts hedging forecasted transactions as cash flow hedges and states them at fair value. The net fair value of forward exchange contracts used as hedges of forecasted transactions at 30 June 2006 was nil (2005: nil, 2004: nil). The Company does not have any forward exchange contracts hedging forecasted transactions.

Recognised assets and liabilities

Changes in the fair value of forward exchange contracts that economically hedge monetary assets and liabilities in foreign currencies and for which no hedge accounting is applied are recognised in the income statement. Both the changes in fair value of the forward contracts and the foreign exchange gains and losses relating to the monetary items are recognised as part of ’net financing costs’ (see note 6). The fair value of forward exchange contracts used as economic hedges of monetary assets and liabilities in foreign currencies at 30 June 2006 was $30,493 (2005: nil) for the consolidated entity recognised in fair value derivatives.

Sensitivity analysis

In managing interest rate and currency risks the consolidated entity aims to reduce the impact of short-term fluctuations on the consolidated entity’s earnings. Over the longer-term, however, permanent changes in foreign exchange and interest rates would have an impact on consolidated earnings.

At 30 June 2006, it is estimated that a general increase of one percentage point in interest rates would decrease the consolidated entity’s profit before tax by approximately $93,000 (2005: $12,000, 2004: $5,000). Interest rate swaps have been included in this calculation.

It is estimated that a general increase of one percentage point in the value of the AUD against other foreign currencies would have decreased the consolidated entity’s profit before tax by approximately $307,000 for the year ended 30 June 2006 (2005: $122,000, 2004: $113,000), based on the actual transactions incurred in U.S. Dollars. The forward exchange contracts have been included in this calculation.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Fair values

The fair values together with the carrying amounts shown in the balance sheet are as follows:

		Carrying		Carrying		Carrying
		Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
		Restated	Restated	Restated	Restated	Restated	Restated
		30 June	30 June	30 June	30 June	31 December	31 December
	Note	2006	2006	2005	2005	2004	2004
		A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Cash and cash equivalents	8	777	777	695	695	3	3
Trade and other receivables	9	9,739	9,739	7,362	7,362	6,770	6,770
Receivable from related party	9	—	—	74	74	89	89
Lease receivable	9	1,110	1,110	1,019	1,019	1,099	1,099
Loan to related entity	9	—	—	260	260	260	260
Interest rate swap	9	132	132	(161)	(161)	—	—
Bank overdraft	16	(2,126)	(2,126)	—	—	(533)	(533)
Trade and other payables	15	(12,479)	(12,479)	(8,067)	(8,067)	(11,530)	(11,530)
Other loan	16	(73)	(73)	(20)	(20)	(343)	(343)
Finance lease liabilities	16	(2,452)	(2,452)	(3,208)	(3,208)	(2,623)	(2,623)
Bank loans	16	(18,838)	(18,838)	(9,064)	(9,064)	—	—
Commercial bills	16	(5,092)	(5,092)	(15,239)	(15,239)	(14,489)	(14,489)
Forward exchange contracts	15	(30)	(30)	—	—	—	—
Non-convertible notes	16	(10,898)	(10,898)	—	—	—	—
B class notes	16	(6,654)	(6,654)	(5,422)	(5,422)	(4,051)	(4,051)

		(46,884)	(46,884)	(31,771)	(31,771)	(25,348)	(25,348)

Estimation of fair values

The following summarises the major methods and assumptions used in estimating the fair values of financial instruments reflected in the table.

Derivatives

Forward exchange contracts and options are marked to market by discounting the contractual forward price and deducting the current spot rate. For interest rate swaps broker quotes are used. Those quotes are back tested using pricing models or discounted cash flow techniques.

Where discounted cash flow techniques are used, estimated future cash flows are based on management’s best estimates and the discount rate is a market related rate for a similar instrument at the balance sheet date. Where other pricing models are used, inputs are based on market related data at the balance sheet date.

Interest-bearing loans and borrowings

Fair value is calculated based on discounted expected future principal and interest cash flows.

Finance lease liabilities

The fair value is estimated as the present value of future cash flows, discounted at interest rates implicit in the relevant lease agreements. These implicit interest rates are in line with current market rates.

Trade and other receivables/payables

For receivables / payables with a remaining life of less than one year, the notional amount is deemed to reflect the fair value. All other receivables / payables are discounted to determine the fair value.

Interest rates used for determining fair value

The entity uses the government yield curve as of 30 June 2006 plus an adequate constant credit spread to discount financial instruments. The interest rates used are as follows:

	30 June	30 June	31 December
	2006	2005	2004

Derivatives	6.0%	6.0%	N/A
Loans and borrowings	4.2% - 15.0%	3.8% - 15.0%	3.8% - 15.0%
Leases	9.0%	9.2%	9.2%
Receivables	18.1%	18.1%	18.1%

21.	Operating leases

Leases as lessee

The consolidated entity leases various office equipment and other facilities under operating leases. The leases have an average period of between one and four years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

During the financial year ended 30 June 2006, $1,174,000 was recognised as an expense in the income statement in respect of operating leases (2005 (restated): $464,000, 2004 (restated): $793,000)

Non-cancellable operating lease rentals are payable as follows:

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Less than one year	2,602	2,323	2,549
Between one and five years	2,576	1,725	2,004
More than five years	452	—	—

	5,630	4,048	4,553

Leases as lessor

The consolidated entity leases containers on a daily basis in the ordinary course of business. These leases can vary in length from a minimum hire period of 30 days to up to five years and longer.

These non-cancellable operating leases have maturities of between 1 and 2 years. All leases include a clause to enable upward revision of the rental charge.

The consolidated entity has no other lessor relationships apart from those relating the rental of containers.

The future minimum lease payments under non-cancellable leases are as follows:

	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Less than one year	493	165	52
Between one and five years	917	1	—
More than five years	—	—	—

	1,410	166	52

During the financial year ended 30 June 2006, $21,290,000 was recognised as income from the hire of containers in the income statement in respect of operating leases (2005: $9,339,000, 2004: $16,756,000).

22.	Capital and other commitments

There were no other commitments or contingencies of the consolidated entity for capital or otherwise not already disclosed elsewhere in the financial statements.

23.	Consolidated entities

		County of	Ownership Interest
Subsidiaries	Note	Incorporation	2006	2004 - 2005

Royal Wolf Trading Australia Pty Limited		Australia	100%	100%
Royal Wolf Hi-Tech Pty Limited	24	Australia	100%	50%

RWA Holdings Pty Limited is the ultimate Australian parent entity and ultimate parent entity of the consolidated entity.

24.	Acquisitions of subsidiaries

During the year the consolidated entity acquired the following businesses:

•	Royal Wolf Hi-Tech Pty Limited

•	Australian Container Network Pty Ltd

•	Cape Containers Pty Limited

On 30 March 2006, the consolidated entity acquired the remaining 50% of the shares in Royal Wolf Hi-Tech Pty Limited which it did not already own for $839,000 satisfied in cash. The company sells, hires and modifies containers. In the three months to 30 June 2006 the subsidiary contributed net loss of $26,000 to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2005, consolidated entity revenue would have been $69,563,000 (unaudited) and net loss would have been $409,000 (unaudited). The consolidated entity previously acquired the initial 50% shares in Royal Wolf Hi-Tech Pty Limited. Goodwill of $132,000 has been recognised in respect of this initial acquisition.

On 16 December 2005, the consolidated entity acquired the business and assets of Cape Containers Pty Limited for $820,000 satisfied in cash. The company sells, and hires shipping containers. In the six months to 30 June 2006 the subsidiary contributed net profit of $92,000 to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2005, consolidated entity revenue would have been $67,962,000 (unaudited) and net loss would have been $264,000 (unaudited).

On 28 April 2006, the consolidated entity acquired the business and assets of Australian Container Network Pty Ltd for $5.5 million, of which $4.9 million was satisfied in cash. The consolidated entity has recognised a provision for the $0.6 million deferred consideration extending to August 2007. The company sells and hires containers. In the two months to 30 June 2006 the subsidiary contributed net profit of $67,000 to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2005, consolidated entity revenue would have been $71,222,000 (unaudited) and net profit would have been $4,000 (unaudited).

The acquisitions had the following effect on the consolidated entity’s assets and liabilities.

Acquiree’s net assets at the acquisition date

		Royal Wolf Hi-Tech			Australian Container Network			Cape Containers
			Fair			Fair			Fair
		Recog-	Value		Recog-	Value		Recog-	value
		nised	Adjust-	Carrying	nised	Adjust-	Carrying	nised	Adjust-	Carrying
	Note	Values	ments	Amounts	Values	ments	Amounts	Values	ments	Amounts
		A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Property, plant and equipment		129	31	98	195	23	172	2	—	2
Container hire fleet		1,768	742	1,026	4,416	2,707	1,709	645	169	476
Inventories		105	31	74	555	169	386	—	—	—
Trade and other receivables		232	—	232	—	—	—	—	—	—
Cash and cash equivalents		100	—	100	—	—	—	—	—	—
Interest-bearing loans and borrowings		(501)	—	(501)	—	—	—	—	—	—
Deferred tax liability		(241)	(241)	—	(870)	(870)	—	(51)	(51)	—
Trade and other payables		(243)	—	(243)	—	—	—	(18)	—	(18)

Net identifiable assets and liabilities		1,349	563	786	4,296	2,029	2,267	578	118	460

Goodwill on acquisitions	14	298			1,209			242
Consideration paid, satisfied in cash*		839			4,931			820
Deferred consideration accrued		—			574			—
Cash (acquired)		(100)			—			—

Net cash outflow		739			4,931			820

*	Includes legal fees amounting to $105,000

Goodwill has arisen on the acquisitions because of customer relationships that did not meet the criteria for recognition as an intangible asset at the date of acquisition.

25.	Reconciliation of cash flows from operating activities

		Restated	Restated	Restated
		30 June	30 June	31 December
		2006	2005	2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Cash flows from operating activities
Profit/(loss) for the period		(331)	(213)	479
Adjustments for:
Gain on sale of property, plant and equipment		(28)	(17)	(28)
Foreign exchange (gain) / loss		(50)	(325)	390
Unrealised loss on forward exchange contracts		30	—	—
Unrealised gain on interest rate swap		(293)	—	—
Depreciation and amortisation		4,480	2,041	3,943
Share of associates net profit		—	(172)	(92)
Investment income		(209)	(104)	(118)
Interest expense		4,034	1,457	3,252
Income tax (benefit) / expense		(525)	(30)	(4)
Cash settled share based payment expenses		203	72	36

Operating profit before changes in working capital and provisions		7,311	2,709	7,858
(Increase) / decrease in trade and other receivables		(2,377)	(592)	(1,325)
(Increase) / decrease in inventories		6,611	(452)	3,910
Increase / (decrease) in trade and other payables		4,412	1,963	(3,747)
Increase / (decrease) in provisions and employee benefits		1,075	276	44

		17,032	3,904	6,740
Interest (paid)/recieved		(3,041)	(1,270)	(1,721)
Income taxes paid		—	(759)	781

Net cash from operating activities		13,991	1,875	5,800

26.	Related parties

Transactions with key management personnel

No director has entered into a material contract with the Company or the consolidated entity and there were no material contracts involving directors’ interests.

In addition to their salaries, the consolidated entity also provides non-cash benefits to key management personnel. Executive directors also participate in the consolidated entity’s share option plan (refer Note 17).

Key management personnel compensation

The key management personnel compensations included in “employee benefits expense” in the income statements are as follows:

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$	A$	A$

Short-term employee benefits	1,613,765	932,509	1,342,148
Other long term benefits	—	—	—
Post-employment benefits	175,040	98,820	148,107
Termination benefits	—	—	—
Share based payment	92,675	31,243	17,643

	1,881,480	1,062,572	1,507,898

Non-key management personnel disclosures

Identity of related parties

The Consolidated entity has a related party relationship with its associates (see note 11), and with its key management personnel.

Associates

During the financial year ended 30 June 2005, associates purchased goods from the consolidated entity in the amount of $549,852 and sold goods to the consolidated entity in the amount of $4,576 and at 30 June 2005 associates owed the consolidated entity $334,021. Transactions with associates are priced on an arm’s length basis. During the financial year ended 30 June 2006, the consolidated entity repaid a loan of $260,000 received from one of its associates. No dividends were received from associates in the 2006 or 2005 financial year.

Other related parties

Key management personnel related parties

A number of key management persons of the Company, or their related parties, hold positions in other entities that result in them having control or significant influence over the financial or operating policies of these entities.

A number of these entities transacted with the Company or its subsidiaries in the reporting period. The terms and conditions of the transactions with the other related parties were no more favourable than those available, or which might reasonably be expected to be available, on similar transactions to non-key management personnel related entities on an arm’s length basis.

The aggregate amounts recognised during the year relating to other related parties were as follows:

Key Management Person				30 June	30 June	31 December
Related Party	Transaction	Note		2006	2005	2004
				A$	A$	A$

RW Logistic Pty Limited	Sales revenue	(i	)	—	45,191	3,195,014
RW Logistic Pty Limited	Inventory purchases	(i	)	—	2,142,536	1,311,593

(i)	While the Company itself has no interest in RW Logistic Pty Limited, this entity is related through common shareholders and directorships

27.	Reconciliation to U.S. GAAP

The Group’s consolidated financial statements have been prepared in accordance with Australian equivalents to International Financial Reporting Standards (AIFRSs) for the periods ended 30 June 2006, 30 June 2005 and

31 December 2004, which, as applied by the Group, differ in certain material respects from accounting standards generally accepted in the United States of America (U.S. GAAP). The effects of the application of U.S. GAAP to net profit and shareholders’ equity are set out in the tables below:

RECONCILIATION OF NET PROFIT TO U.S. GAAP (IN AU$’000)

		30 June	30 June	31 Dec
		2006	2005	2004
	Note	12 Months	6 Months	12 Month
		A$’000	A$’000	A$’000

Net profit / (loss) after tax as reported in the audited financial statements under AIFRS (restated)		(331)	(213)	479
Write-off of development costs	1	(304)	—	—
Share based payment expense	3	(47)	(16)	(94)
Step-up on acquisition	4	19	—	—

Net loss according to US GAAP before tax impact of adjustments		(663)	(229)	385
Tax effect on US GAAP adjustment	2	91	—	—

Net income/(loss) under US GAAP		(572)	(229)	385

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$’000)

		30 June	30 June	31 Dec
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Total equity under AIFRS (restated)		4,829	4,816	4,151
Writeoff of development costs	1	(304)	—	—
Tax effect on US GAAP adjustment	2	91	—	—
Share based payments expense	3	(157)	(110)	(94)
Step-up on acquisition	4	(325)	—	—

Shareholders’ equity under U.S. GAAP		4,134	4,706	4,057

RECONCILIATION OF 30 JUNE 2006 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		46,097	—	46,097
Hire of containers		21,290	—	21,290

Total revenue		67,387	—	67,387

Other income		35	—	35
Changes in inventories of finished goods and WIP		(3,475)	—	(3,475)
Purchases of finished goods and consumables used	4	(40,243)	9	(40,234)
Employee benefits expense	3	(10,157)	(47)	(10,204)
Depreciation and amortisation expense	4	(4,480)	912	(3,568)
Other expenses	1	(6,411)	(304)	(6,715)

Results from operating activities		2,656	570	3,226

Financial income		552	—	552
Financial expenses		(4,064)	—	(4,064)

Net financing costs		(3,512)	—	(3,512)

Loss before tax		(856)	570	(286)

Income tax benefit/(expense)	2,4	525	(811)	(286)

Loss after tax		(331)	(241)	(572)

Attributable to:
Equity holders of the parent		(331)	(241)	(572)

RECONCILIATION OF 30 JUNE 2005 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		17,534	—	17,534
Hire of containers		9,339	—	9,339

Total revenue		26,873	—	26,873

Other income		18	—	18
Changes in inventories of finished goods and WIP		(1,936)	—	(1,936)
Purchases of finished goods and consumables used		(14,687)	—	(14,687)
Employee benefits expense	3	(4,794)	(16)	(4,810)
Depreciation and amortisation expense		(2,041)	127	(1,914)
Other expenses		(2,820)	—	(2,820)

Results from operating activities		613	111	724

Financial income		429	—	429
Financial expenses		(1,457)	—	(1,457)

Net financing costs		(1,028)	—	(1,028)

Share of profit of associate		172	—	172

Loss before tax		(243)	111	(132)
Income tax benefit/(expense)		30	(127)	(97)

Loss after tax		(213)	(16)	(229)

Attributable to:
Equity holders of the parent		(213)	(16)	(229)

RECONCILIATION OF 31 DECEMBER 2004 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		35,463	—	35,463
Hire of containers		16,756	—	16,756

Total revenue		52,219	—	52,219

Other income		31	—	31
Changes in inventories of finished goods and WIP		1,740	—	1,740
Purchases of finished goods and consumables used		(34,437)	—	(34,437)
Employee benefits expense	3	(7,525)	(94)	(7,619)
Depreciation and amortisation expense		(3,943)	547	(3,396)
Other expenses		(4,568)	—	(4,568)

Results from operating activities		3,517	453	3,970

Financial income		118	—	118
Financial expenses		(3,252)	—	(3,252)

Net financing costs		(3,134)	—	(3,134)

Share of profit of associate		92	—	92

Profit before tax		475	453	928
Income tax benefit	7	4	(547)	(543)

Profit/(loss) after tax		479	(94)	385

Attributable to:
Equity holders of the parent		479	(94)	385

RECONCILIATION OF 30 JUNE 2006 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		777	—	777
Trade and other receivables		10,206	—	10,206
Inventories	4	7,498	(20)	7,478

Total current assets		18,481	(20)	18,461

Receivables		775	—	775
Property, plant and equipment	4	3,599	(19)	3,580
Container hire fleet	4	38,491	(451)	38,040
Intangible assets	1,6	5,060	(304)	4,756

Total non-current assets		47,925	(774)	47,151

Total assets		66,406	(794)	65,612

Liabilities
Trade and other payables		12,509	—	12,509
Interest-bearing loans and borrowings		8,939	—	8,939
Employee benefits		962	—	962
Provisions		300	—	300

Total current liabilities		22,710	—	22,710

Non-current liabilities
Interest bearing loans and borrowings		37,194	—	37,194
Deferred tax liabilities	4	824	(256)	568
Employee benefits	3	567	157	724
Provisions		282	—	282

Total non-current liabilities		38,867	(99)	38,768

Total liabilities		61,577	(99)	61,478

Net assets		4,829	(695)	4,134

Equity
Issued capital		4,550		4,550
Accumulated losses	1-4,6	(65)	(351)	(416)
Reserves	4	344	(344)	—

Total equity attributable to equity holders of the parent		4,829	(695)	4,134

RECONCILIATION OF 30 JUNE 2005 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		695	—	695
Trade and other receivables		7,876	—	7,876
Inventories		4,023	—	4,023

Total current assets		12,594	—	12,594

Receivables		839	—	839
Investments accounted for using the equity method		427	—	427
Property, plant and equipment		3,306	—	3,306
Container hire fleet		25,779	—	25,779
Intangible assets	6	4,207	—	4,207

Total non-current assets		34,558	—	34,558

Total assets		47,152	—	47,152

Liabilities
Trade and other payables		8,228	—	8,228
Interest-bearing loans and borrowings		2,778	—	2,778
Employee benefits		801	—	801

Total current liabilities		11,807	—	11,807

Non-current liabilities
Interest bearing loans and borrowings		30,175	—	30,175
Deferred tax liabilities		119	—	119
Employee benefits	3	227	110	337
Provisions		8	—	8

Total non-current liabilities		30,529	110	30,639

Total liabilities		42,336	110	42,446

Net assets		4,816	(110)	4,706

Equity
Issued capital		4,550	—	4,550
Retained profits	3,6	266	(110)	156

Total equity attributable to equity holders of the parent		4,816	(110)	4,706

RECONCILIATION OF 31 DECEMBER 2004 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		3	—	3
Trade and other receivables		7,024	—	7,024
Inventories		2,140	—	2,140

Total current assets		9,167	—	9,167

Receivables		1,194	—	1,194
Investments accounted for using the equity method		255	—	255
Property, plant and equipment		1,812	—	1,812
Container hire fleet		22,447	—	22,447
Intangible assets	6	4,515	—	4,515

Total non-current assets		30,223	—	30,223

Total assets		39,390	—	39,390

Liabilities
Trade and other payables		11,530	—	11,530
Interest-bearing loans and borrowings		1,425	—	1,425
Current tax liability		791	—	791
Employee benefits		444	—	444

Total current liabilities		14,190	—	14,190

Non-current liabilities
Interest bearing loans and borrowings		20,614	—	20,614
Deferred tax liabilities		119	—	119
Employee benefits	3	308	94	402
Provisions		8	—	8

Total non-current liabilities		21,049	94	21,143

Total liabilities		35,239	94	35,333

Net assets		4,151	(94)	4,057

Equity
Issued capital		3,672	—	3,672
Retained earnings	3,6	479	(94)	385

Total equity attributable to equity holders of the parent		4,151	(94)	4,057

1.	Development expenditure

Under AIFRS, the group capitalises certain development expenditure as described in more detail in accounting policy note 1(h)(ii) to the consolidated financial statements. U.S. GAAP required such costs to be expensed as incurred.

Under U.S. GAAP research and development costs are expensed as incurred. Under AIFRS, certain development costs are capitalised. This increases other expenses presented in accordance with U.S. GAAP by $304,000 in the year ended 30 June 2006, and reduces the intangible assets at 30 June 2006 by the same amount.

2.	Tax effect of U.S GAAP adjustments

This item represents the tax effect of the adjustments in Note 1 at the Australian corporation tax rate of 30%. This reduces the income tax benefit presented in accordance with U.S. GAAP in the year ended 30 June 2006 by $91,000, and increases deferred tax assets at 30 June 2006 by the same amount.

3.	Share based payments expense

AIFRSs grant a transitional exemption for the calculation of share based payments expense, in that compensation expense for shares and options that were granted between 1 January 2002 and 31 December 2004 that had vested by 1 January 2005 need not be recognised. The same exemption does not apply under U.S. GAAP, and accordingly an adjustment is required to calculate the fair value of the options that had vested prior to 1 January 2005. This has increased employee benefits expense presented in accordance with U.S. GAAP by $47,000 in the 12 months to 30 June 2006 (6 months to 30 June 2005 $16,000; 12 months to 31 December 2004 $94,000) and increased the employee benefit liability for cash settled share based payments by $157,000 at 30 June 2006 ( 30 June 2005 $110,000; 31 December 2004 $94,000). For further details on the employee share option plan and cash settled transactions, refer note 17. This adjustment has no tax impact.

Additional disclosures required by SFAS 123R are as follows: Liability at 30 June 2006 is $468,000; 30 June 2005 $218,000; 31 December 2004 $130,000. Compensation expense for the 12 months to 30 June 2006 $250,000; 6 months ended 30 June 2005 $88,000; 12 months to 31 December 2004 $130,000. Amount recognised for changes in fair value are $180,000 for twelve months to 30 June 2006; and $36,000 for six months to 30 June 2005.

The total compensation cost related to non vested awards not yet recognised is $63,000 and this will be recognised over a period of 1.2 years.

4.	Step acquisition of Royal Wolf Hi-Tech

Under AIFRS, in accounting for the step acquisition of a controlling interest in an entity which was formerly treated as an associate and equity accounted, the assets and liabilities acquired are adjusted to fair value at the date control is obtained and the entity is consolidated. This gives rise to an asset revaluation reserve equating to the increase in fair value of net assets held from the original acquisition date to the date control is obtained. Under U.S. GAAP, the accounting for such a step acquisition requires a fair value adjustment for the relevant proportion of the net assets acquired to achieve control (in this case 50%) to be recognised. The resulting adjustment to conform with U.S. GAAP reduces the net assets acquired by $378,000 at 30 March 2006 and reduces the revaluation reserve recorded under AIFRS to nil. At 30 June 2006, net assets are reduced by $325,000, being a reduction in container assets of $451,000, a reduction in plant and equipment of $19,000, a reduction in inventory of $20,000, a reduction in asset revaluation reserve of $344,000 and a reduction in deferred tax liability of $165,000.

Net profit for the 12 months ended 30 June 2006 is increased by $19,000, as a result of reduced depreciation of $5,000 a reduction in the taxation charge of $5,000 and reduction in cost of goods sold of $9,000.

5.	Reconciliation of cash flows

Under AIFRS bank overdrafts are classified as cash and cash equivalents (see Note 8). Under US GAAP bank overdrafts are not classified as cash and cash equivalents for the purposes of statement of cash flows. Movements in bank overdrafts are classified for US GAAP purposes as financing cash flows. For U.S. GAAP purposes, cash balances are $777,000 at 30 June 2006, $695,000 at 30 June 2005, and $3,000 at 31 December 2004. Under U.S. GAAP financing cash flows are an inflow of $11,990,000 for the year ending 30 June 2006, $11,876,000 for the six months ending 30 June 2005 and $5,550,000 for the year ending 31 December 2004. Further, due to the fact that development costs are expensed for U.S. GAAP but capitalised for AIFRS, an adjustment of $304,000 is made to reduce operating cash inflows to $13,687,000 and increase investing cash outflows to $26,203,000 for the year ending 30 June 2006.

6.	Utilisation of deferred tax assets not recognised in a prior business combination

Under AIFRS, the recognition of a benefit arising from deferred tax assets and losses not recognised at the time of a business combination requires a credit to income tax expense and associated charge to goodwill amortisation. Under USGAAP, the credit recognised is adjusted against goodwill directly.

28.	Subsequent events

On 12 September 2006 the current shareholders entered into a Share Sale Deed with General Finance Corporation (GFC), a US based company with no substantial operations, for the sale of all of the issued capital of the company. There are certain conditions precedent that need to be satisfied before the transaction can complete. It is anticipated that the transaction will complete during the first quarter of calendar year 2007.

The aggregate consideration for the acquisition is USD$87.4 million, which is subject to adjustment relating to the levels of the consolidated entity’s working capital, net tangible assets and container rental equipment, and outstanding obligations under a certain container lease program, as well as the costs and expenses incurred by the consolidated entity in connection with any acquisitions completed prior to the closing. The aggregate consideration will increase by USD$570,000 if the preliminary proxy statement has not been cleared by the U.S. Securities and Exchange Commission (SEC) by January 17, 2007 and by an additional USD$570,000 if clearance has not been obtained by February 17, 2007.

Of the aggregate consideration, the acquirer will pay the shareholders of the company at the closing cash in the amount of USD$83.6 million, as adjusted by the consideration adjustments, less the net debt of the consolidated entity as of the closing of the acquisition and increased if the proxy statement has not been cleared by the SEC by certain dates. The remaining USD$3.8 million of consideration will consist of USD$1.5 million of shares of common stock in GFC and a total of USD$2.3 million payable in cash in two equal instalments following the closing for a non-compete covenant from the company’s shareholders.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Royal Wolf Trading Australia Pty Limited

We have audited the accompanying statement of financial position of Royal Wolf Trading Australia Pty Limited (the Company) as of December 31, 2003, and the related statements of financial performance and cash flows for the year then ended, all expressed in Australian dollars. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Australia and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Wolf Trading Australia Pty Limited as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in Australia to the extent set out in note 1 to the financial statements.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the financial statements.

As discussed in note 24, the accompanying financial statements as at December 31, 2003 and for the year ended December 31, 2003 have been restated.

/s/ KPMG

Sydney, Australia
October 20, 2006

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED 31 DECEMBER 2003

			Restated
	Note		2003
			AUD $

Revenues from sale and rental of goods			39,062,025
Other revenue			4,579,061

Total Revenue	2		43,641,086
Purchases of finished goods including movements in inventory			(14,977,167)
Employee expenses			(6,270,525)
Container repair costs			(3,742,995)
Repositioning, transport and storage costs			(3,170,501)
Leasing expenses			(1,722,047)
Borrowing costs	3		(2,198,074)
Depreciation and amortisation expenses	3		(2,468,571)
CSC yard costs			(1,189,385)
Office rent, supplies and training costs			(794,518)
Travel expenses			(505,581)
Advertising expenses			(514,834)
Communication expenses			(388,456)
Professional fees			(334,671)
Data processing expenses			(350,429)
Other expenses from ordinary activities			(522,016)
Correction of fundamental errors	24		(1,634,440)
Share of net profits of investment accounted for using the equity method	11		66,500

Profit from ordinary activities before related income tax expense			2,923,376
Income tax charge relating to ordinary activities			(1,085,932)
Correction of income tax related fundamental errors	24		773,077

Total income tax expense relating to ordinary activities	5	(a)	(312,855)

Net profit			2,610,521

The statement of financial performance is to be read in conjunction with the notes to the financial statements set out on pages F-61 to F-79.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER 2003

			Restated
	Note		2003
			AUD $

Current assets
Cash assets	6		1,788,171
Receivables	7		5,204,625
Inventories	8		3,879,561
Other	9		1,206,013

Total current assets			12,078,370

Non-current assets
Property, plant & equipment	10		19,547,044
Deferred tax assets	5	(c)	942,348
Investments accounted for using the equity method	11		162,500
Intangible assets	12		1,475,517
Other non current assets	13		710,849

Total non-current assets			22,838,258

Total assets			34,916,628

Current liabilities
Payables	14		9,850,866
Interest bearing liabilities	15		788,297
Current tax liabilities			793,793
Provisions	16		582,051

Total current liabilities			12,015,007

Non-current liabilities
Interest bearing liabilities	15		15,437,785
Deferred tax liabilities	5	(b)	942,348
Provisions	16		133,522

Total non-current liabilities			16,513,655

Total liabilities			28,528,662

Net assets			6,387,966

Equity
Contributed equity	17		6,035,409
Retained earnings	18		352,557

Total equity			6,387,966

The statement of financial position is to be read in conjunction with the notes to the financial statements set out on pages F-61 to F-79.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2003

		Restated
	Note	2003
		AUD $

Cash flows from operating activities
Cash receipts in the course of operations		38,227,988
Cash payments in the course of operations		(25,430,781)
Interest received		36,774
Borrowing costs paid		(2,198,074)

Net cash provided by operating activities	21	10,635,907

Cash flows from investing activities
Proceeds on disposal of non current assets		87,227
Payments for property plant and equipment		(12,482,892)

Net cash used in investing activities		(12,395,665)

Cash flows from financing activities
Finance lease payments		(5,330,080)
Loan and promissory note repayments		(5,995,202)
Proceeds from new borrowings		14,535,753
Loan establishment costs		(450,849)

Net cash provided by financing activities		2,759,622

Net increase in cash held		999,864
Cash at beginning of year		788,307

Cash at end of year	6	1,788,171

The statement of cash flows is to be read in conjunction with the notes to the financial statements set out on pages F-61 to F-79.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2003

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

1.	Statement of significant accounting policies

This financial report is prepared in Australian dollars. The financial report was approved by the directors on October 20, 2006. The significant policies that have been adopted in the preparation of this financial report are:

a)  Basis of preparation

The financial report is a general purpose financial report, which has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

It has been prepared on the accrual basis of accounting as defined AASB 1001, Accounting Policies, using on the historical cost convention and except where stated, does not take into account changing money values or fair values of non-current assets. The accounting policies have been consistently applied and, except where there is a change in accounting policy, are consistent with those of the previous year.

The financial statements as at 31st December 2003 have been prepared on a going concern basis.

b)  Revenue recognition

Revenues are recognised at fair value of the consideration received net of the amount of goods and services tax (GST) payable to the taxation authority.

Revenue from sale of goods is recognised (net of returns, discounts and allowances) when control of the goods passes to the customer, which is when the customer takes delivery of the goods.

Revenue from rental of goods is recognised in the period earned.

Unearned revenue arises when transport charges for the return retrieval of a hire container or containers is billed in advance, while the actual retrieval has not yet occurred as the container is still on hire.

Interest revenue is recognised as it accrues.

c)  Borrowing costs

Borrowing costs include interest charges and the amortisation of ancillary costs incurred in connection with arrangement of borrowings. Interest charges are expensed when incurred. Ancillary costs incurred in connection with the arrangement of borrowings are capitalised and amortised over the life of the borrowings.

d)  Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities, which are recoverable from, or payable to, the ATO are classified as operating cash flows.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

e)  Income tax

The company adopts the liability method of tax effect accounting whereby the income tax expense is based on the operating profit adjusted for any permanent differences.

Timing differences, which arise due to the different accounting periods in which items of revenue and expense account as either a provision for deferred income tax or as a future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of the realisation of the benefit.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation, and the anticipation that the company will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

f)  Property, plant and equipment

Plant and equipment is brought to account at cost, less, where applicable, any accumulated depreciation. The carrying amount of plant and equipment is reviewed annually by the directors to ensure it is not in excess of the recoverable amount for these assets. The recoverable amount is assessed on the basis of the expected net cash flows which will be received from the employment of these assets and subsequent disposal. The expected net cash flows have not been discounted to their present values in determining recoverable amounts. If the carrying amount of a non-current asset exceeds its recoverable amount, the asset is written down to the lower amount. The write down is expensed in the reporting period in which it occurs.

The costs incurred for initial restoration performed on containers before becoming operational in the lease stock are capitalised and depreciated over the useful lives of the containers.

All property, plant and equipment, excluding freehold land, are depreciated over their useful lives to the company. Assets are depreciated from the date of acquisition. Depreciation rates and methods are reviewed annually for appropriateness. When changes are made, adjustments are reflected prospectively in current and future periods only.

The depreciation method and useful lives used for each class of property, plant and equipment are as follows:

	Life	Method

Plant and equipment	3 - 10 years	straight line
Motor vehicles	3 - 10 years	straight line
Furniture and fittings	5 - 10 years	straight line
Containers on hire	10 years	straight line (20% residual)
Leased containers on hire (used)	10 years	straight line (20% residual)
Leased containers on hire (new)	25 years	straight line (20% residual)

g)  Inventories

Inventories, which consist primarily of containers held for sale, are measured at the lower of cost or net realisable value. Costs are assigned on a first in first out basis and include direct materials, direct labour and an appropriate proportion of variable and fixed overhead expenses.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

h)  Receivables

The collectability of debts is assessed at balance date and specific provision is made for any doubtful accounts.

i)  Investments

Investments accounted for using the equity method are carried at the lower of the equity accounted amount and recoverable amount. The company’s equity accounted share of the Associates’ net profit or loss is recognised in the consolidated statement of financial performance from the date significant influence commences until the date significant influence ceases. Other movements in reserves are recognised directly in consolidated reserves.

j)  Employee benefits

Provision is made for the company’s liability for employee benefits arising from services rendered by employees to balance date. Employee benefits expected to be settled within one year together with entitlements arising from wages and salaries, long service leave, annual leave and time in lieu which will be settled after one year, have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs. Unvested sick leave entitlements have not been recognised as it is considered that sick leave taken in the future will not be greater than the entitlements that will accrue in the future.

Contributions are made by the company to employee superannuation funds and are charged as expenses when incurred.

k)  Goodwill

Goodwill is initially recorded at the amount by which the purchase price for a business exceeds the fair value attributed to its net assets at the date of acquisition. Purchased goodwill is amortised on a straight line basis over the period of 20 years. The balance is reviewed annually and any balance representing future benefits considered unlikely to be realised is written off. In assessing the recoverable amount, future cash flows are not discounted.

l)  Foreign currency transactions and balances

Foreign currency transactions during the period are converted to Australian currency at the rates of exchange applicable at the dates of transactions. Amounts receivable and payable in foreign currencies at balance date are converted to the rates of exchange ruling at that date.

The gains and losses from conversion of short-term assets and liabilities, whether realised or unrealised, are included in operating profit before income tax as they arise.

m)  Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the company, are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values.

Leased assets are depreciated on a straight-line basis over their estimated useful lives where it is likely that the entity will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

n)  Revisions of accounting estimates

Revisions to accounting estimates are recognised prospectively in current and future periods only.

		Restated
	Note	2003
		$

2. Revenue from ordinary activities
Sale of goods revenue from operating activities		25,972,618
Rental of goods revenue from operating activities		13,089,407

		39,062,025

Other revenues:
From operating activities
Interest		36,774
From outside operating activities
Gross proceeds from sale of non current assets		87,227
Net foreign currency gain		4,455,060

Total revenues from other activities		4,579,061

Total revenue		43,641,086

3. Profit from ordinary activities before income tax expense
a) Individually significant revenues / (expenses) included in profit from ordinary activities before income tax expense
Net foreign currency gain		4,455,060
Correction of fundamental errors	24	(1,634,440)
b) Profit from ordinary activities before income tax expense has been arrived at after charging/(crediting) the following items
Depreciation of property, plant and equipment		2,361,795
Amortisation of goodwill		106,776
Borrowing Costs		2,198,074
Employee leave entitlements		341,442
Movement in inventory provision		148,444
Movement in provision for doubtful debts		(67,620)
Net gain on disposal of property, plant and equipment		3,180
Net foreign currency gain		(4,455,060)
Correction of fundamental errors	24	1,634,440
4. Auditor’s remuneration
Auditors of the company — KPMG:
Audit services		60,000
Taxation services		112,616
Other services		4,000

		176,616

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

			Restated
	Note		2003
			$

5. Taxation
a) Income tax expense
Prima facie income tax expense calculated at 30% on the profit from ordinary activities			(877,013)
Decrease in income tax benefit due to:
Amortisation of goodwill			(32,033)
Sundry items			(158,750)
Prior year under provision			(18,136)

Income tax expense relating to ordinary activities before correction of fundamental errors			(1,085,932)

Correction of income tax related fundamental errors — current year	24	(ii)	(138,842)
— prior year	24	(i)	48,840
— prior year	24	(ii)	863,079

			773,077

Total income tax expense relating to ordinary activities			(312,855)

b) Deferred tax liabilities
Provision for deferred income tax
Provision for deferred income tax comprises the estimated expense at the applicable rate of 30% on the following items:
Difference in depreciation and amortisation of property, plant and equipment for accounting and income tax purposes			942,348

			942,348

c) Deferred tax assets
Future income tax benefit
Future income tax benefit comprises the estimated future benefit at the applicable rate of 30% on the following items:
Unrealised exchange losses not currently deductible			36,227
Provisions and accrued employee entitlements not currently deductible			449,032
Withholding tax accrual			530,405
Sundry items			65,526
Deferred tax assets not recognized			(138,842)

			942,348

6. Cash assets
Cash at bank and on hand			1,788,171

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

7. Receivables
Current
Trade debtors		5,109,138
Provision for doubtful trade debtors		(129,594)

		4,979,544
Other debtors		40,270
Receivables from related entities		184,811

		5,204,625

8. Inventories
Stock on hand		3,998,561
Provision for diminution in value		(119,000)

		3,879,561

9. Other current assets
Prepayments		424,537
Income tax receivable	24	781,476

		1,206,013

10. Property, plant and equipment
Plant and equipment
At cost		3,055,315
Accumulated depreciation		(1,105,041)

		1,950,274
Motor Vehicles
At cost		286,972
Accumulated depreciation		(141,920)

		145,052
Owned containers on hire
At cost		19,517,682
Accumulated depreciation		(3,549,454)

		15,968,228
Leased containers on hire
At cost		1,600,307
Accumulated depreciation		(116,817)

		1,483,490
Total property, plant and equipment		19,547,044

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

Reconciliations
Reconciliations of the carrying amounts for each class of plant and equipment are set out below:
Plant and equipment
Carrying amount at beginning of year		893,507
Additions		1,588,247
Disposals		(57,271)
Depreciation		(474,209)

Carrying amount at end of year		1,950,274

Motor vehicles
Carrying amount at beginning of year		131,985
Additions		117,649
Disposals		(26,776)
Depreciation		(77,806)

Carrying amount at end of year		145,052

Owned containers on hire
Carrying amount at beginning of year		3,937,150
Additions		7,461,995
Transfers from leased containers		7,591,395
Transfers to inventory		(2,402,226)
Depreciation		(620,086)

Carrying amount at end of year		15,968,228

Leased containers on hire
Carrying amount at beginning of year		7,493,597
Additions		3,315,001
Transfers to owned containers		(7,591,395)
Transfers to inventory		(544,019)
Depreciation		(1,189,694)

Carrying amount at end of year		1,483,490

11. Investments accounted for using the equity method
The company has a 50% interest in Royal Wolf Hi-Tech Pty Limited, (the “Associate”) being a company that sells, hires and modifies shipping containers. Royal Wolf Hi-Tech Pty limited has a balance date of 30 June

Results of Associate
The company’s share of the Associate’s result consists of:
Revenue from ordinary activities		1,056,578
Expenses from ordinary activities		(990,078)

Net profit — accounted for using the equity method		66,500

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

Movements in carrying amount of investment
Carrying amount of investments in Associates at beginning of year		96,000
Share of Associates’ net profit		66,500
Dividends received from Associate		—

Carrying amount of investments in Associates at end of year		162,500

The Associate has no future commitments for capital expenditure
12. Intangible assets
Goodwill:
At cost		2,135,528
Accumulated amortization		(660,011)

		1,475,517

13. Other non-current assets
Loan to related party		260,000
Loan establishment costs
At cost		450,849
Accumulated amortisation		—

		450,849

		710,849

14. Payables
Trade creditors		6,004,574
Accruals		3,441,646
Unearned income		404,646

		9,850,866

15. Interest bearing liabilities
Current
Bank loan		540,000
Other loan		113,928
Lease liability		134,369

		788,297

Non-current
Bank loan		12,040,000
Other loan — parent entity		1,955,753
Lease liability		1,442,032

		15,437,785

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

Financing arrangements
Facilities available at balance date
Finance leases		4,576,401
Secured bank loans		13,500,000

		18,076,401
Facilities utilised at reporting date
Finance leases		1,576,401
Secured bank loans		12,580,000

		14,156,401
Facilities not utilised at reporting date
Finance leases		3,000,000
Secured bank loans		920,000

		3,920,000

Secured bank loans

Bank loans are denominated in Australian dollars. The amount in current liabilities comprises the portion of the company’s bank loan payable within one year. The non-current bank loans are payable on or before 2008 in varying instalments with a balloon payment at the end, and are subject to annual review. The loans bear interest at the Bank Bill Swap Bid Rate (“BBSY”) as published daily by Reuters plus a margin of 1.75%, payable monthly. Bank loans are secured by a guarantee from RWA Holdings Pty Limited (the parent entity) and are due and payable over the next five years.

Finance leases

The company’s lease liabilities are payable over the next five years and are secured by leased assets of $333,384. The lease liabilities bear interest at a weighted average rate of 11.8%. In the event of default, the assets revert to the lessor.

Other loan — parent entity

The balance payable to the parent entity is an unsecured loan, with no specified repayment terms. Interest is payable at a rate of 15%.

Loan covenants

Under the terms of the Senior Loan Facility agreement with Bank of Western Australia Limited the company undertakes to ensure compliance with covenants in relation to Financial Ratios; Minimum Gross Fixed Assets; Minimum Consolidated Net Worth; Container Utilisation Ratio and Book Value over the term of the agreement. The loan covenant measurement dates are 31 March, 30 June, 30 September and 31 December in each year, commencing 31 March 2004.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

16.	Provisions

		Restated
	Note	2003
		$

Current
Employee entitlements		582,051

Non current
Employee entitlements		133,522

Employee entitlements have been calculated using the following weighted averages
Assumed rate of increase in wages and salary rates		10%
Settlement term (years)		5

The company contributes to defined contribution superannuation plans. During the year the company paid $599,341 to defined contribution plans. The employer contributions outstanding at balance date were $602. The total number of employees at balance date is 80.

17.	Contributed equity

		Restated
	Note	2003
		$

Share capital
6,035,409 fully paid ordinary shares		6,035,409

Ordinary Shares

Holders of Ordinary Shares are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the Company, ordinary shareholders rank after all creditors and are fully entitled to any proceeds of liquidation.

18.	Retained earnings

Accumulated losses at beginning of year		(2,257,964)
Net profit before correction of prior year fundamental errors	24	3,333,042
Correction of prior year fundamental errors	24	(722,521)

Retained earnings at end of year		352,557

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

19.	Commitments

a)  Finance lease payment and hire purchase commitments

Finance lease commitments are payable:
Within one year		313,170
One year or later and no later than five years		1,980,487

		2,293,657
Less: Future lease finance charges		(717,256)

		1,576,401
Lease liabilities provided for in the financial statements:
Current	15	134,369
Non-current	15	1,442,032

Total lease liability		1,576,401

b)  Non-cancellable operating lease expense commitments

Future operating lease commitments not provided for in the financial statements and payable:
Within one year	2,291,952
One year or later and no later than five years	695,825

2,987,777

The company leases various office equipment and other facilities under operating leases. The leases have an average period of between one and four years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

c)  Non-cancellable operating lease receivable commitments

Future operating lease rentals receivable:
Within one year	1,221,685
One year or later and no later than five years	—

1,221,685

The company leases containers on a daily basis in the ordinary course of business. These leases can vary in length from a minimum hire period of 30 days to up to five years and longer.

All leases include a clause to enable upward revision of the rental charge.

The company has no other lessor relationships apart from those relating to the rental of containers.

20.	Segment reporting

The company operates predominately in a single industry, being the sale and leasing of freight containers and container based storage and accommodation products, and one geographical segment, being Australia.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Restated
2003
$

21. Notes to the statement of cash flows
a) Reconciliation of cash
For the purpose of the statement of cash flows, cash includes cash on hand and at bank. Cash as at the end of the financial year is reconciled to the related items in the statement of financial position as follows:

Cash on hand and at bank	1,788,171

b) Reconciliation of net profit from ordinary activities after income tax to net cash provided by operating activities:
Net profit	2,610,521
Add/(less) non cash items:
Net gain on disposal of property, plant and equipment	(3,180)
Amortisation	106,776
Depreciation	2,361,795
Share of Associates’ net profit	(66,500)
Unrealised exchange gain	(120,755)

Net cash provided by operating activities before change in assets and liabilities	4,888,657
Changes in assets and liabilities:
Decrease in current receivables	134,818
Decrease in current inventories	1,554,400
Increase in other assets	(232,631)
Increase in deferred tax assets	(229,288)
Increase in payables	3,647,993
Increase in income taxes payable	793,793
Decrease in deferred tax liabilities	(241,432)
Increase in provisions for employee entitlements	319,597

Net cash provided by operating activities	10,635,907

22.	Related parties

Directors

The names of each person holding the position of director of the company during the financial year are as follows:

Mr. Gregory Baker
Mr. Michael Baxter
Mr. Robert Carey
Mr. Norman Fricker
Mr. Randolph Gilbert
Mr. Richard Gregson
Mr. Paul Jeffery
Mr. Peter Johnson

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Mr. Robert Skinner
Mr. James Warren

Apart from the details disclosed in this note, no director has entered into a material contract with the company since the end of the previous financial year and there were no material contracts involving directors’ interests subsiding at year end.

Directors’ remuneration

The number of directors whose income from the company or any related party falls within the following bands:

2003
No.

$ 0 - $ 9,999	5
$ 10,000 - $ 19,999	1
$ 70,000 - $ 79,999	1
$150,000 - $159,999	1
$320,000 - $329,999	1
$350,000 - $359,999	1

Total income paid or payable to all Directors from the company or any related party	$908,879

Directors’ shareholdings

The relevant interests of directors and their director related entities in shares of the company at year end are as follows

Number Held
2003

Ordinary shares	Nil

Other transactions with the company

From time to time directors of the company or their director-related entities may sell or purchase goods from the company. These purchases are on the same terms and conditions as those entered into by other company employees except that directors may not purchase on credit terms.

Interest in Associate

During the year, sales of $10,329 were made to the Associate and purchases of $556,674 were made from the Associate. At the end of the period, $184,811 was due and payable by the Associate, and $25 was due and payable to the Associate.

Parent entity

On 24 December 2003 the entire share capital of the company was acquired by RWA Holdings Pty Limited, a company incorporated in Australia for cash consideration of $5.8 million with payments of up to a further $3.5 million contingent on future events. Details of balances due to the parent entity are shown in note 15.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

23.	Foreign currencies

The company may enter into forward foreign exchange contracts, as appropriate, to hedge anticipated foreign currency purchases expected in the next 24 months within Board approved limits. The amount of anticipated future purchases is forecast in light of current conditions in foreign markets, commitments to suppliers and experience. The company held no contracts at balance date.

24.	Fundamental errors

(i) As a result of an error, adjustments from earlier years in respect of underpayment of withholding tax on lease arrangements of $1,634,440 with a tax effect of a benefit of $48,840 have been recorded during the financial year ended 31 December 2003.

(ii) As a result of an error in prior years identified after the approval and filing of the statutory financial statements for the year ended 31 December 2003, a net deferred tax liability of $863,079 was incorrectly included in arriving at the total net deferred tax liability. This has been adjusted in these financial statements for the year ended 31 December 2003. The impact of this adjustment on the restated taxation charge for the year is an increase of $138,842.

The restated financial information for the financial year ended 31 December 2003 is presented below as if the fundamental error for tax related adjustments had not been made:

2003
$
Restated

Profit from ordinary activities before related income tax expense	4,557,816
Total income tax expense relating to ordinary activities before effect of errors	(1,085,932)
Correction of fundamental error relating to current year taxation charge (see (ii) above)	(138,842)

Restated income tax charge relating to ordinary activities	(1,224,774)

Net profit from ordinary activities after income tax expense attributable to members of the company	3,333,042

Accumulated losses at beginning of year — as previously reported	(2,257,964)
Correction of withholding tax on lease arrangements, net of $48,840 of tax (see (i) above)	(1,585,600)

Correction of opening deferred tax liability (see (ii) above)	863,079

Correction of fundamental errors, net of tax	(722,521)

Restated accumulated losses at beginning of year	(2,980,485)
Restated net profit from ordinary activities after income tax expense	3,333,042

Restated retained earnings at end of year	352,557

Total equity	6,387,966

25.	Reconciliation to U.S. GAAP

These general purpose financial statements have been prepared in accordance with Australian Accounting Standards (AGAAP) to the extent described in note 1 which, as applied by the Company, differ in certain significant

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

respects from U.S. GAAP. The effects of the application of U.S. GAAP to net profit and shareholders’ equity are set out in the tables below:

RECONCILIATION OF NET PROFIT TO U.S. GAAP (IN AU$)

31 December
2003
A$

Net profit after tax under AGAAP (restated)	2,610,521
Correction of prior period errors (net of tax)	722,521
Amortisation of goodwill	106,776
Straight lining of leases	(372)

Net income under U.S. GAAP	3,439,446

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$)

31 December
2003
A$

Total equity under AGAAP (restated)	6,387,966
Amortisation of goodwill	213,553
Goodwill and intangible asset adjustments through impact of push-down accounting	(829,519)
Straight lining of leases	(5,310)

Shareholders’ equity under U.S. GAAP	5,766,690

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$)

31 December
2003
A$

Opening shareholders’ equity at 1 January 2003 under U.S. GAAP	2,327,244
Net income under U.S. GAAP	3,439,446

Closing shareholders’ equity at 31 December 2003	5,766,690

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

RECONCILIATION OF INCOME STATEMENT TO U.S. GAAP (IN AU$)

		Restated	U.S. GAAP
	Note	AGAAP	Adjustments	U.S. GAAP
		A$	A$	A$

Revenues from sale and rental of goods		39,062,025	—	39,062,025
Other revenue		4,579,061	—	4,579,061

Total Revenue		43,641,086	—	43,641,086
Purchases of finished goods including movements in inventory		(14,977,167)	—	(14,977,167)
Employee expenses		(6,270,525)	—	(6,270,525)
Container repair costs		(3,742,995)	—	(3,742,995)
Repositioning, transport and storage costs		(3,170,501)	—	(3,170,501)
Leasing expenses		(1,722,047)	(372)	(1,722,419)
Borrowing costs		(2,198,074)	—	(2,198,074)
Depreciation and amortisation expenses		(2,468,571)	106,776	(2,361,795)
CSC yard costs		(1,189,385)	—	(1,189,385)
Office rent, supplies and training costs		(794,518)	—	(794,518)
Travel expenses		(505,581)	—	(505,581)
Advertising expenses		(514,834)	—	(514,834)
Communication expenses		(388,456)	—	(388,456)
Professional fees		(334,671)	—	(334,671)
Data processing expenses		(350,429)	—	(350,429)
Other expenses from ordinary activities		(522,016)	—	(522,016)
Correction of fundamental errors		(1,634,440)	1,634,440	—
Share of net profits of investment accounted for using the equity method		66,500	—	66,500

Profit from ordinary activities before related income tax expense		2,923,376	1,740,844	4,664,220
Income tax charge relating to ordinary activities		(1,085,932)	(138,842)	(1,224,774)
Correction of income tax related fundamental errors		773,077	(773,077)	—

Total income tax expense relating to ordinary activities		(312,855)	(911,919)	(1,224,774)

Net profit		2,610,521	828,925	3,439,446

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

RECONCILIATION OF BALANCE SHEET TO U.S. GAAP (IN AU$)

	Restated	U.S. GAAP
	AGAAP	Adjustments	U.S. GAAP
	A$	A$	A$

Current assets
Cash assets	1,788,171	—	1,788,171
Receivables	5,204,625	—	5,204,625
Inventories	3,879,561	—	3,879,561
Other	1,206,013	—	1,206,013

Total current assets	12,078,370	—	12,078,370

Non-current assets
Property, plant & equipment	19,547,044	—	19,547,044
Deferred tax assets	942,348	(942,348)	—
Investments accounted for using the equity method	162,500	—	162,500
Intangible assets	1,475,517	(496,566)	978,951
Other non current assets	710,849	(185,225)	525,624

Total non-current assets	22,838,258	(1,624,139)	21,214,119

Total assets	34,916,628	(1,624,139)	33,292,489

Current liabilities
Payables	9,850,866	5,310	9,856,176
Interest bearing liabilities	788,297	—	788,297
Current tax liabilities	793,793	—	793,793
Provisions	582,051	—	582,051

Total current liabilities	12,015,007	5,310	12,020,317

Non-current liabilities
Interest bearing liabilities	15,437,785	(185,225)	15,252,560
Deferred tax liabilities	942,348	(822,948)	119,400
Provisions	133,522	—	133,522

Total non-current liabilities	16,513,655	(1,008,173)	15,505,482

Total liabilities	28,528,662	(1,002,863)	27,525,799

Net assets	6,387,966	(621,276)	5,766,690

Equity
Contributed equity	6,035,409		6,035,409
Retained profits/(accumulated losses)	352,557	(621,276)	(268,719)

Total equity	6,387,966	(621,276)	5,766,690

Amortisation of goodwill

Under AGAAP, goodwill is required to be amortised over a period not exceeding 20 years. Under U.S. GAAP (SFAS 142, Goodwill and Other Intangible Assets) however, goodwill amortisation was required to cease for

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

financial years commencing on or after 15 December, 2001. The result is a net adjustment of $213,553 to increase goodwill and shareholder’s equity at 31 December 2003. This increases the retained earnings at 1 January 2003 by $106,777, and increases net profit after tax for the 12 months ending 31 December 2003 and retained earnings at 31 December 2003 by a further $106,776. There is no tax impact of this adjustment.

Straight lining of leases

Under U.S. GAAP, leases with fixed price increases included in the terms and conditions are accrued and expensed evenly across the term of the lease. This is not a requirement of AGAAP. This has increased operating expenses by $372 for the year ending 31 December 2003, and reduced the opening balance of retained earnings by $4,938, in total reducing shareholders equity by $5,310 with no significant impact on tax charge.

Correction of errors

As further described in Note 24, under AGAAP, fundamental errors were corrected in the current period. U.S. GAAP requires restatement of comparatives for prior year errors with amounts related to periods prior to the earliest period presented reflected as an adjustment to opening retained earnings. The result is an increase in profit before income tax of $1,634,440 and increase in tax charge of $911,919 in the statement of financial performance for the year ended 31 December 2003, increasing opening retained earnings by $722,521.

Loan establishment costs

Under AGAAP loan establishment costs are shown separately as an asset in the statement of financial position. Under U.S. GAAP, loan establishment costs paid to the lender of $185,225 are deducted from the related non-current interest bearing liability of $12,040,000.

Deferred taxes

Under AGAAP deferred tax liabilities and assets are shown separately as an asset in the statement of financial position. Under U.S. GAAP deferred tax liabilities and assets are shown net where the amounts relate to the same taxable entity and jurisdiction.

Acquisition of the company by RWA Holdings Pty Limited

Under U.S. GAAP, purchase accounting adjustments at parent company level are pushed down to the acquired entity where substantially all the ownership changes as a result of a business combination. The purchase price for the company was $5,766,690 with up to a further $3,500,000 being payable dependent on future profit performance of the company.

Push down accounting is not required under AGAAP. The application of push down accounting under U.S. GAAP gives rise to the recognition of separable intangible assets of $398,000, and associated deferred tax liability of $119,400, a reduction in deferred tax liabilities of $1,518,817 due to tax base adjustments, a deferred tax valuation allowance of $1,518,817 and goodwill of $580,951 in the company. The original carrying amount of goodwill related to prior acquisitions of $1,689,070 is eliminated as part of the push down adjustments.

26.	Events subsequent to balance date

On 12 September 2006 the current shareholders of the parent entity, RWA Holdings Pty Limited, entered into a Share Sale Deed with General Finance Corporation (GFC), a US based company with no substantial operations, for the sale of all of the issued capital of the company. There are certain conditions precedent that need to be satisfied

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

before the transaction can complete. It is anticipated that the transaction will complete during the first quarter of calendar year 2007.

The aggregate consideration for the acquisition is USD$87.4 million, which is subject to adjustment relating to the levels of the company’s working capital, net tangible assets and container rental equipment, and outstanding obligations under a certain container lease program, as well as the costs and expenses incurred by the company in connection with any acquisitions completed prior to the closing. The aggregate consideration will increase by USD$570,000 if the preliminary proxy statement has not been cleared by the U.S. Securities and Exchange Commission (SEC) by January 17, 2007 and by an additional USD$570,000 if clearance has not been obtained by February 17, 2007.

Of the aggregate consideration, the acquirer will pay the shareholders of the parent entity at the closing cash in the amount of USD$83.6 million, as adjusted by the consideration adjustments, less the net debt of the company as of the closing of the acquisition and increased if the proxy statement has not been cleared by the SEC by certain dates. The remaining USD$3.8 million of consideration will consist of USD$1.5 million of shares of common stock in GFC and a total of USD$2.3 million payable in cash in two equal instalments following the closing for a non-compete covenant from the parent entity’s shareholders.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

INDEPENDENT AUDIT REPORT
TO THE PARTNERS OF
AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

Scope

We have audited the financial report of Australian Container Network Pty Ltd as Nominee for ACN Partnership for the financial year ended 30 June 2005 comprising the Income Statement, Balance Sheet, Statement of Cash Flows and notes to the financial statements.

The partners are responsible for the financial report and have determined that the accounting policies used and described in Note 1 to the financial statements are appropriate to meet the needs of the partners. We have conducted an independent audit of this financial report in order to express an opinion on it to the partners. No opinion is expressed as to whether the accounting policies used, and described in Note 1, are appropriate to the needs of the partners.

Our audit has been conducted in accordance with Australian Auditing Standards and the standards of the Public Company Accounting Oversight Board (United States) to provide reasonable assurance whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with Accounting Standards and other mandatory professional reporting requirements and the partnership agreement so as to present a view which is consistent with our understanding of the partnership’s financial position, the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion

In our opinion, the financial report of Australian Container Network Pty Ltd as Nominee for ACN Partnership:

(i) gives a true and fair view of the partnership’s financial position as at 30 June 2005 and of its           performance for the financial year ended on that date; and

(ii) complies with Accounting Standards in Australia; and

(iii) other mandatory professional requirements.

PITCHER PARTNERS

/s/  A R FITZPATRICK

  A R FITZPATRICK

Partner	Melbourne	20 February 2007

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

INCOME STATEMENT
FOR THE YEAR ENDED 30 JUNE 2005

	FOR THE NINE MONTHS ENDED
	MARCH 31,
	2006	2005			2005	2004
	$	$	Notes		$	$
	(Unaudited)					(Unaudited)

Revenue
Sales revenue	2,124,550	1,939,861	2		2,671,720	2,332,870
Other income	1,441,418	1,260,519	2		1,645,738	1,464,086

	3,565,968	3,200,380			4,317,458	3,796,956
Cost of Sales	(2,493,091)	(2,329,436)			(3,103,609)	(2,708,745)
Marketing expenses	(43,105)	(32,663)			(40,048)	(27,206)
Administrative expenses	(580,584)	(494,638)			(742,906)	(624,211)
Other expenses	(123,976)	(77,155)			(102,376)	(136,194)

	(3,240,756)	(2,933,892)			(3,988,939)	(3,496,356)
Finance costs	(63,754)	(36,800)	3		(104,196)	(40,065)

Profit before income tax expense	261,458	229,688			224,323	260,535
Income tax	—	—	1	(i)	—	—

Profit from continuing operations	261,458	229,688			224,323	260,535

The accompanying notes form part of these financial statements.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

BALANCE SHEET
AS AT 30 JUNE 2005

	AS AT
	MARCH 31,
	2006		2005	2004
	$	Notes	$	$
	(Unaudited)			(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	200	4	100	19,379
Trade receivables	759,109	5	457,712	417,560
Inventories	390,529	6	754,245	365,248
Other	26,906		29,848	29,162

TOTAL CURRENT ASSETS	1,176,744		1,241,905	831,349

NON-CURRENT ASSETS
Receivables	1,323	5	1,323	1,323
Financial assets at cost	4	7	4	4
Plant and equipment	1,865,982	8	1,361,360	1,113,328
Intangible assets	1,039	9	18,048	18,048

TOTAL NON-CURRENT ASSETS	1,868,348		1,380,735	1,132,703

TOTAL ASSETS	3,045,092		2,622,640	1,964,052

CURRENT LIABILITIES
Trade and other payables	348,774	10	528,412	452,559
Short term borrowings	903,118	11	717,142	342,668
Provisions	28,496	12	30,313	25,744

TOTAL CURRENT LIABILITIES	1,280,388		1,275,867	820,971

NON-CURRENT LIABILITIES
Long term borrowings	987,937	11	726,124	564,259
Provisions	—	12	29,875	20,991

TOTAL NON-CURRENT LIABILITIES	987,937		755,999	585,250

TOTAL LIABILITIES	2,268,325		2,031,866	1,406,221

NET ASSETS	776,767		590,774	557,831

PARTNERS’ FUNDS
Current accounts	776,767	14	590,774	557,831

TOTAL PARTNERS’ FUNDS	776,767		590,774	557,831

The accompanying notes form part of these financial statements.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2005

	FOR THE NINE MONTHS
	ENDED MARCH 31,
	2006	2005			2005	2004
	$	$	Notes		$	$
	(Unaudited)					(Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers	3,589,241	3,527,964			4,599,569	4,000,642
Payments to suppliers and employees	(2,433,450)	(2,821,295)			(3,751,418)	(3,291,005)
Interest Paid	(33,971)	(26,016)			(104,196)	(40,065)

Net cash provided by operating activities	1,121,820	680,653	19	(b)	743,955	669,572

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of plant and equipment	—	163,540			313,443	418,088
Payment for plant and equipment	(890,832)	(439,344)			(908,950)	(614,169)

Net cash used in investing activities	(890,832)	(275,804)			(595,507)	(196,081)

CASH FLOW FROM FINANCING ACTIVITIES
(Increase)/decrease in loans to directors	78,638	83,249			68,342	19,333
Repayment of borrowings/Lease repayments	(301,606)	(286,809)			(35,758)	(385,935)
Partnership distributions paid	(226,520)	(229,688)			(224,323)	(260,535)

Net cash used in financing activities	(449,488)	(433,248)			(191,739)	(627,137)

Net decrease in cash held	(218,500)	(28,399)			(43,291)	(153,646)
Cash at beginning of financial year	51,227	79,626			19,379	173,025

Cash at end of financial year	(167,273)	51,227	19	(a)	(23,912)	19,379

The accompanying notes form part of these financial statements.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2005 AND 30 JUNE 2004 (UNAUDITED)

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

The financial report is a general purpose financial report that has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and other authoritative pronouncements of the Australian Accounting Standards Board.

This financial report of Australian Container Network Pty Ltd as Nominee for ACN Partnership is prepared in accordance with Australian Accounting Standards at 30 June 2005. The entity has evaluated the key differences in accounting policies that are expected to arise from adopting Australian Equivalents of International Financial Reporting Standards (AIFRS) and the key differences are considered immaterial. The transition date for first-time adoption of AIFRS is 1 July 2004.

The financial report has been prepared on an accruals basis and is based on historical costs. It does not take into account changing money values or, except where stated, current valuations of non-current assets. Cost is based on the fair value of the consideration given in exchange for assets.

The following is a summary of the material accounting policies adopted by the entity in the preparation of the financial report. The accounting policies have been consistently applied, unless otherwise stated.

(a) Revenue

Revenue from sale of goods is recognised upon the delivery of goods to customers.

Revenue from the rendering of a service, most commonly hiring of containers is recognised upon the delivery of the container to the customers and is charged monthly in arrears.

Interest revenue is recognised when it is received.

Other revenue is recognised when the right to receive the revenue has been established.

All revenue is stated net of the amount of goods and services tax (GST).

(b) Inventories

Inventories are measured at the lower of cost and net realisable value. Costs incurred in bringing each container to its present location and condition are accounted for as follows:

Work-in-progress — cost of direct material and labour and a proportion of manufacturing overheads based on normal operating capacity.

Container stocks — actual purchase cost is allocated to each container on the basis of physical identification.

(c) Plant and Equipment

Each class of plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation.

Plant and equipment

Plant and equipment is measured on the cost basis.

The carrying amount of plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount from those assets. The recoverable amount is assessed on the basis of the expected net cash flows which will be received from the assets employment and subsequent disposal. The expected net cash flows have been discounted to present values in determining recoverable amounts.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Depreciation

The depreciable amount of all fixed assets are depreciated over their estimated useful lives to the entity commencing from the time the asset is held ready for use.

Leasehold improvements are depreciated over the shorter of either the unexpired period of the lease or the estimated useful lives of the improvements.

Leases

Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

Finance Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the entity are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the entity will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Operating leases

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

Lease incentives received under operating leases are recognised as a liability. Lease payments received reduced the liability.

(d) Intangibles

Goodwill

Goodwill acquired in business combinations is not amortised. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains or losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Formation costs

Formation costs are initially recorded at the purchase price. Formation costs are amortised on a straight line basis over the period of 20 years. The balances are reviewed annually and any balance representing future benefits the realisation of which is considered to be no longer probable are written off.

(e) Employee Benefits

Liabilities arising in respect of wages and salaries, annual leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled.

(f) Impairment of assets

Assets with an indefinite useful life are not amortised but are tested annually for impairment in accordance with AASB 136. Assets subject to annual depreciation or amortisation are reviewed for impairment whenever

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

events or circumstances arise that indicate that the carrying amount of the asset may be impaired. An impairment loss is recognised where the carrying amount of the asset exceeds its recoverable amount. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and value in use.

(g) Comparative Figures

The partnership was audited for the first time for the financial year ended 30 June 2004. A qualified audit opinion was issued in relation to the 2004 financial statements relating to unaudited opening balances as at 1 July 2003 resulting in a qualified audit opinion being given as to the operating result for the 2004 year. As such, 2004 comparatives relating to the income statement and supporting notes to the accounts are unaudited.

(h) Financial Instruments

Classification

The company classifies its financial instruments in the following categories: financial assets at fair value through profit and loss, loans and receivables, held-to-maturity investments, and available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired. Management determines the classification of its investments at initial recognition and re-evaluates this designation at each reporting date.

(i) Income tax

The entity is a partnership for accounting and income tax purposes. Under Australian Taxation Law the individual partner entity is assessed on its share of partnership taxable income. It is possible that the taxation liability will vary from partner to partner depending on individual circumstances. Therefore it is not appropriate to include an income tax expense or liability in the partnership accounts.

NOTE 2: REVENUE

Operating activities

- sale of goods			2,671,720	2,332,870
- container hire revenue			1,643,005	1,373,439
- interest	2	(a)	603	3,720
- other revenue			2,130	86,927

Total Revenue			4,317,458	3,796,956

(a) Interest from:
- other persons			603	3,720

			603	3,720

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 3: PROFIT FROM CONTINUING ACTIVITIES

	Note	2005	2004

Profit/(losses) before income tax has been determined after:
Expenses:
Interest paid:
- other persons		59,883	40,065
Finance lease charges		115,606	69,871

Total finance costs		175,489	109,936
Depreciation of non-current assets
- Plant and equipment		32,696	32,474
- Hire stock		386,014	366,023
- Motor vehicles		25,820	30,022
Amortisation of non-current assets:
- goodwill		—	1,001

- Goodwill amortisation		—	1,001
Bad debts:
- trade debtors		22,501	12,281
- bad debts recovered		(1,744)	(2,643)

Bad and doubtful debts		20,757	9,638

Rental expense on operating leases
- minimum lease payments		71,293	69,871

Rental expense on operating leases		71,293	69,871
Foreign currency translation losses (gains)		(386)	(7,001)
Net loss/(gain) on disposal of non-current assets
- Plant and equipment		(97,054)	(139,514)

NOTE 4: CASH AND CASH EQUIVALENTS

	Note	2005	2004

Cash on hand		100	100
Cash at bank		—	19,279

		100	19,379

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 5: RECEIVABLES

	Note	2005	2004

CURRENT
Trade debtors		456,537	417,560
Other debtors		1,175	—

		457,712	417,560

NON-CURRENT
Amounts receivable from:
- associated companies		1,323	1,323

NOTE 6:	INVENTORIES

	Note	2005	2004

CURRENT
Work in progress at cost		17,576	—
Finished goods at cost		736,669	365,248

		754,245	365,248

NOTE 7: FINANCIAL ASSETS AT COST

	Note	2005	2004

NON CURRENT
- Unlisted shares		4	4

(a) Classification
The carrying amounts of the above financial assets are classified as follows:
Designated at fair value on initial recognition		4	4

		4	4

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 8: PLANT AND EQUIPMENT

	Note	2005	2004

Hire Container
At cost		2,443,277	2,021,887
Less accumulated depreciation		(1,314,423)	(1,074,189)

		1,128,854	947,698

Plant and Equipment
Plant and equipment
At cost		166,813	91,560
Less accumulated depreciation		(78,588)	(78,825)

		88,225	12,735
Motor vehicles
At cost		227,772	196,616
Less accumulated depreciation		(112,874)	(87,054)

		114,898	109,562
Office equipment
At cost		14,515	16,189
Less accumulated depreciation		(6,325)	(6,286)

		8,190	9,903
Computer equipment
At cost		60,782	90,905
Less accumulated depreciation		(39,589)	(57,475)

		21,193	33,430

Total plant and equipment		1,361,360	1,113,328

(a) Movements in Carrying Amounts

Movement in the carrying amounts for each class of plant and equipment between the beginning and the end of the current financial year

	Hire containers	Plant & equipment	Motor vehicles	Office equipment
2005	$	$	$	$

Balance at the beginning of the year	947,698	12,735	109,562	9,903
Additions	783,558	83,151	31,156	1,649
Disposals	(216,389)	—	—	—
Depreciation expense	(386,014)	(7,661)	(25,820)	(3,362)

Carrying amount at end of year	1,128,854	88,225	114,898	8,190

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Computer equipment	Total
2005	$	$

Balance at the beginning of the year	33,430	1,113,328
Additions	9,436	908,950
Disposals	—	(216,389)
Depreciation expense	(21,673)	(444,530)

Carrying amount at the end of the year	21,193	1,361,360

NOTE 9: INTANGIBLE ASSETS

	Note	2005	2004

Goodwill at cost		20,000	20,000
Less accumulated impairment losses		(2,991)	(2,991)

		17,009	17,009
Formation costs at cost		1,039	1,039

		18,048	18,048

NOTE 10:	PAYABLES

	Note	2005	2004

CURRENT
Unsecured liabilities
Trade creditors		383,490	273,257
Sundry creditors and accruals		144,922	179,302

		528,412	452,559

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 11:	BORROWINGS

	Note	2005	2004

CURRENT
Unsecured liabilities
Amounts payable to:
- partner related parties		183,060	147,661

Secured liabilities
Bank overdrafts		24,012	—
Bank loans		210,591	—
Hire purchase liability	13	299,479	195,007

		534,082	195,007

		717,142	342,668

NON-CURRENT
Secured liabilities
Bank loans		172,100	90,054
Hire purchase liability	13	554,024	474,205

		726,124	564,259

There was a Registered Mortgage Debenture over the whole of Australian Container Network Pty Ltd As Nominee For The ACN Partnership assets including goodwill and uncalled capital and called but unpaid capital together with relative insurance policy assigned to the National Australia Bank Limited.

Deed of Priority.

Letter of Subordination.

Guarantee and Indemnity for $675,000.00 given by the partner entities and related individuals supported by a Registered Mortgage Debenture over the assets of the partner entities.

The above security was subsequently released upon the sale of the partnership business. Refer Subsequent Events Note 16.

NOTE 12:	PROVISIONS

	Note		2005	2004

CURRENT
Employee benefits	(a	)	30,313	25,744

NON-CURRENT
Employee benefits	(a	)	29,875	20,991

(a) Aggregate employee benefits liability			60,188	46,735

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 13: CAPITAL AND LEASING COMMITMENTS

	Note	2005	2004

(a) Hire purchase commitments
Payable
- not later than one year		349,143	234,723
- later than one year and not later than five years		604,687	517,968

Minimum hire purchase payments		953,830	752,691
Less future finance charges		(100,327)	(83,479)

Total hire purchase liability		853,503	669,212

Represented by:
Current liability	11	299,479	195,007
Non-current liability	11	554,024	474,205

		853,503	669,212

(b) Operating lease commitments
Non-cancellable operating leases contracted for but not capitalised in the financial statements:
Payable
- not later than one year		28,300	27,309
- later than one year and not later than five years		68,481	8,864

		96,781	36,173

NOTE 14:	PARTNERS’ FUNDS

Partners’ current accounts

	For the Nine
	Months Ended
	March 31, 2006
	(Unaudited)

Koleet Pty Ltd
Opening Balance	253,350	224,399	137,554
Share of profits	87,153	74,774	86,845
Drawings	(25,000)	(45,823)	—

Closing Balance	315,503	253,350	224,399

Caraft Pty Ltd
Opening Balance	113,844	135,049	48,204
Share of profits	87,153	74,774	86,845
Drawings	(25,212)	(95,979)	—

Closing Balance	175,785	113,844	135,049

Wellest Pty Ltd
Opening Balance	223,580	198,384	111,539
Share of profits	87,152	74,775	86,845
Drawings	(25,253)	(49,579)	—

Closing Balance	285,479	223,580	198,384

	776,767	590,774	557,832

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 15:	RECONCILIATION OF U.S GAAP

The Partnership’s financial statements have been prepared in accordance with Australian equivalents to International Financial Reporting Standard (AIFRSs) for the year ended 30 June 2005. The partners have considered whether the financial statements prepared on this basis differ materially from accounting standards generally accepted in the United States of America (U.S. GAAP). It was determined that the effects of the application of U.S. GAAP to net profit and partners’ equity was immaterial and therefore a reconciliation has not been considered necessary.

NOTE 16:	EVENTS SUBSEQUENT TO REPORTING DATE

The business of Australian Container Network partnership was purchased by Royal Wolf Trading Australia Pty Ltd on 28 April 2006. As part of the agreement Royal Wolf Trading Australia Pty Ltd purchased selected assets and assumed employee liabilities of the partnership together with the business trading name.

NOTE 17:	PARTNERSHIP DETAILS

The registered office of the nominee company is:

Australian Container Network Pty Ltd
C/- Pitcher Partners
Level 19, 15 William Street
Melbourne Vic 3000

NOTE 18:	PARTNERS’ AND EXECUTIVES’ REMUNERATION

	Salary, fees and
2005	non-monetary benefits	Super-annuation	Equity	TOTAL

PARTNERS
Sebastian Cavarra	59,881	4,500	—	64,381
Wendy Cavarra	87,060	6,660	—	93,720
Joe Kolenda	57,476	4,500	—	61,976
Peter Welsh	57,476	4,500	—	61,976

	261,893	20,160	—	282,053

	Salary, fees and
2004	non-monetary benefits	Super-annuation	Equity	TOTAL

PARTNERS
Sebastian Cavarra	54,074	4,050	—	58,124
Wendy Cavarra	65,978	4,410	—	70,388
Joe Kolenda	54,441	4,050	—	58,491
Peter Welsh	51,276	4,050	—	55,326

	225,769	16,560	—	242,329

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 19:	CASH FLOW INFORMATION

	For the Nine
	Months Ended
	March	March
	2006	2005		2005	2004
	$	$	Note	$	$
	(Unaudited)

(a) Reconciliation of cash
For the purposes of the statement of cash flows, cash includes cash on hand and at call deposits with banks or financial institutions, investments in money market instruments maturing within less than two months and net of bank overdrafts.

Cash at the end of the financial year as shown in the statements of cash flows is reconciled to the related items in the statement of financial position as follows:
Cash on hand	200	100		100	100
Cash at bank	—	51,127		—	19,279
Bank overdrafts	(168,719)	—		(24,012)	—

	(168,519)	51,227		(23,912)	19,379
(b) Reconciliation of cash flow from operations with profit from ordinary activities after income tax
Profit from ordinary activities after income tax	261,458	229,688		224,323	260,535
Non-cash flows in profit from ordinary activities Amortisation	—	—		—	1,952
Depreciation	402,780	117,337		444,530	428,519
Net (gain)/loss on disposal of property, plant and equipment	20,000	—		(97,054)	(139,514)
Lease/HP charges	8,619	—		78,980	66,783
New leases entered into	684,674	364,513		433,705	592,466
Changes in assets and liabilities
Increase in receivables	(303,587)	13,871		(38,977)	(13,494)
Increase in other assets	9,579	445		(1,861)	(5,234)
Increase in inventories	22,952	(115,016)		(388,997)	(55,526)
increase/(decrease) in payables	(13,151)	69,815		75,853	(513,649)
Increase in provisions	28,496	—		13,453	46,735

Cash flows from operations	1,121,820	680,653		743,955	669,573

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 20:	FINANCIAL INSTRUMENTS

(a) Interest rate risk

The partnership’s exposure to interest rate risk, which is the risk that a financial instrument’s value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on classes of financial assets and financial liabilities, is as follows:

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2005	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(i) Financial assets
Cash	—	—	100	100	—
Trade and other receivables	—	—	457,712	457,712	—
Receivables — other related parties	—	—	1,323	1,323	—
Unlisted shares	—	—	4	4	—

Total financial assets	—	—	459,139	459,139

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2005	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(ii) Financial liabilities
Bank overdraft	24,012	—	—	24,012	12.1
Trade creditors	—	—	383,490	383,490	—
Other creditors	—	—	8,238	8,238	—
Bank and other loans	382,691	—	—	382,691	8.3
Payable — director & director related parties	—	183,060	—	183,060	15.0
Hire purchase	—	—	853,503	853,503	7.7

Total financial liabilities	406,703	183,060	1,245,231	1,834,994

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2004	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(iii) Financial assets
Cash	19,279	—	100	19,379	11.9
Trade and other receivables	—	—	417,560	417,560	—
Receivables — other related parties	—	—	1,323	1,323	—
Unlisted shares	—	—	4	4	—

Total financial assets	19,279	—	418,987	438,266

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2004	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(iv) Financial liabilities
Trade creditors	—	—	273,257	273,257	—
Other creditors	—	—	72,803	72,803	—
Bank and other loans	—	—	90,054	90,054	10.8
Payable — director & director related parties	—	—	147,661	147,661	15.0
Hire purchase	—	—	669,212	669,212	7.7

Total financial liabilities	—	—	1,252,987	1,252,987

(b)	Credit Risk

The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the statement of financial position and notes to the financial statements.

The entity does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the entity.

(c)	Net Fair Values

The net fair value of financial assets and financial liabilities approximates their carrying values as disclosed in the statement of financial position and notes to the financial statements.

The net fair value of listed investments have been valued at the quoted market bid price at balance date adjusted for transaction costs expected to be incurred. For other assets and other liabilities the net fair value approximates their carrying value. No financial assets and financial liabilities are readily traded on organised markets in standardised form other than listed investments, forward exchange contracts and interest rate swaps. Financial assets where the carrying amount exceeds net fair values have not been written down as the entity intends to hold these assets to maturity.

Aggregate net fair values and carrying amounts of financial assets and financial liabilities at balance date

	2005		2004
	Carrying Amount	Net Fair Value	Carrying Amount	Net Fair Value
	$	$	$	$

Financial assets
Financial assets at fair value through profit and loss	4	—	4	—

	4	—	4	—

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	2005		2004
	Carrying Amount	Net Fair Value	Carrying Amount	Net Fair Value
	$	$	$	$

Financial liabilities
Other loans and amounts due	1,236,194	—	759,266	—

	1,236,194	—	759,266	—

Annex A

Share sale deed

relating to shares in RWA Holdings Pty Limited

Equity Partners Two Pty Limited (in its capacity as trustee of Equity Partners 2 Trust) (Equity Partners)
Cetro Pty Limited
FOMJ Pty Limited
FOMM Pty Limited
TCWE Pty Limited
(together the Management Vendors)
The persons listed in Schedule 2 (Guarantors)
GFN Australasia Finance Pty Limited (Purchaser)
General Finance Corporation (GFC)

AURORA PLACE, 88 PHILLIP STREET, SYDNEY NSW 2000, DX 117 SYDNEY
TEL: +61 2 9921 8888 FAX: +61 2 9921 8123
www.minterellison.com

Share sale deed

Details	A-1
Agreed terms	A-2
1. Defined terms & interpretation	A-2
1.1 Defined terms	A-2
1.2 Interpretation	A-8
1.3 Headings	A-9
2. Conditions	A-9
2.1 Conditions	A-9
2.2 Waiver of Conditions	A-10
2.3 Conduct of the parties	A-10
2.4 Failure of Condition and termination	A-10
2.5 Extent of obligation to Fulfil Conditions	A-11
2.6 GFC Shareholder Approval	A-11
3. Sale and purchase	A-11
3.1 Agreement to sell and purchase Sale Shares	A-11
4. Fair Value and Purchase Price	A-11
4.1 Fair Value	A-11
4.2 Amount	A-11
4.3 Deposit	A-12
4.4 Adjustments	A-12
4.5 Cash and scrip components of Purchase Price	A-13
4.6 Net Debt	A-14
4.7 Reimbursement for acquisitions	A-14
4.8 Cleared funds	A-14
4.9 K & S Lease (Curtainsiders)	A-15
4.10 Additional Amount	A-15
5. Escrow	A-15
5.1 Management Vendors Escrow	A-15
5.2 Equity Partners Escrow	A-16
5.3 Escrow of GFC Consideration Shares	A-16
5.4 Interest	A-18
5.5 Warranty insurance	A-18
6. Completion	A-18
6.1 Time and place	A-18
6.2 Obligations of the Vendors	A-18
6.3 Obligations of the Purchaser and GFC	A-19
6.4 Simultaneous actions at Completion	A-19
6.5 Records	A-20
6.6 Information and Assistance Following Completion	A-20
7. Completion Accounts	A-20
7.1 Completion Accounts	A-20
7.2 Basis of preparation	A-20
7.3 Access to information	A-20
7.4 Review of Completion Accounts	A-20

A-i

7.5 Dispute Resolution Procedure	A-20
7.6 Costs	A-21
8. Obligations before Completion	A-21
8.1 Continuity of business	A-21
8.2 Access to Business and Records	A-22
8.3 Purchaser’s obligations	A-22
8.4 Notice of Change	A-22
8.5 SEC Proxy Filing	A-22
9. Warranties and Indemnities	A-23
9.1 Warranties by Vendors	A-23
9.2 Application of the Warranties	A-23
9.3 Disclosure	A-24
9.4 Acknowledgments	A-24
9.5 No reliance	A-24
9.6 Financial limits on Claims	A-25
9.7 Time limits on Claims	A-25
9.8 Maximum aggregate liability for Claims	A-25
9.9 Duty to mitigate	A-25
9.10 Rights of the Purchaser	A-25
9.11 Benefits or credits received by the Company or the Purchaser	A-26
9.12 Warranty payments	A-26
9.13 Trade Practices Act	A-26
9.14 Financial forecasts	A-26
9.15 Additional limitations	A-26
9.16 Vendors’ Tax Indemnity	A-27
9.17 Limits to recovery	A-27
9.18 Good faith negotiations in relation to disclosure of material items between signing and Completion	A-27
10. K&S Lease Indemnity	A-27
11. ADF Contract	A-28
12. Environmental audit report	A-28
13. GFC Undertaking	A-28
14. Guarantee	A-28
14.1 Guarantee and indemnity	A-28
14.2 Enforcement against guarantors	A-29
14.3 Continuing Guarantee	A-29
14.4 Principal Obligations	A-29
14.5 Obligations Absolute and Unconditional	A-29
14.6 Winding-up or Bankruptcy of Management Vendor	A-30
14.7 Indemnity in Respect of Management Vendors’ Obligations	A-30
14.8 Payment under Indemnity	A-30
14.9 General Application of Indemnity	A-30
15. Restraint	A-30
15.1 Definitions	A-30
15.2 Prohibited activities	A-30

A-ii

15.3 Duration of prohibition	A-31
15.4 Geographic application of prohibition	A-31
15.5 Interpretation	A-31
15.6 Exceptions	A-31
15.7 Acknowledgments	A-32
15.8 Payment of Restraint Amount	A-32
16. Representations by the Purchaser and GFC	A-32
16.1 Representations	A-32
16.2 Application of representations by the Purchaser and GFC	A-32
17. Equity Partners limitation of liability	A-33
17.1 Limited capacity	A-33
17.2 Limited rights to sue	A-33
17.3 Exceptions	A-33
17.4 Limitation on authority	A-33
18. GST	A-33
18.1 Interpretation	A-33
18.2 GST gross up	A-33
18.3 Reimbursements	A-33
18.4 Tax invoice	A-33
19. Announcements	A-34
19.1 Announcements	A-34
19.2 Equity Partners exception	A-34
20. Notices and other communications	A-34
20.1 Service of notices	A-34
20.2 Effective on receipt	A-34
21. Miscellaneous	A-35
21.1 Vendors’ Representatives	A-35
21.2 Alterations	A-35
21.3 Approvals and consents	A-35
21.4 Assignment	A-35
21.5 Costs	A-35
21.6 Stamp duty and other duties	A-35
21.7 Survival	A-35
21.8 Counterparts	A-35
21.9 No merger	A-35
21.10 Entire agreement	A-36
21.11 Further action	A-36
21.12 Severability	A-36
21.13 Waiver	A-36
21.14 Governing law and jurisdiction	A-36
21.15 Specific performance	A-36
22. Trusts	A-36
Schedule 1 — Shareholdings and Respective Proportions
Schedule 2 — Guarantors

A-iii

Schedule 3 — Directors and Secretaries to resign and to be appointed
Schedule 4 — Title and Capacity Warranties	A-37
Schedule 5 — Business Warranties	A-38
Schedule 6 — Leased Premises
Schedule 7 — Intellectual Property Rights
Schedule 8 — Due Diligence Index
Schedule 9 — Accounts
Schedule 10 — K&S Lease (Curtainsiders)
Schedule 11 — K&S Lease (Reefers)
Schedule 12 — Worked examples of Purchase Price adjustments	A-48
Schedule 13 — Michael Baxter Consultancy Agreement	A-55
Signing page	A-45

A-iv

Details

Date

Parties

Name	Equity Partners Two Pty Limited (as trustee of Equity Partners 2 Trust)
ACN	093 766 280
Short form name	Equity Partners
Notice details	Level 12, 60 Margaret Street Sydney NSW 2000 Facsimile 02 8298 5150 Attention Rajeev Dhawan

Name	FOMM Pty Limited (as trustee of the FOMM Trust)
ACN	106 818 231
Notice details	66 Lucinda Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477 Attention Michael Baxter

Name	FOMJ Pty Limited (as trustee of the FOMJ Trust)
ACN	106 818 222
Notice details	10 Sofala Avenue, Riverview NSW 2066 Facsimile 02 9482 3477 Attention James Warren

Name	Cetro Pty Limited (as trustee of the FOMP Trust)
ACN	002 109 668
Notice details	Level 2, 57 Grosvenor Street, Neutral Bay NSW 2089 Facsimile 02 9981 7145 Attention Paul Jeffery

Name	TCWE Pty Limited (as trustee of the McCann Family Trust)
ACN	109 083 105
Notice details	9 Bunyana Avenue WAHROONGA NSW 2076 Facsimile 02 9482 3477 Attention Peter McCann
together the Management Vendors

Name	Each person listed in Schedule 2
Short form name	Each a Guarantor and collectively, the Guarantors

Name	GFN Australasia Finance Pty Limited
ACN	121 227 790
Short form name	Purchaser
Notice details	C/- General Finance Corporation, 260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Name	General Finance Corporation
Short form name	GFC
Notice details	260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Background

A As at the date of this deed, the issued shares in the Company are held by the Vendors as set out in Schedule 1.

B The Company owns all the issued shares in Royal Wolf Trading Australia Pty Limited. Royal Wolf Trading Australia Pty Limited owns all the issued shares in Royal Wolf Hi-Tech Pty Limited.

C The Purchaser is a wholly owned subsidiary of GFC.

D The Vendors have agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares on the terms and conditions set out in this deed.

E The fair market value of the Group is equal to the enterprise value of the Group and is equal to the total amount payable by the Purchaser under this agreement which is $115,000,000 (plus, if relevant, the Additional Amount) comprised of the following:

(i) the amount of the Net Debt;

(ii) the Purchase Price; and

(iii) the Restraint Amount referred to in clause 15.1(c).

F Each Guarantor owns or controls a Management Vendor. The Purchaser has entered into this deed at the request of the Guarantors and each Guarantor has agreed to guarantee the obligations of the relevant Management Vendor in accordance with this deed.

Agreed terms

1.	Defined terms & interpretation

1.1  Defined terms

In this deed:

Additional Amount has the meaning in clause 4.10.

Accounts means the consolidated balance sheet of the Group as at the Accounts Date and the consolidated profit and loss statement and consolidated statement of cash flows of the Group for the financial year ended on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts copies of which are included as Schedule 9.

Accounts Date means 30 June 2006.

ADF Contract means the Australian Defence Force Urban Operations Training Facility Contract(s) tendered for by the Group but not yet, as at the date of this deed, been awarded.

ANZ Facility means:

(a) the senior debt facility dated 17 December 2004 between Royal Wolf Trading, Australia and New Zealand Banking Group Limited (“ANZ”) and others as varied in accordance with several Variation Letters from ANZ to the Company, including on 13 June 2006;

(b) the Non Convertible Note facility between the Company, Australia and New Zealand Banking Group Limited and others; and

(c) any other moneys owing by the Group to ANZ.

Authorisations means any consent, licence, approval, notarisation, registration, permission or authorisation.

Associated Person means, in relation to a Vendor, a company controlled by that Vendor and, in relation to a Guarantor, means a company controlled by that Guarantor or that Guarantor’s spouse.

B Class Notes means the non-convertible notes issued by the Company to Equity Partners under the terms of the shareholders agreement governing the affairs of the Company.

Budget means the budget adopted by the board of the Company in relation to the Business, a copy of which is included in the Data Room.

Business means the business of hire, sales and modification of portable storage containers, freight containers, portable container buildings and portable container offices carried on by the Group as at the date of this deed and as at Completion.

Business Day means:

(a) for receiving a Notice under clause 20, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the Notice is received; and

(b) for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in New South Wales.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business Warranties means each of the representations and warranties set out in Schedule 5.

Cash means the amount of cash together with accrued interest on such cash, of the Group as at close of business on the Completion Date.

CFO Shares means:

(a) 187,200 ordinary shares; and

(b) 8 C Class shares,

in the capital of the Company held by Equity Partners as bare trustee pursuant to clause 3.5 of the shareholders agreement governing the affairs of the Company.

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this deed.

Company means RWA Holdings Pty Limited ACN 106 913 964.

Completion means completion of the sale and purchase of the Sale Shares contemplated by this deed.

Completion Accounts means the consolidated balance sheet and profit and loss statement of the Group as at the close of business on the Completion Date to be prepared in accordance with clause 7.1.

Completion Date means

the last day of the calendar month during which the last of the Conditions is satisfied or waived in accordance with clause 2.2,

or such other date as agreed in writing by the Purchaser and the Vendors’ Representatives.

Completion Payment means $115,000,000 plus the Additional Amount (if any) less:

(a) Estimated Net Debt; less

(b) the Deposit, less

(c) the Management Escrow Amount; less

(d) the Equity Partners Escrow Amount; less

(e) $2,000,000 in relation to the GFC Consideration Shares; less

(f) the Restraint Amount.

Conditions means the conditions set out in clause 2.1.

Container Rental Equipment Amount means the gross amount of container rental equipment as shown in the Accounts being $41,470,000 increased by the following net purchases of container equipment (but excluding any container equipment purchased to satisfy the requirements of the ADF Contract or as a result of any Acquisitions):

(a) $4,233,000 in the event that Completion occurs on 31 October 2006;

(b) $4,944,000 in the event that Completion occurs on 30 November 2006;

(c) $5,534,000 in the event that Completion occurs on 31 December 2006;

(d) $5,170,000 in the event that Completion occurs on 31 January 2007;

(e) $5,154,000 in the event that Completion occurs on 28 February 2007; or

(f) $5,409,000 in the event that Completion occurs on 31 March 2007.

Corporations Act means the Corporations Act 2001 (Cth).

Data Room means:

(a) the hard copies of the documents contained in Folders 6, 7, 8, 9, 10, 12, 13, 18, 22 and 23 as identified in the Due Diligence Index and exhibited hereto;

(b) the two CD-ROMs containing copies of the documents contained in Folder 29 as identified in the Due Diligence Index; and

(c) the other documents contained on the CD-ROM entitled ‘Data Room’,

delivered by the Vendors to the Purchaser containing the information in relation to the Group made available in the data room established at the offices of Equity Partners in Sydney from 2 July 2006 to 5 September 2006.

Deal With in the context of dealing with the GFC Consideration Shares means:

(a) to sell, transfer (whether voluntarily or otherwise), assign, alienate or otherwise dispose of the shares or any legal or beneficial interest in them; or

(b) to grant or create or permit to arise any Encumbrance in or over the shares; or

(c) to agree to do any such things or to permit any such things to be done.

Deposit means the amount(s) paid by the Purchaser to the Vendors’ Representatives pursuant to clause 4.3.

Determination Date means the fifth Business Day after the date on which the Completion Accounts, the amount of Net Debt, the Completion Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount and the K&S Lease Adjustment Amount become final and binding on the Vendors and the Purchaser under this deed.

Disclosure Documents means:

(a) this deed;

(b) the Disclosure Letter;

(c) all written material made available in the Data Room as specifically identified in the Due Diligence Index;

(d) the Phase 1 environmental audit report commissioned by GFC in relation to the Group.

Disclosure Letter means the letter from the Vendors addressed to the Purchaser and dated and delivered to the Purchaser on or before the date of this deed and includes all of its schedules and annexures.

Due Diligence Index means the index of due diligence materials attached as Schedule 8.

Duty means any stamp duty or similar charge which is imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount which is imposed in relation to such duty.

Employees means all of the persons employed by the Group as at Completion.

Encumbrance includes mortgage, charge, lien, restriction against transfer, encumbrance, trust and other third party interest, including a finance or operating lease or hire purchase agreement.

Equity Partners Escrow Amount means $2 million.

Escrow Account means the separate interest bearing bank accounts to be opened in Australia with Australia and New Zealand Banking Group Limited (or such other bank as the parties may agree):

(a) in the joint names of Equity Partners and the Purchaser; and

(b) in the joint names of the Management Vendors and the Purchaser,

referred to in clauses 5.1 and 5.2.

Estimated Net Debt means the Vendors’ reasonable estimate of the likely Net Debt at Completion to be given by notice in writing to the Purchaser not more than two Business Days before Completion, as varied in accordance with clause 4.6(b).

Funds means the superannuation funds to which the Group makes contributions in relation to its Employees as at the date of this deed.

GFC Consideration Shares means the shares of Common Stock of GFC to be allotted to Equity Partners by GFC on Completion having a market value of not less than $2 million as determined by reference to the average closing price of GFC Common Stock traded on the American Stock Exchange (Code: GFN) for 20 consecutive trading days the last of such trading days being the day two Business Days before Completion calculated by reference to the A$:US$ exchange rate as published in the Australian Financial Review on the day before Completion.

Government Authority means any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity and includes any other person authorised by Law to give consents, or impose requirements, in connection with the environment.

Group means the Company, Royal Wolf Trading and Royal Wolf Hi-Tech Pty Limited, ACN 079 735 050 and Group Company means any one of them.

GST has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Independent Accountant means a chartered accountant or firm of chartered accountants appointed under clause 7.5.

Industrial Instrument means any industrial award, collective agreement or other form of agreement made or taken to exist under an industrial law (including the Workplace Relations Act 1996).

Intellectual Property Rights means all rights conferred under statute, common law or equity in relation to:

(a) patents, copyright, registered and unregistered designs, trademarks, domain names, business names and confidential information; and

(b) any application or right to apply for registration of any of the rights referred to in paragraph (a).

K&S Lease (Curtainsiders) means the lease between K&S Freighters Pty Limited and Royal Wolf Trading in relation to the lease by Royal Wolf Trading of 70 curtainsider containers, a copy of which is attached as Schedule 10.

K&S Lease (Reefers) means the lease between K&S Freighters Pty Limited and Royal Wolf Trading in relation to the lease by Royal Wolf Trading of 12 reefers, a copy of which is attached as Schedule 11.

K&S Lease Adjustment Amount has the meaning in clause 4.9.

Key Employees means Robert Allan, Peter McCann and James Warren.

Law includes any law, regulation, authorisation, ruling, judgment, order or decree of any Government Authority and any statute, regulation, proclamation, ordinance or by-law in Australia or any other jurisdiction.

Leased Premises means the premises used or occupied by the Group as set out in Schedule 6.

Leases means the leases to which a Group Company is a party in respect of the Leased Premises.

Management Escrow Amount means $5 million.

Management Vendors Respective Proportions means the respective proportions of the Management Vendors, as between themselves, set out in the seventh column of Schedule 1.

Material Adverse Effect means a material adverse effect occurring in respect of the assets, liabilities or profitability of the Group taken as a whole in the period on and from the Accounts Date to Completion, but excluding the effects of changes that are generally applicable to the Australian economy. A matter will not be regarded as a Material Adverse Effect unless it has, or would be reasonably likely to have, an adverse effect on the earnings before interest, tax, depreciation and amortisation of the Group of more than 15 per cent in any 12 month period.

Net Debt means the amount calculated as follows:

B−A

where:

A = Cash; and

B =	all debt which the Group has at the close of business on the Completion Date including but not limited to:

(i) the aggregate amount owed by the Group under the ANZ Facility (including any accrued but unpaid interest) or to any other bank; plus

(ii) the aggregate amount (principal and accrued interest) owed by the Group in relation to the B Class Notes; plus

(iii) all other interest bearing debt or finance leases of the Group; plus

(iv) the amount (if any) of outstanding, deferred purchase price, consulting or non-compete or earn-out payment obligations of the Group under completed acquisition agreements; plus

(v) dividends or other distributions declared by the Group but not yet paid; plus

(vi) the amounts required to cash out and cancel all of the Options; plus

(vii) all amounts owing to ANZ under a finance lease in respect to Wridgways Australia Ltd; plus

(viii) all amounts owing in relation to the K&S Lease (Reefers); plus

(ix) the costs and expenses of the Vendors which are paid by the Company in accordance with clause 21.5(a);

(x) the outstanding bonus amount agreed to be paid by the Company to Norman Fricker (the former chairman of the Group); plus

(xi) any premium paid by the Company in relation to the Warranty insurance referred to in clause 5.5,

but excluding the following:

(i) moneys owing to suppliers in the ordinary course of business;

(ii) amounts owing under any operating leases;

(iii) any debt disclosed by the Vendors to the Purchaser before the date of this deed in relation to the K&S Lease (Curtainsiders) and any liabilities associated with that lease; and

(iv) any amounts owing by the Group in relation to any assets acquired in satisfaction of the Group’s obligations under the ADF Contract less any deposits received by the Group in relation to the ADF Contract.

Net Tangible Assets Amount means total assets (less all intangibles) less total liabilities of the Group as set out in the Completion Accounts (excluding the amount required to cash out the Options, the costs and expenses of the Vendors which are paid by the Company in accordance with clause 21.5(a), the outstanding bonus amount paid by the Company to Norman Fricker, the consideration payable by the Company to Equity Partners in relation to the buy-back of the CFO Shares and any premium paid by the Company in relation to the insurance policy contemplated in clause 5.5).

NTA Amount means $2,700,000.

Options means:

(a) the options granted to employees of the Group over unissued shares in the Company under the terms of the RWA employee share option plan; and

(b) the options granted to Peter McCann over ordinary and Class C shares held on trust by Equity Partners under the terms of the service contract between Peter McCann and Royal Wolf Trading and the shareholders agreement governing the affairs of the Company.

Purchase Price has the meaning set out in clause 4.2(a).

Records means all documents, books, files, reports, registers, copies of taxation returns, accounts and plans belonging or relating exclusively to or used by any Group Company.

Related Management Vendor means, in respect of a Guarantor, the Management Vendor set out opposite the name of the Guarantor in Schedule 2.

Respective Proportions means the respective proportions of the Vendors as set out in the sixth column of Schedule 1.

Royal Wolf Trading means Royal Wolf Trading Australia Pty Limited ACN 069 244 417.

Sale Shares means the shares in the capital of the Company set out opposite the name of each of the Vendors in Schedule 1.

SGAA means the Superannuation Guarantee Administration Act 1992 (Cth).

Subsidiaries means Royal Wolf Trading and Royal Wolf Hi-Tech Pty Limited.

Superannuation Guarantee Charge or SGC means the superannuation guarantee charge imposed by the Superannuation Guarantee Charge Act 1992 and the Superannuation Guarantee (Administration) Act 1992.

Tax means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition.

Title and Capacity Warranties means each of the representations and warranties set out in Schedule 4.

Vendors means, collectively, Equity Partners and the Management Vendors.

Vendors’ Representatives means Paul Jeffery or such other person appointed in writing from time to time by the Management Vendors and Rajeev Dhawan or such other person appointed from time to time by Equity Partners.

Warranties means each of:

(a) the Business Warranties;

(b) the Title and Capacity Warranties;

(c) the indemnity in clause 9.1A;

(d) the indemnity in clause 9.16;

(e) the indemnity in clause 10; and

(f) the warranty given by the Management Vendors in clause 8.5.

Working Capital Amount means current assets (excluding cash and deposits relating to ADF Contract) less current liabilities (excluding interest bearing debt (other than in relation to assets acquired by the Group in satisfaction of its obligations under the ADF Contract (if awarded)), finance leases, overdrafts and bank vendor financing).

1.2	Interpretation

In this deed, except where the context otherwise requires:

(a) the singular includes the plural and vice versa, and a gender includes other genders;

(b) another grammatical form of a defined word or expression has a corresponding meaning;

(c) a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this deed, and a reference to this deed includes any schedule or annexure;

(d) a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e) a reference to $, A$, $A, dollar or A$ is to Australian currency;

(f) a reference to time is to Sydney, Australia time;

(g) a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(h) a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j) a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(k) any agreement, representation, warranty, indemnity or undertaking made or given by the Vendors binds and is given by them severally in their Respective Proportions;

(l) the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it;

(n) if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and

(o) a reference to ‘as far as the Vendors/Equity Partners are aware’ or words to that effect means:

(i) in relation to Equity Partners, the actual knowledge of Equity Partners after having made due and proper enquiry of the Guarantors; and

(ii) in relation to the Management Vendors, the actual knowledge of the Guarantors,

but excluding any facts or circumstances in which any such person has constructive knowledge only.

1.3  Headings

Headings are for ease of reference only and do not affect interpretation.

2.	Conditions

2.1  Conditions

Completion of the sale and purchase of the Sale Shares under this deed is subject to the following conditions precedent being satisfied on or before the Completion Date:

(a) the Purchaser providing written evidence to the Vendors’ Representatives that:

(i) the requisite proxy statement in relation to the transaction contemplated by this deed has been filed with the United States Securities Exchange Commission (SEC) within 3 Business Days of GFC receiving from KPMG a copy of their signed audit report for the financial statements of the Group for the 12 month periods ended 31 December 2003 and 31 December 2004, the 6 month period ended 30 June 2005 and the 12 month period ended 30 June 2006 which financial statements contain footnote reconciliations from Australian International Financial Reporting Standards to United States Generally Accepted Accounting Principles together with KPMG’s consent to the inclusion of such report in the proxy statement, and in any event by not later than 30 September 2006;

(ii) the SEC has approved that proxy statement by not later than 17 February 2007; and

(iii) the shareholders of GFC have approved the transaction contemplated by this deed in general meeting by not later than 17 March 2007;

(b) each of the landlords to the Leases numbered 1, 2, 5, 10, 12, 13, 14 and 16 in Schedule 6 give their written consent to change of control in a form reasonably acceptable to the Purchaser;

(c) no event occurring which has a Material Adverse Effect;

(d) a notice is issued in writing by, or on behalf of, the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the parties entering into and completing this deed by not later than 30 November 2006;

(e) Triton Container International Limited (Triton) gives, to the extent required under the relevant agreement, its consent to the change of control of Royal Wolf Trading arising as a result of the transaction contemplated by this deed as required under the container operating leases between Triton and Royal Wolf Trading and Triton confirms there are no present breaches of these agreements;

(f) Triton CSA International B.V. gives, to the extent required under the relevant agreement, its consent to the deemed assignment of the trademark licence agreement between Triton CSA International B.V. and Royal Wolf Trading;

(g) cancellation of all Options;

(h) the Vendors providing written evidence to the Purchaser that:

(i) the Vendors and the Company have terminated the shareholders agreement governing the operation of the Company dated 10 December 2003 (as amended);

(ii) the service contract between the relevant Group Company and Michael Baxter has been terminated; and

(iii) Mike Baxter has waived all claims he may have against the relevant Group Company as a result of the termination his service contract;

(i) the amendment of the service contracts for each of the Key Employees such that references to any shareholders agreement and any employee share option plan are deleted from those service contracts;

(j) all Key Employees entering into a deed with Royal Wolf Trading and the Purchaser pursuant to which they confirm that Royal Wolf Trading is not in default pursuant to their respective service contracts and that they have no claim against Royal Wolf Trading on any account other than for their current entitlements under such service contracts; and

(k) the CFO Shares are bought back by the Company under Part 2J.1 of the Corporations Act.

2.2  Waiver of Conditions

(a) The Conditions in clauses 2.1(a),(b), (c), (e), (f), (g), (h), (i), (j) and (k) are for the benefit of the Purchaser.

(b) The Condition in clause 2.1(d) is for the benefit of both the Purchaser and the Vendors.

(c) A Condition may only be waived in writing by the party entitled to the benefit of that Condition and will be effective only to the extent specifically set out in that waiver. For the avoidance of doubt, the Purchaser cannot waive, or amend the terms of, the condition in clause 2.1(a).

2.3  Conduct of the parties

(a) Each party must use all reasonable efforts within its own capacity to ensure that each Condition is fulfilled as soon as reasonably practicable and in any event before 5:00pm on the relevant date specified in clause 2.1, or if no date has been specified:

(i) by 5.00pm on 17 February 2007; or

(ii) by 5.00pm on 17 March 2007 if the additional deposit is paid in accordance with clause 4.3.

(b) The parties must keep each other informed of progress in achieving satisfaction of each of the Conditions and of any circumstances which may result in any Condition not being satisfied in accordance with its terms.

(c) The Purchaser agrees to act reasonably and to provide reasonable assistance to the Vendors in obtaining the requisite change of control consents contemplated in clauses 2.1(b), (e) and (f).

(d) Without limiting clause 2.3(b), GFC agrees to provide the Vendors on a timely basis or upon written request with written updates of any material developments regarding the preparation, filing and approval of the proxy statements and GFC shareholder approval referred to in clause 2.1(a).

(e) The parties must, immediately upon becoming aware that the last of the Conditions has been satisfied or waived (in accordance with clause 2.2), exchange written acknowledgements confirming that fact and confirming the date on which Completion will occur.

2.4  Failure of Condition and termination

(a) If any of the conditions in clauses 2.1(a)(i), 2.1(a)(ii) or 2.1(d) are not satisfied before 5:00pm on the relevant date specified in those clauses or such later date as the Vendors may agree in their discretion (End Date), then the Vendors have the right (but not the obligation) to immediately terminate this deed by notice in writing to the Purchaser. If the Vendors do not give such notice to the Purchaser within 10 Business Days of the relevant End Date, the Vendors will be deemed to have waived their right to terminate this deed as a result of the relevant condition not being satisfied (but without prejudice to any rights of the Vendors to terminate for any other purpose, which right exists either before or after the relevant End Date).

(b) If the condition in clause 2.1(a)(iii) or any of the conditions in clauses 2.1(b), (c), (e), (f), (g), (h), (i), (j) and (k) are not satisfied or waived pursuant to clause 2.2(c) on or before 17 March 2007, and if a party has complied with its obligations under clause 2.3, that party may terminate this deed by giving notice in writing to the other parties.

(c) If the Condition in clause 2.1(a)(i) is not satisfied by the End Date (as defined in clause 2.4(a)) because the Management Vendors have failed to procure the Company or KPMG to provide information reasonably required by SEC for the purposes of the proxy statement referred to in clause 2.1(a)(i), then provided the Purchaser has complied with its obligations under clause 2.3 in relation to that Condition, the Purchaser may terminate this deed by giving notice in writing to the Vendors.

2.5  Extent of obligation to Fulfil Conditions

The obligation imposed on a party by clause 2.3(a) does not require the party to waive any Condition.

2.6  GFC Shareholder Approval

For the purposes of clause 2.1(a)(iii) the shareholders of GFC will be taken to have approved the transaction contemplated by this deed if and only if the following three conditions are met:

(a) the transaction is approved by the affirmative vote of the holders of a majority of the shares of GFC common stock present and entitled to vote at the special meeting with respect to the acquisition;

(b) the transaction is approved by the affirmative vote of the holders of a majority of the shares of GFC common stock issued in GFC’s initial public offering that are voted with respect to the transaction; and

(c) the holders of 20% or more of GFC common stock issued in GFC’s initial public offering do not vote against the transaction and exercise their conversion rights under GFC’s certificate of incorporation.

3.	Sale and purchase

3.1  Agreement to sell and purchase Sale Shares

Each Vendor agrees to sell to the Purchaser and the Purchaser agrees to buy from each Vendor those Sale Shares set out opposite the name of that Vendor in Schedule 1:

(a) for the amount calculated in respect of that Vendor in accordance with clause 4;

(b) free from Encumbrances;

(c) with all rights, including dividend and voting rights, attached to them; and

(d) subject to this deed.

4.	Fair Value and Purchase Price

4.1  Fair Value

The fair market value of the Group is equal to the enterprise value of the Group and is equal to the total amount payable by the Purchaser under this agreement which is $115,000,000 (plus, if relevant, the Additional Amount) comprised of the following:

(a) the amount of the Net Debt;

(b) the Purchase Price; and

(c) the Restraint Amount referred to in clause 15.1(c).

4.2  Amount

(a) The Purchase Price for the Sale Shares is:

(i) the Completion Payment; plus

(ii) the Deposit; plus

(iii) the Management Escrow Amount; plus

(iv) the Equity Partners Escrow Amount; plus

(v) $2 million in respect of the GFC Consideration Shares; plus

(vi) the Additional Amount; plus

(vii) the amount (if any) payable by the Purchaser to the Vendors pursuant to clause 4.6; less

(viii) the amount (if any) payable by the Vendors to the Purchaser pursuant to clause 4.9,

subject to adjustment under clause 4.4.

(b) The Purchase Price must be paid to the Vendors in their Respective Proportions.

4.3  Deposit

(a) The Purchaser must pay an amount of $550,000 in cash to the Vendors’ Representatives or their nominee as a non-refundable deposit within 1 Business Day of the date of this deed.

(b) Subject to clause 4.3(c), the Purchaser must pay the following additional amounts in cash to the Vendors’ Representatives or their nominee as, subject to clause 4.3(e), a non-refundable deposit as follows:

(i) if Completion has not occurred by 30 November 2006, $250,000 on that date;

(ii) if Completion has not occurred by 31 December 2006, and in addition to the amount paid under clause 4.3(b)(i), $250,000 on 31 December 2006; and

(iii) if Completion has not occurred by 31 January 2007, and in addition to the amounts paid under clauses 4.3(b)(i) and (ii), $250,000 on 31 January 2007.

(c) If this deed is terminated in accordance with its terms on or after 5.00 pm on 30 November 2006 but before:

(i) 5.00pm on 31 December 2006, the Purchaser will not be obliged to pay the additional amount specified in clause 4.3(b)(ii); and

(ii) 5.00pm on 31 January 2007, the Purchaser will not be obliged to pay the additional amount specified in clause 4.3(b)(iii).

(d) In the event that Completion has not occurred by 31 March 2007, subject to clause 4.3(e), the Deposit shall be paid by the Vendor’s Representatives to the Vendors or the Company (if the Vendors so determine) (in their Respective Proportions) or in such proportion as the Vendors may agree. The Purchaser acknowledges and agrees that, subject to the Vendors complying with clause 2.3, the Purchaser will have no right whatsoever to claim any refund of the amount paid under clause 4.3(a).

(e) In the event that Completion has not occurred by 31 March 2007, but the Conditions in clauses 2.1(a) and 2.1(d) were satisfied on the due dates scheduled for the satisfaction of those conditions in clauses 2.1(a) and 2.1(d), then the amounts of the Deposit paid under clause 4.3(b) will be refundable to the Purchaser.

4.4  Adjustments

(a) If the Net Tangible Assets Amount (as determined by reference to the Completion Accounts) is less than the relevant NTA Amount then on the Determination Date the Vendors (in their Respective Proportions) must pay an amount equal to the shortfall to the Purchaser and the Purchase Price will be decreased accordingly.

(b) If the Working Capital Amount (as determined by reference to the Completion Accounts) is:

(i) less than $3,000,000 if Completion occurs at any time other than in December 2006; or

(ii) $2,168,000 if Completion occurs in December 2006,

then on the Determination Date the Vendors (in their Respective Proportions) must, subject to clause 4.4(j), pay an amount equal to the shortfall to the Purchaser and the Purchase Price will be decreased accordingly.

(c) If the gross amount of container rental equipment at Completion as determined by reference to the Completion Accounts:

(i) is greater than the Container Rental Equipment Amount then on the Determination Date the Purchaser must pay an amount equal to the excess to the Vendors (in their Respective Proportions) and the Purchase Price will be increased accordingly; or

(ii) is less than the Container Rental Equipment Amount then on the Determination Date the Vendors (in their Respective Proportions) must pay an amount equal to the shortfall to the Purchaser and the Purchase Price will be decreased accordingly.

(d) If the Net Debt (as determined by reference to the Completion Accounts) is:

(i) less than the Estimated Net Debt then on the Determination Date, the Purchaser must pay an amount equal to the difference to the Vendors in their Respective Proportions and the Purchase Price will be increased accordingly; or

(ii) greater than the Estimated Net Debt, then on the Determination Date, the Vendors in their Respective Proportions must pay an amount equal to the difference to the Purchaser and the Purchase Price will be reduced accordingly.

(e) The parties agree that any payments to be made pursuant to clauses 4.4(a), (b), (c) and (d) and clauses 4.6 and 4.9 will be netted off so that only one payment of the appropriate net amount will be payable by the relevant party.

(f) The Purchaser agrees that it may not reduce or set-off any amounts payable to the Vendors under this clause 4.4 against any Claims made by the Purchaser against the Vendors under this deed.

(g) All adjustments required to be paid under this clause 4.4 will be paid in cash and as an adjustment to the cash component of the Purchase Price payable for the Sale Shares.

(h) Subject only to paragraph (j) below, the parties acknowledge and agree that each of paragraphs (a) to (d) above operate separately and independently from each of the other of those paragraphs, so that an adjustment may be made in respect of the same subject matter or item under one or more of those paragraphs.

(i) For completeness, worked examples of the adjustments contemplated by clauses 4.3 and 4.8 are set out in Schedule 12.

(j) The Vendors will be entitled to offset against their obligation to pay the Purchaser in respect of any shortfall in Working Capital under clause 4.4(b) an amount equal to the excess Net Tangible Assets Amount (being the amount by which the Net Tangible Assets Amount exceeds the NTA Amount), up to a maximum set-off amount of $250,000.

4.5  Cash and scrip components of Purchase Price

(a) The Purchase Price must be paid subject to adjustments under clauses 4.4, 4.6 and 4.9 to the Vendors:

(i) subject to clause 4.5(a)(ii), in cash; and

(ii) by way of the issue of the GFC Consideration Shares to Equity Partners credited as fully paid, in satisfaction of any amounts payable to Equity Partners by the Purchaser.

(b) GFC warrants that as of the date of this deed, GFC has authorized capital stock consisting of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock and that no shares of Preferred Stock are outstanding.

(c) Upon issuance, the GFC Consideration Shares will be:

(i) duly authorized, validly issued, fully paid and non-assessable and free and clear of any restrictions on transfer other than pursuant to this deed, United States securities laws and those imposed by Equity Partners or under laws of jurisdictions other than the United States; and

(ii) listed on the American Stock Exchange (or such other United States national securities exchange as the shares of Common Stock are then listed or approved for trading).

4.6  Net Debt

(a) In the event that the Company has not prior to Completion:

(i) paid the issue price and all accrued interest on the B Class Notes to Equity Partners; and

(ii) paid the amount required to cash out and cancel the Options,

from funds advanced to the Company under the ANZ Facility then, on the Completion Date, the Purchaser must put the Company in funds to enable it to:

(iii) redeem the B Class Notes in full by paying the issue price and all accrued interest on the B Class Notes to Equity Partners; and

(iv) pay the amount required to cash out and cancel the Options.

(b) Two Business Days before the Completion Date, the Vendors must provide to the Purchaser a document setting out the basis on which the Estimated Net Debt has been determined.

(c) For the avoidance of doubt, the Purchaser must satisfy its procurement obligations under clause 4.6 through providing funding in whatever combination the Purchaser determines and applying available Cash and through new debt funding to each Group Company arranged by the Purchaser.

4.7  Reimbursement for acquisitions

(a) Subject to clauses 4.7(b) and (c), if the Group makes any business or share acquisitions after the date of this deed but before Completion (Acquisitions) then, on the Completion Date, the Purchaser will pay to the Vendors (in their Respective Proportions) an amount equal to all costs and expenses incurred by the Group in relation to the Acquisition on a dollar for dollar basis. The aggregate of Acquisitions must not exceed 10% of total assets, 10% of Group income or 10% of total Group equity.

(b) The Vendors’ Representatives must notify the Purchaser of the amount required to be paid under clause 4.7(a) and provide the Purchaser with satisfactory documentary evidences of all costs and expenses incurred in relation to the Acquisitions not less than 5 Business Days before Completion.

(c) The Vendors must keep the Purchaser informed of and must consult with the Purchaser prior to making any Acquisition and, subject to applicable confidentiality restrictions, must provide the Purchaser with full particulars (including all relevant acquisition agreements and due diligence material) at least 5 Business Days before making any such Acquisition.

4.8  Cleared funds

All cash payments under this clause 4 must be paid by bank cheque or payable in immediately available funds to a single bank account nominated by the Vendors in full and final satisfaction of the Purchaser’s obligations to make cash payments to the Vendors under this clause 4.

4.9  K & S Lease (Curtainsiders)

If the outstanding balance owing under the K & S Lease (Curtainsiders) at Completion exceeds the relevant amount set out below, the Vendors (in their Respective Proportions) must pay the excess (the K&S Lease Adjustment Amount) to the Purchaser on the Determination Date as a reduction in the Purchase Price:

(a) if Completion occurs on 31 October 2006: A$602,000; or

(b) if Completion occurs on 30 November 2006: A$579,000; or

(c) if Completion occurs on 31 December 2006: A$555,000; or

(d) if Completion occurs on 31 January 2007: A$531,000; or

(e) if Completion occurs on 28 February 2007: A$507,000; or

(f) if Completion occurs on 31 March 2007: A$482,000.

4.10  Additional Amount

The Purchaser agrees to pay, on Completion and as part of (but not in addition to) the Purchase Price, the following amounts to the Vendors in their Respective Proportions as follows:

(a) zero, if the Conditions in clauses 2.1(a)(ii) and (iii) and (d) are satisfied in full before 16 January 2007;

(b) $750,000 if the Conditions in clauses 2.1(a)(ii) and (iii) and (d) are either satisfied or, where permitted, waived in accordance with clause 2.2 between 17 January 2007 and 16 February 2007 (both dates inclusive); or

(c) $1,500,000 if the Conditions in clauses 2.1(a)(ii) and (iii) and (d) are either satisfied or, where permitted, waived in accordance with clause 2.2 between 17 February 2007 and 17 March 2007 (both dates inclusive).

5.	Escrow

5.1  Management Vendors Escrow

(a) The Management Vendors irrevocably consent to the Purchaser paying or dealing with the Management Escrow Amount in accordance with clause 5.1(b).

(b) Subject to clause 5.5, the Management Vendors and the Purchaser agree and must procure that the Management Escrow Amount is paid and released as follows:

(i) first, in payment and discharge to the Purchaser of any Claim made by the Purchaser under the Warranties against the Management Vendors (or against the Guarantors under clause 14), which Claim has been agreed, settled or finalised in accordance with clause 9;

(ii) on the first anniversary of the Completion Date, the amount (if any) by which $1,250,000 exceeds the amount of any outstanding Claims made by the Purchaser against the Management Vendors under the Warranties or any Claims which have been agreed, settled or finalised will be released to the Management Vendors in the Management Vendors Respective Proportions on that date;

(iii) on the date that is 18 months after the Completion Date, the amount remaining in the Escrow Account, together with any accrued interest, that is not subject to any outstanding Claim or Claims made by the Purchaser against the Management Vendors under the Warranties will be released to the Management Vendors in the Management Vendors Respective Proportions on that date; and

(iv) if any or all of the Management Escrow Amount remains after the Claim or Claims referred to in clause 5.1(b)(iii) have been agreed, settled or finalised, that amount (together with any interest) will be released to the Management Vendors in the Management Vendors Respective Proportions immediately following such agreement, settlement or finalisation of the relevant Claim.

(c) The Management Vendors agree that they are not entitled to satisfy their obligations to pay any amounts payable by the Management Vendors to the Purchaser under clause 4.4 out of the Management Escrow Amount.

(d) The Purchaser agrees that it must first satisfy the total amount of all Claims made by it against the Management Vendors from the Management Escrow Amount before the Purchaser becomes entitled to recover any other cash in respect of a damages Claim from the Management Vendors.

5.2  Equity Partners Escrow

(a) Equity Partners irrevocably consents to the Purchaser paying the Equity Partners Escrow Amount in accordance with clause 5.2(b).

(b) Subject to clause 5.5, Equity Partners and the Purchaser agree and must procure that the Equity Partners Escrow Amount is paid and released as follows:

(i) first, in payment and discharge to the Purchaser of any Claim made by the Purchaser against Equity Partners under the Warranties, which Claim has been agreed, settled or finalised in accordance with clause 9;

(ii) on the first anniversary of the Completion Date, the amount (if any) by which $500,000 exceeds the amount of any outstanding Claims made by the Purchaser against Equity Partners under the Warranties or any Claims which have been agreed, settled or finalised will be released to Equity Partners on that date;

(iii) on the date that is 18 months after the Completion Date, the amount remaining in the Escrow Account, together with any accrued interest, that is not subject to any outstanding Claim or Claims made by the Purchaser against Equity Partners under the Warranties will be released to Equity Partners on that date; and

(iv) if any or all of the Escrow Amount remains after the Claim or Claims referred to in clause 5.2(b)(iii) have been agreed, settled or finalised, that amount (together with any interest) will be released to Equity Partners immediately following such agreement, settlement or finalisation of the relevant Claim.

(c) Equity Partners agrees that it is not entitled to satisfy its obligations to pay any amounts payable by Equity Partners to the Purchaser under clause 4.4 out of the Equity Partners Escrow Amount.

(d) The Purchaser agrees that it must first satisfy the total amount of all Claims made by it against Equity Partners from the Equity Partners Escrow Amount and/or from the GFC Consideration Shares before the Purchaser becomes entitled to recover any other cash in respect of a damages Claim from Equity Partners.

5.3  Escrow of GFC Consideration Shares

(a) Subject to clauses 5.3(b) and (c), Equity Partners must not, without the prior written consent of the Purchaser, Deal With:

(i) any of the GFC Consideration Shares before the first anniversary of the Completion Date;

(ii) between the first anniversary of the Completion Date and the date that is 18 months after the Completion Date, more than the number of GFC Consideration Shares determined according to the formula set out below. For the avoidance of doubt, if the number of GFC Consideration Shares determined according to the formula set out below is zero or negative then Equity Partners will not have the right to Deal With any GFC Consideration Shares between the first anniversary of the Completion Date and the date that is 18 months after the Completion Date:

X = A−B

Where:

X = the number of GFC Consideration Shares able to be Dealt With pursuant to this clause;

A = 25% of the total number of GFC Consideration Shares issued pursuant to clause 6.3(b); and

B =	is the aggregate of the number of GFC Consideration Shares cancelled pursuant to clause 5.3(c) and, if there is an outstanding Claim, the number of GFC Consideration Shares that would be cancelled pursuant to clause 5.3(c) if such Claim had been agreed, settled or finalised.

(b) The balance of the GFC Consideration Shares that is not subject to any outstanding Claims made by the Purchaser against Equity Partners under the Warranties will be released from escrow on the later of:

(i) the date that is 18 months after the Completion Date; and

(ii) the date on which any Claim or Claims referred to in clause 5.2(b)(iii) have been agreed, settled or finalised.

(c) The Purchaser may apply the GFC Consideration Shares (by procuring GFC to cancel such number of GFC Consideration Shares (which will be measured by reference to the average trading price of GFC Common Stock traded on the American Stock Exchange on the Business Day before the date on which the relevant GFC Consideration Shares are cancelled) the dollar value of which is equivalent to the dollar value of the Claim for breach of Warranty) to discharge any Claim made by the Purchaser against Equity Partners under the Warranties, which Claim has been agreed, settled or finalised in accordance with clause 9.

(d) For the purposes of clause 5.3(c) the dollar value of the GFC Consideration Shares shall be calculated by the closing price per share for sales of GFC Common Stock on the day before the day on which the GFC Consideration Shares are cancelled at such prices as are reported in any nationally recognised publication, which average shall be converted to Australian dollars by reference of the Australian dollar: US dollar exchange rate as published in the Australian Financial Review on that day.

(e) Equity Partners warrants and represents to GFC that:

(i) it is not in the United States, it is not a US person (as defined in Regulation S under the Securities Act) or resident in the United States or physically located in the United States at the time of acquiring the GFC Consideration Shares, and it is not acting for the account or benefit of any US person;

(ii) it acknowledges that the GFC Consideration Shares will not be registered under the Securities Act;

(iii) it is acquiring the GFC Consideration Shares outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act;

(iv) (subject to this deed) Equity Partners agrees not to Transfer any of the GFC Consideration Shares except pursuant Regulation S under the Securities Act or another exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act;

(v) it will not engage in any hedging transactions with respect to the GFC Consideration Shares unless such transactions are conducted in compliance with the Securities Act; (vi) it has complied and will comply with the offering restrictions requirements of Regulation S.

(f) GFC represents and warrants to the Vendors that neither GFC and nor its affiliates have engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the GFC Consideration Shares and have complied and will comply with the offering restrictions requirements of Regulation S. GFC shall refuse to register any transfer of the GFC Consideration Shares not made in accordance with the provisions of Regulation S under the Securities Act, another exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act.

(g) The parties acknowledge and agree that the GFC Consideration Shares shall bear the following legend until released pursuant to clause 5.3(b):

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE, OR PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT . HEDGING

TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO SELLING RESTRICTIONS AS SET OUT IN A SHARE SALE DEED RELATING TO RWA HOLDINGS PTY LIMITED MADE BETWEEN THE COMPANY AND OTHERS DATED [     ] SEPTEMBER 2006”

References in this clause to the Securities Act means the United States Securities Act of 1933, as amended, and to Transfer means sell, assign, transfer, pledge, grant a security interest in or otherwise dispose of either with or without consideration.

5.4  Interest

(a) The Management Vendors will be entitled to all interest earned on the Management Escrow Amount.

(b) Equity Partners will be entitled to all interest earned on the Equity Partners Escrow Amount.

(c) Equity Partners will be entitled to all dividends paid on the GFC Consideration Shares.

5.5  Warranty insurance

The parties agree that clauses 5.1 to 5.4 (inclusive) and clauses 6.3(a)(iv), 6.3(a)(v) and 14 will cease to apply and be deemed not to form part of this deed to the extent that any warranty insurance is obtained and paid for by the Vendors for the benefit of the Purchaser provided that such insurance is approved by the Purchaser. In the event that the Purchaser confirms such insurance is satisfactory, the relevant amounts in the Escrow Accounts must immediately be released to the Vendors.

6.	Completion

6.1  Time and place

Completion will take place on the Completion Date at the offices of Minter Ellison, Aurora Place, 88 Phillip Street, Sydney, NSW 2000 or such other time and place agreed by the parties in writing.

6.2  Obligations of the Vendors

At or before Completion, the Vendors must:

(a) deliver to the Purchaser duly executed and completed transfers in favour of the Purchaser of the Sale Shares in registrable form, together with the relevant share certificates for cancellation;

(b) produce to the Purchaser any power of attorney or other authority under which the transfers of the Sale Shares are executed together with an irrevocable consent and waiver by any person with a right of pre-emption in relation to the Shares;

(c) cause the board of directors of the Company to resolve that the transfers of the Sale Shares together with relevant share certificates, be approved and registered (subject only to the payment of stamp duties or other Taxes of a similar nature) and the transaction of any other business of which the Purchaser may give notice prior to the Completion Date;

(d) cause the boards of directors of each Group Company to resolve to approve the matters referred to in clauses 6.2(c), (e), (f) and (g);

(e) cause the persons named in the fourth and fifth columns of Schedule 3 to be appointed as directors and secretary (as applicable) of the Company and each respective Group Company with effect from Completion (subject to receipt by the Vendors of consents to act from each such person);

(f) cause the resignation of the persons named in the second and third columns of Schedule 3 as directors and secretary (as applicable) of each Group Company, with effect from Completion;

(g) cause the revocation, with effect from Completion, of all authorities relating to bank accounts of each Group Company;

(h) deliver to the Purchaser or otherwise make available at the registered office of the Company, all Records (other than those which the Vendors are entitled to retain under clause 6.5). The Vendors must ensure that the register of members of each Group Company is accurate and up to date;

(i) deliver to the Purchaser or otherwise make available at the registered office of the Company the common seal (if any) of each Group Company;

(j) procure each of the Key Employees to enter into deeds containing the matters referred to in clause 2.1(i);

(k) deliver evidence of the release of the equitable mortgage existing over certain of the Sale Shares held by Cetro Pty Limited, FOMJ Pty Limited and FOMM Pty Limited created pursuant to an Equitable Mortgage of Shares between those Vendors, Triton CSA International B.V and others; and

(l) do all other things necessary or desirable to transfer the Sale Shares and complete any other transaction contemplated by this deed, including delivering new share certificates with respect to the Sale Shares to the Purchaser, to place the Purchaser in effective control of the Group and the Business.

6.3  Obligations of the Purchaser and GFC

(a) At Completion, the Purchaser must:

(i) pay the Completion Payment, in accordance with clause 4.5;

(ii) unless already paid by the Company, pay the amounts required to be paid pursuant to clause 4.5(a) in relation to the B Class Notes and the Options;

(iii) deliver a deed in a form reasonably acceptable to the Vendors under which the Purchaser releases all directors and officers of the Group Companies from all liabilities incurred by them in their capacities as officers of the Group other than for gross negligence, wilful misconduct or fraud and pursuant to which all such directors release the Group Companies from any Claim any such directors may have against any Group Company;

(iv) pay the Management Escrow Amount into the Escrow Account; and

(v) pay the Equity Partners Escrow Amount into the Escrow Account.

(b) At Completion, GFC must issue the GFC Consideration Shares to Equity Partners, in accordance with clause 4.5 and subject to clause 5.3. The relevant share certificates for those shares must be delivered to Equity Partners within 5 Business Days after Completion.

(c) The Purchaser agrees that it may not reduce or set off against its obligation to pay the Completion Payment any Claims made by the Purchaser against the Vendors under this deed.

6.4  Simultaneous actions at Completion

In respect of Completion:

(a) the obligations of the parties under this deed are interdependent;

(b) all actions required to be performed will be taken to have occurred simultaneously on the Completion Date; and

(c) the Purchaser need not complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

6.5  Records

After Completion, the Vendors may retain copies of any Records necessary for the Vendors to comply with any applicable law (including, without limitation, any applicable Tax law) and to prepare Tax or other returns required of them by law.

6.6  Information and Assistance Following Completion

(a) For 90 days after Completion, if the Purchaser gives the Vendors (or any of them) notice (“Assistance Notice”) so requesting the Vendors must furnish the Purchaser with such information relating to the Business in the possession and control of that Vendor specified in the Assistance Notice.

(b) Michael Baxter agrees to assist the Purchaser (at its cost) with transition issues for a 360 day period following Completion on the terms and conditions contained in the Consultancy Agreement contained in Schedule 13 (Michael Baxter Consultancy Agreement).

7.	Completion Accounts

7.1  Completion Accounts

The Purchaser must as soon as practicable, and in any event no later than 20 Business Days, after the Completion Date procure that the Group prepares and gives the Vendors’ Representatives a profit and loss statement as at the Completion Date together with a balance sheet for the Group as at the close of business on the Completion Date in relation to the period from 1 July 2006 up to the close of business on the Completion Date (both days inclusive).

7.2  Basis of preparation

The Completion Accounts must be prepared and the amount of the Net Debt, the Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount and the K&S Lease Adjustment Amount, must be calculated on the same basis as the Accounts.

7.3  Access to information

The Purchaser must ensure that all reasonable information and assistance requested by the Vendors’ Representatives is given to them to review the draft Completion Accounts and must permit the Vendors’ Representatives and the Vendors’ advisers to have reasonable access to, and take extracts from, or make copies of, the Records to review the Completion Accounts.

7.4  Review of Completion Accounts

If the Vendors’ Representatives do not dispute the Completion Accounts within ten Business Days after the date on which they are given a copy of the draft Completion Accounts (Final Objection Date) those accounts will be taken to be the final Completion Accounts and the amount of the Net Debt, the Completion Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount and the K&S Lease Adjustment Amount in those accounts will be final and binding on the parties. If the Vendors’ Representatives dispute the Completion Accounts before the Final Objection Date, the dispute will be determined in accordance with clause 7.5.

7.5  Dispute Resolution Procedure

(a) If the Vendors’ Representatives dispute the Completion Accounts, the Vendors’ Representatives must give the Purchaser a notice (Dispute Notice) before the Final Objection Date setting out:

(i) reasonable details of each matter in dispute; and

(ii) the reasons why each matter is disputed.

(b) Within ten Business Days of the Vendors’ Representatives giving the Purchaser a Dispute Notice, the Purchaser must give the Vendors’ Representatives a response in writing on the disputed matters (Response).

(c) If the dispute has not been resolved within ten Business Days of the Purchaser giving the Response to the Vendors’ Representatives, the dispute must promptly be submitted for determination to the Independent Accountant to determine the matter or matters in dispute.

(d) The Independent Accountant must be agreed by the Vendors’ Representatives and the Purchaser. If the Vendors and the Purchaser cannot agree within ten Business Days of the expiry of the period in clause 7.5(c), then the Independent Accountant will be nominated, at the request of either the Vendors or the Purchaser, by the President of the Institute of Chartered Accountants (Sydney Branch).

(e) The disputed matters must be referred to the Independent Accountant by written submission which must include the draft Completion Accounts, the Dispute Notice, the Response and an extract of the relevant provisions of this deed. The Independent Accountant must also be instructed to finish its determination no later than ten Business Days after its appointment (or another period agreed in writing by the Vendors’ Representatives and the Purchaser). Each party shall be entitled to make such written submissions as it deems fit.

(f) The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination. All correspondence between the Independent Accountant and a party must be copied to the other parties.

(g) The Independent Accountant must act as an expert and not as an arbitrator and its written determination will be final and binding on the parties in the absence of manifest error and the Completion Accounts will be deemed to be amended accordingly and will be taken to comprise the final Completion Accounts.

7.6  Costs

The costs of the Independent Accountant (if instructed) will be borne by the Vendors (in their Respective Proportions) as to one-half and the Purchaser as to one-half.

8.	Obligations before Completion

8.1  Continuity of business

The Vendors must, to the extent within their respective powers as shareholders of the Company and through their board representation, procure that, until Completion, each Group Company:

(a) manages and conducts its Business as a going concern with all due care and in accordance with normal and prudent practice (having regard to the nature of the Business and the past practice of the Group Company);

(b) uses its reasonable efforts to maintain the profitability of the Business; and

(c) does not, without the prior consent by notice of the Purchaser (such consent not to be unreasonably withheld or delayed), either:

(i) enter into, terminate or alter any term of any material contract or commitment with a value of $100,000 or more;

(ii) other than in the ordinary course of the Business, incur any material liabilities of $50,000 or more;

(iii) other than in the ordinary course of its Business, dispose of, agree to dispose of, encumber or grant an option over any of its assets;

(iv) hire or terminate the employment of any senior employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any senior employee whose salary package is $150,000 or more;

(v) allot or issue or agree to allot or issue any share or any security convertible into any share;

(vi) declare or pay any dividend or make any other distribution of its assets or profits;

(vii) alter or agree to alter its constitution; or

(viii) pass any special resolution,

except as provided for in the Budget.

8.2  Access to Business and Records

On and after the condition in clause 2.1(a)(ii) is satisfied, the Vendors must:

(a) allow the Purchaser, its employees, agents and representatives reasonable access to the Records, Key Employees and the Group auditors at all reasonable times before Completion (such times to be agreed between the Purchaser and Vendors’ Representatives); and

(b) to the extent within their powers as shareholders of the Company and subject to any confidentiality restrictions binding on the Group, supply to the Purchaser or its representative any information or document relating to the Business in its possession or control reasonably requested concerning a Group Company or its Business and assist the Purchaser to gain knowledge concerning the Group Companies, the Businesses and their operation and conduct.

8.3  Purchaser’s obligations

The Purchaser must ensure that any access under clause 8.2 is exercised and conducted in the presence of a representative of the Vendors in a manner to avoid unreasonable disruption to the conduct of the Business and the activities and operations of each Group Company and the Employees.

8.4  Notice of Change

Where before Completion an event occurs which has or may have a Material Adverse Effect the Vendors must, immediately upon becoming aware of that event, give notice to the Purchaser describing the event in reasonable detail known to the Vendors.

8.5  SEC Proxy Filing

(a) The Vendors acknowledge that GFC has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such is subject to certain reporting and filing obligations with the United States Securities and Exchange Commission (“SEC”). In connection with the transactions contemplated by this deed, these filing and reporting obligations will include filing and obtaining SEC approval of a proxy statement to be sent to the shareholders of GFC and the filing of a Form 8-K upon announcement and upon closing of the transactions (the “SEC Filings”). These documents must include business and financial information regarding the Company, including audited annual and unaudited interim financial statements.

(b) The Management Vendors, in the Management Vendor’s Respective Proportions, covenant to GFC that the information provided (or procured to be provided) by the Management Vendors relating to the Group in any preliminary or definitive proxy statement filed with the SEC in connection with the transactions contemplated by this deed and which information is specifically identified in writing by GFC will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.

(c) GFC agrees to indemnify the Vendors against any Claim against the Vendors to the extent that:

(i) any preliminary or definitive proxy statement or any other document filed with the SEC in connection with the transactions contemplated by this deed contained any statement which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading

(excluding any statement based on information which is warranted by the Management Vendors under clause 8.5(b); and

(ii) the final proxy statement did not comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(d) GFC will duly dispatch and post the notice of meeting to its stockholders as soon as legally practicable after the proxy statement is approved by SEC and will use its best efforts to cause such meetings to occur no later than 30 days from the date of mailing the notices. GFC’s board of directors will recommend to stockholders the approval of the transactions contemplated by this deed and GFC must include such recommendation in the proxy statement.

(e) The Management Vendors agree to provide such business and financial information and financial statements regarding the Group as GFC may reasonably request for the SEC Filings and to respond to SEC comments in connection therewith, and to cause (to the extent they are able to do so) its auditors to provide such signed reports and consents as may be required for such SEC Filings.

(f) GFC agrees that it will promptly provide copies to and consult with the Management Vendors in the preparation of any written responses with respect to any comments or requests received from SEC, and the Management Vendors will, prior to filing, have the right to review and comment on the SEC Filings made at or prior to Completion. GFC will not file any SEC Filings with the SEC containing information relating to the Group without the prior written consent of Paul Jeffery as representative of the Management Vendors with respect to the information relating to the Group, which consent shall not be unreasonably withheld or unreasonably delayed.

9.	Warranties and Indemnities

9.1  Warranties by Vendors

(a) Each Vendor represents and warrants to the Purchaser, in respect of itself and the Sale Shares held by it only, that each of the Title and Capacity Warranties is true and accurate on its terms at the date of this deed and will be true and accurate on the Completion Date.

(b) Each Management Vendor severally represents and warrants to the Purchaser that each of the Business Warranties is true and accurate on its terms at the date of this deed and will be true and accurate on the Completion Date.

(c) Equity Partners represents and warrants to the Purchaser that each of the Business Warranties is, so far as Equity Partners is aware, true and accurate on its terms at the date of this deed and will be true and accurate on the Completion Date.

9.1A  Vendors’ Indemnity

The Vendors indemnify and agree to keep indemnified the Purchaser against any Claim against the Purchaser to the extent that the Claim gives rise to a breach of any of the Business Warranties (including, without limitation, any Claim suffered or incurred by the Purchaser by reason of the Shares being worth less than they would have been worth had that breach not occurred).

9.2  Application of the Warranties

Each of the Warranties:

(a) remains in full force and effect after Completion;

(b) is separate and independent and is not limited by reference to any other Warranty; and (c) is given as an inducement to the Purchaser to enter into this deed.

9.3  Disclosure

The Warranties are given subject to and qualified by, and the Purchaser is not entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if and to the extent, but only to the extent, that the fact, matter or circumstance is fairly disclosed in the Disclosure Documents.

This clause does not apply to any disclosure relating to the statutory records of any Group Company (and in particular their Members register).

9.4  Acknowledgments

The Purchaser acknowledges and agrees with the Vendors that:

(a) the Warranties are the only warranties that the Purchaser has relied on in entering into this deed;

(b) without limiting clause 9.14, no warranty or representation, expressed or implied, is given in relation to any information or expression of intention or expectation nor any forecast, budget or projection contained or referred to in the Disclosure Documents; and

(c) to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by any Group Company or their respective employees, customers, agents or representatives are expressly excluded.

9.5  No reliance

(a) The Purchaser acknowledges, and represents and warrants to the Vendors, that:

(i) no representations, warranties, promises, undertakings, statements or conduct:

(A) have induced or influenced the Purchaser to enter into, or agree to any terms or conditions of, this deed;

(B) have been relied on in any way as being accurate by the Purchaser;

(C) have been warranted to the Purchaser as being true; or

(D) have been taken into account by the Purchaser as being important to its decision to enter into, or agree to any or all of the terms of, this deed,

except, in the case of the Purchaser, those expressly set out in this deed (including in the Warranties);

(ii) it has entered into this deed after satisfactory inspection and investigation of the affairs of the Group, including a reasonable review of all the Disclosure Documents; and

(iii) it has made, and it relies upon, its own reasonable searches, enquiries and evaluations in respect of the Business (including in connection with any financial analysis or modelling conducted by the Purchaser or any of their representatives or advisers), except to the extent expressly set out in this deed (including in the Warranties).

(b) The parties acknowledge that the Vendors are not under any obligation to provide the Purchaser or its advisers with any information (including financial information) on the future performance or prospects of the Group. If the Purchaser has received opinions, estimates, projections, business plans, budget information or forecasts in connection with the Group (including in connection with any financial analysis or modelling conducted by the Purchaser or any of their representatives or advisers), the Purchaser acknowledges and agrees that:

(i) there are uncertainties inherent in attempting to make these opinions, estimates, projections, business plans, budgets and forecasts and the Purchaser is familiar with these uncertainties;

(ii) the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all opinions, estimates, projections, business plans, budgets and forecasts furnished to it; and

(iii) the Vendors are not liable under any Claim arising out of or relating to any opinions, estimates, projections, business plans, budgets or forecasts in connection with the Group.

9.6  Financial limits on Claims

The Vendors have no liability for a Claim for a breach of Warranty:

(a) unless the amount of the Claim in respect of that breach is $20,000 or more; and

(b) until the aggregate of all Claims under all Warranties of $20,000 or more exceeds $375,000, in which event the Purchaser may claim the whole amount, not just the excess over $375,000.

9.7  Time limits on Claims

(a) Subject to clause 9.7(b), a Vendor will have no liability for breach of any Warranty, unless the Purchaser has given written notice of the Claim (Claim Notice) to that Vendor on or before the date that is 18 months after the date of this deed other than a Claim under 9.7(b) and the Claim has been settled or legal proceedings in a court of competent jurisdiction in respect of the Claim have been commenced by the Purchaser against that Vendor within twelve months of the date of the relevant Claim Notice.

(b) A Vendor will have no liability for breach of the Warranties in clauses 1, 3 and 6 of Schedule 5 unless the Purchaser has given written notice of the Claim to that Vendor on or before the date that is five years after the date of this deed.

9.8  Maximum aggregate liability for Claims

The maximum aggregate liability of each Vendor (including legal costs and expenses incurred in defending a Claim from a third party), as a result of Claims for breach of:

(a) the Title and Capacity Warranties given by that Vendor is an amount equal to that Vendor’s Respective Proportion of the Purchase Price; and

(b) the Business Warranties is an amount equal to that Vendor’s Respective Proportion of 20 percent of $115,000,000,

provided that the aggregate amount which the Purchaser may recover against that Vendor in respect of all Claims under both paragraphs (a) and (b) above and in relation to any other breach of this deed by that Vendor (including, without limitation, clauses 9.1A, 9.16 and 10) is an amount equal to that Vendor’s Respective Proportion of the Purchase Price.

9.9  Duty to mitigate

(a) The Purchaser acknowledges and agrees that it must itself take, and must procure that the Group Companies take, all reasonable steps to mitigate all and any loss which arises due to a breach by the Vendors of any provision of this deed including any breach of Warranty (which, for the avoidance of doubt, includes the indemnities in clauses 9.1A, 9.16 and 10).

(b) Without limiting clause 9.9(a), the Purchaser must take all reasonable steps to resist and defend, in the name of the relevant Group Company, any third party Claims.

9.10  Rights of the Purchaser

If the Purchaser makes a Claim under any Warranty (which, for the avoidance of doubt, includes a Claim under any of clauses 9.1A, 9.16 and 10):

(a) the Purchaser at reasonable and regular intervals must provide the Vendors with written reports concerning the conduct, negotiation, control, defence and/or settlement of the Claim;

(b) the Purchaser must afford the Vendors the opportunity to consult with the Purchaser on matters of significance in relation to the conduct, negotiation and settlement of the Claim; and

(c) the Vendors must render to the Purchaser, at the Purchaser’s reasonable expense, all such assistance as the Purchaser may reasonably require in disputing any Claim.

9.11  Benefits or credits received by the Company or the Purchaser

If any payment in respect of a Claim under the Warranties is made to the Purchaser by, or on behalf of, a Vendor, and after the payment is made the Purchaser or any Group Company receives or is entitled to any benefit or credit in relation to the subject matter of the Claim (including payment under any insurance policy), then the Purchaser:

(a) must immediately notify the Vendor of the likely benefit or credit; and

(b) pay to the Vendor an amount equal to the amount (net of expenses and Tax) of the likely benefit or credit received by the Purchaser or Group companies (as the case may be).

9.12  Warranty payments

Any payment made in respect of a Claim for breach of a Warranty is deemed to be a reduction in the Purchase Price.

9.13  Trade Practices Act

To the extent permitted by law, the Purchaser agrees not to make, and waives any right it may have to make, any claim against the Vendors under section 52 of the Trade Practices Act 1974 (Cth) or the corresponding provision of any State or Territory enactment.

9.14  Financial forecasts

The parties acknowledge and agree that the Warranties do not apply to any financial forecasts, projections, opinions of future performance or other statements relating to financial prospects of the Group that have been provided by the Vendors or which are contained in the Budget. No warranty is given or representation made that any such financial forecast, projection or opinion will be met or achieved. Any such information that has been provided to the Purchaser was provided for information purposes only.

9.15  Additional limitations

The liability of the Vendors in respect of any Claim in respect of the Warranties is reduced to the extent that:

(a) the subject matter of any Claim is provided for in the Accounts or is taken into account in calculating the amount of the Net Debt, the Completion Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount or the K&S Lease Adjustment Amount;

(b) the Claim has arisen as a result of, or in consequence of, any voluntary act, omission, transaction or arrangement of or on behalf of the Purchaser or any Group Company after Completion except in relation to those acts or omissions conducted in the ordinary course of business or required by any law, regulation or contractual arrangement;

(c) the Claim is as a result of or in respect of, or where the Claim arises from any increase in the rate of Tax liable to be paid or any imposition of Tax not in effect at the date of this deed;

(d) GFC or the Purchaser have actual knowledge of the facts giving rise to the Claim and in circumstances where it would be reasonable for the Purchaser to conclude that there was a breach of Warranty;

(e) the Claim occurs or is increased as a result of legislation not in force or in effect at the date of this deed; or

(f) the Claim occurs as a result of a change after the date of this deed in any law or interpretation of law.

9.16  Vendors’ Tax Indemnity

The Vendors indemnify and agree to keep indemnified until 5 years after the date of this deed, the Purchaser against:

(a) any amounts which either or both a Group Company and the Purchaser may be called upon to pay in respect of any assessment, reassessment, amended assessment, default assessment, penalty, fine or any other obligation in respect of Taxes of the Group Company in respect of any year of income ended 30 June preceding the Completion Date and in respect of the period commencing on 1 July 2006 and ending on the Completion Date which have not been paid prior to the Accounts Date or fully provided for in the Accounts or in the Completion Accounts;

(b) any increased liability for Tax payable by the Purchaser (in relation to a Group Company) and/or the Group for any reason in respect of any year of income up to and inclusive of the year of income ended on 30 June immediately preceding the Completion Date from that amount already paid or to be provided for in the Accounts arising out of any act done or omitted to be done by a Group Company on or before the Completion Date; and

(c) any Taxes payable by a Group Company during the period from the Accounts Date to the Completion Date arising as a result of the actions of a Group Company during that period which are not in the ordinary and proper course of business and which are not provided for in the Accounts or in the Completion Accounts.

9.17  Limits to recovery

The Purchaser acknowledges and agrees that it may not recover any amounts from the Vendors in relation to more than one of the following:

(a) a breach of any of the Business Warranties; and/or

(b) a breach of any of the Title and Capacity Warranties; and/or

(c) the indemnity in clause 9.1A; and/or

(d) the indemnity in clause 9.16; and/or

(e) the indemnity in clause 10,

in relation to the same set of facts or circumstances.

9.18  Good faith negotiations in relation to disclosure of material items between signing and Completion

The parties acknowledge and agree that if a fact, matter or circumstance occurs after the date of this deed but before Completion that constitutes a breach of a Warranty or Warranties, being a fact, matter or circumstance that did not exist at the date of this deed, then while neither the Vendors nor the Purchaser will have any right to terminate this Deed in respect of the relevant breach, the following provisions will operate:

(a) the Vendors will be entitled to disclose the relevant fact, matter or thing to the Purchaser;

(b) such disclosure will not constitute a disclosure against the Warranties for the purposes of clause 9.3; and

(c) the parties agree to negotiate in good faith before Completion with a view to reaching a mutually acceptable resolution (which may possibly involve an appropriate reduction in the Purchase Price) in lieu of the Purchaser making a claim for breach of the Warranties against the Vendors.

10.	K&S Lease Indemnity

(a) Subject to clause 10(b), for so long as Royal Wolf Trading has obligations under the K&S Lease (Curtainsider), the Vendors (in their Respective Proportions) indemnify the Group for all liabilities suffered or incurred by the Group in relation to an event of default occurring under the K&S Lease (Curtainsider) on or after Completion.

(b) The indemnity in clause 10(a) only applies on the basis that:

(i) the K&S Lease (Curtainsider) is not amended or varied after Completion;

(ii) the term of the K&S Lease (Curtainsider) is not extended;

(iii) Royal Wolf Trading continues to perform all of its obligations under the K&S Lease (Curtainsider) which are due to be performed on or after Completion;

(iv) Royal Wolf Trading does not cause the K&S Lease (Curtainsider) to be breached, either wilfully or negligently, after Completion; and

(v) the Purchaser takes, and procures that Royal Wolf Trading takes, all reasonable actions to mitigate any Claim under the K&S Lease (Curtainsider).

(c) In the event that the indemnity in this clause 10 is invoked, the parties agree to use their best endeavours to procure that Royal Wolf Trading assigns the benefit of the K&S Lease (Curtainsider) to a nominee of the Vendors.

11.	ADF Contract

The parties acknowledge that, in the period prior to Completion, the Group may enter into and comply with its obligations under the ADF Contract (if awarded) subject to the Vendors consulting with the Purchaser on negotiations (if any) relating to the ADF Contract.

12.	Environmental audit report

Without affecting clause 9, the Vendors acknowledge and agree that the Purchaser does not give any warranty or make any representation in relation to the completeness or accuracy of the Phase 1 environmental audit report commissioned by GFC in relation to the Group or the methodology adopted by Consulting Earth Scientists in preparing that report.

13.	GFC Undertaking

(a) GFC undertakes, subject to all of the Conditions being satisfied or waived in accordance with clause 2.2, to ensure that the Purchaser is provided with sufficient funding to enable it to meet its obligations under this deed (including, without limitation, the obligations in clause 6.3).

(b) The Vendors have agreed to enter into this deed with GFC and the Purchaser in reliance on the undertaking in clause 13(a).

14.	Guarantee

14.1  Guarantee and indemnity

Each Guarantor, in respect of its Related Management Vendor only and to the extent of that Related Management Vendor’s Respective Proportion only, unconditionally and irrevocably:

(a) guarantees to the Purchaser the due and punctual performance and observance by its Related Management Vendor of all of the obligations contained in or implied under this deed that must be performed and observed by its Related Management Vendor (whether present, future, actual or contingent) (Guaranteed Obligations); and

(b) indemnifies the Purchaser against all losses, damages, costs and expenses which the Purchaser may now or in the future suffer or incur consequent on or arising directly or indirectly out of any breach or non-observance by its Related Management Vendor of a Guaranteed Obligation.

14.2  Enforcement against guarantors

The Purchaser must first satisfy the total amount of any Claims made by it against the Guarantor from the proceeds remaining in the Escrow Account (if any) before it becomes entitled to recover any other cash in respect of a damages Claim from a Guarantor.

14.3  Continuing Guarantee

This Guarantee is a continuing guarantee and indemnity notwithstanding any settlement of account, intervening payment or other matter or thing whatever and is irrevocable until discharged pursuant to the terms of this deed.

14.4  Principal Obligations

The Guaranteed Obligations

(a) are principal obligations and not ancillary or collateral to any other obligation; and

(b) may be enforced against the relevant Guarantor without the Purchaser being required to exhaust any remedy it may have against the Vendor or to enforce any guarantee or security interest it may hold with respect to the Guaranteed Obligations.

14.5  Obligations Absolute and Unconditional

The Guaranteed Obligations are absolute and unconditional and the liability of the relevant Guarantor under this deed extends to and is not affected by anything which, but for this provision, might operate to exonerate it from the Guaranteed Obligations in whole or in part including, without limitation, any one or more of the following (whether occurring with or without the consent of any person):

(a) the grant to the Management Vendor, the Guarantor or any other person of any time, waiver or other indulgence or concession or any whole or partial discharge or release of the Management Vendor, the Guarantor or any other person;

(b) any transaction or arrangement that may take place between the Purchaser and the Management Vendor, the Guarantor or any other person;

(c) the winding up or bankruptcy or death of, or the appointment of an administrator to, the Management Vendor, the Guarantor or any other person;

(d) the Guaranteed Obligations being or becoming wholly or partially illegal, void, voidable, unenforceable or disclaimed by a liquidator or trustee in bankruptcy;

(e) the failure by the Purchaser to give notice to the Guarantor of any default by the Management Vendor or any other person;

(f) any legal limitation, disability, incapacity or other circumstance related to the Management Vendor, the Guarantor or any other person;

(g) any laches, acquiescence, delay, acts, omissions or mistake on the part of or suffered by the Purchaser or any other person in relation to this deed;

(h) the Purchaser becoming a party to any compromise or scheme or assignment of property by or relating to the Management Vendor or the Guarantor or the acceptance by the Purchaser of any dividend or sum of money under such compromise, scheme or assignment;

(i) any judgment or rights which the Purchaser may have or exercise against the Management Vendor, the Guarantor or any other person;

(j) if the Management Vendor or the Guarantor is a trustee, any breach of trust or any variation of the terms of the trust or its determination.

14.6  Winding-up or Bankruptcy of Management Vendor

If the Management Vendor is wound up or bankrupted, the Guarantor irrevocably authorises the Purchaser (but without any obligation on the part of the Purchaser) to:

(a) prove for all moneys which the Guarantor has paid under this guarantee; and

(b) retain and carry to a suspense account and appropriate at the Purchaser’s discretion any dividends and other moneys received in respect of satisfaction of the Guaranteed Obligations,

until the Guaranteed Obligations have been irrevocably paid and discharged in full.

14.7  Indemnity in Respect of Management Vendors’ Obligations

The Guarantor unconditionally indemnifies the Purchaser against any loss which the Purchaser may suffer because the Guaranteed Obligations are unenforceable or disclaimed by a liquidator or trustee in bankruptcy in whole or in part.

14.8  Payment under Indemnity

The Guarantor shall pay to the Purchaser on demand a sum equal to any loss in respect of which it indemnifies the Purchaser under this clause including any moneys (or any moneys which if recoverable would have formed part of the Guaranteed Obligations) which are not or may not be recoverable.

14.9  General Application of Indemnity

The indemnities given by the Guarantor under this clause shall apply to any Guaranteed Obligations which are not or may not be recoverable:

(a) whether by reason of any legal limitation, disability or incapacity of or affecting the Vendor or any other person;

(b) whether the transactions or any of them relating to those moneys were void, illegal, voidable or unenforceable; and

(c) whether or not any of the relevant matters or facts were or ought to have been within the knowledge of the Purchaser.

15.	Restraint

15.1  Definitions

In this clause 15:

(a) Covenantor means each of Equity Partners and the Management Vendors;

(b) engage in means to carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier; and

(c) Restraint Amount means $3 million payable by the Purchaser to the Covenantors in accordance with clause 15.8.

15.2  Prohibited activities

In consideration for the payment of the Restraint Amount, the Covenantors must not and must procure that each of its Associated Persons does not do any of the following:

(a) engage in a business that competes with the Business;

(b) solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on the Completion Date a customer of the Group with a view to obtaining their custom in a business that is in competition with the Business; or

(c) interfere with the relationship between the Group and its customers, employees or suppliers;

(d) induce or help to induce an Employee to leave their employment; or

(e) disclose or use to their advantage or to the disadvantage of any Group Company, itself or by any of its Associated Persons any of the trade secrets or any confidential information relating to a Group Company or its Business.

15.3  Duration of prohibition

The undertakings in clause 15.2 begin on the Completion Date and end:

(a) 5 years after the Completion Date;

(b) 4 years after the Completion Date;

(c) 3 years after the Completion Date;

(d) 2 years after the Completion Date;

(e) 1 year after the Completion Date,

other than the undertaking in clause 15.2(e) which shall not have an end date.

15.4  Geographic application of prohibition

The undertakings in clause 15.2 apply only if the activity prohibited by clause 15.2 occurs within:

(a) Australia and New Zealand;

(b) All states and Territories of Australia;

(c) All capital cities in Australia and New Zealand.

15.5  Interpretation

Clauses 15.2, 15.3 and 15.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 15.2, with each period in clause 15.3, and combining each of those combinations with each area in clause 15.4. All combinations apply cumulatively. Each combination must be read down to the extent necessary to be valid. If any combination cannot be read down to that extent, it must be severed. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 15.2, 15.3 and 15.4.

15.6  Exceptions

This clause 15 does not restrict:

(a) a Covenantor from performing any employment with the Group;

(b) a Covenantor from holding five per cent or less of the shares of a listed company;

(c) Equity Partners holding shares in the capital of GFC;

(d) a Covenantor recruiting a person in response to a newspaper, web page or other public employment advertisement that is not made with the intention of soliciting the employment of a particular employee of the Group;

(e) Equity Partners holding an interest in another business which competes with the Business (Competing Business) provided that the Competing Business does not derive more than 10% of its revenue from activities which compete with the Business and provided that Equity Partners disposes of its interest in the Competing Business within 6 months of the Competing Business deriving more than 10% of its revenue from activities which compete with the Business.

15.7  Acknowledgments

Each Covenantor acknowledges that:

(a) all the prohibitions and restrictions in this clause 15 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b) damages are not an adequate remedy if a Covenantor breaches this clause 15; and

(c) the Purchaser may apply for injunctive relief if a Covenantor breaches or threatens to breach this clause 15.

15.8  Payment of Restraint Amount

The Restraint Amount is payable in cash by the Purchaser to the Vendors without counterclaim or set-off as follows:

(a) on the first anniversary of the Completion Date:

(i) $750,000 to Equity Partners; and

(ii) $750,000 to the Management Vendors;

(b) on the second anniversary of the Completion Date:

(i) $750,000 to Equity Partners; and

(ii) $750,000 to the Management Vendors.

16.	Representations by the Purchaser and GFC

16.1  Representations

Each of the Purchaser and GFC represent and warrant to each of the Vendors that each of the following statements is true and accurate at the date of this deed and will be true and accurate on the Completion Date:

(a) they are validly existing under the laws of their place of incorporation or registration;

(b) they have the power to enter into and perform their obligations under this deed and to carry out the transactions contemplated by this deed;

(c) they have taken all necessary action to authorise their entry into and performance of this deed and to carry out the transactions contemplated by this deed; and

(d) their obligations under this deed are valid and binding and enforceable against them in accordance with their terms.

16.2  Application of representations by the Purchaser and GFC

Each of the representations and warranties made by the Purchaser and GFC under clause 16.1 remains in full force and effect on and after Completion.

17.	Equity Partners limitation of liability

17.1  Limited capacity

Subject to clause 17.3, Equity Partners Two Pty Limited (Trustee) enters into this deed solely in its capacity as trustee of the Equity Partners 2 Trust (Trust). A liability arising under or in connection with this deed is limited to, and can be enforced against the Trustee, only to the extent to which it can be satisfied out of the assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the liability of the Trustee applies despite any other provision of this deed (other than clause 17.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

17.2  Limited rights to sue

Subject to clause 17.3, no party may sue the Trustee in any capacity other than in its capacity in relation to the Trust, including to seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator, or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

17.3  Exceptions

The provisions of clauses 17.1 and 17.2 do not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because there is a reduction in the extent of the Trustee’s indemnification out of the assets of the Trust as a result of the Trustee’s fraud, negligence or breach of trust.

17.4  Limitation on authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this deed has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Trustee for the purpose of clause 17.3.

18.  GST

18.1  Interpretation

In this clause 18, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the meaning given to it in that Act.

18.2  GST gross up

If a party makes a supply under or in connection with this deed in respect of which GST is payable, the consideration for the supply but for the application of this clause 18.2 (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

18.3  Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 18.2.

18.4  Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this deed until it receives a tax invoice for the supply to which the payment relates.

19.	Announcements

19.1  Announcements

A party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this deed unless:

(a) it is required to be made by law or the rules of a recognised investment exchange or by contract and before it is made that party has:

(i) notified the other parties to this deed; and

(ii) given the other parties to this deed at least two Business Days to comment on the contents of, and the requirement for, such press release or public announcement; or

(b) it has the prior written approval of Equity Partners, the Purchaser and Management Vendors (which approval may not be unreasonably withheld); or

(c) Equity Partners Two Pty Limited wishes or must, in satisfaction of its reporting obligations, issue a release or notice to investors or shareholders of Equity Partners or to the members of advisory and investment committees of funds managed by Equity Partners.

19.2  Equity Partners exception

(a) The Vendors must not (and the Vendors must procure that any of their Associated Persons must not) negotiate or offer to treat in any way the sale of the Company or the Business with any third party.

(b) If the Conditions in clause 2.1(a) and 2.1(b) are not satisfied or waived by 1 March 2007 then Equity Partners may discuss the potential sale of the Company or the Business with any third party between the period from 1 March 2007 to 17 March 2007 (both dates inclusive).

20.	Notices and other communications

20.1  Service of notices

A notice, demand, consent, approval or communication under this deed (Notice) must be:

(a) in writing, in English and signed by a person duly authorised by the sender; and

(b) hand delivered or sent by prepaid post or facsimile to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

20.2  Effective on receipt

A Notice given in accordance with clause 20.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a) if hand delivered, on delivery;

(b) if sent by prepaid post, the second Business Day after the date of posting (or the seventh Business Day after the date of posting if posted to or from a place outside Australia); and

(c) if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00 am on the next Business Day.

21.	Miscellaneous

21.1  Vendors’ Representatives

The Vendors agree that when this document provides that any power may be exercised by, any decision may be made by, any action may be performed by, any notice may be given by, or any consent may be given by the Vendors’ Representatives:

(a) then that power may be exercised by, that decision may be made by, that action may be performed by, that notice may be given by and that consent may be given by the Vendors’ Representatives for and on behalf of all the Vendors; and

(b) the Purchasers may rely on the exercise, decision, action, notice or consent of the Vendors’ Representatives in relation to any such matters as having been given on behalf of all the Vendors.

21.2  Alterations

This deed may be altered only in writing signed by each party.

21.3  Approvals and consents

Except where this deed expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this deed.

21.4  Assignment

A party may only assign this deed or a right under this deed with the prior written consent of each other party.

21.5  Costs

(a) The Vendors’ costs and expenses of negotiating, preparing and executing this deed will be paid by the Company.

(b) The Purchaser and GFC must pay its own costs and expenses of negotiating, preparing, stamping and executing this deed including the costs and expenses of preparing the proxy statement referred to in clause 2.1(a) and the costs and expenses of Horwath and Horwath and KPMG.

21.6  Stamp duty and other duties

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this deed or any transaction contemplated by this deed, must be paid by the Purchaser.

21.7  Survival

Any indemnity or any obligation of confidence under this deed is independent and survives termination of this deed. Any other term by its nature intended to survive termination of this deed survives termination of this deed.

21.8  Counterparts

This deed may be executed in counterparts. All executed counterparts constitute one document.

21.9  No merger

The rights and obligations of the parties under this deed do not merge on completion of any transaction contemplated by this deed.

21.10  Entire agreement

This deed and the documents referred to in this deed constitute the entire agreement between the parties in connection with its subject matter and supersede all previous agreements or understandings between the parties in connection with its subject matter.

21.11  Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this deed and any transactions contemplated by it.

21.12  Severability

A term or part of a term of this deed that is illegal or unenforceable may be severed from this deed and the remaining terms or parts of the term of this deed continue in force.

21.13  Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

21.14  Governing law and jurisdiction

This deed is governed by the law of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

21.15  Specific performance

Nothing in this deed is intended to exclude a party from seeking the remedy of specific performance in relation to Completion.

22.	Trusts

The Management Vendors covenant with each other party that they have full, complete, valid and unfettered authority and power to enter into this deed pursuant to the trusts for which they are the trustees including the power to give a guarantee and to enter into all the terms, conditions and covenants herein on its part contained or implied and that the entering into of this deed is in the due administration of such trusts.

Schedule 4 — Title and Capacity Warranties

1. Each Vendor has full power, capacity, authority and all necessary consents to enter into and perform its obligations under this deed.

2. This deed will, when executed by the Vendors, constitute binding obligations of the Vendors in accordance with their respective terms.

3. The execution, delivery and performance by the Vendors of this deed will not:

(a) result in a breach of any provision of the constitution of a Vendor; or

(b) result in a breach of, or constitute a default under, any instrument to which a Vendor is a party or by which a Vendor is bound and which is material in the context of the transactions contemplated by this deed.

4. No:

(a) meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Vendor; or

(b) receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material assets of the Vendor.

5. Each Vendor:

(a) is not insolvent within the meaning of section 95 of the Corporations Act;

(b) has not stopped paying its debts as and when they fall due; and

(c) is not subject to voluntary administration under Part 5.3A of the Corporations Act.

6. Each Vendor warrants that it is the registered holder and the sole legal owner of the Sale Shares set out opposite its name in Schedule 1.

7. Each Vendor warrants that there is no option, right to acquire or Encumbrance over or affecting such Sale Shares or any of them.

Schedule 5 — Business Warranties

Warranty 1 — The Group

1.1  (Status) Each Group Company is duly incorporated and validly exists under the laws of the jurisdiction in which it was incorporated.

1.2 (No insolvency event):

(a) No meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company or any Group Company;

(b) No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material assets of the Company or any Group Company; and

(c) Each Vendor and Group Company:

(i) is not insolvent within the meaning of section 95 of the Corporations Act;

(ii) has not stopped paying its debts as and when they fall due; and

(iii) is not subject to voluntary administration under Part 5.3A of the Corporations Act.

(d) No writ of execution exists against any Group Company.

1.3 (Sale Shares) The Sale Shares:

(a) will, as at Completion, comprise the entire issued share capital of the Company;

(b) are fully paid; and

(c) were validly issued.

1.4 There are no agreements, arrangements or understandings in force or securities issued which call for the present or future issue of, or grant to any person the right to require the issue of, any shares in the Company.

1.5 The shares in the Subsidiaries which have been issued by the Subsidiaries are:

(a) held by and beneficially owned by the Company (in the case of Royal Wolf Trading) or Royal Wolf Trading (in the case of Royal Wolf Hi-Tech Pty Limited); and

(b) are free from any security or third party interest.

1.6 There are no agreements, arrangements or understandings in force or securities issued which require the present or future issue of, or grant to any person the right to require the issue of, any shares or other securities in any of the Subsidiaries.

1.7 No Group Company:

(a) has any subsidiary (other than a Subsidiary);

(b) holds or beneficially owns any share or other security of any other company (other than a           Subsidiary);

(c) is a member of any partnership, joint venture or unincorporated association; or

(d) has any branch or any permanent establishment outside Australia.

1.8 Each Group Company has full power and authority to own its property and assets and to conduct its Business in all relevant jurisdictions and does not own property or assets or conduct any business in any place other than those places.

1.9 The register of members of each Group Company contains a true and accurate record of its members from time to time.

1.10 All statutory books and records of each Group Company have been properly kept and are up to date with true and accurate entries and records.

1.11 Each Group Company:

(a) has complied with all legal requirements for the filing of returns, particulars, notices and other documents with all government and regulatory authorities;

(b) has complied with all legal requirements in relation to the conduct of its Business; and

(c) has conducted its Business and its affairs generally in accordance with all applicable laws, orders, regulations, by-laws and other requirements.

1.12 Since the Accounts Date, no dividend in respect of any capital of a Group Company has been declared or paid nor has there been any other distribution of property or assets to members of the Group Company since the Accounts Date.

1.13 The Vendors are entitled to, and will, receive and be paid the Purchase Price in the respective amounts set out opposite their names in the sixth column of Schedule 1 (the Respective Proportions), notwithstanding that they hold the Sale Shares in different proportions.

Warranty 2 — Accounts

2.1 The Accounts give a true and fair view of the financial position of the Group as at the Accounts Date, and of the assets, liabilities and the results of operations of the Group for the period to which the Accounts relate.

2.2 The Accounts were prepared with due and reasonable care, in accordance with the accounting policies, principles and bases of preparation stated in those Accounts.

2.3 There has been no material change to the financial position of any Group Company or of the assets, liabilities or the results of operations of any Group Company since the Accounts Date.

Warranty 3 — Taxation

Compliance

3.1 The Group has not and will not have any liability for Tax in respect of the period ending on the Completion Date except for Tax for which provision has been made in the Accounts or Tax incurred in the ordinary course of business since the Accounts Date and provided for in the Completion Accounts.

3.2 Each Group Company has:

(a) complied with all obligations imposed on the Group Company by any Tax law;

(b) filed, lodged or submitted all Tax returns and information regarding Tax and Tax matters as and when required by Tax law or requested by any Tax authority or as agreed with their tax agent with true and full disclosure of all relevant matters; and

(c) maintained sufficient and accurate records and all other information required to support all Tax returns and information which has been or may be filed, lodged or submitted to any Tax authority or is required to be kept under any Tax law.

Stamp duty

3.3 All documents required to be created by each Group Company under a law relating to stamp duty or a Tax of a similar nature, have been created and have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

3.4 All documents which are liable to stamp duty or a Tax of a similar nature, or necessary to establish the title of each Group Company to an asset, have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

GST

3.5 No Group Company is a party to any contract, deed, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, deed, arrangement or understanding or otherwise seek reimbursement so that the Group Company retains the amount it would have retained but for the imposition of GST.

3.6 Each Group Company:

(a) is registered for GST under the GST law;

(b) has complied in all respects with the GST law; and

(c) is not in default of any obligation to make any payment or return (including any Business Activity Statement) or notification under the GST law.

3.7 Each Group Company has correctly and on a timely basis, returned GST on all taxable supplies and has no outstanding GST liabilities.

3.8 Each Group Company has correctly claimed input tax credits on all creditable acquisitions and has held valid tax invoices in each relevant tax period in which the input tax credits were claimed and continues to hold those tax invoices as required by law.

3.9 All Instalment Activity Statements have been duly and punctually lodged.

Consolidated group

3.10 The Group is a tax consolidated group within the meaning of Part 3-90 of the Income Tax Assessment Act 1997 (Cth) and the Company is the ’head company’ (within the meaning of section 703-15 of the Income Tax Assessment Act 1997 (Cth)) of that tax consolidated group.

Warranty 4 — Stock/Lease Fleet

4.1 All stock is:

(a) either in the physical possession of the Company or in transit;

(b) in all material respects, in good and marketable condition.

4.2 The level of stock is sufficient to meet and is not materially surplus to the requirements of the Business.

4.3 The stock can be sold in the ordinary and normal course of trading in the Business in the time period within which the Business would expect to sell it.

4.4 As at Completion, the Group will have at least 15,000 container units in a rental ready condition of which approximately 3,500 container units are cross hired.

Warranty 5 Litigation

5.1 No Group Company is involved in any litigation or arbitration proceedings and, so far as the Vendors are aware, there are no facts likely to give rise to any such proceedings.

5.2 There is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against any Group Company or any of the assets of the Group or the Shares.

Warranty 6 — Environment

6.1 In this Warranty 6:

(a) Contaminant means a solid, liquid or gaseous substance, odour, heat, sound, vibration or radiation which is or may be:

(i) harmful or potentially harmful to the health, welfare, safety or property of human beings;

(ii) poisonous, harmful, or potentially harmful to animals or plants; or

(iii) detrimental to any beneficial use made of the Environment.

(b) Environment means the physical factors of the surrounds of human beings including the land, waters, atmosphere, climate, sound, odours, place, the biological factors of animals and plants and the social factors of aesthetics.

(c) Environmental Authorisation means any authorisation, approval, permit, licence, consent, registration or authority required by any Environmental Law.

(d) Environmental Law means a law regulating or otherwise relating to the Environment including land use, planning, pollution of the atmosphere, water or land waste, the storage and handling of chemicals, Hazardous Substances, or any other aspect of protection of the Environment.

(e) Hazardous Substance means any substance which is, or may be, hazardous, toxic, dangerous or polluting or which is regulated by any law relating to the Environment.

6.2 There is no Contaminant:

(a) present in, on or under any of the Leased Premises; or

(b) in, on or under any other part of the Environment which has originated or emanated from the Leased Premises.

6.3 All Environmental Authorisations, necessary to operate the Business:

(a) have been obtained;

(b) are in full force and effect in all material respects;

(c) have been complied with in all material respects; and

(d) are not being appealed by any person.

6.4 No fact or circumstance exists which:

(a) could lead to any Environmental Authorisation necessary to operate the Business being modified, suspended, revoked or not renewed; or

(b) would cause the Group to be in breach of any Environmental Law.

Warranty 7 — Employees

7.1 As far as the Vendors are aware, each Group Company has complied with, and continues to comply with, all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, tax, superannuation, workers compensation and industrial laws) and all Industrial Instruments with respect to its current and former employees and contractors.

7.2 No Group Company has been served with notice of a Claim, prosecution, proceedings or dispute by any statutory body, union or any current or former employee or contractor (including with respect to occupational health and safety or workers’ compensation) nor is any Vendor aware of any threatened Claim or any facts of circumstances which could give rise to any such Claim.

7.3 There are no payments due by any Group Company in connection with the redundancy of any employee.

Warranty 8 — Material Contracts

8.1 As far as the Vendors are aware, no substantial reduction in revenue is likely to occur by reason of the change in control of the Group as a result of the transaction contemplated by this deed, or as a result of a failure to comply with any minimum requirements imposed by third party suppliers to the Group.

8.2 Full details of all material contracts entered into by any Group Company have been fully disclosed to the Purchaser in writing as part of the Disclosure Documents. A material contract means:

(a) any contract that relates to, or is likely to relate to, revenue or costs in any financial year of $100,000 or more;

(b) any contract which (irrespective of quantitative value), might reasonably be expected to be material to a prudent intending purchaser of the Business, including any contract between a Vendor on the one hand, and a Group Company on the other hand.

8.3 As far as the Vendors are aware, no Group Company is a party to any material contract of which it or any other party is in default or, but for the requirements of notice or lapse of time or both, would be in default.

8.4 Each Group Company has duly complied with and fulfilled all the material obligations and duties that it owes under any material contract to which it is party.

8.5 As far as the Vendors are aware, no event has occurred which may be grounds for termination of any material contract to which a Group Company is a party.

Warranty 9 — Plant and Equipment

9.1 As at Completion, the Group will own all of the assets, plant and equipment and fixtures and fittings (Plant and Equipment) that are required to conduct the Business, provided that all finance lease and other leasing obligations have been repaid at Completion.

9.2 As far as the Vendors are aware, the Plant and Equipment is in a good and reasonable state of repair and condition and it is in satisfactory working order, has been regularly maintained and is currently sufficient for the purposes of conducting the Business.

9.3 As at Completion, all of the Plant and Equipment will be free and clear from all Encumbrances.

9.4 As far as the Vendors are aware, all finished goods of each Group Company comply with statutory requirements and are of merchantable quality.

Warranty 10 — Compliance with laws

10.1 As far as the Vendors are aware, each Group Company has complied in all material respects with           all applicable laws.

10.2 As far as the Vendors are aware, the Group holds all necessary licences (including statutory licences) and consents, planning permissions, authorisations and permits for the proper carrying on of its Business in all their aspects and all of those licences, consents, permissions, authorisations and permits:

(a) have been fully paid up;

(b) have been fully complied with;

(c) are in full force and effect; and

(d) are not liable to be revoked or not renewed.

10.3 As far as the Vendors are aware, there are no facts or circumstances involving any Group Company or its affairs which are likely to result in the revocation of or variation in any material respect of any permit, licence, authority or consent held by it.

10.4 As far as the Vendors are aware, no permit, licence, authority or consent held by any Group Company would be adversely affected by, or liable to be terminated revoked or varied in any material respect by reason of, a change in the ownership of any Group Company.

Warranty 11 — Records

As far as the Vendors are aware, the Records:

(a) are in the physical possession of the Company;

(b) are located at the Leased Premises;

(c) include all records required under, or to comply with or support any return or claim under, any applicable law (including any Tax law and the Corporations Act);

(d) have been properly and accurately prepared and maintained in all material respects in accordance with all applicable laws and are up-to-date where legally required; and

(e) do not contain material inaccuracies or discrepancies of any kind.

Warranty 12 — Disclosure Documents

Without limiting anything in clause 9 and subject to clauses 9.4(b), 9.5(b) and 9.14:

12.1 the factual information contained in the Disclosure Documents is not false, misleading or deceptive in any material respect;

12.2 the Vendors have not omitted to include any information in the Disclosure Documents the omission of which renders any of the Disclosure Documents misleading in any material respect; and

12.3 the facts set out in the Recitals and in Schedules 1, 4, 5, 7 and 8 and Schedule 9 are true, complete and accurate in all respects.

Warranty 13 — Compliance programs

As far as the Vendors are aware, each Group Company has in place compliance programs with respect to:

(a) occupational health and safety;

(b) discrimination and harassment in the work place; and

(c) consumer legislation,

which are necessary to comply with applicable regulatory or statutory requirements.

Warranty 14 — Superannuation

14.1 Each Group Company has fully complied with all of its obligations, duties and liabilities pursuant to the SGAA (including Part 3A of the SGAA), including its obligations in relation to the prescribed minimum level of superannuation contributions for each person employed by the Group and it is not liable to pay a Superannuation Guarantee Charge liability in respect of any superannuation contributions or entitlements for its Employees.

14.2 As far as the Vendors are aware, completion under this deed will not cause an increase in the obligations of any Group Company to make contributions to the Funds or result in any increase in benefits payable to Employees from the Funds.

Warranty 15 — Insurance

15.1 The Disclosure Documents contain details of all material insurances in respect of the assets and businesses of each Group Company, each such insurance is in force, the premiums that have fallen due for payment have been paid or paid in accordance with payment plan in force between each Group Company and Hunter Premium Funding at Completion and, so far as the Vendors are aware, nothing has been done or omitted to be done which would make any of them void, voidable or unenforceable in respect of any Claim.

15.2 There is no Claim outstanding under an insurance contract of the Group companies which is material to the Group as a whole.

15.3 No Group Company has been notified by any insurer that it is required or is advisable for it to carry out any maintenance, repairs or other works in relation to any of its assets.

Warranty 16 — Intellectual Property

16.1 Schedule 8 is a complete and accurate list of all Intellectual Property Rights owned and/or used (as applicable) in connection with the Business and comprise all of the intellectual property rights required to conduct the Business.

16.2 The Group owns and/or uses (as specified in Schedule 8) all right, title and interest throughout Australia in the Intellectual Property Rights. No Group Company has licensed any of the Intellectual Property Rights to any person and has not assigned, or in any way disposed of, any right, title or interest in the Intellectual Property Rights.

16.3 The Intellectual Property Rights are valid and enforceable throughout Australia. The relevant Group Company has taken all necessary steps to obtain and maintain appropriate registrations for the Intellectual Property Rights and to protect and defend the Intellectual Property Rights.

16.4 As far as the Vendors are aware, neither the carrying on of the Business nor the use of the Intellectual Property Rights:

(a) infringes, or is alleged to infringe, the Intellectual Property Rights or rights or other rights of any third party;

(b) is, or is alleged to be, in breach of any obligation of confidence owed to any third party; or

(c) is resulting, or so far as the Vendors are aware, is alleged to be resulting, in a breach of any obligation that a Group Company owes to any third party (including a breach of contract).

Warranty 17 — Real property

17.1 No Group Company owns, holds, or is the occupier, lessee or tenant of or has any interest in any real property except for the Leased Property.

17.2 Where the interest of a Group Company in a property is a leasehold:

(a) the lease is a valid, legal and binding obligation in accordance with its terms;

(b) the Group Company has duly complied with and fulfilled all its material obligations and duties under the lease; and

(c) so far as the Vendors are aware, no event has occurred which may be grounds for termination of the lease.

Signing page

EXECUTED as a deed.

Executed by Equity Partners Two Pty Limited in its capacity as trustee of Equity Partners 2 Trust

/s/ Rajeev Dhawan	/s/ Quentin Jones

Signature of director	Signature of director/company secretary (Please delete as applicable)

Rajeev Dhawan	Quentin Jones

Name of director (print)	Name of director/company secretary (print)

Executed by FOMM Pty Limited (as trustee of the FOMM Trust)

/s/ Michael Baxter

Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company.

Michael Baxter

Name of sole director and sole company secretary (print)

Executed by FOMJ Pty Limited (as trustee of the FOMJ Trust)

/s/ James H. Warren

Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company.

James H. Warren

Name of sole director and sole company secretary (print)

Executed by Cetro Pty Limited (as trustee of the FOMP Trust)

/s/ Paul Jeffrey

Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company.

Paul Jeffrey

Name of sole director and sole company secretary (print)

Executed by TCWE Pty Limited (as trustee of the McCann Family Trust)

/s/ Peter McCann	/s/ Alexandra Merton-McCann
Signature of director	Signature of director/company secretary (Please delete as applicable)
Peter McCann	Alexandra Merton-McCann
Name of director (print)	Name of director/company secretary (print)

Signed by Michael Paul Baxter in the presence of

/s/ Maya Port	/s/ Michael Paul Baxter
Signature of witness	Michael Paul Baxter
Maya Port
Name of witness (print)

Signed by James Harold Warren in the presence of

/s/ Maya Port	/s/ James Harold Warren
Signature of witness	James Harold Warren
Maya Port
Name of witness (print)

Signed by Paul Henry Jeffery in the presence of

/s/ Maya Port	/s/ Paul Henry Jeffery
Signature of witness	Paul Henry Jeffery
Maya Port
Name of witness (print)

Signed by Peter Linden McCann in the presence of

/s/ Maya Port	/s/ Peter Linden McCann
Signature of witness	Peter Linden McCann
Maya Port
Name of witness (print)

Executed by GFN Australasia Finance Pty Limited

/s/ John O. Johnson Signature of director	/s/ Robert Charles Barnes Signature of director/company secretary (Please delete as applicable)

John O. Johnson	Robert Charles Barnes Name of director/company secretary (print)

Executed by General Finance Corporation

/s/ John O. Johnson Signature of director	Signature of director/company secretary (Please delete as applicable)

John O. Johnson	Name of director/company secretary (print)

Schedule 12 — Worked Examples of Purchase Price adjustments

(Clause 4.4(i))

Worked Example as per November 2006 Balance Sheet
Attachment 1

Net Tangible Assets Amount

Total Assets
Total Assets	70,983,000
minus Intangible Assets	6,922,000

Total Assets	64,061,000

Net Tangible Assets
Total Assets (excluding Intangibles)	64,061,000
minus Total Liabilities	61,786,000
plus Amount required to Cash out the Options	—
plus Amount required to buy back unallocated CFO Shares	—
plus Warranty Insurance Premium	—
plus Chairman’s bonus	250,000

Total	2,525,000

NTA Adjustment Calculation	SSD	Actual	Adjustment*

NTA	2,700,000	2,525,000	175,000

*	No upward adjustment as per Clause 4.3(a)

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

2,700,000	2,700,000	2,700,000	2,700,000	2,700,000	2,700,000

Notes to the Calculation of the Adjustment:

(a) — Net Tangible Assets Amount

Net Tangible Assets Amount means:

•	Total Assets less Intangible Assets as per completions accounts

•	Minus Total Liabilities as per completion accounts excluding:

–	the amount provided to cancel the options in the Completion Accounts but not paid as at Completion

–	the amount required to buy-back the unallocated CFO shares. Note this is likely to occur pre-completion.

–	Any unpaid insurance premium relating to Warranty Insurance

–	Any unpaid performance fee relating to the Chairman’s bonus

Worked Example as per November 2006 Balance Sheet
Attachment 2

Working Capital Amount

Current Assets
Total Current Assets	14,499,000
minus cash	3,152,000
minus deposits relating to ADF	—

Net Current Assets	11,347,000

Current Liabilities
Total Current Liabilities	14,902,000
minus Bank Overdraft (Current)	—
minus Bank Debt (Current)	5,831,000
minus Bank Vendor Financing (Current)	711,000
minus Finance Lease Other (Current)	646,000
plus ADF Contract related debt (Current)	—

Net Current Liabilities	7,714,000

Working Capital	3,633,000

Working Capital Adjustment	SSD	Actual	Adjustment*

Working Capital Amount	3,000,000	3,633,000	—

*	No upward adjustment as per Clause 4.3(a)

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

3,000,000	3,000,000	2,168,000	3,000,000	3,000,000	3,000,000

Notes to the Calculation of the Adjustment:

(b) Working Capital Amount means:

Current Assets (as per Completion accounts) excluding Cash and deposits relating to ADF Contract.

Minus Current Liabilities as per Completion Accounts excluding:

Bank Overdraft
Bank Debt
Bank Vendor Financing
Finance Lease Other

Plus any interest bearing liability debt incurred in relation to assets acquired by the Group in satisfaction of it obligations under the ADF Contract.

Worked Example as per November 2006 Balance Sheet
Attachment 3

Container Rental Equipment

Containers Adjustment	SSD	Actual	Adjustment

Completion Containers Rental Equipment Amount	46,414,000	47,319,000	905,000

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

45,703,000	46,414,000	47,004,000	46,640,000	46,624,000	46,879,000

Notes to the Calculation of the Adjustment:

(c) — Container Rental Equipment

Calculation of Gross Purchases of Container Rental Equipment for the period from 1 July 2006 to Completion: Is equivalent to the Cost of Container Rental Equipment excluding Accumulated Depreciation as per the Balance Sheet in the Completion Accounts. For the avoidance of doubt this equals [$41,470,000] plus the sum of the Gross Purchases of Container Rental equipment for the period from 1 July 2006 to Completion as per the Cashflow contained in the Completion Accounts.

Worked Example as per November 2006 Balance Sheet
Attachment 4

Net Debt

Item	Net Debt Calculation

	Current Liabilities
1	Bank Overdraft	—
2	plus Bank Debt	5,831,000
3	plus Bank Vendor Financing	711,000
4	plus Finance Lease Other	646,000

	Non-Current Liabilities
5	plus Bank Debt	25,143,000
6	plus Bank Vendor Financing	856,000
7	plus ANZ Sub Capital Note	11,788,000
8	plus Finance Lease Other	312,000
9	Plus B Class Notes	7,041,000

10	plus Acquisition costs outstanding	160,000
11	plus Dividends	—
12	plus Amounts required to cash out the options	310,000
13	plus the Vendors transaction costs	300,000

	plus Warranty Insurance Premium	—
	plus Chairman’s bonus	250,000
	plus Amount required to buy back the unallocated CFO Shares
14	minus Cash	3,152,000
15	minus outstanding K&S (Curtainsiders)	579,000
16	minus ADF related debt	—

	Net Debt	49,617,000

Net Debt Adjustment	SSD	Actual	Adjustment

Net Debt	49,617,000	49,617,000	—

SSD Reference Table

31-Oct	30-Nov	31-Dec

49,617,000	49,617,000	49,617,000

Reconciliation to Definition of Net Debt as per SSD:

B(i) — ANZ Facility = items 1, 2, 5, 7	42,762,000
B(ii) — B Class Note = item 9	7,041,000
B(iii) — other interest bearing debt/ finance leases = items 3, 4, 6 & 8	2,525,000
B(iv) — remaining acquisition payments = item 10	160,000
B(v) — Dividends or other distributions = item 11	—
B(vi) — Amount to cash out Options = item 12	310,000
B(vii) — Wridgeways Lease = included in B(iii)
B(viii) — K&S Lease (reefers) = included in B(iii)
B(ix) — Transactions expenses not yet paid = item 13	300,000
Warranty Insurance	—
Chairman’s bonus	250,000
Buyback of CFO Shares
Less
A. — Cash = item 14	(3,152,000)
(iii) K&S Lease (Curtainsiders) = item 15	(579,000)
(iv) — ADF Debt	—

Net Debt	49,617,000

Notes to the Calculation of the Adjustment:
Net Debt — Calculation as per Definition
Equals:

The sum of the following line items in the Balance Sheet of the completion Accounts:

Current Liabilities:

Bank Overdraft
Bank Debt
Bank Vendor Financing
Finance Lease Other

Non-Current Liabilities:

Bank Debt
Bank Vendor Financing
ANZ Sub Capital Note
Finance Lease Other
B Class Notes

Plus:

•	Acquisition costs outstanding — This is limited to the Acquisitions completed as at date of signing the Share Sale Agreement. The only liability outstanding is the deferred consideration payable for the acquisition of ACN which is $160,000 due 30 June 2007.

•	Dividends or other distributions declared by the group but not yet paid.

•	Amounts required to cash out all of the options — this is equivalent to the provision in the accounts which is estimated to be [$4,178,000]. This amount is included in the Balance Sheet line items “Employee Obligations” (Current & Non-Current), but does not form the total amount of these line items.

•	The Vendors’ costs and expenses of negotiating, preparing and executing this deed which are to be paid by the company and which are unpaid as at Completion. This amount will be included in Trade Creditors.

•	Any unpaid insurance premium relating to Warranty Insurance

•	Any unpaid performance fee relating to the Chairman’s bonus

•	The amount required to buyback the unallocated CFO Shares (only include if the payment has not yet occurred).

Minus:

•	The outstanding lease liability associated with the K&S (Curtainsiders) as per the amortization schedule referred to in clause 4.8.

•	Cash as per the Balance Sheet of the Completion Accounts.

•	Any amounts owing by the group in relation to any assets acquired in satisfaction of the Group’s obligations under the ADF Contract less any deposits received by the Group in relation to the ADF Contract

Worked Example as per November 2006 Balance Sheet
Attachment 5

K&S Lease (Curtainsiders)

K&S Lease Adjustment	SSD	Actual*	Adjustment

K&S lease	579,000	579,000	—

*	As per the Amortisation Schedule relating to this lease

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

602,000	579,000	555,000	531,000	507,000	482,000

Schedule 13 — Michael Baxter Consultancy Agreement

CONSULTANCY AGREEMENT

Made 2006

PARTIES:

(1) ROYAL WOLF TRADING AUSTRALIA PTY LIMITED, ACN 069 244 417 (RWTA)

(2) MICHAEL BAXTER (You)

Position and Duties

(a) You shall be engaged as a Consultant.

(b) You shall undertake such tasks and duties as the Company may from time to time direct and in particular advise on strategic issues relating to the business and operations of RWTA and its subsidiary.

Commencement

This agreement shall commence on settlement of the Share Sale Deed and continue for a period of 12 months thereafter.

Hours of Work

You will be expected to work as necessary to complete or perform your duties up to a maximum of 50 hours per quarter.

Remuneration

You shall be entitled to be paid a consultancy fee of $4,166.00 per month plus GST payable on the last business day of each month.

Tax Invoice

You must be registered for GST and must submit a proper tax invoice to RWTA for your consultancy fees as a precondition of being paid your consultancy fees.

Consultant

You shall be engaged as an independent contractor and not as an employee and you shall not be entitled to sick leave or holidays and RWTA shall not be obliged to make any superannuation contributions.

Out of Pocket Travel Allowance

Expenses reasonably incurred on behalf of RWTA will be reimbursed on presentation of vouchers or invoices and should where possible be agreed prior to any expenditures being made.

Worker’s Compensation

Your employment will be covered by RWTA’s workers compensation insurance policy.

Confidentiality

You agree that you will not at any time either during the continuance of your employment or after termination of your employment for any reason divulge any of the Confidential information of RWTA to any other company , person or persons without the previous consent in writing of RWTA. You will not use or attempt to use any Confidential information which you may acquire in the course of your employment in any manner which may injure or cause loss or be calculated to injure or cause loss to RWTA.

Confidential information is any information of RWTA that is reasonably regarded as confidential and not in the public domain which includes but is not limited to:

•	RWTA’s client and/or customer database

•	Financial information and profit margins

•	Remuneration packages of RWTA’s staff, agents and distributors

•	Sensitive pricing information

•	Manufacturing methods

•	Research data or results of research

•	Information which RWTA receive from third parties in confidence

•	Technical information and know-how

•	Intellectual property

•	Any other information reasonably regarded as confidential which comes into your possession for the purposes of, or as a result of the provision of services under this Agreement

•	Any notes, reports or documents created by you which utilizes or contains any of the information set out above, whether stored or storable in computer data file format or recorded in any other form.

On the termination of this agreement, you are required to return to RWTA all confidential Information in material form, those parts of records or notes based on confidential information and all RWTA property, which is in your possession or control.

Non-Competition During Employment

You agree that you will not, during the course of your employment, directly or indirectly, in any capacity whatsoever, carry on, advise, provide services to or be engaged, concerned or interested in or associated with any business or activity which is competitive with any business carried on by RWTA or its subsidiaries.

Non-Competition After Conclusion of Employment

You agree that you will not, without written consent of RWTA anywhere within the Territory, during the following periods after the termination or expiration of your employment:

(a) One (1) year

(b) Two (2) years

(c) Three (3) years

(d) Four (4) years

(e) Five (5) years.

•	Directly or indirectly in any capacity whatsoever, carry on, advise, provide services to or be engaged, concerned or interested in or associated with any business or activity which is competitive with or similar to any business carried on by RWTA or any of its subsidiaries at the date of termination of your employment; and

•	Canvass, solicit or endeavour to entice away from RWTA any person who or which at any time during the employment or at any date of termination of the employment was or is a client or customer or supplier of RWTA or of any of its subsidiaries or any other person or organisation who is in the habit of dealing with RWTA or any of its subsidiaries: and

•	Solicit, interfere with or endeavour to entice away an employee of RWTA or any of its subsidiaries; and

•	Counsel, procure or otherwise assist any person to do any of the acts referred to in sub-paragraphs (b) and (c) of this paragraph.

Territory shall mean Australia and New Zealand.

Termination of Employment

RWTA may terminate the employment by giving notice to you effective immediately and without payment of any salary other than the salary accrued to the date of the termination, where at any time you:

(i) Have committed any act of wilful or serious misconduct.

(ii) Are in breach of any of the terms and conditions of your employment.

(iii) Are continually or significantly neglectful of your duties under the employment or of any proper order or direction.

Governing Law and Jurisdiction

This agreement is governed by the laws of New South Wales. Each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

Severance

In the event that this Agreement is invalid or unenforceable, the remainder of this Agreement shall continue in full force.

/s/ James Warren	/s/ Michael Baxter
Royal Wolf Trading Australia Pty Limited	Michael Baxter

Deed of Variation

To the Share Sale Deed relating to
shares in RWA Holdings Pty Limited

Equity Partners Two Pty Limited (in its capacity as trustee of Equity Partners 2 Trust)
FOMM Pty Limited
FOMJ Pty Limited
Cetro Pty Limited
TWCE Pty Limited
Michael Paul Baxter
James Harold Warren
Paul Henry Jeffery
Peter Linden McCann
GFN Australasia Finance Pty Limited
General Finance Corporation

DETAILS

Date

Parties

Name	Equity Partners Two Pty Limited (as trustee of Equity Partners 2 Trust)
ACN	093 766 280
Notice details	Level 12, 60 Margaret Street, Sydney NSW 2000 Facsimile 02 8298 5150 Attention Rajeev Dhawan

Name	FOMM Pty Limited (as trustee of the FOMM Trust)
ACN	106 818 231
Notice details	66 Lucinda Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477 Attention Michael Baxter

Name	FOMJ Pty Limited (as trustee of the FOMJ Trust)
ACN	106 818 222
Notice details	10 Sofala Avenue, Riverview NSW 2066 Facsimile 02 9482 3477 Attention James Warren

Name	Cetro Pty Limited (as trustee of the FOMP Trust)
ACN	002 109 668
Notice details	Level 2, 57 Grosvenor Street, Neutral Bay NSW 2089 Facsimile 02 9981 7145 Attention Paul Jeffery

Name	TCWE Pty Limited (as trustee of the McCann Family Trust)
ACN	109 083 105
Notice details	9 Bunyana Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477 Attention Peter McCann

Name	Michael Paul Baxter
Notice details	66 Lucinda Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477

Name	James Harold Warren
Notice details	10 Sofala Avenue, Riverview NSW 2066 Facsimile 02 9482 3477

Name	Paul Henry Jeffery
Notice details	8/1150 Pittwater Road, Collaroy NSW 2107 Facsimile 02 9482 3477

Name	Peter Linden McCann
Notice details	9 Bunyana Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477

Name	GFN Australasia Finance Pty Limited
ACN	121 227 790
Notice details	C/- General Finance Corporation, 260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Name	General Finance Corporation
Notice details	260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Background

A	The parties to this deed are parties to a Share Sale Deed dated 12 September 2006 relating to shares in RWA Holdings Pty Limited (Share Sale Deed).

B	The parties have agreed to vary the terms of the Share Sale Deed in accordance with the terms of this deed.

AGREED TERMS

1.	Defined terms & interpretation

In this deed, unless the context otherwise requires:

(a)	a word or expression defined in the Share Sale Deed has the meaning given to it in the Share Sale Deed;

(b)	clauses 1.2 and 1.3 of the Share Sale Deed apply to this deed, to the extent relevant, as if specifically incorporated in this deed; and

(c)	to the extent of any inconsistency between this deed and the Share Sale Deed, this deed will prevail.

2.	Variation

By executing this deed, the parties agree that the Share Sale Deed is amended as follows:

(a)	the date in clause 2.1(a)(ii) is changed from 17 February 2007 to 26 February 2007;

(b)	the date in clause 2.1(a)(iii) is changed from 17 March 2007 to 26 March 2007; and

(c)	in clause 2.4(b) the date that relates to clause 2.1(a)(iii) is changed from 17 March 2007 to 26 March 2007, but the date in clause 2.4(b) that relates to the other conditions referred to in that clause remains at 17 March 2007.

3.	Continued operation of the Share Sale Deed

Subject to the terms of this deed, the parties agree that the Share Sale Deed will continue in full force and effect in accordance with its terms, including, for the avoidance of doubt, the dates in clauses 4.10 and 19.2 remain unchanged.

4.	Miscellaneous

4.1 Costs

Each party must pay its own costs and expenses incurred in connection with the preparation and execution of this deed.

4.2 Counterparts

This deed may be executed in counterparts.  All executed counterparts constitute one document.

4.3 Entire agreement

This deed constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

4.4 Governing law and jurisdiction

This deed is governed by the law of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

Signing page

EXECUTED as a deed

Executed by Equity Partners Two Pty Limited in its capacity as trustee of Equity Partners 2 Trust

/s/ Richard Peter Gregson	/s/ Quentin Jones
Signature of director	Signature of director/company secretary (Please delete as applicable)
Richard Peter Gregson	Quentin Jones
Name of director (print)	Name of director/company secretary (print)

Executed by FOMM Pty Limited (as trustee of the FOMM Trust)

/s/ Michael Baxter
Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company.
Michael Baxter
Name of sole director and sole company secretary (print)

Executed by FOMJ Pty Limited (as trustee of the FOMJ Trust)

/s/ James H. Warren
Signature of sole director and sole company secretary	who states that he or she is the director and the company secretary of the company.
James H. Warren
Name of sole director and sole company secretary (print)

Executed by Cetro Pty Limited (as trustee of the FOMP Trust)

/s/ Peter Henry Jeffrey
Signature of sole director and sole company secretary	who states that he or she is the director and the company secretary of the company.

Peter Henry Jeffrey
Name of sole director and sole company secretary (print)

Executed by TCWE Pty Limited (as trustee of the McCann Family Trust)

/s/ Peter McCann	/s/ Alexandra Merton-McCann
Signature of director	Signature of director/company secretary (Please delete as applicable)

Peter McCann	Alexandra Merton-McCann
Name of director (print)	Name of director/company secretary (print)

Signed by Michael Paul Baxter in the presence of

/s/ Gregory Brian Baker	/s/ Michael Paul Baxter
Signature of witness	Michael Paul Baxter

Gregory Brian Baker
Name of witness (print)

Signed by James Harold Warren in the presence of

/s/ Yuka Yamasaki	/s/ James Harold Warren
Signature of witness	James Harold Warren

Yuka Yamasaki
Name of witness (print)

Signed by Paul Henry Jeffery in the presence of

/s/ Jonathan Roy Blaker	/s/ Paul Henry Jeffrey
Signature of witness	Paul Henry Jeffery

Jonathan Roy Blaker
Name of witness (print)

Signed by Peter Linden McCann in the presence of

/s/ Gregory Brian Baker	/s/ Peter Linden McCann
Signature of witness	Peter Linden McCann

Gregory Brian Baker
Name of witness (print)

Executed by GFN Australasia Finance Pty Limited

/s/ John O. Johnson
Signature of director

John O. Johnson
John O. Johnson

Executed by General Finance Corporation

/s/ John O. Johnson
Signature of director

John O. Johnson
John O. Johnson

PROXY
General Finance Corporation
260 S. Los Robles Avenue, Suite # 217
Pasadena, California 91101
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GENERAL FINANCE CORPORATION
          The undersigned hereby appoints Ronald F. Valenta and John O. Johnson, and each of them with full power to act without the other, as proxies of the undersigned, each with the power to appoint a substitute, and to represent the undersigned at the Special Meeting of Stockholders to be held on March 26, 2007, and at any postponement or adjournment thereof and to vote thereat, as designated on the reverse side, all shares of common stock of General Finance Corporation that the undersigned, if personally present, would be entitled to vote.
          THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE GENERAL FINANCE CORPORATION’S ACQUISITION OF RWA HOLDINGS PTY LIMITED IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.
          THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
(Continued and to be signed on reverse side)

PROXY

1.	To approve General Finance Corporation’s acquisition of RWA Holdings Pty Limited	FOR ☐	AGAINST ☐	ABSTAIN ☐	If you vote “AGAINST” Proposal Number 1 and you hold shares of our common stock originally issued in our initial public offering, you may demand that we convert your shares of common stock into a pro rata portion of the funds held in our trust account by marking the “CONVERSION DEMAND” box below. If you demand conversion and otherwise properly exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you tender your stock certificate to our transfer agent prior to March 20, 2007 and continue to hold these shares through the completion of the acquisition. Failure to (a) vote against the approval of the acquisition, (b) check the following box and (c) submit this proxy and properly tender your share certificate in a timely manner and (d) hold your shares as described in the accompanying proxy statement will result in the loss of your conversion rights.

				I HEREBY DEMAND CONVERSION OF MY SHARES ELIGIBLE FOR CONVERSION	☐
2.	If there are insufficient votes present at the special meeting for approval of the acquisition, to grant our board of directors discretionary authority to postpone or adjourn the special meeting to solicit additional votes for the acquisition.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	FOR ☐	AGAINST ☐	ABSTAIN ☐ ☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.
Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved. Furthermore, any proxies or other demand received after the voting at the special meeting will not be effective to exercise conversion rights.